STERITEK, INC.            PRELIMINARY COPIES
                          121 Moonachie Avenue           ------------------
                      Moonachie, New Jersey  07074

                             April  , 1999

Dear Shareholder:

     You are cordially invited to attend a Special Meeting of Shareholders of Steritek, Inc., a New Jersey corporation ("Steritek"), to be held at the offices of Steritek, Inc., 121 Moonachie Avenue, Moonachie, New
Jersey 07074 on       , May  , 1999 at 10:00 a.m., local time.

     At the Special Meeting, you will be asked to consider and vote upon the approval and adoption of an Agreement and Plan of Merger, dated December 4, 1998 (the "Merger Agreement"), among Steritek; Albert J. Wozniak, the principal shareholder of Steritek; Quality Packaging Specialists, Inc., a New Jersey corporation ("QPSI"); and QPSI
Steritek Acquisition, Inc., a New Jersey corporation and wholly-owned subsidiary of QPSI ("Acquisition"). The Merger Agreement provides for the merger of Acquisition with and into Steritek (the "Merger").
If the proposed Merger is completed, (i) each issued and outstanding share of Common Stock of Steritek, other than shares held by Albert
J. Wozniak, will be converted into the right to receive $1.39 in cash without interest, (ii) each issued and outstanding share of Common Stock of Steritek held by Albert J. Wozniak will be converted into the right to receive $1.39, at least $750,000 of which shall be payable in cash and the balance shall be paid in the form of an 8% Guaranteed
Subordinated Promissory Note of QPSI, and (iii) Steritek will issue 10,000 shares of its Common Stock to QPSI. In the Merger, Steritek will be the surviving corporation. After the Merger, Steritek will be a wholly-owned subsidiary of QPSI.

     The Board of Directors of Steritek, consisting of two persons, neither of whom is independent or disinterested, has unanimously authorized and approved the Merger Agreement and recommends that you vote FOR the proposed Merger. A copy of the Merger Agreement is attached as Annex I to the accompanying Proxy Statement. For further discussion of these matters, including a discussion of the interest of the directors and officers of Steritek in the proposed Merger, see "SPECIAL FACTORS" and the related text in the accompanying Proxy Statement.

     In order for the proposed Merger to be effected, the holders of at least a majority of all outstanding shares of Steritek's Common Stock must approve it. Albert J. Wozniak beneficially owns and has the right to vote at the Special Meeting sufficient shares to cause the Merger Agreement to be approved and adopted without the affirmative vote of any other shareholder.

   All shareholders are urged to attend the meeting in person or by proxy.

                        By Order of the Board of Directors,

                               Albert J. Wozniak
                                  President

                               STERITEK, INC.           PRELIMINARY COPIES
                          121 Moonachie Avenue          ------------------
                      Moonachie, New Jersey  07074

                NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                               to be held on
                              May  , 1999

     Notice is hereby given that the Special Meeting of Shareholders of Steritek, Inc., a New Jersey corporation ("Steritek"), will be held at its principal executive offices at 121 Moonachie Avenue, Moonachie, New Jersey
07074 on       , May  , 1999 at 10:00 a.m., local time, for the
following purposes.

     1. To consider and vote upon a proposal to approve and adopt the Agreement and Plan of Merger, dated December 4, 1998 (the "Merger Agreement"), among Steritek; Albert J. Wozniak, the principal shareholder of the Steritek; Quality Packaging Specialists, Inc., a New Jersey corporation ("QPSI"); and QPSI Steritek Acquisition, Inc., a New
Jersey corporation and wholly-owned subsidiary of QPSI ("Acquisition"). The Merger Agreement provides for the merger of Acquisition with and into Steritek (the "Merger"). If the proposed Merger is completed, (i) each issued and outstanding share of common stock of Steritek
("Common Stock"), other than shares held by Albert J. Wozniak, will be converted into the right to receive $1.39 in cash without interest,
(ii) each issued and outstanding share of Common Stock of Steritek held by Albert J. Wozniak will be converted into the right to receive $1.39, at least $750,000 of which shall be payable in cash and the balance shall be paid in the form of an 8% Guaranteed Subordinated Promissory Note of QPSI, and (iii) Steritek will issue 10,000 shares of its Common Stock to QPSI, all as set forth more fully in the accompanying Proxy Statement.
In the Merger, Steritek will be the surviving corporation. After the Merger, Steritek will be a wholly-owned subsidiary of QPSI. A copy of the Merger Agreement is attached as Annex I to the accompanying
Proxy Statement.

     2. To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

     Only shareholders of record at the close of business on April 15, 1999 are entitled to notice of, and to vote at, the meeting or any continuation or postponement thereof. Neither the Merger nor any other matter to be acted upon at the Meeting create any dissenting shareholders rights under the New Jersey Business Corporation
Act. All shareholders are urged to attend the meeting in person or by proxy. To assure that your vote will be included, please complete, date and sign the enclosed proxy and return it promptly in the enclosed prepaid envelope whether or not you plan to attend the meeting. You may revoke your proxy in the manner described in the accompanying Proxy Statement at any time before it has been voted at the meeting.

                        By Order of the Board of Directors,

                               Albert J. Wozniak
                                  President

April  , 1999
Moonachie, New Jersey

KINDLY MARK, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE IF YOU CANNOT ATTEND IN PERSON.

PLEASE DO NOT SEND IN ANY CERTIFICATES FOR YOUR SHARES AT THIS TIME.

                                 STERITEK, INC.           PRELIMINARY COPIES
                            121 Moonachie Avenue          ------------------
                         Moonachie, New Jersey  07074
                             ____________________

                               PROXY STATEMENT
                             ____________________

                      SOLICITATION AND VOTING OF PROXIES
                       SPECIAL MEETING OF SHAREHOLDERS

                          To be held May  , 1999

       This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Steritek, Inc., a New
  Jersey corporation (the "Company" or "Steritek"), for use at the
  Special Meeting of Shareholders of the Company (the "Special Meeting") to
  be held at 10:00 a.m., local time, on       , May  , 1999, at the
  principal executive offices of the Company located at 121 Moonachie Avenue, Moonachie, New Jersey 07074, and at any continuation or postponement of that meeting, for the purposes set forth in the accompanying Notice of Special Meeting of Shareholders. This Proxy Statement, the accompanying proxy card, and the Notice of Special Meeting are first being sent to shareholders of Steritek ("Shareholders") on or about April , 1999.

       This Proxy Statement relates to a proposal to approve and adopt the Agreement and Plan of Merger, dated December 4, 1998 (the "Merger Agreement"), among Steritek; Albert J. Wozniak, the principal shareholder of the Steritek; Quality Packaging Specialists, Inc., a New Jersey corporation ("QPSI"); and QPSI Steritek Acquisition, Inc., a New
  Jersey corporation and wholly-owned subsidiary of QPSI ("Acquisition"). The Merger Agreement provides for the merger of Acquisition with and into Steritek (the "Merger"). If the proposed Merger is completed, (i) each issued and outstanding share ("Share" or "Shares")of common stock of Steritek ("Common Stock"), other than Shares held by Albert J.
  Wozniak, will be converted into the right to receive $1.39 in cash without interest, (ii) each issued and outstanding Share of Common Stock of Steritek held by Albert J. Wozniak will be converted into the right to receive $1.39, at least $750,000 of which shall be payable in cash and the balance shall be paid in the form of an 8% Guaranteed Subordinated Promissory Note of QPSI, and (iii) Steritek will issue 10,000 Shares of its Common Stock to QPSI. In the Merger, Acquisition will merge with and into Steritek, which will be the surviving corporation
  ("Surviving Corporation"). After the Merger, Steritek will be a wholly-owned subsidiary of QPSI.

       The Board of Directors of Steritek, consisting of two persons, neither of whom is independent or disinterested, (i) has determined that the Merger is fair to, and in the best interest of, the Shareholders of Steritek, (ii) has approved the Merger Agreement, and (iii) recommends that the Shareholders approve and adopt the Merger Agreement.

       In order for the proposed Merger to be effected, the holders of at least a majority of all outstanding Shares of Steritek's Common Stock as of April 15, 1999 the ("Record Date") must approve it. Albert J.
  Wozniak beneficially owns and has the right to vote at the Special Meeting a sufficient number of Shares to approve and adopt the Merger Agreement under New Jersey law, thereby assuring such approval and adoption. ACCORDINGLY, THE MERGER MAY BE APPROVED WITHOUT THE VOTE OF
  ANY OTHER SHAREHOLDER.

  -i-

       Shares of Common Stock represented by properly executed proxy cards received by the Company at or prior to the Special Meeting will be voted in accordance with the instructions indicated on the proxy card.
  Unless contrary instructions are given, the persons named on the proxy card intend to vote the Shares so represented FOR the approval and adoption of the Merger Agreement. As to other business which may properly come before the Special Meeting, the persons named on the proxy card will vote according to their best judgment.

       A proxy may be revoked at any time before it is voted at the Special Meeting (1) by a duly executed proxy bearing a later date, (2) by a written revocation addressed to the Secretary of the Company at the address above, or (3) by voting by ballot at the Special Meeting.

       This document contains detailed information about the proposed Merger Agreement and the Merger. QPSI has provided the information concerning QPSI and Acquisition, and Steritek has provided the information concerning Steritek. Please see "Available Information" and "Incorporation of Documents by Reference" on pages ii and iii for additional information about the Company on file with the United States Securities and Exchange Commission.

       NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES REGULATOR HAS DETERMINED IF THIS PROXY STATEMENT IS ACCURATE OR ADEQUATE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

  -ii-
                               AVAILABLE INFORMATION

       No person is authorized to give any information or to make any representations, other than as contained in this Proxy Statement, in connection with the Merger Agreement or the Merger and, if given or made, such information or representations may not be relied upon as having been authorized by the Company or QPSI. The delivery of this Proxy Statement shall not, under any circumstances, create any implication that there has been no change in the information set forth herein or in the affairs of the Company since the date hereof.

       The Company, QPSI and Albert J. Wozniak have filed with the Securities and Exchange Commission (the "Commission") a Rule 13e-3 Transaction Statement on Schedule 13E-3 (including any amendments thereto, the "Schedule 13E-3") under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), with respect to the Merger. The filing of the
  Schedule 13E-3 does not constitute an admission by any person that the Schedule 13E-3 is required or that Steritek, Albert J. Wozniak, QPSI or its affiliates are subject to the requirements of Rule 13e-3 under the Exchange Act. This Proxy Statement does not contain all of the information set forth in the Schedule 13E-3 and the exhibits thereto, certain parts of which are omitted in accordance with the rules and regulations of the Commission.

       The Company is subject to the informational requirements of the Exchange Act and, in accordance therewith, files reports, proxy statements and other information with the Commission. The Schedule 13E-3 and the exhibits thereto, as well as such reports, proxy statements and other information filed by the Company with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street,
  N.W., Washington, D.C. 20549 or at its regional offices located at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. The Commission maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission at http://www.sec.gov. Steritek Common Stock is not listed on the NASDAQ National Market or any other exchange.

       Neither QPSI nor Acquisition are subject to the informational requirements of the Exchange Act. Accordingly, neither QPSI nor Acquisition files reports, proxy statements and other information with the Commission.

  -iii-
                  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

       This Proxy Statement incorporates by reference documents which are not presented herein or delivered herewith. Copies of any such documents relating to the Company, other than exhibits to such documents (unless such exhibits specifically are incorporated by reference in such documents), are available without charge, upon written or oral request, from Steritek, Inc., 121 Moonachie Avenue, Moonachie, New Jersey 07074, Attention: James K. Wozniak, Vice President and Chief Financial Officer, telephone: (201) 460-0500. In order to ensure timely delivery of the documents requested, any such request should be received by the Company by April , 1999. Upon receipt of such request, the Company will mail (via first class mail) the requested document within one business day of receipt of such request.

       The following documents filed by the Company (File No. 0-12547) with the Commission are incorporated in this Proxy Statement by reference:

       (1) The Company's Annual Report on Form 10-K and Form 10-K/A, Amendment No. 1, for the fiscal year ended June 30, 1998.

       (2) The Company's Quarterly Report on Form 10-Q and Form 10-Q/A, Amendment No. 1, for the quarter ended September 30, 1998.

       (3) The Company's Quarterly Report on Form 10-Q and Form 10-Q/A, Amendment No. 1, for the quarter ended December 31, 1998.

       (4) The Company's Proxy Statement, dated March 17, 1998, which was mailed to the Company's Shareholders in connection with the Annual Meeting of Shareholders held on April 9, 1998.

       (5)   The Company's Current Report on Form 8-K, dated December 16,
             1998.

       (6) All documents subsequently filed prior to the date of the meeting, including the Company's preliminary proxy materials, and amendments thereto, and the Schedule 13E-3, and amendments thereto.

       The Company's Annual Report on Form 10-K/A for the fiscal year ended June 30, 1998 and the Company's Quarterly Report on Form 10-Q/A for the quarter ended December 31, 1998 are attached hereto as Annexes III and IV, respectively. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Proxy Statement to the extent that a statement contained herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Proxy Statement.

  -iv-

                            FORWARD-LOOKING STATEMENTS

       Certain information contained in this Proxy Statement as to the future financial or operating performance of the Company may constitute "forward-looking statements." Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements which are other than statements of historical facts. Forward-looking statements can be identified by, among other things, the use of forward-looking terminology such as "believes," "expects," "may," "will," "should," "seeks," "pro forma," "anticipates" or "intends" or the negative of any thereof, or other variations thereon or comparable terminology, or by discussions of strategy or intentions. Forward-looking statements involve a number of risks and uncertainties. A number of factors could cause actual results, performance, achievements of the Company, or industry results to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These factors include, but are not limited to, the risks of the contract packaging industry, including the lack of long-term contracts in a highly competitive industry with many well-established competitors with greater financial and other resources than the Company, and the impact of changes in the needs of the pharmaceutical and consumer products companies for which the Company performs services, local, regional and national economic conditions, demographic trends, employee availability and cost increases.

  -v-
                                 TABLE OF CONTENTS

  AVAILABLE INFORMATION................................................  iii
  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE......................   iv
  FORWARD-LOOKING STATEMENTS...........................................    v
  SUMMARY..............................................................    1
  INTRODUCTION.........................................................    9
      MATTERS TO BE CONSIDERED AT THE SPECIAL MEETING..................    9
      VOTING AT THE SPECIAL MEETING....................................   10
      PROXIES..........................................................   10
      RECORD DATE; STOCK ENTITLED TO VOTE; QUORUM......................   11
      SOLICITATION OF PROXIES..........................................   12

  SPECIAL FACTORS......................................................   12
      RECOMMENDATION OF THE BOARD OF DIRECTORS.........................   12
      BACKGROUND OF THE MERGER.........................................   12
      FAIRNESS OF THE MERGER; RECOMMENDATION OF THE BOARD OF DIRECTORS.   15
      FAIRNESS OPINION.................................................   20
      REPORT FROM STERITEK'S FINANCIAL ADVISOR; FAIRNESS OF THE
      TRANSACTION
        OPINION OF FINANCIAL ADVISOR ...................................  20
        PUBLIC MARKET FOR SHARES OF STERITEK............................  22
        PRICE TIMES BOOK VALUE..........................................  22
        COMPARABLE TRANSACTIONS ANALYSIS................................  22
        INTERNAL RATE OF RETURN ANALYSIS ...............................  23
        INDUSTRY COMPARISONS............................................  23
        CARAUSTAR OFFER TO PURCHASE STERITEK............................  25
        LIQUIDATION VALUE...............................................  25
        LEVERAGED BUYOUT ANALYSIS.......................................  25
        OTHER ANALYSES .................................................  25
      INTERESTS OF CERTAIN PERSONS IN THE MERGER; CONFLICTS OF INTEREST   26
      PURPOSE OF THE MERGER............................................   29
      CERTAIN EFFECTS AND DETRIMENTS OF THE MERGER.....................   30
      PLANS FOR THE COMPANY AFTER THE MERGER...........................   30
      RISK THAT THE MERGER WILL NOT BE CONSUMMATED.....................   31

  THE COMPANY..........................................................   31
      DEVELOPMENT OF THE BUSINESS......................................   31
      DESCRIPTION OF THE BUSINESS......................................   32
      QUALITY ASSURANCE................................................   34
      MARKETING........................................................   34
      CUSTOMERS........................................................   34
      COMPETITION......................................................   35
      GOVERNMENT REGULATION............................................   35
      INVENTORY AND RAW MATERIALS......................................   26
      EMPLOYEES........................................................   36
      PROPERTIES.......................................................   36
      LEGAL PROCEEDINGS................................................   36

  -vi-

  THE MERGER...........................................................   37
      PARTIES TO THE TRANSACTION.......................................   37
      SUMMARY OF MATERIAL FEATURES OF THE TRANSACTION..................   38
      MERGER CONSIDERATION.............................................   38
      EFFECTIVE TIME...................................................   38
      CONVERSION OF STERITEK COMMON STOCK; PROCEDURES FOR
        EXCHANGE OF CERTIFICATES.......................................   39
      CONDUCT OF BUSINESS PENDING THE MERGER...........................   39
      CONDITIONS TO THE MERGER.........................................   40
      FEDERAL INCOME TAX CONSIDERATIONS................................   42
      ANTICIPATED ACCOUNTING TREATMENT ................................   42
      REGULATORY REQUIREMENTS AND APPROVALS............................   42
      EFFECT ON STOCK OPTIONS..........................................   43
      DEREGISTRATION OF STERITEK COMMON STOCK..........................   43
      MERGER FINANCING.................................................   43
      STERITEK CAPITAL STOCK ..........................................   44

  THE MERGER AGREEMENT .................................................  45
      THE MERGER .......................................................  45
      REPRESENTATIONS AND WARRANTIES ...................................  46
      CONDITIONS TO THE MERGER .........................................  46
      NO SOLICITATION; ACQUISITION PROPOSALS ...........................  46
      TERMINATION OF THE MERGER AGREEMENT; TERMINATION FEES ............  46
      CONDUCT OF THE COMPANY'S BUSINESS UNTIL THE EFFECTIVE TIME........  47
      INDEMNIFICATION...................................................  48

  OTHER MATTERS; GOING PRIVATE TRANSACTIONS ............................  49

  DIRECTORS AND EXECUTIVE OFFICERS OF THE COMPANY.......................  49

  SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT .......  50

  SELECTED FINANCIAL DATA OF THE COMPANY ...............................  51

  MARKET FOR THE COMPANY'S COMMON EQUITY AND RELATED
      SHAREHOLDER MATTERS...............................................  56

  CERTAIN TRANSACTIONS IN THE COMMON STOCK .............................  56

  NO DISSENTING SHAREHOLDER RIGHTS......................................  56

  INDEPENDENT AUDITORS.......... .......................................  56

  MISCELLANEOUS.........................................................  56

  ANNEX I   THE AGREEMENT AND PLAN OF MERGER, DATED AS OF DECEMBER 4, 1998,
            BY AND BETWEEN STERITEK, INC., ALBERT J. WOZNIAK, QUALITY
            PACKAGING SPECIALISTS, INC. AND QPSI STERITEK ACQUISITION, INC.;
            8% GUARANTEED SUBORDINATED PROMISSORY NOTE; EMPLOYMENT AGREEMENT
            BETWEEN QUALITY PACKAGING SPECIALISTS, INC. AND ALBERT J.
            WOZNIAK; EMPLOYMENT AGREEMENT BETWEEN QUALITY
            PACKAGING SPECIALISTS, INC. AND JAMES K. WOZNIAK

  ANNEX II  FAIRNESS OPINION OF JOHN DURKIN ASSOCIATES, LLC.

  ANNEX III ANNUAL REPORT ON FORM 10-K/A FOR THE FISCAL YEAR ENDED JUNE 30,
            1998.

  ANNEX IV  QUARTERLY REPORT ON FORM 10-Q/A FOR THE QUARTER ENDED DECEMBER
            31, 1998.


                                      SUMMARY

       This summary highlights selected information from this document and may not contain all of the information that is important to you.
  To understand the Merger fully and for a more complete description of the legal terms of the Merger, you should carefully read this entire document and the documents referred to.

                                   The Companies

  Steritek, Inc.
  121 Moonachie Avenue
  Moonachie, New Jersey 07074
  (201) 460-0500

       Steritek is a New Jersey corporation engaged principally in the business of contract packaging and promotional materials assembly for the pharmaceutical, medical, personal health and beauty industries. Albert J. Wozniak, Chairman, President and Chief Executive Officer of the Company, owns approximately 2,436,490 shares (or approximately 67%), before adjustment for unexercised stock options, of the issued and outstanding Shares of Common Stock of Steritek. Albert J. Wozniak and his son, James
  K. Wozniak, Vice President and Chief Financial Officer of the
  Company (collectively the "Affiliated Shareholders"), are the only directors and officers of Steritek. Steritek is subject to the informational requirements of the Exchange Act. It is obligated to file reports and other information with the Commission relating to its business, financial statements and other matters.

  Quality Packaging Specialists, Inc.
  5 Cooper Street
  Burlington, New Jersey 08016
  (609) 293-0503

       QPSI is a New Jersey corporation, organized on January 20, 1994, engaged in the business of contract packaging and promotional materials assembly. QPSI, as a member in good standing of the National Minority Supplier Development Council, is entitled to solicit contracts on the basis of being a minority owned business. QPSI is owned of record by K. Michael Ricketts (51%), Alan Wozniak (29.2%) (the son of Albert J. Wozniak) and Albert J. Wozniak (19.8%). K. Michael Ricketts and Alan Wozniak are the only directors and officers of QPSI. QPSI is privately held and is not subject to the informational requirements of the Exchange Act. It is not obligated to file reports and other information with the Commission relating to its business, financial statements and other matters.

  QPSI Steritek Acquisition, Inc.
  5 Cooper Street
  Burlington, New Jersey 08016
  (609) 293-0503

       Acquisition is a wholly-owned subsidiary of QPSI, organized December 3, 1998. It was formed solely for the purpose of effecting the transactions proposed by the Merger Agreement. K. Michael Ricketts -1-
  and Alan Wozniak are the only directors and officers of Acquisition.

                              The Merger Transaction

       Pursuant to the Merger Agreement, Acquisition will merge with and into Steritek, with Steritek being the surviving corporation. Following the effective time of the Merger ("Effective Time"), Steritek will be a wholly-owned subsidiary of QPSI and the separate existence of Acquisition will cease. The Effective Time of the Merger will occur on the acceptance for filing of a Certificate of Merger by the Secretary of State of New Jersey. It is expected that the Effective Time will be the date of Closing of the Merger, which is scheduled for May , 1999, or as soon thereafter as is practicable. See "THE MERGER--Effective Time."

                              Reasons for the Merger

       The Steritek Board of Directors believes that the terms of the Merger and the Merger Agreement are fair to, and in the best interests of, Steritek and the Shareholders. In reaching its decision, the Steritek Board of Directors considered the following factors, among other things:

  o The desire of Albert J. Wozniak, age 61, the principal shareholder and the only executive officer of the Company, to begin planning for retirement;

  o The past financial results and future prospects of Steritek based on its knowledge of Steritek and the contract packaging industry generally, including the expectation that QPSI will be able to utilize immediately and for the foreseeable future the unused capacity at Steritek's facility;

  o Previous communications of Steritek and Albert J. Wozniak with others in connection with the possible sale of the Company or a controlling interest in the Company;

  o The lack of any regular trading market for Shares of Steritek Common Stock since the effectiveness of its Registration Statement on Form 10 on April 30, 1993 and the Company's past inability to meet the listing requirements of the NASDAQ National Market System and certain other securities exchanges;

  o Steritek does not have a sufficient number of Shareholders of record, or assets, to be required by the Exchange Act to file reports and information with the Commission, the Board presently intends to discontinue filing such reports and information, and the Board does not presently expect that its Shares will be listed or traded in any public market; and

  o    The opinion, dated January 27, 1999, of John Durkin Associates,
       LLC, that the cash consideration to be received by the Shareholders of Steritek (other than the Affiliated Shareholders, as hereinafter defined) is fair to such Shareholders from a financial point of view.

  -2-
                     Recommendation to Steritek's Shareholders

       The Steritek Board of Directors believes that the Merger is in the best interest of Steritek and its Shareholders and recommends that you vote FOR the Merger.

                                  Special Factors

       The consummation of the Merger involves numerous special factors, including the following:

  o Fairness of the Merger; Recommendation of the Board of Directors. The Board of Directors of Steritek, consisting of only Albert J. Wozniak and James K. Wozniak (Albert's son), neither of whom is independent or disinterested, (i) has determined that the Merger is fair to, and in the best interest of, the Shareholders of Steritek, (ii) has approved the Merger Agreement, and (iii) recommends that Shareholders approve and adopt the Merger Agreement. There is no special committee or other independent person, other than Steritek's financial advisor, to comment upon the fairness of the Merger to the Shareholders.

  o Opinion of Financial Advisor. In deciding to approve the Merger Agreement and the Merger, Steritek's Board of Directors, imposed a condition that it receive a fairness opinion with respect to the transactions contemplated by the Merger Agreement, from the person and in form and substance reasonably satisfactory to Steritek and its counsel. Steritek's financial advisor, John Durkin Associates, LLC ("Durkin) rendered its opinion, dated January 27, 1999, that as of the date thereof and the date of the Merger Agreement, the Merger Consideration is fair, from a financial point of view to the shareholders of Steritek other than the Affiliated Shareholders. The Board and Albert J. Wozniak have each adopted Durkin's opinion.
       QPSI has adopted Durkin's opinion, but because QPSI did not engage Durkin or provide any information to Durkin, QPSI relied on the information provided by the Company and Albert J. Wozniak in adopting Durkin's opinion. Durkin's opinion is attached as Annex II. We encourage you to read this opinion, although it is limited to the fairness, from a financial point of view, of the Merger Consideration offered to the Shareholders (other than the Affiliated Shareholders) and does not constitute a recommendation as to how you should vote. QPSI received advice from its financial advisors, but did not request a written opinion. See "SPECIAL FACTORS--REPORT FROM STERITEK'S FINANCIAL ADVISOR; FAIRNESS OF THE TRANSACTION."

  o Interests of Certain Persons in the Merger; Conflicts of Interest. Steritek is owned approximately 67% by Albert J. Wozniak. QPSI is owned of record as follows: (i) 19.8% by Albert J. Wozniak; (ii) 29.2% by Alan Wozniak (Albert J. Wozniak's son); and (iii) 51.0% by
       K. Michael Ricketts (collectively, the "QPSI Shareholders"). In addition, Albert J. Wozniak, Alan Wozniak and K. Michael Ricketts are equal members in AAM Associates, L.L.C. ("AAM"), a limited liability company that owns land and building that QPSI uses pursuant to a lease agreement. As a condition to closing the Merger, the shareholders of QPSI must enter into a Shareholders
       Agreement in a form satisfactory to all of them. A draft of that agreement has not yet been prepared. Following the Merger, Albert J. Wozniak and James K. Wozniak will each have an employment or consulting agreement with QPSI, a copy of which is included in Annex I hereto.

  -3-

  o Purpose of the Merger. The purpose of the Merger is for QPSI to acquire the entire equity interest in the Company and, thereafter, to continue its operations.

  o Certain Effects and Detriments of the Merger. Upon consummation of the Merger, each Shareholder (other than Albert J. Wozniak) will be entitled to receive a payment in cash of $1.39 per Share, without interest. Albert J. Wozniak expects to receive total consideration of $3,581,321 in exchange for his Shares in the Company, of which at least $750,000 is expected to be paid in cash at closing and the balance is to be paid in the form of the Note. James K. Wozniak expects to receive total consideration of $190,430 for his Shares in the Company, all of which will be paid in cash at closing. The receipt of cash in exchange for the Shares is expected to be a taxable transaction and to result in certain federal income tax consequences to Shareholders. No Shareholder will be entitled to exercise appraisal rights pursuant to the New Jersey Business Corporation Act, N.J.S.A. 14A:1-1 et seq. ("BCA"). As a result of the Merger, the Company will become a privately held corporation. The Shareholders, as of the Effective Time of the Merger, will have no ownership interest in the Company and will no longer participate in any future earnings and potential growth of the Company. Albert J. Wozniak will continue to be, and James K. Wozniak is expected to become, a shareholder of QPSI and, therefore, will indirectly participate in the future earnings and potential growth of the Company. It is expected that following the Merger, James K. Wozniak will become a shareholder of QPSI, and that both Albert J. Wozniak and James K. Wozniak will become employees and directors of QPSI.

                                     The Merger

       The Merger Agreement, together with the Note and Employment Agreements of Albert J. Wozniak and James K. Wozniak which are exhibits thereto, are attached as Annex I to this Proxy Statement. Please read the Merger Agreement as it is the legal document that governs the Merger.

  Merger Consideration
  -----------------------
       As a result of the Merger, the Shareholders of Steritek will surrender their Common Stock in Steritek for total merger consideration of $5,555,155.40. In exchange for each share, the Shareholders of Steritek, other than Albert J. Wozniak, will receive $1.39 in cash, without interest. Albert J. Wozniak will receive $1.39 in exchange for each Share of Steritek Common Stock that he owns (for total consideration of $3,581,321), paid in the form of at least $750,000 in cash and the balance by an 8% Guaranteed Subordinated Promissory Note (the "Note"). The Note is an unsecured obligation of QPSI, guaranteed by K. Michael Ricketts and Alan Wozniak. As of April 15, 1999, the record date for the Special Meeting, the Affiliated Shareholders beneficially owned 2,788,490 shares of Steritek Common Stock, on a fully diluted basis, which represents approximately 69.95% of the Company's fully diluted Common Stock. See "SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT".

       After the Merger, no Shareholder of Steritek will retain any equity interest in Steritek. Albert J. Wozniak, however, will continue to own -4-

  shares of QPSI and James K. Wozniak is expected to become a shareholder of QPSI. Because Steritek will be a wholly-owned subsidiary of QPSI, Albert J. Wozniak will have, and James K. Wozniak is expected to have, an indirect continuing interest in Steritek. See "THE MERGER--
  Merger Consideration" and "THE MERGER AGREEMENT--The Merger."

       Do not send in your stock certificates until instructed to do so after the Merger is completed.

  Ownership and Operation of Steritek After the Merger
  ----------------------------------------------------
       If the Merger is completed, Acquisition will be merged with and into Steritek, with Steritek being the surviving corporation. Steritek will then be a wholly-owned subsidiary of QPSI. Immediately following the Merger, the directors and officers of Steritek will continue in their capacities as such. QPSI, however, will be entitled to elect at any time all of the directors of Steritek, who will in turn appoint its officers. Following the Merger, Steritek will not meet the requirements of a public company, intends to discontinue filing reports and information with the Commission, and its shares will not be quoted, listed or traded in any public market.

  Ownership and Operation of QPSI After the Merger
  ------------------------------------------------
       The ownership and operation of QPSI will not change immediately following the Merger, although the shareholders of QPSI will be free to restructure their ownership and other interests in QPSI as they deem fit. Presently, K. Michael Ricketts and Alan Wozniak are the only directors and officers of QPSI. Following the Merger, Albert J. Wozniak and James K. Wozniak, along with three other persons selected by Alan Wozniak and K. Michael Ricketts, are expected to join the Board as directors of QPSI. Thereafter, QPSI is expected to have seven directors, including Albert J. Wozniak and James K. Wozniak. Also,
  Albert J. Wozniak and James K. Wozniak will become officers of QPSI. Following the Merger, QPSI will continue to be a privately held company. It does not expect, for the foreseeable future, (i) to meet the requirements of a public company, (ii)to file reports and information with the Commission, and (iii) that its shares will be listed or traded in any public market.

  Conditions to the Consummation of the Merger
  --------------------------------------------
       The completion of the Merger depends upon meeting a number of conditions. The obligations of Steritek, QPSI and Acquisition to effect the Merger are subject to the fulfillment of each of the following conditions (the "Mutual Conditions"): (a) all permits, approvals and consents of any governmental body or agency necessary or appropriate for consummation of the Merger shall have been obtained; (b) no preliminary or permanent injunction or other order of a court or governmental agency or authority in the United States shall have been issued and be in effect, and no federal or state statute, rule or regulation shall have been enacted or promulgated after December 4, 1998 and be in effect that prohibits the consummation of the Merger or imposes material limitations on the ability of the Surviving Corporation to exercise full rights of ownership of Steritek's assets or business; -5-

  (c) there shall not be any action or proceeding commenced by or before any court or governmental agency or authority in the United States that challenges the consummation of the Merger or seeks to impose material limitations on the ability of the Surviving Corporation to exercise full rights of ownership of the assets or business of Steritek;
  (d) QPSI and Albert J. Wozniak shall have executed and delivered a Consulting and Non-Competition Agreement; (e) QPSI and James K. Wozniak shall have executed and delivered an Employment Agreement; (f) the Disclosure Schedule and the QPSI Disclosure Schedule required by the Merger Agreement shall be delivered in forms satisfactory to the receiving parties; (g) the shareholders of QPSI shall have entered into a shareholders agreement satisfactory to all shareholders of QPSI;
  (h) Steritek shall have discontinued the operations of "Physicians'
  Fax Network"; and (i) all vested options to purchase Steritek Common Stock shall have either been converted into Steritek Common Stock or canceled.

       In addition to the Mutual Conditions, the obligations of QPSI and Acquisition to effect the Merger are subject to each of the following conditions: (a) there shall not have occurred any material adverse change in the business, financial condition, prospects, assets or operations of Steritek since September 30, 1998; (b) the representations and warranties of Steritek contained in the Merger Agreement shall be true and correct in all material respects at and as of the date thereof and as of the effective time of the Merger ("Effective Time"); Steritek shall have duly performed and complied with all agreements, covenants and conditions required by the Merger Agreement to be performed or complied with by it prior to or at the Effective Time of the Merger and Steritek shall have delivered to QPSI a certificate dated the Effective Time of the Merger and signed on behalf of Steritek by its President to the effect set forth in this paragraph (b); (c) all approvals or consents of any third party required for the execution, delivery or performance of the Merger Agreement by Steritek, as required to be disclosed on the Disclosure Schedule, shall have been obtained and delivered to Steritek;
  (d) QPSI shall have received a reasonably satisfactory financing commitment for the transaction in a minimum amount of $2,200,000.00; and
  (e) QPSI shall have received a legal opinion of Steritek's counsel reasonably satisfactory to QPSI's counsel.

       In addition to the Mutual Conditions, the obligations of Steritek to effect the Merger are also subject to each of the following conditions:
  (a) there shall not have occurred any material adverse change in the business, financial condition, prospects, assets or operations of QPSI or Acquisition since the date of the latest quarterly QPSI
  Financial Statement; (b) the representations and warranties of QPSI and Acquisition contained in the Merger Agreement shall be true and correct in all material respects at and as of the date thereof and as of the Effective Time of the Merger as if made at and as of the Effective Time of the Merger; QPSI and Acquisition shall have duly performed and complied with all agreements, covenants and conditions required by the Merger Agreement to be performed or complied with by it prior to or at the Effective Time; and QPSI and Acquisition shall have delivered to Steritek a certificate dated the Effective Time and signed on its behalf by its President to the effect set forth in this paragraph (a); (c) all approvals or consents of any third party required for the
  -6-

  execution, delivery, or performance of the Merger Agreement by QPSI and Acquisition shall have been obtained and delivered to the Steritek;
  (d) Steritek shall have received the approval of its shareholders, to the satisfaction of Steritek and its counsel, of the transactions contemplated by the Merger Agreement; (e) QPSI and K. Michael
  Ricketts ("Michael") shall have entered into a non-compete agreement, in form and substance satisfactory to Albert J. Wozniak; (f) QPSI and Alan Wozniak ("Alan") shall have entered into a non-compete agreement, in form and substance satisfactory to Albert J. Wozniak; (g) Albert J. Wozniak shall be released as a guarantor on all leases and bank debt of Steritek or all leases and bank debt of Steritek guaranteed by Albert J. Wozniak shall be repaid; (h) Michael and Alan shall have personally guaranteed the Note; (i) Steritek shall have received a legal opinion of QPSI's counsel reasonably satisfactory to Steritek's counsel; and (j) Steritek shall have received a fairness opinion with respect to the transactions contemplated by the Merger Agreement, from the person and in form and substance reasonably satisfactory to Steritek and its counsel.

       At any time prior to the Effective Time of the Merger, Steritek, on the one hand, and QPSI and Acquisition, on the other, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other, (ii) waive any inaccuracies in the representations and warranties made to it contained in the Merger Agreement or in any document delivered pursuant thereto, and
  (iii) waive compliance with any of the agreements or conditions for the benefit of it contained therein. Any agreement on the part of a party thereto to any such extension or waiver will be valid only if set forth in an instrument in writing signed on behalf of such party.

  Termination of the Merger Agreement
  -----------------------------------
       The Merger Agreement may be terminated at any time prior to the Effective Time: (a) by mutual agreement of QPSI, Acquisition and Steritek;
  (b) by QPSI, if events have occurred which have made it impossible to satisfy a condition precedent to QPSI's and Acquisition's obligations to consummate the transactions described in the Merger Agreement, unless QPSI's or Acquisition's breach of the Agreement has caused the condition to be unsatisfied; (c) by Steritek, if events have occurred which have made it impossible to satisfy a condition precedent to Steritek's obligations to consummate the transactions described in the Merger Agreement, unless Steritek's breach of the Agreement has caused the condition to be unsatisfied; or (d) by Steritek or QPSI, upon notice to the other, if the Merger shall not have become effective on or before April 15, 1999 (unless such date is extended in writing by the parties hereto), except that the right to terminate the Merger Agreement is not available to any party whose failure to fulfill any obligation under the Merger Agreement has been the cause of, or resulted in, the failure of the Closing to occur on or before such date; (e) by QPSI, upon notice to Steritek, if the Merger shall not have become effective on or before March 1, 1999, unless the reason why the Merger has not become effective is the failure of Steritek's shareholders to approve the Merger, in which case QPSI shall have no right to terminate the Merger Agreement.

       If Steritek terminates the Merger Agreement because events have
  -7-

  occurred which have made it impossible to satisfy a condition precedent to Steritek's obligations to consummate the transactions described in the Merger Agreement, (unless due to the nonsatisfaction of certain conditions set forth Sections 5.01(a), (b) or (c), Section 5.03) or 6.01(d) of the Merger Agreement), in addition to any remedies available to QPSI and Acquisition under the Merger Agreement or otherwise, Steritek will pay to QPSI a termination fee equal to $50,000.00 for purposes of compensating QPSI for expenses and costs incurred in entering into the Merger Agreement and pursuing the transactions contemplated by the Merger Agreement.

       In the event of the termination of the Merger Agreement, the provisions of the Merger Agreement will become void and have no effect, with no liability on the part of any party hereto or its shareholders or directors or officers in respect thereof, provided that nothing contained in the Merger Agreement will be deemed to relieve any party of any liability it may have to any other party with respect to a breach of its obligations, covenants, representations or warranties contained in the Merger Agreement. See "THE MERGER AGREEMENT--Termination of the Merger Agreement; Termination Fees;" and Annex I hereto.

  Vote Required
  -------------
       In order for the proposed Merger to be effected, the holders of at least a majority of all outstanding shares of Steritek's Common Stock must approve it. Albert J. Wozniak beneficially owns and has the right to vote at the Special Meeting a sufficient number of shares to approve and adopt the Merger Agreement under New Jersey law without the affirmative vote of any other holder of Shares, thereby assuring such approval and adoption. The Company believes that the New Jersey Shareholder Protection Act, N.J.S.A. 14A:10A-1 et seq., does not apply to the transactions contemplated by the Merger Agreement. ACCORDINGLY, THE MERGER MAY BE APPROVED WITHOUT THE VOTE OF ANY OTHER SHAREHOLDER.

  Regulatory Requirements and Approvals
  -------------------------------------
        The Company and the QPSI do not believe that any governmental filings or approvals are required with respect to the Merger other than:
  (i) filing a certificate of merger with the Secretary of State of New Jersey; (ii) notification of the United States Department of Health and Human Services, Public Health Service, Food and Drug Administration;
  (iii) notification of the United States Department of Justice,
  Drug Enforcement Administration; (iv) notification of the New
  Jersey Department of Health and Senior Services, Consumer & Environmental Health Services; and (v)complying with the applicable requirements of the New Jersey Industrial Site Remediation Act,
  N.J.S.A. 13:1K-1, et seq.

       The Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), prohibits certain transactions from occurring until certain governmental approvals have been obtained. The Company and QPSI do not believe that the HSR Act applies to the Merger, and they do not expect to have any delays because of this law. However, the Department of Justice and the Federal Trade Commission continue to have the authority to challenge the Merger on antitrust grounds before or after the Merger -8-

  is completed.

  Anticipated Accounting Treatment
  --------------------------------
       The Company expects that the Merger will be accounted for in accordance with the principles of purchase accounting.

  Federal Income Tax Considerations
  ---------------------------------
       The conversion of Shares at the Effective Time of the Merger into the right to receive cash pursuant to the Merger will be a taxable transaction for federal income tax purposes under the Internal Revenue Code of 1986, as amended (the "Code"), and may also be a taxable transaction under applicable state, local and other tax laws. In general, a Shareholder will recognize gain or loss equal to the difference between the tax basis of his Shares and the amount of cash received in exchange therefor. Such gain or loss will be treated as capital gain or loss if the Shares are capital assets in the hands of the Shareholder. See "THE MERGER--
  Federal Income Tax Considerations."

  No Dissenting Shareholder Rights
  --------------------------------
       Neither the Merger nor any other matter to be acted upon at the Special Meeting create any dissenting shareholders rights under the New Jersey Business Corporation Act. See "NO DISSENTING SHAREHOLDER RIGHTS."

  Deregistration of Steritek Common Stock
  ---------------------------------------
       Steritek has agreed in the Merger Agreement to file with the Commission a Form 15, under the Exchange Act, to deregister its Common Stock. Steritek has not filed the Form 15 as of the date hereof. Steritek's duty to file any reports required under Section 13(a) of the Exchange Act (for example, Annual Reports on Form 10-K and
  Quarterly Reports on Form 10-Q) will be suspended immediately upon the filing of a certification on Form 15. The termination of the registration of Steritek's Common Stock can be expected to take effect
  90 days after the filing of the Form 15. See "THE MERGER--Deregistration of Steritek Common Stock."

                                  INTRODUCTION

  MATTERS TO BE CONSIDERED AT THE SPECIAL MEETING

       This Proxy Statement relates to a proposal to approve and adopt the Merger Agreement. The Merger Agreement provides for the merger of Acquisition with and into Steritek. If the proposed Merger is completed,
  (i) each issued and outstanding Share of Common Stock of Steritek, other than Shares held by Albert J. Wozniak, will be converted into the right to receive $1.39 in cash without interest, (ii) each issued and outstanding Share of Common Stock of Steritek held by Albert J. Wozniak will be converted into the right to receive $1.39, at least $750,000 of which shall be payable in cash and the balance shall be paid in the form of an 8% Guaranteed Subordinated Promissory Note of QPSI, and (iii) Steritek will issue 10,000 Shares of its Common Stock to QPSI. In the -9-

  Merger, Acquisition will merge with and into Steritek, which will be the surviving corporation. After the Merger, Steritek will be a wholly-owned subsidiary of QPSI.

       The Board of Directors, consisting of two persons, neither of whom is independent or disinterested, (i) has determined that the Merger is fair to, and in the best interest of, the Shareholders of the Company, (ii) has approved the Merger Agreement and (iii) recommends that shareholders approve and adopt the Merger Agreement. Albert J. Wozniak and James
  K. Wozniak intend to vote their Shares in favor of the Merger.

       Other matters properly presented at the Special Meeting or any adjournments or postponements thereof may also be considered. The Company does not know of any matters other than the adoption of the Merger Agreement that will be presented at the Special Meeting.

  VOTING AT THE SPECIAL MEETING

       The Board has fixed the close of business on April 15, 1999 as the "Record Date" for determining the Shareholders entitled to notice of and to vote at the Special Meeting. Accordingly, only holders of record of Shares as of the Record Date will be entitled to notice of and to vote at the Special Meeting. On the Record Date, there were 3,636,285 Shares, held by 133 holders of record, outstanding and entitled to vote. Shareholders may cast one vote per Share, either in person or by properly executed Proxy, on each matter to be voted on at the Special Meeting.

       Votes cast in person or by Proxy at the Special Meeting will be tabulated by an inspector of election appointed by the Board
  (the "Inspector"). The Inspector will treat abstentions as Shares that are present and entitled to vote. In addition, if a broker submits a Proxy indicating that it does not have discretionary authority as to certain Shares to vote on a particular matter, those Shares will be treated as present and entitled to vote.

  THE MERGER CONSTITUTES A MATTER OF GREAT IMPORTANCE TO SHAREHOLDERS OF THE COMPANY. IF THE MERGER AGREEMENT IS ADOPTED AND THE MERGER IS CONSUMMATED, THE OWNERSHIP INTERESTS OF THE SHAREHOLDERS IN THE COMPANY (OTHER THAN ANY INDIRECT OWNERSHIP INTEREST OF THE AFFILIATED SHAREHOLDERS) WILL CEASE IN EXCHANGE FOR THE RIGHT TO RECEIVE $1.39 PER SHARE. ACCORDINGLY, SHAREHOLDERS ARE URGED TO READ AND CONSIDER CAREFULLY THE
  INFORMATION PRESENTED IN THIS PROXY STATEMENT.

       Because the vote on the Merger Agreement and the transactions contemplated thereby, including the Merger, requires the approval of holders of a majority in interest of the votes entitled to be cast by the holders of all outstanding Shares of the Company's Common
  Stock, abstentions and broker non-votes will have the same effect as a vote against this proposal.

  PROXIES

       All Shares represented at the Special Meeting by properly executed Proxies received prior to or at the Special Meeting, and not revoked -10-

  before their use, will be voted in accordance with the instructions thereon. If no instructions are given, properly executed Proxies will be voted FOR the approval and adoption of the Merger Agreement. If any other matters are properly presented to the Special Meeting or any adjournments or postponements thereof, the persons named in the enclosed form of Proxy as acting thereunder will have discretion to vote on such matters in accordance with their best judgment. The Company does not know of any matters other than the adoption of the Merger Agreement that will be presented at the Special Meeting.

       A Shareholder who has given a Proxy may revoke it at any time before it is voted at the Special Meeting, or any postponements or adjournments thereof, (1) by submission of a validly executed Proxy bearing a later date than the Proxy being revoked, (2) by filing with the Secretary of the Company, at the address of the Company set forth herein, a written revocation bearing a later date than the Proxy being revoked, or (3) by attending the Special Meeting, or any postponements or adjournments thereof, and voting in person.
  Attendance at the Special Meeting, or any postponements or adjournments thereof, will not in and of itself constitute revocation of a Proxy.

  RECORD DATE; STOCK ENTITLED TO VOTE; QUORUM

       At the close of business on April 15, 1999, the Record Date for the determination of Shareholders entitled to notice of, and to vote at, the Special Meeting, the Company had outstanding 3,636,285 Shares of Common Stock, without par value. The Company has no other class of stock outstanding.

       Each Share is entitled to one vote on all matters presented at the Special Meeting. The approval and adoption of the Merger Agreement and any other proposals, if any, will require the affirmative vote of the holders of a majority of the Shares of the Common Stock voted on such proposal. The presence in person or by proxy of the holders of a majority of the Shares of Common Stock of the Company issued and outstanding and entitled to vote at the Special Meeting constitutes a quorum. Abstentions will be treated as shares that are present and entitled to vote for the purposes of determining the presence of a quorum but as unvoted for purposes of determining the approval of any matter submitted to the Shareholders for a vote. Proxies relating to "street name" Shares that are voted by brokers will be counted as Shares present for purposes of determining the presence of a quorum on all matters, but will not be treated as Shares having voted at the Special Meeting as to any proposal as to which authority to vote is withheld by the broker.

       The presence, in person or by Proxy, at the Special Meeting of the holders of a majority in interest (1,818,143 Shares) of the Shares of the Company's Common Stock outstanding on the Record Date is necessary to constitute a quorum for the transaction of business. Albert J. Wozniak, as the owner of 2,436,490 Shares (without giving effect to the exercise of stock options), can cause the Merger Agreement to be approved and adopted without the affirmative vote of any other Shareholder. Albert
  J. Wozniak has expressed his intention to vote in favor of the Merger.

  -11-

  SOLICITATION OF PROXIES

       Proxies are being solicited by and on behalf of the Board of Directors of the Company. The Company will bear the cost of the Special Meeting and the cost of preparing, assembling, printing and mailing this proxy soliciting material and Notice of Special Meeting of Shareholders. Additional solicitation by mail, telephone, telecopier or by personal solicitation may be done by directors, officers and regular employees of the Company, for which they will receive no additional compensation, but may be reimbursed for out-of-pocket expenses incurred. Brokerage houses and other nominees, fiduciaries and custodians nominally holding shares of the Company's Common Stock as of the Record Date will be requested to forward proxy soliciting material to the beneficial owners of such shares, and will be reimbursed by the Company for their reasonable expenses.

  HOLDERS OF COMPANY COMMON STOCK SHOULD NOT SEND STOCK CERTIFICATES WITH THEIR PROXY CARDS.

                                 SPECIAL FACTORS

  RECOMMENDATION OF THE BOARD OF DIRECTORS

       At a special meeting held on December 4, 1998, upon agreement as to the terms of the Merger Agreement and subject to the conditions contained therein, including the condition that the Company receive a fairness opinion in form and substance reasonably satisfactory to it and its counsel, the Board approved the Merger Agreement and the transactions contemplated thereby and conditionally determined that the Merger was fair to, and in the best interests of, the Company and its Shareholders. The Board recommends that the Company's Shareholders vote FOR the approval and adoption of the Merger Agreement and the transactions contemplated thereby.

  BACKGROUND OF THE MERGER

       The Board of Steritek has considered regularly various strategic alternatives available to it. Over the past several years, the Company sold its intracranial pressure monitor business and electron microscope supply business in an effort to focus its attention on contract packaging, its principal business activity. Over the past two years, two highly valued independent directors of Steritek passed away. One, Herbert
  A. Marache, who passed away in early 1997, was a Senior Vice President of Janney Montgomery Scott, Inc., a director of Biosearch Medical Products, Inc., American Centurion Life Insurance Company, a wholly-owned subsidiary of American Express Company; and of The Peak
  Technologies Group, Inc. The other, Charles A. Pergola, who passed away in Fall 1997, was President of the Beauty Care Group of Revlon from July 1990 to December 1991, President of SmithKline Beecham Consumer Brands from September 1989 to June 1990, President of Beecham Products USA from September 1988 to September 1989, and President of Norcliff Thayer, Beecham Group from 1986 to 1988. The Company has not identified individuals to replace these directors. Also, Albert J. Wozniak, the principal shareholder of Steritek, its Chairman, President and Chief Executive Officer, is now 61 years old and beginning to
  -12-

  consider retirement planning and for the succession of control of Steritek. Albert J. Wozniak loaned the Company $50,000 for working capital purposes on each of April 30, 1997 and May 31, 1997. These loans were fully repaid in the quarter ending June 30, 1998. In addition, Albert J. Wozniak personally guaranteed the Company's bank debt. Mr. Wozniak seeks to be relieved of his obligations as a guarantor on the Company's bank debt and does not intend to make further loans to the Company to finance its operations. These events have caused the Board to consider seriously its strategic alternatives, including a sale of the Company.

       From time to time, Albert J. Wozniak, as Chairman, President and Chief Executive Officer of the Company, received inquiries as to the possible sale of the Company. In April 1998, the Company was approached by Caraustar Industries, Inc. ("CII"), a large, publicly traded company engaged in contract packaging to discuss the possible purchase of Steritek. Nondisclosure agreements were exchanged and discussions commenced. Those discussions lead to a term sheet prepared by CII, dated June 11, 1998, whereby it proposed to purchase the stock of Steritek, payable in registered shares of its common stock, for approximately $5,000,000 (calculated as $5,500,000 less interest bearing debt at the closing date (which was expected to be approximately $800,000) and plus cash on hand as of such date (which was expected to be approximately $300,000)). In addition, the term sheet provided for a Consulting/Non-Compete Agreement with Albert J. Wozniak, payable in cash in an amount equal to 50% of the Company's annual earnings before interest and taxes in excess of $900,000 for the succeeding five years. The Board determined to pursue this offer further. In or about August 1998, CII's stock was trading at approximately two-thirds of its June 11, 1998 value. CII then discontinued its discussions with the Company. See "SPECIAL FACTORS-- REPORT FROM STERITEK'S FINANCIAL ADVISOR; FAIRNESS OF THE TRANSACTION-- COMPARABLE TRANSACTIONS ANALYSIS."

       In or about September 1998, QPSI's facilities were operating at or near capacity and it began evaluating its options to increase its contract packaging capacity. To remedy its short term capacity problems while it was evaluating its options, it approached Steritek, who at the time had excess capacity, for assistance. In connection with its expansion options, QPSI raised the possibility of purchasing Steritek. The Board of each company considered QPSI and Steritek as providing complementary services, and the combination of the two companies as a natural fit. They were both in the contract packaging business. QPSI needed additional capacity and Steritek had excess capacity. QPSI was strong in promotional materials packaging in the general consumer products industry without United States Food and Drug Administration ("FDA") approvals to package certain pharmaceutical and health care products. Steritek, on the other hand, had the necessary FDA approvals to package pharmaceutical and health care products and has a strong client base in the pharmaceutical and health care industry, but not other consumer goods. Also, because QPSI is a member in good standing of the National Minority Supplier Development Council, the Board of each company expects that following the Merger QPSI will be able to obtain more business in the pharmaceutical and health care industry. Also, QPSI's management is entrepreneurial and very strong in sales and marketing while Steritek's management is particularly strong
  -13-

  operationally. Albert Wozniak viewed QPSI management as particularly capable to take over his responsibilities at Steritek if and when he chooses to retire. Finally, if the proposed Merger occurs, Mr. Wozniak will be released from his personal guarantees of the Company's bank debt and does not expect to be requested or required to loan funds to QPSI for operating purposes. Consequently, the Boards of both companies chose to pursue the possible Merger.

       In the negotiations, QPSI was represented by its principals,
  K. Michael Ricketts and Alan Wozniak, and QPSI's counsel. The Company was represented by Albert J. Wozniak, James K. Wozniak, and its counsel. In September 1998, Albert J. Wozniak, on behalf the Company, and K. Michael Ricketts and Alan Wozniak, on behalf of QPSI, discussed QPSI purchasing 90% of the stock of the Company, for $5,000,000. The purchase price was proposed to be paid in the form of cash, or a new series of QPSI preferred stock, to be determined at the election of a shareholder of the Company. The acquisition was intended to qualify as a tax free reorganization. The parties then discussed various aspects of the proposed transaction with their respective counsel, following which QPSI's counsel prepared a draft Agreement and Plan of Merger, dated October 23, 1998. That draft called for a merger of the Company into a subsidiary of QPSI, and for total consideration to the Company's shareholders in the amount of $5,343,565.

       At the request of QPSI and its counsel, all parties attended a meeting on November 13, 1998 to discuss the structure and terms of the transaction. At that meeting, the parties discussed restructuring the transaction as a reverse triangular merger, with total consideration to be paid to the Company's Shareholders in the amount of $5,343,565. It was also agreed that a portion of the merger consideration to be paid to Albert J. Wozniak would be in the form of a promissory note. Following that meeting, QPSI's counsel prepared a redraft of the Agreement and Plan of Merger reflecting the discussions.

       On December 4, 1998, Albert Wozniak, James Wozniak, Alan Wozniak and Michael Ricketts, together with their counsel, held a conference call to discuss the terms of the proposed transaction. The call was initiated by Albert J. Wozniak and the Company's counsel. During that call, the representatives of the Company negotiated an increase in the purchase price to $5,555,155.40, to be paid in cash, except the portion payable to Albert J. Wozniak. The parties, at that time, reached final agreement as to the terms of the Merger Agreement and the purchase price. The agreement was executed on December 4, 1998. Through the course of negotiations, the representatives of Steritek negotiated an increase in the price from $5,343,565 to $5,555,155.40. The final purchase price was established based on the judgment of the Board of Directors of Steritek as to a fair value of the Company, including a determination by Albert J. Wozniak, as the principal shareholder, of the minimum amount acceptable to him for the sale of his shares, and the maximum amount QPSI was willing or able to pay. It is to be noted that in order for QPSI to pay the purchase price agreed to, Albert J. Wozniak was required to take the Note (which is unsecured and subordinated) in exchange for a portion of his shares. The terms of the transaction are structured such that Albert J. Wozniak will receive as much cash at closing as QPSI can provide through borrowings from its senior lender, subject to certain
  -14-

  deductions, with the balance to be paid in the form of the Note. In addition, it was necessary for Albert J. Wozniak to personally become a party to the Merger Agreement, thereby exposing him to possible personal liability in the event of later disputes under the Merger Agreement. Steritek's obligation to close is subject to the receipt by it of a fairness opinion in form and substance reasonably satisfactory to it.

       On December 16, 1998, the Company filed a Form 8-K with the Commission to report that the Merger Agreement had been entered into. Following the announcement of the transaction, certain of the minority Shareholders called Albert J. Wozniak to express their approval of the proposed Merger, including its terms. Two minority Shareholders James Kearny and Daryl Zaontz, however, expressed to Albert J. Wozniak or his representatives their belief that the Merger Consideration was inadequate. Steritek encouraged these individuals to present their own, and to solicit other, proposals for a possible sale of the Company. One of those shareholders (James Kearny) referred the Company to another individual (Daniel Dror) to evaluate the possible purchase of the Company. That individual proposed to purchase only the Shares held by Albert J. Wozniak for approximately $1.03 per share, substantially less than the $1.39 per share Merger Consideration negotiated under the Merger Agreement. Albert J. Wozniak rejected that proposal principally because the price was inadequate. Another person, Robert Gofus, who claims to have spoken with the two minority Shareholders mentioned above, submitted certain proposals that involved (i) Steritek selling its contract packaging business to QPSI for the $5,555,155.40, (ii) Steritek maintaining its status as a publicly held company operating only the Physicians Fax Network business, (iii) in effect, the redemption of Albert
  J. Wozniak's interest in Steritek for $1.39 per share in cash and a note, and (iv) then that representative, together with the two minority shareholders mentioned above, taking control of the Company, including the remaining cash proceeds of the sale of the contract packaging business. The Board of Steritek rejected this proposal for a number of reasons, including concerns about the added legal complexity, time and expense to effect such a transaction and an unidentified and apparently inexperienced management team taking control of the Company. Also, that proposal would not allow all minority Shareholders the ability to liquidate his or her investment in the Company. The proposals and correspondence from the two minority shareholders has reinforced the Board's conclusion that the transaction is fair to the minority Shareholders.

  FAIRNESS OF THE MERGER; RECOMMENDATION OF THE BOARD OF DIRECTORS

       In light of the Board's consideration of various strategic alternatives, the Company's competitive position and recent operating results, and other matters, the Board has determined that the Merger is fair to, and in the best interests of, the Company and its Shareholders. In making this determination and in approving the Merger Agreement and the transactions contemplated thereby, the Board considered a number of factors, including but not limited to, the factors described below:

  (i) The Board's knowledge of the business, financial results and prospects of the Company, as well as its knowledge of the contract packaging industry generally.
  -15-

       The Company's business has been transacted principally on a purchase-order by purchase-order basis. Consequently, the Company's earnings have fluctuated and long-term planning has been difficult. The Board does not expect this circumstance to change. QPSI, a member of the National Minority Supplier Development Council, has been able to negotiate contracts with its customers that are not available to the Company. The Board believes that, as a part of QPSI, the Company will be able to take advantage of QPSI's ability to enter into a broader range of contracts for packaging services, resulting in a benefit to the Company. This factor supported the Board's determination that the transaction is in the best interests of the Company.

  (ii) The history of the negotiations with respect to the Merger
  Consideration that, among other things, led to an increase in QPSI's offer from $5,343,565 to $5,555,155.40 for all of the Company's Common Stock and the belief of the members of the Board that such price is the highest price that QPSI would agree to pay.

         The Board negotiated the amount of merger consideration to be paid to the Shareholders. Through these negotiations, the amount of the merger consideration was increased and the form of it was changed from cash and/or equity to all cash (except the portion payable to Albert J. Wozniak). This factor supported the Board's determination that the transaction is fair to the Shareholders and in the best interests of the Company.

  (iii) The views expressed by Board if the Company were to remain publicly owned and Albert J. Wozniak's desire to begin planning for retirement.

       The Board considered that it was not likely that the Company would qualify to be listed on the NASDAQ National Market System in the near future. Without such a listing, the Board was concerned that a regular public trading market for its stock would not develop. Moreover, the Board had concerns about the leadership of the Company if Albert J. Wozniak decided to retire. This factor supported the Board's determination that the transaction is fair to the Shareholders and in the best interests of the Company.

  (iv) The lack of any regular trading market for the Shares since April 30, 1993, and that the available information suggests that during the past twelve months the reported trades in the Company Common Stock ranged from prices of approximately $0.25 to approximately $0.81 per Share compared to the $1.39 per Share price to paid in the Merger.

       In early 1993, the Company filed a registration statement of Form 10 to become a publicly reporting company. The Board intended to develop a regular trading market for the Company's Common Stock. That market never developed. Over the past twelve months, reported trades ranged from $0.25 to $0.81 per Share. The price to be paid in the Merger, $1.39, is substantially above the reported trades over the past twelve months. This factor supported the Board's determination that the transaction is fair to the Shareholders and in the best interests of the Company.

  (v) Discussions with Durkin regarding earnings projections and Durkin's inability to correlate those projections to estimates of possible future trading prices of the Shares based on the limited public float, lack of -16-

  market makers, and limited public trading activity.

       The Board discussed with Durkin the Company's earnings projections. Those projections anticipated sales growth of between 14% and 25% over the next two years, and earnings of $62,367, $180,764 and $672,628 for the fiscal years ending June 30, 1999, 2000 and 2001, respectively. Durkin, however, was unable to correlate those projections to estimates of possible future trading prices. First, the Company's business is transacted on a purchase-order by purchase-order basis. This short-term business cycle makes planning and projection difficult and highly speculative. In addition, the product mix packaged by the Company is determined by its customers. Changes in product mixes have resulted in different profit margins to the Company. Second, because of the limited public float, lack of market makers and limited trading activity, Durkin was unable to rely on the reported trading activity to estimate possible future trading prices for the Shares. This factor supported the Board's determination that the transaction is fair to the Shareholders and in the best interests of the Company.

  (vi) The view expressed by Durkin that the Company was likely to be more appealing to an entrepreneurial buyer in need of additional capacity and seeking to expand its client base, such as QPSI, than to a large publicly traded company.

       Durkin expressed the view that the Company would be more attractive to an entrepreneurial buyer, such as QPSI, in need of additional capacity and seeking to expand its client base, than to a larger publicly traded company. The principal factors supporting this view are that (a) the Company is generally too small to capture the attention of larger public companies, and (b)the market prices for stock of larger public companies is typically established based on a multiple of the company's earnings and Steritek does not have a history of steady earnings. This factor supported the Board's determination that the transaction is fair to the Shareholders and in the best interests of the Company.

  (vii) The opinion of Durkin that, as of the date of such opinion and the date of the Merger Agreement, the $1.39 per Share consideration to be received by the Shareholders (other than the Affiliated Shareholders) in the Merger is fair to such Shareholders from a financial point of view.
  The full text of Durkin's opinion, which sets forth the assumptions made, the matters considered and limitations on the review undertaken by Durkin, is attached as Annex II to this Proxy Statement, and is incorporated herein by reference. Durkin's opinion is directed only to the fairness, from a financial point of view, of the Merger Consideration to be received by the Shareholders (other than the Affiliated Shareholders) in the Merger and is not intended to constitute, and does not constitute, a recommendation as to whether any Shareholder should vote to adopt the Merger Agreement or the Merger. Holders of Company Common Stock are urged to read Durkin's opinion in its entirety.

       The Board sought the opinion of Durkin as to the fairness of the Merger to certain of the Shareholders. Durkin's analysis addressed several valuation methodologies of the Company, including the market prices for the Common Stock, the book value, going concern value and liquidation value of the Company, comparable transactions, projections and a prior offer for the -17-

  Company. The Board and Albert J. Wozniak have each adopted Durkin's opinion. QPSI has adopted Durkin's opinion, but because QPSI did not engage Durkin or provide any information to Durkin, QPSI relied on the information provided by the Company and Albert J. Wozniak in adopting Durkin's opinion. Durkin's opinion, based on these analyses, supported the Board's determination that the transaction is fair to the Shareholders and in the best interests of the Company.

  (viii) The terms and conditions of the Merger Agreement, including (A) the amount and form of consideration (cash) to the minority shareholders, as opposed to Albert J. Wozniak (cash and the Note), and (B) the fact that Albert J. Wozniak, and no other Shareholder, is a party to the Merger Agreement.

       The terms of the Merger Agreement provide for all Shareholders, other than Albert J. Wozniak, to receive cash at closing. These terms provide for immediate liquidity to those Shareholders. In addition, no Shareholder, other than Albert J. Wozniak, bears any personal liability or is in any way contractually bound under, the Merger Agreement. This factor supported the Board's determination that the transaction is fair to the Shareholders and in the best interests of the Company.

       The foregoing discussion of the information and factors considered by the Board is not meant to be exhaustive, but includes the material factors considered by it. The Board viewed its position and recommendations as being based on the totality of the information presented to and considered by it, except that particular consideration was placed on (i) the opinion of Durkin that, as of the date of the opinion and the date of the Merger Agreement, the $1.39 per Share Merger Consideration to be received by the Shareholders (other than the Affiliated Shareholders) in the Merger was fair to such Shareholders from a financial point of view, and (ii) the active arm's-length bargaining that had occurred between the representatives of Steritek, on the one hand, and QPSI on the other hand, that resulted in the $1.39 per Share Merger Consideration, which the members of the Board of Steritek believed was the highest price that QPSI would agree to pay.

       The Board recognized that immediately following the proposed Merger, Shareholders (other than Albert J. Wozniak) would cease to have an interest in an ongoing corporation with potential for future growth, and the Board therefore gave consideration to the Company's results of operations and current forecasts of future revenues and earnings in reaching its determination to approve the Merger Agreement. The Board also recognized that Albert J. Wozniak (or both of the Affiliated Shareholders if James K. Wozniak receives an equity interest in QPSI) would have an opportunity, subject to the risks of QPSI's business, to benefit from any increases in its value following the Merger. The Board recognized that this represented a potential conflict between the interests of the Affiliated Shareholders (both of whom are officers and employees of the Company) and the Company's other Shareholders.
  See "--Interests of Certain Persons in the Merger; Conflicts of Interest."

       In considering the fairness of the Merger, Shareholders should be aware that Albert J. Wozniak has a substantial equity ownership position in the Company and also owns approximately 19.8% of the issued and outstanding common stock of QPSI. Albert J. Wozniak is not, however, an officer or director of QPSI. As of April 15, 1999, Albert J.
  Wozniak owned approximately 67% of the outstanding Shares of the
  -18-

  Company's Common Stock on a fully diluted basis.

       The Board believes that the Merger is procedurally fair because: (i) although Albert J. Wozniak owns an interest in QPSI, QPSI is effectively controlled by an unrelated person, K. Michael Ricketts, who owns 51% of QPSI; (ii) the price is higher than the highest price the Board could obtain from CII in a reasonably contemporaneous proposed transaction;
  (iii) the Board retained and was advised by Durkin and Durkin rendered an opinion concerning the fairness, from a financial point of view, of the consideration to be received by the Shareholders (other than Affiliated Shareholders) in the Merger; (iv) the Board entertained and encouraged proposals from certain minority shareholders and their representatives as to certain transactions in addition to, or alternative to, the proposed Merger; and (v)the $1.39 per share price for the Company's Common Stock and the other terms and conditions of the Merger Agreement resulted from active and lengthy arm's-length bargaining between the representatives of Steritek, on the one hand, and QPSI on the other hand. The Merger Agreement provides for the approval of the Merger Agreement by the affirmative vote of the Shareholders to the satisfaction of Steritek and its counsel. The Board believes that the foregoing factors provide an adequate basis for procedural fairness in the absence of (i) structuring the transaction to require the approval of at least a majority of the unaffiliated security holders, and (ii) the retention of an unaffiliated representative to act solely on behalf of the unaffiliated security holders for the purpose of negotiating the terms of the transaction and/or preparing a report concerning the fairness of the transaction.

       The rules of the Commission require the issuer and each affiliate to express its belief as to the fairness of the Merger to unaffiliated security holders. Each of QPSI and Albert J. Wozniak have considered the factors noted above which were taken into account by the Board. Each of QPSI and Albert J. Wozniak also considered the fact that Steritek required, as a condition to closing the Merger, the Board to have determined that the Merger Agreement was fair to the Shareholders and to have obtained an opinion that the Merger Consideration to be received in the Merger by holders of the Company's Common Stock pursuant to the Merger Agreement is fair to such holders. On the basis of the foregoing considerations each of the Board of Directors of the Company and Albert J. Wozniak believe, and on the basis of the foregoing considerations and in reliance on the foregoing representations of the Board of Directors of the Company and Albert J. Wozniak, QPSI also believes, that the Merger is fair to unaffiliated security holders. In addition, QPSI and Albert J. Wozniak have considered the measures taken by the Board to ensure the procedural fairness of the transaction, including the retention of legal and financial advisors and the arms-length nature of the negotiations. See "--Background of the Merger".

       Other than the recommendations of the Board that the Shareholders vote in favor of adoption of the Merger Agreement and the Merger, no other person filing the Schedule 13E-3 with the Commission has made any recommendation with respect to the Merger or any other transaction contemplated thereby. The transaction does not require the approval of at least a majority of the unaffiliated security holders. The unaffiliated security holders were not represented by an unaffiliated -19-

  representative retained to act solely on their behalf for purposes of negotiating the terms of the transaction. Albert J. Wozniak and James K. Wozniak intend to vote their Shares in favor of the Merger. If Albert
  J. Wozniak votes his Shares in favor of the Merger, the transaction will be approved, even if all unaffiliated shareholders vote against it.

  FAIRNESS OPINION

       On January 27, 1999, John Durkin Associates, LLC ("Durkin"), delivered its written opinion to the effect that, as of the date of such opinion and the date of the Merger Agreement, the $1.39 cash consideration to be received by the Shareholders of the Company (other than the Affiliated Shareholders) in the Merger is fair to such shareholders from a financial point of view. In rendering its opinion, Durkin did not make appraisals of the Company's assets in connection with its analyses of the valuation of the Company. In addition, Durkin was not requested to and did not solicit third parties who might be interested in acquiring all or any part of the Company in connection with its investigation. No limitations were imposed by the Board with respect to the investigation made or the procedures followed by Durkin in rendering its opinion. The Company and management cooperated fully with Durkin in connection with its investigation.

  REPORT FROM STERITEK'S FINANCIAL ADVISOR; FAIRNESS OF THE TRANSACTION

      OPINION OF FINANCIAL ADVISOR

       Pursuant to an engagement letter dated December 24, 1998 (the "Engagement Letter"), the Board engaged Durkin to review and evaluate the fairness, from a financial point of view, to the Shareholders of the Company (other than the Affiliated Shareholders) of the proposed acquisition of the Company by QPSI. Durkin is a financial consultant and, as part of its activities, is continually engaged in the business of advising companies on acquisition and disposition strategies and valuations for existing business enterprises. Durkin has valued companies in various contexts, including merger and acquisition transactions, securities offerings and debt financings. Prior to establishing his financial consulting practice, he was the President of IVAX Industries, Inc., a wholly-owned subsidiary of IVAX Corporation, a publicly traded pharmaceutical company. He has also served in various other executive capacities at publicly held and privately owned companies, including chief financial officer of two public companies and the director of finance for an investment bank based on Wall Street, New York City. Durkin is licensed as a certified public accountant, having gained his experience working with Arthur Andersen & Co. Durkin has not previously provided services to Steritek. The Board, through its representative, contacted three investment banks, one accounting firm and Durkin to review and evaluate the fairness, from a financial point of view, to the Shareholders of the Company (other than the Affiliated Shareholders) of the proposed acquisition of the Company by QPSI. The Board selected Durkin as its financial advisor on the basis of its experience and expertise in transactions similar to the Merger, his independence, his ability to devote immediate attention to the matter and meet the Company's time deadlines, and his fee proposal. The Company determined the amount of the Merger Consideration.

  -20-

       In connection with the consideration by the Board of the merits of the Merger, Durkin was asked under the terms of the Engagement Letter to perform various financial analyses and deliver to the Board its opinion based on such analyses. On January 27, 1999 Durkin delivered its opinion to the effect that the consideration to be received by the Shareholders of the Company (other than the Affiliated Shareholders) in the Merger is fair from a financial point of view (the "Durkin Opinion").

       THE FULL TEXT OF THE DURKIN OPINION, WHICH SETS FORTH THE ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITATIONS OF REVIEW BY DURKIN, IS ATTACHED HERETO AS ANNEX II AND IS INCORPORATED HEREIN BY REFERENCE AND SHOULD BE READ CAREFULLY AND IN ITS ENTIRETY IN CONNECTION WITH THIS PROXY STATEMENT. THE FOLLOWING SUMMARY OF THE DURKIN OPINION IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF THE DURKIN OPINION. THE DURKIN OPINION DOES NOT CONSTITUTE A RECOMMENDATION TO ANY SHAREHOLDER OF THE COMPANY AS TO HOW SUCH SHAREHOLDER SHOULD VOTE AT THE SPECIAL MEETING.

       In arriving at its opinion, Durkin, among other things: (i) reviewed the Merger Agreement, dated December 4, 1998, the Note, Albert's Employment Agreement and James' Employment Agreement; (ii) reviewed Steritek's Annual Reports on Form 10-K filed with the Securities and Exchange Commission for the years ending June 30, 1994 through June 30, 1998 and the Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission for the quarter ended September 30, 1998;
  (iii) reviewed the proxy statement of the most recent Shareholders' Meeting held on April 9, 1998 as filed with the Securities and Exchange Commission; (iv) reviewed historical financial results of Steritek as supplied by the management of Steritek; (v) reviewed forecasts and projections compiled by Lear & Pannepacker, Certified Public Accountants; (vi) held meetings with Steritek's management regarding the business, operations and prospects of Steritek; (vii) held discussions with Steritek's independent accountants and other advisors; (viii) performed due diligence, including a plant visit; (ix) performed various valuation analyses, as Durkin deemed appropriate, of Steritek using generally accepted methodologies, including (1) price earnings ratios; (2) internal rate of return analysis; (3) liquidation valuation,
  (4) leveraged buyout analysis and (5) a comparable industry transactions analysis; and (x) reviewed very limited historical trading prices and volumes of Steritek's Common Stock.

       In its review and analysis and in formulating the Durkin Opinion, Durkin assumed and relied upon the accuracy and completeness of all information supplied or otherwise made available to it by the Company or obtained by it from other sources, and upon the assurance of the Company's management that they are not aware of any information or facts that would make the information provided to Durkin incomplete or misleading. Durkin did not independently verify such information. Durkin did not undertake an independent appraisal of the assets or liabilities
   (contingent or otherwise) of the Company, nor was it furnished with any such appraisals. With respect to financial forecasts and projections of the Company referred to in clause (v) above, Durkin was advised by the Company, and Durkin assumed, without independent investigation, that they were reasonably prepared and reflected the best currently available estimates and judgments of management of the Company as to
  -21-

  the expected future financial performance of the Company.

       Durkin noted that the Durkin Opinion was necessarily based upon financial, economic, market and other conditions as they existed, and the information made available to Durkin, as of January 27, 1999. Durkin disclaimed any undertaking or obligation to advise any person of any change in any fact or matter affecting the Durkin Opinion which may come or be brought to its attention after the date of the Durkin Opinion.

       Set forth below is a brief summary of selected analyses presented by Durkin to the Board on January 29, 1999 in connection with the Durkin Opinion.

      PUBLIC MARKET FOR SHARES OF STERITEK

       Steritek is a publicly traded company. There has been very little activity in the trading of Steritek's Common Stock over the last several years. In the last six months of 1998, less than 100,000 shares traded in the open market. The only trade at greater than $0.75 was on December 28, 1998 at $0.8125. This trade occurred subsequent to the announcement of the proposed merger with QPSI, which is at $1.39 per share. As a result of the limited reported trading of Steritek Common Stock in the public market place, and considering the per share value of those trades relative to the offer made by QPSI, Durkin gave no consideration, in the overall valuation of Steritek, to the trading of Steritek's
  Common Stock in the public market place, other than to recognize that the offered price in the Merger is substantially more than any of the publicly reported trades.

      PRICE TIMES BOOK VALUE

       Durkin analyzed the transaction on the basis of the "price times book value" ratio. Durkin concluded that the Merger transaction, which is priced at 2.7 times Steritek's book value, is fair when compared to acquisition transactions of companies in the same industry. These comparable transactions were Caraustar's acquisition of General Packaging Services and West's acquisition of Paco. In addition, Durkin concluded that when sales and earnings are averaged over the last several years, the "price/sales" and "price/operating profit" ratios also indicate the fairness of the proposed transaction.

       No company used by Durkin in the above analysis as a comparison is identical to the Company. Accordingly, an analysis of the results of the foregoing involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies and other factors that could affect the public trading value of the companies to which the Company is being compared. Mathematical analysis (such as determining average or a range) is not, in itself, a meaningful method of using comparable company data.

      COMPARABLE TRANSACTIONS ANALYSIS

       Durkin identified two transactions, in particular, that he deemed reasonably comparable to the proposed Merger. Durkin concluded that the most significant gauge for the valuation of Steritek is an analysis of the -22-

  acquisition of Paco Pharmaceuticals Services, Inc. ("Paco") by West Company, Inc. ("West") in April 1997. Durkin's rationale for relying principally on the Paco transaction is that it was apparently an arm's-length transaction between two public entities in the same industry as Steritek. In almost every category Paco had operating results that were stronger than those of Steritek, had a more diversified customer base and more experienced staff personnel in design/engineering and sales. In most instances the proposed consideration to Steritek Shareholders was based on a price calculation that was better than that received by Paco shareholders. Durkin compared certain valuation factors from that transaction to the valuation factors for the proposed transaction between QPSI and Steritek. In particular, it considered the following factors:

                                               Paco             Steritek
                                          ---------------    ---------------
  Price/Book                                    1.40               2.70
  Price/Sales - prior year                       .79                .64
  Price/Sales - prior 3 yr average               .77                .91
  Price/Sales - prior 5 yr average               .86               1.03
  Price/Operating Income - prior year          11.50               6.10
  Price/Operating Income - prior 3 yr average   8.90              52.90
  Price/Operating Income - prior 5 yr average  10.00                N/A

  Durkin considered that, in addition to pure size, there are several other factors that indicate that Paco would have carried higher multiples than Steritek. Paco had a thirty year history and employed six design and engineering specialists, compared to only one such specialists at Steritek. Paco had nine sales representatives with over 90 years experience compared to two salesmen with limited experience at Steritek. Paco provided services to 13 of the 16 largest pharmaceutical companies, compared to only five for Steritek. Only one Paco customer accounted for more than 10 percent of its total business compared to the fact that three of Steritek's customers have accounted for approximately 72% of packaging services revenues over the last three fiscal years. Considering the comparative strength and diversity of Paco to Steritek, Durkin concluded that the above financial comparisons indicate that the price contemplated in the QPSI merger with Steritek is fair.

       Another transaction deemed reasonably comparable by Durkin was the acquisition by Caraustar Industries, Inc. of General Packaging Services, Inc. ("GPS")in March 1997. GPS had sales of approximately $12,000,000 per annum and a net book value of approximately $4,200,000. The purchase price was approximately $10,300,000, representing a Price to Book Value of
  2.5 and a Price to Sales of .86. Durkin noted that the similar ratios for the proposed Steritek transaction are comparable when the last three years of activity is considered.

       No company or transaction used in the above analysis as a comparison is identical to the Company or the Merger. Accordingly, an analysis of the results of the foregoing involves complex considerations and judgments -23-

  concerning differences in financial and operating characteristics of the companies and other factors that could affect the transaction multiples for the companies to which the Company and the Merger are being compared. Mathematical analysis (such as determining average or a range) is not, in itself, a meaningful method of using comparable transaction data.

      INTERNAL RATE OF RETURN ANALYSIS

       Durkin prepared an internal rate of return analysis in connection with its assignment. Durkin first reviewed cash flows from projections compiled by Lear & Pannepacker ("Lear") based on information provided by management, and accompanied by Lear's compilation report dated January 18, 1999, for the fiscal years ending June 30, 1999, 2000 and 2001. Lear is a firm of certified public accountants, based in Princeton, New Jersey, who has performed certain special projects for the Company from time to time. Lear is also the independent public accountant for QPSI. A compilation is limited to presenting in the form of a projection information that is the representation of management and does not include evaluation of the support for the assumptions underlying the projections. Lear has not examined the projections and, accordingly, does not express an opinion or any other form of assurance on the statements or assumptions. Lear has not audited or reviewed the Company's historical financial statements and does not express an opinion or any other form of assurance on them. Furthermore, there will usually be differences between the projected and actual results because events and circumstances frequently do not occur as expected, and those differences may be material. Lear has no responsibility to update its report for events and circumstances occurring after the date thereof. The projections were prepared for Durkin in connection with its fairness opinion related to the proposed merger with QPSI. The projections were not intended to be used, and should not be used, for any other purpose.

       The projections reflected net assets of $2,276,392, $2,457,156, and $3,129,784 for the fiscal years ending June 30, 1999, 2000 and 2001, respectively. The projections reflected net income of $62,367, $180,764, and $672,628 for the fiscal years ending June 30, 1999, 2000 and 2001, respectively. The projections reflected net changes in cash of ($180,520), ($85,353), and $384,583 for the fiscal years ending June 30, 1999, 2000 and 2001, respectively. The principal assumptions in the projections are:
  (i) growth in sales of between 14% and 25%, reflecting management's optimistic estimates over the period; (ii) a gross margin of 40%, based on management's experience; and (iii) increases in SG&A in the amount of 5% per year, based on management's experience.

       Durkin extended the projections for an additional seven years on both reasonable and more optimistic assumptions. Durkin then analyzed the projected cash flows required to provide rates of return from 12% to 28% on the investment required in the contemplated acquisition of Steritek by QPSI. Durkin noted that substantial cash flow increases will be required by Steritek over the next ten years to provide such returns. The most conservative approach provides for an annual return on cash of 12% and the most optimistic for an annual return of 28%, based upon a purchase price of $5,555,000. Durkin's calculations utilize price to cash flow ratios in determining the value of Steritek ten years out that are comparable to the price to cash flow ratios for the industry represented by Caraustar, which range from a low of 7.7 to a high of 22.7. Durkin concluded that the resultant calculated rates of return are representative of expected rates of return on a transaction such as the acquisition of Steritek.

       Inherent in any internal rate of return valuation are the use of a number of assumptions, including the accuracy of projections. Variations in any of these assumptions or judgements could significantly alter the results of an internal rate of return analysis.

      INDUSTRY COMPARISONS

       Durkin concluded that Steritek is in an industry that does not have many counterparts that are public companies, and thus there is limited public industry financial data. One company, Caraustar, is a multifaceted packaging conglomerate with sales steadily increasing from 1993 through 1997 from $365,000,000 to $696,000,000. Operating profit increased from $48,000,000 to $96,000,000 for the same period. On the other hand, Steritek is much smaller, has had erratic revenues and earnings, and has only obtained significant profitability in those years when a large volume non-repeating specific purchase order was in hand. Therefore, utilization of the public market place valuation ratios of Caraustar puts the Steritek values that are computed when using these Caraustar ratios at the higher end of the range of values for Steritek. Caraustar is currently selling at. 2.76 times book value and -24-

  .91 of sales. The proposed acquisition of Steritek is at 2.7 times book value and .91 of sales averaged over the past three years. It is important to average the sales and profits of Steritek over a period that reflects the occurrence of the larger non-repeating specific purchase orders that have created the high profit years for Steritek. This period appears to be three years. When the current Caraustar P/E ratio of 13 is applied to the average EPS of Steritek over the last three years, the share per value is calculated at $.65 as of June 30, 1998. Based on the projections compiled by Lear & Pannepacker, Certified Public Accountants, for the current year (ending June 30, 1998) and historical earnings for the past two years, the price per share, based on a three year trailing average EPS of Steritek and the Caraustar P/E of 13, is $1.43. The proposed acquisition price is $1.39.

      CARAUSTAR OFFER TO PURCHASE STERITEK

       Durkin also considered one recent prior proposal regarding the purchase of Steritek. In June of 1998, an initial proposal was made to acquire Steritek by Caraustar. This preliminary offer was made as a stock for stock transaction when Caraustar's stock was trading in the $30 to $32 range. In the ensuing two months, the trading value of Caraustar stock dropped to the low $20's, a drop of over 30%. While the Board of Directors of Steritek wished to pursue the transaction with Caraustar, Caraustar withdrew its proposal which was valued at $5,000,000. Durkin concluded that this recently proposed transaction from an arm's-length and knowledgeable buyer provides a reasonable basis for valuing Steritek in the $5,000,000 range.

      LIQUIDATION VALUE

       Durkin concluded that Steritek has a liquidation value of less than book value. The deferred tax asset, of approximately $422,000, is generally worthless in a liquidation, and management believes that the fixed assets are carried on the balance sheet at close to their fair market value. As a result, the liquidation value of Steritek's assets is less than their book value, and the proposed transaction is at a multiple of 2.7 times book value including the deferred tax asset.

      LEVERAGED BUYOUT ANALYSIS

       Durkin advised that a leveraged buyout is often times a way to maximize current shareholder value. However, in this case, Durkin concluded that financing from leveraging the assets would only be able to provide funding for 35% of the acquisition price offered by QPSI.

      OTHER ANALYSES

       In rendering its opinion, Durkin considered certain other factors and conducted certain other analyses. These analyses did not directly focus on the Merger Consideration, but were undertaken to provide contextual data and comparative market data to assist in assessing the Merger and the market's evaluation of the Company. These other factors included the relative strength of the economy, the strength of the stock market, relatively low interest rates, and the strong merger and acquisition market.
  -25-


       The summary set forth above does not purport to be a complete description of the presentation by Durkin to the Board or the analyses performed by Durkin. The preparation of a fairness opinion necessarily is not susceptible to partial analysis or summary description. Durkin believes that such analyses and the summary set forth above must be considered as a whole and that selecting portions of its analyses and of the factors considered, without considering all such analyses and factors, would create an incomplete view of the analyses set forth in its presentation to Board. In addition, Durkin may have given various analyses more or less weight than other analyses, and may have deemed various assumptions more or less probable than other assumptions, so that the ranges of valuations resulting from any particular analysis described above should not be taken to be Durkin's view of the actual value of the Company.

       In performing its analyses, Durkin made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of the Company. The analyses performed by Durkin are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than suggested by such analyses. Such analyses were prepared solely as part of Durkin's analysis of the fairness, from a financial point of view, of the consideration to be received in the Merger by the Company's Shareholders (other than the Affiliated Shareholders) and were provided to the Board in connection with the delivery of the Durkin Opinion. The analyses do not purport to be appraisals or to reflect the prices at which a company might actually be sold or the prices at which any securities may trade at the present time
  or at any time in the future.   Durkin used in its analyses various
  projections of future performance prepared or approved by the management of the Company. The projections are based on numerous variables and assumptions which are inherently unpredictable. Accordingly, actual results could vary significantly from those set forth in such projections.

       As described above, the Durkin Opinion and presentation to the Board were among the many factors taken into consideration by the Company's Board of Directors in making its determination to approve, and to recommend that its Shareholders approve, the Merger.

       Pursuant to the Engagement Letter, the Company has agreed to pay Durkin a fee of $25,000 following the delivery of the Durkin
  Opinion. Pursuant to a separate letter agreement, the Company has agreed to indemnify Durkin, its affiliates, and their respective partners, directors, officers, agents, consultants, employees and controlling persons against certain liabilities, including liabilities under the federal securities laws.

  INTERESTS OF CERTAIN PERSONS IN THE MERGER; CONFLICTS OF INTEREST

       In considering the recommendation of the Board of Directors with respect to the Merger, Shareholders should be aware that both members of the Board have certain interests that present them with actual or potential conflicts of interest in connection with the Merger. The Board of Directors was aware of these conflicts and considered them among the -26-

  other matters described under "--Fairness of the Merger; Recommendation of the Board of Directors."

       Albert J. Wozniak, the Company's Chairman of the Board, President and Chief Executive Officer, and James K. Wozniak, a member of the Board and Vice President and Chief Financial Officer, will each have an employment contract with QPSI following the Merger and are expected to become members of the Board of Directors of QPSI. Copies of their employment contracts are attached hereto as part of Annex I. The employment contracts provide for employment under terms and conditions no more favorable than those each has in connection with his current employment by Steritek. In addition, if the proposed Merger is completed, Albert J. Wozniak, James K. Wozniak, QPSI and the other shareholders of QPSI may enter into agreements changing the equity ownership of QPSI.

  Shareholders Agreement

       As a condition to the obligations of all parties to close the Merger, the shareholders of QPSI, which will include Albert J. Wozniak, K. Michael Ricketts and Alan Wozniak, must enter into a shareholders agreement satisfactory to all of them. It is expected that such Shareholders Agreement, which has not yet been prepared, will address the issues normally covered in a shareholders agreement among shareholders of a closely held company. These issues would include limitations on resale of shares, super majority voting rights, transfer of shares on the death or disability of a shareholder, and similar matters.

  Stock Option Plan

       Albert J. Wozniak, James K. Wozniak, one of the Company's former directors, a former employee and an independent contractor participate in the Company's Stock Option Plan (the "Company Stock Option Plan"). The purpose of the Company Stock Option Plan is to provide increased incentives to such persons, to encourage such persons to become affiliated with the Company and to align the interests of such persons with those of the Shareholders. The Stock Option Plan is administered by the Board. Holders of options will be entitled to immediately exercise their options for the aggregate number of Shares subject to such options and be entitled to receive the Merger Consideration (less the exercise price). See "THE MERGER--Effect on Stock Options."

  Employment Agreements

       Albert J. Wozniak does not presently have a written employment agreement with the Company. In connection with the Merger, he will enter into an Employment Agreement ("Albert's Employment Agreement") with terms consistent in all material respects with his current employment
  relationship with the Company.   The term of the Albert's Employment
  Agreement is through December 31, 1999, with annual compensation of $300,000, followed by a consulting agreement for three years thereafter at annual compensation of $200,000. In addition, Albert J. Wozniak is provided an expense allowance. A copy of Albert's Employment Agreement is included in Annex I hereto.

  -27-

       The Company entered into a ten year employment agreement with James K. Wozniak on March 1, 1998 (the "James Employment Agreement") which provides that James Wozniak will be employed as Vice President and Chief Financial Officer. James Wozniak's base compensation under the James Employment Agreement is currently $125,000 per year and may be adjusted from time to time by the Board of Directors. In addition, James Wozniak is entitled to receive annual bonuses as determined by the Board. The Company may terminate James Wozniak's employment only for cause. In the Merger negotiations, the term of James Employment Agreement was reduced from 10 years to five years and the circumstances under which he can be terminated have been expanded. A copy of James Employment Agreement is included in Annex I hereto.

       The compensation levels and employee benefit plans and programs for Albert J. Wozniak and James K. Wozniak after the Merger are expected to be no more favorable than those currently provided by the Company. It is not anticipated that any director or officer of the Company will receive any payment under any severance agreement as a result of the Merger.

  Transactions with Affiliates

       Steritek is owned approximately 67% by Albert J. Wozniak. See "SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT". QPSI is owned of record as follows: (i) 19.8% by Albert J. Wozniak; (ii) 29.2% by Alan Wozniak (Albert J. Wozniak's son); and (iii) 51.0% by K.
  Michael Ricketts (collectively, the "QPSI Shareholders"). In addition, Albert J. Wozniak, Alan Wozniak and K. Michael Ricketts are equal members in AAM Associates, L.L.C. ("AAM"), a limited liability company that owns land and building that QPSI uses pursuant to a lease agreement.

       If the proposed Merger is completed, the ownership of QPSI will be as set forth in the preceding paragraph. Immediately following the Merger, the QPSI Shareholders and QPSI will be free to enter into transactions among themselves to alter the ownership and other interests each has in QPSI. Following the Merger, Albert J. Wozniak and James K. Wozniak will each have an employment or consulting agreement with QPSI and each expects to become a member of the Board of Directors of QPSI.

       On a limited basis during the past year, QPSI and Steritek have transacted business with one another.

  Indemnification

       The Company is a New Jersey corporation. Section 14A:3-5 of the New Jersey Business Corporation Act ("BCA") enables a corporation to indemnify corporate agents, including directors and officers, against his expenses and liabilities in connection with any proceeding involving the corporate agent by reason of his being or having been such a corporate agent, other than a proceeding by or in the right of the corporation, if
  (a) such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the corporation; and (b) with respect to any criminal proceeding, such corporate agent had no reasonable cause to believe his conduct was unlawful.

  -28-

       The Restated Certificate of Incorporation of the Company provides that a director or officer of the Company shall not be personally liable to the Company or its shareholders for damages for breach of any duty owed to the Company or its shareholders, except for liability for any breach of duty based upon an act or omission (a) in breach of such person's duty of loyalty to the Company or its shareholders, (b) not in good faith or involving a knowing violation of law or (c) resulting in receipt by such person of an improper personal benefit. The By-Laws of the Company provide for indemnification of each of the Company's directors and officer to the full extent permitted by the BCA.

       Such indemnification is further subject to the terms and conditions set forth in the Merger Agreement, including but not limited to the requirement that for at least four years after the Effective Time of the Merger, QPSI will continue the policy of Director and Officer Insurance ("D&O Insurance") currently held by the Company, or a policy reasonably equivalent thereto.

  PURPOSE OF THE MERGER

       The purpose of the Merger is for QPSI to acquire the entire equity interest in the Company and, thereafter, to continue its operations. In connection with the Merger, (i) Acquisition will be merged with and into the Company, with the Company being the Surviving Corporation of the Merger, (ii) the Shareholders of the Company will exchange their Shares in the Company for the Merger Consideration and (iii) the Company will issue shares of its Common Stock to QPSI, thereby becoming a wholly-owned subsidiary of QPSI.

       The acquisition of the Company was structured to allow QPSI to acquire for cash and the Note all Shares of the Company's Common Stock. The Company's purpose in submitting the Merger to the vote of its Shareholders with a favorable recommendation at this time is to allow the Shareholders an opportunity to receive a cash payment at a fair price in order to provide a prompt and orderly transfer of ownership of the Company to QPSI and to provide the Shareholders (other than Albert J. Wozniak) with cash for all of their Shares of the Company's Common Stock.

       Except for the Merger, QPSI does not have any present plans that relate to or would result in an extraordinary corporate transaction such as a Merger, reorganization or liquidation involving the Company or a sale or other transfer of a material amount of assets of the Company or any changes in the Company's corporate structure or business. QPSI, however, will continue to evaluate the business and operations of the Company after the Merger and make such changes as are deemed appropriate.

       In addition, QPSI does not have any present plans that relate to or would result in a merger, reorganization or liquidation involving QPSI or a sale or other transfer of a material amount of assets of QPSI or its business. QPSI and Albert J. Wozniak have discussed, however, changes in QPSI's corporate structure that would reduce Albert J.
  Wozniak's participation in that company, as well as increasing James
  K. Wozniak's participation in QPSI. QPSI may, upon the agreement of the required parties, make such changes in its ownership structure as it deems appropriate.
  -29-

  CERTAIN EFFECTS AND DETRIMENTS OF THE MERGER

       Shareholders should be aware of the following effects and detriments of the Merger.

       Upon consummation of the Merger, each Shareholder (other than Albert
  J. Wozniak) will be entitled to receive a payment in cash of $1.39 per Share, without interest. Albert J. Wozniak expects to receive total consideration of $3,581,321 in exchange for his Shares in the Company, of which at least $750,000 is expected to be paid in cash at closing and the balance is to be paid in the form of the Note. James K. Wozniak expects to receive total consideration of $190,430 for his Shares in the Company, all of which will be paid in cash at closing. The receipt of cash in exchange for the Shares is expected to be a taxable transaction and to result in certain federal income tax consequences to Shareholders. See "THE MERGER-- FEDERAL INCOME TAX CONSIDERATIONS." No shareholder will be entitled to exercise appraisal rights pursuant to the BCA. The Company will become a wholly-owned subsidiary of QPSI. The Shareholders, as of the Effective Time of the Merger, will have no ownership interest in the Company and will no longer participate in the future earnings and potential growth of the Company. Upon the consummation of the Merger, Albert J. Wozniak will continue to be a 19.8% shareholder of QPSI, and James K. Wozniak is expected to become, a shareholder of QPSI. As shareholders of QPSI, such persons can be expected to indirectly participate in the future earnings and potential growth of the Company. Albert and James Wozniak will also be directors and employees of QPSI. See "SPECIAL FACTORS--INTERESTS OF CERTAIN PERSONS IN THE MERGER; CONFLICTS OF INTEREST".

       As a wholly-owned subsidiary of QPSI, the Company will be a privately held corporation. From the Effective Time, price quotations with respect to the Shares will not be available. The registration of the Shares under the Exchange Act will terminate and this termination will eliminate the Company's obligation to file periodic financial and other information with the Commission and will make certain of the provisions of the Exchange Act, such as the short-swing profit recovery provisions of Section 16(b) and the requirement, under the proxy rules of Regulation 14A, of furnishing a proxy or information statement in connection with Shareholders meetings, no longer applicable to the Company.

       Pursuant to the terms of the Merger Agreement, the Board of Directors and officers of the Company will remain the directors and officers of the Surviving Corporation. However, because the Surviving Corporation will then be a wholly-owned subsidiary of QPSI, it can be expected that QPSI will replace the directors and officers of the Surviving Corporation.

  PLANS FOR THE COMPANY AFTER THE MERGER

       It is expected that following the Merger the business and operations of the Company will, except as set forth in this Proxy Statement, be conducted by the Surviving Corporation, as a wholly-owned subsidiary of QPSI, as they are currently conducted.

       Except as described in this Proxy Statement, QPSI does not have any present plans or proposals that relate to or would result in an extraordinary corporate transaction involving the Company's corporate -30-

  structure, business or management, such as a merger, reorganization, liquidation, relocation of any operations of the Company or sale or transfer of a material amount of assets other than the transactions described in this Proxy Statement. However, the Board of QPSI will continue to evaluate the business and operations of the Surviving Corporation following the Merger and may propose or develop new plans and proposals which they consider to be in the best interests of the Surviving Corporation.

  RISK THAT THE MERGER WILL NOT BE CONSUMMATED

       Consummation of the Merger is subject to a number of conditions, including those described in "THE MERGER--Conditions to the Merger." QPSI has not yet obtained a commitment for the required financing. The commitment, if received, can be expected to contain numerous conditions. Therefore, even if the requisite Shareholder approval is obtained, there can be no assurance that the all of the conditions in the commitment will be met and that the Merger will be consummated.

       It is expected that if the Merger Agreement is not adopted by the Shareholders, or if the Merger is not consummated for any other reason, the Company's current management, under the direction of the current Board, will continue to manage the Company as an on-going business.
  The Company may file a Form 15 under the Exchange Act with the Commission to discontinue its reporting and certain of its other obligations thereunder. No other transaction is currently being considered by the Company as an alternative to the Merger.

                                   THE COMPANY

  DEVELOPMENT OF THE BUSINESS OF THE COMPANY

       Steritek was organized under the name Plasmetics, Inc. on March 9, 1979 to develop, manufacture and market disposable biomedical devices for therapeutic, diagnostic and other cardiovascular applications. In June 1983, Plasmetics, Inc. changed its name to CardioSearch Inc. ("CardioSearch"). On December 26, 1986, Steritek, Inc., a privately held company principally engaged in providing contract packaging services and promotional materials assembly for the pharmaceutical, medical, health and beauty industries (since 1972), merged with and into CardioSearch. For accounting purposes, the merger was accounted for as a reverse acquisition by Steritek, Inc. because its shareholder, Albert
  J. Wozniak, owned the majority of the outstanding shares of the surviving corporation after the merger. Simultaneously with the merger, CardioSearch changed its name to Steritek, Inc. and the directors and officers of the former Steritek, Inc. became the directors and officers of the surviving corporation. The principal business of the former Steritek, Inc. became the principal business of the surviving corporation.

       The principal business of the Company is Contract Packaging, which involves contract packaging services and promotional materials assembly for manufacturers of products in the pharmaceutical, medical, personal health and beauty industries (collectively, "health care"). The Company is also engaged in the communication, on behalf of pharmaceutical
  -31-

  companies and others, of medically-oriented information to physicians through the Company's Physicians Fax Network. Until October 6, 1995, the Company, through its BioMedical Services business, was engaged in; (i) the distribution of its proprietary intracranial pressure monitors, and
  (ii) manufacturing and supplying products and accessories for electron microscope laboratories (through its wholly owned subsidiary, Sterimed, Inc.). The Company sold its BioMedical Services business on October 6, 1995. The Company's strategy is to continue to enhance its core business of contract packaging.

  DESCRIPTION OF THE BUSINESS

       Contract Packaging

       The Company's contract packaging services are its principal business activity. The Company believes that the packaging of a health care product is an integral part of its efficacy, safety and consumer acceptance. Although many manufacturers of health care products include packaging as part of the manufacturing process, many of these same manufacturers utilize the services of independent packaging companies in certain circumstances. For example, sample distributions, special promotions and less established products are typically characterized by lower production volumes and special packaging needs.
  In addition, new product introductions and times of peak demand may require special packaging needs and/or additional packaging capacity. Also, certain manufacturers may not have the necessary packaging equipment or expertise to package certain of their products and may be unwilling to devote the capital resources necessary to undertake packaging them. In these circumstances, independent packagers often offer an efficient, flexible and economical alternative to in-house packaging.

      The Company provides a range of packaging services to its health care customers. The Company packages health care products supplied to it in bulk quantities by its customers in the form of finished products such as feminine hygiene products, tablets, capsules, powders, patches, ointments, lotions and liquids. The Company's packaging services include pouch filling/sealing, blister and strip packaging, form fill and seal, production of display units, shrink wrapping, over wrapping, heat sealing, die cutting/laminating, tamper evident packaging, ink jet labeling and bar coding. The Company's major customers currently include Novartis Corporation (formerly Ciba-Geigy Corporation), Johnson
  & Johnson, and American Home Products, and it has regularly performed contract packaging services for SmithKline Beecham, Carter Wallace and Conair.

       The Company performs its packaging services at the direction of, and according to the specifications of, its customer. The type of package used typically depends on the nature of the product, its unit volume and dosage and the manufacturing and marketing requirements of the customer. Blister packaging consists of a plastic blister affixed to a rigid or semi-rigid backing material, through which an individual dose is expelled. Strip packaging is often used for products that require extra protection from moisture, light and tampering and generally consists of higher density materials produced in a perforated strip of packages. Tamper-evident and child-resistant features may take the form -32-

  of blister, shrink-wrap, over-wrap or other packaging.

       After a health care product has been packaged by the Company, its services often include inserting the products into folding cartons, set-up boxes or other display units either produced by the Company or supplied by the customer. The products are then either delivered to the customer or into the customer's distribution system depending upon the customer's instructions.

       In general, health care packaging services are provided by the Company to its customers on an "as-needed" basis, with customers obtaining bids from several companies or selecting the Company without a prior bidding process. Once selected by a manufacturer, the Company typically performs packaging services for the manufacturer on a purchase order by purchase order basis, and not pursuant to a long-term contract. Each purchase order usually specifies a specific quantity of product to be packaged in a particular manner and at a specified price and time. The packaged product is usually returned to the manufacturer for distribution and sale. The Company has no assurance that a customer will continue to use its services after a particular purchase order is filled. Continued use of the Company's services is often dependent on a variety of factors, many of which are outside of the control of the Company. These factors may include, for example, the demand for the customer's product, the customer's inventory levels, and the customer's use of internal or alternative packaging capabilities. Thus, the Company's operating results can vary significantly from period to period.

       Contract packaging services represented approximately 90%, 88% and 96% of the Company's consolidated sales revenues from continuing operations for the fiscal years ended June 30, 1998, 1997, and 1996, respectively. See Note 8 of the Notes to Consolidated
  Financial Statements.

       Physicians Fax Network

       The Company, through its Physicians Fax Network ("PFN"), facilitates the communication between certain health care companies, regulatory agencies, and others, with physicians. Historically, this communication has been accomplished by time consuming and costly mailings. The Company, however, offers such persons the ability to send communications to physicians, at their offices during off-peak hours, via electronic facsimile transmission ("fax"), instead of the mail. This procedure provides immediate and cost effective communication to physicians, and also provides the sender with documentation that the communication was sent and received. The PFN is able to broadcast documents to hundreds of thousands of locations overnight. The fax transmissions are executed by the Company through selected service companies with whom the Company has an arrangement. The PFN business has not contributed materially to the profitability of the Company since its inception. As a condition to the Merger, QPSI has required that the Company discontinue the operations of the PFN business. The Company has agreed to do so.

       The Company's Physician's Fax Network business represented
  -33-

  approximately 10%, 12% and 4%, of its consolidated sales revenues from continuing operations for the fiscal years ended June 30,1998, 1997 and 1996, respectively.

  QUALITY ASSURANCE

       Assuring the quality of health care products and the packaging in which they are sold is extremely important to the Company and its customers. The Company stresses quality assurance in every aspect of its operations through a "Quality Assurance Program" ("QAP"), which involves every employee of the Company. QAP includes training for all employees following the date of hire and semi-annually thereafter in all aspects of the operations of the Company. The Company believes that its QAP program is an essential component in providing the quality assurance and service desired by its customers.

       The Company's packaging facilities are inspected by the federal Food and Drug Administration ("FDA") on a periodic basis as part of the Company's routine regulatory compliance, and from time to time in connection with the FDA approval process for new and amended drug applications. In addition, the Company's facilities are inspected periodically by the Company's customers as part of their quality assurance process, with the frequency of each customer's inspections varying, depending on the particular customer and packaging service.

  MARKETING

       The Company markets its contract packaging services primarily through the development of relationships with managers within the purchasing, manufacturing, quality assurance, marketing and package development departments of health care product manufacturers. These relationships are fostered and maintained by the Company's management and sales force, as well as by one or more representatives from the Company's manufacturing and quality assurance operations. The Company's existing customers, as well as potential new customers, are contacted on a regular basis by the Company's management and by its sales force. The Company relies on advertising and direct mail, as well as attendance at local and national trade shows, as part of its marketing activities for its contract packaging services.

  CUSTOMERS

      The Company's major customers of its contract packaging services currently include Novartis Corporation, Johnson & Johnson and American Home Products, and it has regularly performed contract packaging services for SmithKline Beecham, Carter Wallace, and Conair. Consistent with industry practice, the Company's customers purchase services on an as-needed basis, typically pursuant to purchase orders, rather than through long-term contracts.

       For the fiscal year ended June 30, 1998, Novartis Corporation, Johnson & Johnson and American Home Products each accounted for more than 10% of the Company's consolidated revenues. Novartis and Johnson & Johnson have been customers for more than 6 years. American Home Products has been a significant customer for approximately three to four -34-

  years. The loss of any of such customers could have a material adverse effect on the Company's business. For the fiscal years ended June 30, 1997 and 1996, Novartis Corporation accounted for an aggregate of 42% and 49%, respectively, and Johnson & Johnson accounted for an aggregate of 25% and 31%, respectively, of the Company's sales from contract packaging services. The Company's business with specific customers can vary significantly from year to year.

       No single customer accounts for more than ten percent of the Company's business from the sale of its other products or services.

  COMPETITION

       Competition in the health care packaging industry is intense. The Company's competitors include Sharp/Ivers Lee, Paco, Packaging Coordinators, Anderson Packaging, Covance, Reed Lane, Comar, General Packaging (a subsidiary of Caraustar Industries, Inc.), Accupac, Milpak, Quality Packaging Specialists, Inc., Quality Packaging Systems, Blistex, Avne and Qualipak. The Company estimates that more than one-half of the above companies are larger, measured by annual sales, than the Company is. The Company believes that competition for packaging services is based primarily on quality, the variety of packaging services available, customer service, responsiveness and price. The Company competes with several companies that provide a broader range of integrated packaging services, and a large number of companies that provide one or a few types of packaging services. In addition, many manufacturers perform some or all of their packaging at their own facilities and, as a result, may be considered to be competitors of the Company. The Company currently competes with companies that are larger and have much greater resources than the Company.

       In order to compete successfully, the Company believes an independent packager must have expertise in the packaging services required, satisfy the high quality standards of health care manufacturers and the FDA, and respond to the diverse and changing needs of the health care industry, all at competitive prices.

  GOVERNMENT REGULATION

       The Company's health care packaging operations are required to be, and the Company believes that such operations are, conducted pursuant to the Current Good Manufacturing Practices standards of the FDA. The Company is registered with the FDA as a pharmaceutical packager and medical device manufacturer. The Company's facilities undergo general FDA inspections every two years, the most recent of which occurred on May 14, 1997. In addition, the Company's facilities are subject to limited inspections from time to time in connection with the Company being named on a New Drug Application ("NDA") by a pharmaceutical manufacturer as a potential independent packager. These inspections review the Company's capacity to package the new drug in question. Only those companies listed in an approved NDA may provide packaging services with respect to the product. While the Company does not conduct any independent analysis of the products provided by its customers for packaging, rigorous controls are maintained to account for product utilization.
  -35-


       If, for any reason, the Company were to fail to comply with the requirements of the FDA, the Company could be subject to administrative action ranging from written citations for minor infractions to plant shutdowns in serious cases, which could have a material adverse affect on the Company. The Company is also subject to various rules and regulations administered by the Drug Enforcement Administration Division of the United States Department of Health and Human Services and other federal, state and local agencies. The Company believes that it conducts its operations in compliance in all material respects with all such rules and regulations.

       The Company is subject to federal, state and local regulations relating to the protection of the environment, but compliance with these provisions has had no material effect upon the business or financial position of the Company.

  INVENTORY AND RAW MATERIALS

       The Company's inventory for contract packaging services consists primarily of plastic, aluminum foil, paperboard and corrugated cardboard shipping cartons, as well as work in progress utilizing this inventory. The Company does not maintain any significant finished goods inventory. The Company purchases its raw materials, supplies and equipment from many different suppliers and is not dependent upon any single supplier for its requirements.

  EMPLOYEES

       As of January 1, 1999, the Company had approximately 200 employees, of whom approximately 20 were engaged in executive, sales, technical and administrative functions, and approximately 180 were engaged in production. None of the employees at the Company's facilities are represented by a union. The number of persons employed by the
  Company fluctuates depending upon the volume of business.   The
  Company considers its employee relations to be generally satisfactory, and has not experienced any work stoppages or labor shortages.

  PROPERTIES

       The Company leases 62,000 square feet of space for use as a packaging facility, corporate headquarters and sales and administrative offices located at 121 Moonachie Avenue, Moonachie, New Jersey 07074. Until November 1997, the Company leased on a month-to-month basis a 28,000 square foot building located at 106 McLean Boulevard, Paterson, New
  Jersey 07514, which housed packaging operations.

       The Company believes that its present facilities are well maintained and in good operating condition, and that such facilities are adequate for all of the Company's reasonably foreseeable requirements.

  LEGAL PROCEEDINGS

       The Company may, from time to time, become involved in various legal proceedings incidental to its business, some of which may be covered by -36-

  insurance. The Company knows of no litigation, either pending or threatened, which is likely to have a material adverse effect on the Company's financial position. The Company has never been subject to any product liability claims.

                                    THE MERGER

  PARTIES TO THE TRANSACTION

  Steritek, Inc.
  121 Moonachie Avenue
  Moonachie, New Jersey 07074
  (201) 460-0500

       Steritek is a New Jersey corporation engaged principally in the business of contract packaging and promotional materials assembly for the pharmaceutical, medical, personal health and beauty industries. Albert J. Wozniak, Chairman, President and Chief Executive Officer of the Company, owns approximately 2,436,490 shares (or approximately 67%), before adjustment for unexercised stock options, of the issued and outstanding Shares of Common Stock of Steritek. See "SECURITY OWNERSHIP OF
  CERTAIN BENEFICIAL OWNERS AND MANAGEMENT." Albert J. Wozniak and his son, James K. Wozniak, Vice President and Chief Financial Officer of the Company, are the only directors and officers of Steritek. See "DIRECTORS AND EXECUTIVE OFFICERS OF THE COMPANY." Steritek is subject to the informational filing requirements of the Exchange Act. It is obligated to file reports and other information with the Commission relating to its business, financial statements and other matters.

  Quality Packaging Specialists, Inc.
  5 Cooper Street
  Burlington, New Jersey 08016
  (609) 293-0503

       QPSI is a New Jersey corporation, organized on January 20, 1994, engaged in the business of contract packaging and promotional materials assembly. QPSI, as a member in good standing of the National Minority Supplier Development Council, is entitled to solicit contracts on the basis of being a minority owned business. QPSI is owned of record by K. Michael Ricketts (51%), Alan Wozniak (29.2%) (the son of Albert J. Wozniak) and Albert J. Wozniak (19.8%). K. Michael Ricketts and Alan Wozniak are the only directors and officers of QPSI. QPSI is privately held and is not subject to the informational requirements of the Exchange Act. It is not obligated to file reports and other information with the Commission relating to its business, financial statements and other matters.

  QPSI Steritek Acquisition, Inc.
  5 Cooper Street
  Burlington, New Jersey 08016
  (609) 293-0503

       Acquisition is a wholly-owned subsidiary of QPSI, organized December 3, 1998. It was formed solely for the purpose of effecting the transactions proposed by the Merger Agreement. K. Michael Ricketts and -37-

  Alan Wozniak are the only directors and officers of Acquisition. Acquisition is expected to merge with and into Steritek, with Steritek being the surviving corporation. Following the effective time of the Merger, Steritek will be a wholly-owned subsidiary of QPSI and the separate existence of Acquisition will cease.

  SUMMARY OF MATERIAL FEATURES OF THE TRANSACTION

       The Merger Agreement provides for the merger of Acquisition with and into Steritek. If the proposed Merger is completed, each issued and outstanding share of Common Stock of Steritek will be converted into the right to receive $1.39, and Steritek will issue 10,000 shares of its Common Stock to QPSI. In the Merger, Steritek will be the surviving corporation. After the Merger, Steritek will be a wholly-owned subsidiary of QPSI.

       As a result of the Merger, the Shareholders of Steritek will surrender their Common Stock in Steritek. In exchange therefor, the Shareholders of Steritek other than Albert J. Wozniak will receive $1.39 in cash, without interest, in exchange for each Share of Steritek Common Stock that they own. Albert J. Wozniak will receive $1.39 in exchange for each Share of Steritek Common Stock that he owns, paid in the form of at least $750,000 in cash and the balance by an 8%
  Guaranteed Subordinated Promissory Note (the "Note"). After the Merger, no Shareholder of Steritek will retain any equity interest in Steritek. Albert J. Wozniak, however, will continue to own shares of QPSI and James K. Wozniak is expected to become a shareholder of QPSI. Because Steritek will be a wholly-owned subsidiary of QPSI, Albert J. Wozniak will have, and James K. Wozniak is expected to have, an indirect continuing interest in Steritek.

  MERGER CONSIDERATION

       Subject to certain provisions as described herein, each issued and outstanding Share of Company Common Stock will be converted into the right to receive, following the Merger, an amount equal to $1.39 (the "Merger Consideration"). The total Merger Consideration to be paid is $5,555,155.40. All Shareholders, other than Albert J. Wozniak, will be paid his or her share of the Merger Consideration in cash. Albert J. Wozniak will be paid his share of the Merger Consideration as follows:
  (i) cash in an amount equal to $750,000 plus the amount, if any, by which QPSI's borrowings from its senior lender (other than borrowing under its working capital or equipment lines of credit) exceed the sum of
  (A) $750,000, (B) the amount paid under the Merger Agreement to holders of Steritek Common Stock other than Albert J. Wozniak, and (C) the amount of such borrowings applied to refinance existing indebtedness of Steritek and QPSI; and (ii) the balance shall be paid in the form of the Note, which matures on November 1, 2004.

       All Shares of Company Common Stock will automatically be canceled at the Effective Time and the Company will issue new shares to QPSI and, thereby, become a wholly-owned subsidiary of QPSI.

  EFFECTIVE TIME

       The Merger will become effective upon the filing of the Certificate
  -38-

  of Merger with the Secretary of State of the State of New Jersey or upon such other date as is specified in such Certificate of Merger in accordance with the BCA and as QPSI and the Company shall agree. It is expected that the Effective Time will be the date of Closing of the Merger, which is scheduled for May , 1999, or as soon thereafter as is practicable. Subject to certain limitations, the Merger Agreement may be terminated by either party if, among other reasons, the Merger has not been consummated on or before April 15, 1999. See "THE MERGER AGREEMENT--Conditions to the Merger" and "--Termination of the Merger Agreement; Termination Fees."

  CONVERSION OF STERITEK COMMON STOCK; PROCEDURES FOR EXCHANGE OF
  CERTIFICATES

       At the Effective Time, Shares of Company Common Stock will be converted into the right to receive the Merger Consideration.

       As soon as practicable following the Effective Time, First City Transfer Company, Edison, New Jersey (the "Exchange Agent") will send a letter of transmittal to each holder of Company Common Stock. The letter of transmittal will contain instructions with respect to the surrender of certificates representing Shares of Company Common Stock or fractions thereof in exchange for cash.

  SHAREHOLDERS OF THE COMPANY SHOULD NOT FORWARD STOCK CERTIFICATES TO THE EXCHANGE AGENT UNTIL THEY HAVE RECEIVED THE LETTER OF TRANSMITTAL.

       As soon as practicable after the Effective Time, each holder of an outstanding certificate or certificates at such time which prior thereto represented Shares of Company Common Stock will, upon surrender to the Exchange Agent of such certificate or certificates and acceptance thereof by the Exchange Agent, be entitled to receive the Merger Consideration. The Exchange Agent will accept such certificates upon compliance with such reasonable terms and conditions as the Exchange Agent may impose to effect an orderly exchange thereof in accordance with normal exchange practices. After the Effective Time, there will be no further transfer on the records of the Company or its transfer agent of certificates representing Shares of Company Common Stock which have been converted, in whole or in part, pursuant to the Merger Agreement into the right to receive cash, and if such certificates are presented to the Company for transfer, they will be canceled against delivery of cash. Until surrendered as contemplated by the Merger Agreement, each certificate for Shares of Company Common Stock will be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration. No interest will be paid or will accrue on any cash payable to Shareholders as consideration in the Merger.

  CONDUCT OF BUSINESS PENDING THE MERGER

       Pursuant to the Merger Agreement, the Company has agreed to carry on its business prior to the Effective Time in the usual, regular and ordinary course of business consistent with past practice. At the request of QPSI, and as a condition to the Merger, the Company has agreed, however, to discontinue its Physicians Fax Network business prior to
  -39-

  the Effective Time of the Merger. See "THE MERGER AGREEMENT--Conduct of the Company's Business Until the Effective Time; --Conditions to the Merger."

  CONDITIONS TO THE MERGER

       The completion of the Merger depends upon meeting a number of conditions. The obligations of Steritek, QPSI and Acquisition to effect the Merger are subject to the fulfillment of each of the following conditions (the "Mutual Conditions"): (a) all permits, approvals and consents of any governmental body or agency necessary or appropriate for consummation of the Merger shall have been obtained; (b) no preliminary or permanent injunction or other order of a court or governmental agency or authority in the United States shall have been issued and be in effect, and no federal or state statute, rule or regulation shall have been enacted or promulgated after December 4, 1998 and be in effect that prohibits the consummation of the Merger or imposes material limitations on the ability of the Surviving Corporation to exercise full rights of ownership of Steritek's assets or business;
  (c) there shall not be any action or proceeding commenced by or before any court or governmental agency or authority in the United States that challenges the consummation of the Merger or seeks to impose material limitations on the ability of the Surviving Corporation to exercise full rights of ownership of the assets or business of Steritek;
  (d) QPSI and Albert J. Wozniak shall have executed and delivered a Consulting and Non-Competition Agreement; (e) QPSI and James K. Wozniak shall have executed and delivered an Employment Agreement; (f) the Disclosure Schedule and the QPSI Disclosure Schedule required by the Merger Agreement shall be delivered in forms satisfactory to the receiving parties; (g) the shareholders of QPSI shall have entered into a shareholders agreement satisfactory to all shareholders of QPSI;(h) Steritek shall have discontinued the operations of "Physicians' Fax Network"; and (i) all vested options to purchase Steritek Common Stock shall have either been converted into Steritek Common Stock or canceled.

       In addition to the Mutual Conditions, the obligations of QPSI and Acquisition to effect the Merger are subject to each of the following conditions: (a) there shall not have occurred any material adverse change in the business, financial condition, prospects, assets or operations of Steritek since September 30, 1998; (b) the representations and warranties of Steritek contained in the Merger Agreement shall be true and correct in all material respects at and as of the date thereof and as of the Effective Time of the Merger; Steritek shall have duly performed and complied with all agreements, covenants and conditions required by the Merger Agreement to be performed or complied with by it prior to or at the Effective Time of the Merger and Steritek shall have delivered to QPSI a certificate dated the Effective Time of the Merger and signed on behalf of Steritek by its President to the effect set forth in this paragraph
  (b); (c) all approvals or consents of any third party required for the execution, delivery or performance of the Merger Agreement by Steritek, as required to be disclosed on the Disclosure Schedule, shall have been obtained and delivered to Steritek; (d) QPSI shall have received a reasonably satisfactory financing commitment for the transaction in a minimum amount of $2,200,000.00; and (e) QPSI shall have received a legal opinion of Steritek's counsel reasonably satisfactory to QPSI's
  -40-

  counsel.

       In addition to the Mutual Conditions, the obligations of Steritek to effect the Merger are also subject to each of the following conditions:
  (a)there shall not have occurred any material adverse change in the business, financial condition, prospects, assets or operations of QPSI or Acquisition since the date of the latest quarterly QPSI
  Financial Statement; (b) the representations and warranties of QPSI and Acquisition contained in the Merger Agreement shall be true and correct in all material respects at and as of the date thereof and as of the Effective Time of the Merger as if made at and as of the Effective Time of the Merger; QPSI and Acquisition shall have duly performed and complied with all agreements, covenants and conditions required by the Merger Agreement to be performed or complied with by it prior to or at the Effective Time; and QPSI and Acquisition shall have delivered to Steritek a certificate dated the Effective Time and signed on its behalf by its President to the effect set forth in this paragraph (a); (c) all approvals or consents of any third party required for the execution, delivery, or performance of the Merger Agreement by QPSI and Acquisition shall have been obtained and delivered to the Steritek; (d) Steritek shall have received the approval of its shareholders, to the satisfaction of Steritek and its counsel, of the transactions contemplated by the Merger Agreement; (e) QPSI and K. Michael Ricketts ("Michael") shall have entered into a non-compete agreement, in form and substance satisfactory to Albert J. Wozniak; (f) QPSI and Alan Wozniak ("Alan") shall have entered into a non-compete agreement, in form and substance satisfactory to Albert J. Wozniak; (g) Albert J. Wozniak shall be released as a guarantor on all leases and bank debt of Steritek or all leases and bank debt of Steritek guaranteed by Albert J. Wozniak shall be repaid; (h) Michael and Alan shall have personally guaranteed the Note; (i) Steritek shall have received a legal opinion of QPSI's counsel reasonably satisfactory to Steritek's counsel; and (j) Steritek shall have received a fairness opinion with respect to the transactions contemplated by the Merger Agreement, from the person and in form and substance reasonably satisfactory to Steritek and its counsel.

       At any time prior to the Effective Time of the Merger, Steritek, on the one hand, and QPSI and Acquisition, on the other, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other, (ii) waive any inaccuracies in the representations and warranties made to it contained in the Merger Agreement or in any document delivered pursuant thereto, and
  (iii) waive compliance with any of the agreements or conditions for the benefit of it contained therein. Any agreement on the part of a party thereto to any such extension or waiver will be valid only if set forth in an instrument in writing signed on behalf of such party.

       The Merger Agreement provides that the Merger Consideration will be reduced by $50,000 if the Merger is not effective by March 15, 1999. By letter agreement dated March 25, 1999, the parties extended this date to April 15, 1999.

       In the event that the Company intends to waive a material condition to the Merger, the Company intends to resolicit proxy materials for Shareholder approval.
  -41-


  FEDERAL INCOME TAX CONSEQUENCES OF THE TRANSACTION

       The conversion of Shares at the Effective Time of the Merger into the right to receive cash pursuant to the Merger will be a taxable transaction for federal income tax purposes under the Internal Revenue Code of 1986, as amended (the "Code"), and may also be a taxable transaction under applicable state, local and other tax laws.

       In general, a Shareholder will recognize gain or loss equal to the difference between the tax basis of his Shares and the amount of cash received in exchange therefor. Such gain or loss will be treated as capital gain or loss if the Shares are capital assets in the hands of the Shareholder.

       The tax consequences described in the preceding paragraph may not apply to (i) Shares acquired upon the exercise of incentive stock options or otherwise as compensation, (ii) certain non-resident aliens and foreign corporations and Shareholders who are otherwise subject to special tax treatment under the Code, and (iii) Albert J. Wozniak, who intends to utilize installment sale treatment with respect to gain realized upon receipt by him of payments under the Note.

      The federal income tax consequences set forth above are for general information only. Each Shareholder is urged to consult his own tax advisor to determine the particular tax consequences to him of the Merger, including the applicability and effect of state, local and other tax laws.

  ANTICIPATED ACCOUNTING TREATMENT

       The Company expects that the Merger will be accounted for in accordance with the principles of purchase accounting.

  REGULATORY REQUIREMENTS AND APPROVALS

        The Company and the QPSI do not believe that any governmental filings or approvals are required with respect to the Merger other than: (i) filing a certificate of merger with the Secretary of State of New Jersey; (ii) notification of the United States Department of Health and Human Services, Public Health Service, Food and Drug Administration; (iii) notification of the United States Department of Justice, Drug Enforcement Administration; (iv) notification of the New Jersey Department of Health and Senior Services, Consumer & Environmental Health Services; and (v)complying with the applicable requirements of the New Jersey Industrial Site Remediation Act, N.J.S.A. 13:1K-1, et seq. The Company and QPSI do not believe that any of the governmental filings will delay the consummation of the Merger.

       The Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), prohibits certain transactions from occurring until certain governmental approvals have been obtained. The Company and QPSI do not believe that the HSR Act applies to the Merger, and they do not expect to have any delays because of this law. However, the Department of Justice and the Federal Trade Commission continue to have the authority -42-

  to challenge the Merger on antitrust grounds before or after the Merger is completed.

  EFFECT ON STOCK OPTIONS

       The Merger Agreement requires Steritek, in good faith, to attempt to cause all the holders of fully vested options to purchase Steritek Common Stock ("Vested Options") pursuant to the Steritek Stock Option Plan, to convert such options into Common Stock prior to the Effective Time and, prior to the Effective Time, to cause the cancellation of any stock options or rights other than the Vested Options.

       There are currently 435,000 Company Stock Options outstanding, all of which are fully vested and exercisable (including options held by the Affiliated Shareholders). Of such Stock Options, options to purchase 75,000 shares of Common Stock held by Albert J. Wozniak are exercisable at an option price of $1.50 per share, which is more than the Merger Consideration of $1.39 per share. There are no other Stock Options with an exercise price more than $1.39 per Share. Albert J. Wozniak has stated that he will not exercise those options at a price in excess of the Merger Consideration per share. Accordingly, the Company expects that all Vested Options (other than those held by Albert J. Wozniak at an exercise price of $1.50 per share), which total 360,000, will be exercised prior to the Effective Time of the Merger.

  DEREGISTRATION OF STERITEK COMMON STOCK

       Steritek has agreed in the Merger Agreement to file with the Commission a Form 15, under the Exchange Act, to deregister the Company's Common Stock. Steritek has not filed the Form 15 as of the date hereof. Steritek's duty to file any reports required under Section 13(a) of the Exchange Act (for example, Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q) will be suspended immediately upon the filing of a certification on Form 15. The termination of the registration of Steritek's Common Stock can be expected to take effect 90 days after the filing of the Form 15.

  MERGER FINANCING

       Pursuant to the Merger Agreement, QPSI's obligation to consummate the Merger is conditioned upon, among other things, $2,200,000 of financing being obtained by it to consummate the transactions contemplated by the Merger Agreement. On or about February 12, 1999, QPSI obtained a commitment for $3,300,000, part of which is to be used to finance the Merger transaction and part to refinance existing indebtedness of the Company and QPSI. In addition, the commitment provides for a $1,000,000 line of credit to QPSI for working capital purposes. The commitment contains numerous conditions. Therefore, even if the requisite Shareholder approval is obtained, there can be no assurance that the all of the conditions in the commitment will be met and that the Merger will be consummated. It is anticipated that borrowings for the transactions contemplated by the Merger Agreement described above will be repaid from funds generated internally by QPSI (including, after the Merger, funds generated by the Company), or other sources.

  -43-

       The definitive agreements for the financing to be provided under the commitment letter have not been reached. Accordingly, not all of the terms of the financing have been finalized, and the provisions thereof may change materially as a result of the negotiation of definitive agreements. It is not a condition to the financing that definitive agreements be entered into. In addition, it is anticipated that the obligation of the lender to provide financing will be subject to the satisfaction of certain other conditions, including among others, the satisfaction of all conditions precedent to the Merger.

       The definitive agreements for the financing are also expected to contain numerous restrictive covenants, including covenants related to capital expenditures, mergers and asset sales or purchases, incurrence of debt obligations, liens and contingent obligations, termination, name changes, transactions with affiliates, distributions and dividends and use of proceeds. The definitive agreements also are expected to contain standard event of default provisions, including, among other things, payment defaults, misrepresentations covenant defaults, and other material contracts, cross-defaults into other material indebtedness, failure to have perfected liens of purported priority, bankruptcy events, adverse judgments, and changes of control.

       Other than as set forth above, no agreements, arrangements or commitments relating to financing for the Merger have been executed or made. If and when definitive agreements are executed, copies thereof will be filed as exhibits in amendments to this Proxy Statement and Steritek will disseminate to Shareholders a description of such agreements and/or commitments if and to the extent required by the Exchange Act or otherwise.

  STERITEK CAPITAL STOCK

  Common Stock

       The Company is authorized to issue up to 5,000,000 shares of Common Stock, without par value. As of April 15, 1999, there were 3,636,285 shares of Common Stock outstanding, held of record by 133 shareholders.

        Holders of Common Stock have one vote per share and do not have cumulative voting rights for the election of directors. Subject to the prior rights of the holders of any Preferred Stock that may be issued in the future, the holders of the shares of Common Stock have equal, ratable rights to dividends from funds legally available therefor, when, as and if declared by the Board of Directors of the Company, and are entitled to share ratably in all of the assets of the Company available for distribution to holders of Common Stock upon the liquidation, dissolution or winding up of the affairs of the Company. Holders of Common Stock do not have preemptive, subscription or conversion rights. There are no redemption or sinking fund provisions in the Company's Certificate of Incorporation. The outstanding shares of Common Stock are fully paid and nonassessable.

  Preferred Stock

        The Company is authorized to issue up to 2,000,000 shares of
  -44-

  Preferred Stock, without par value. As of April 15, 1999, there were no shares of Preferred Stock issued. The issuance of shares of Preferred Stock could adversely affect the rights of holders of Common Stock and could be used by the Company as an anti-takeover device. The Company has no present plans to issue any shares of Preferred Stock.

       The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is authorized to determine the rights, preferences, privileges and restrictions granted to and imposed upon any series of Preferred Stock and to fix the number of shares of any series of Preferred Stock and the designation of any such series.

  Transfer Agent/Exchange Agent

       The transfer agent for the Common Stock, and the Exchange Agent in connection with the Merger, is First City Transfer Company, 505 Thornall Street, Suite 303, Edison, New Jersey 08837.

                            THE MERGER AGREEMENT

       The following is a summary of certain provisions of the Merger Agreement, which is attached as Annex I to this Proxy Statement. Such summary is qualified in its entirely by reference to the Merger Agreement.

  THE MERGER

       In accordance with the provisions of the Merger Agreement and the BCA, at the Effective Time, Acquisition will be merged with and into Steritek, and Steritek will be the surviving corporation in the Merger and will continue its corporate existence under the laws of the State of New Jersey. At the Effective Time, the separate existence of Acquisition will cease. All properties, franchises and rights belonging to Steritek and Acquisition, by virtue of the Merger and without further act or deed, will be deemed to be vested in the Surviving Corporation, which will thenceforth be responsible for all the liabilities and obligations of each of Steritek and Acquisition. The name of the Surviving Corporation will be "Steritek, Inc."

       Steritek's Certificate of Incorporation, as amended, as in effect immediately prior to the Effective Time will continue in full force and effect as the Certificate of Incorporation of the Surviving Corporation until altered or amended as provided therein or by law. Steritek's By-Laws, as amended, in effect immediately prior to the Effective Time will be the By-Laws of the Surviving Corporation until altered, amended or repealed as provided therein or by law. The directors of Steritek immediately prior to the Effective Time will serve as directors of the Surviving Corporation following the Effective Time in accordance with the Certificate of Incorporation and By-laws of the Surviving Corporation and the BCA. The officers of Steritek immediately prior to the Effective Time will serve in such capacities at the pleasure of the Board of Directors of the Surviving Corporation following the Effective Time in accordance with the Certificate of Incorporation and By-Laws of the Surviving Corporation and the BCA.

  -45-

  REPRESENTATIONS AND WARRANTIES

       The Merger Agreement contains customary representations and warranties for a merger transaction. These representations and warranties include those relating to organization and good standing, power and authorization, SEC Documents, no conflicts, capitalization, Company investments and subsidiaries, compliance with laws, litigation, financial statements, accounts receivable, product design warranties, real property, personal property, list of properties and contracts, contracts, insurance, valid issuance of new Steritek common stock, taxes, employee benefit plans, labor matters, directors officers and employees, affiliate agreements, environmental matters, absence of certain changes and events, books and records, brokers and full disclosure. The Merger Agreement is attached as Annex I.

  CONDITIONS TO THE MERGER

       Under the Merger Agreement, the completion of the Merger is dependent upon a number of conditions. Those conditions are described in "THE MERGER -CONDITIONS TO THE MERGER."

  NO SOLICITATION, ACQUISITION PROPOSALS

      In the Merger Agreement, Steritek agreed not to directly or indirectly, continue, encourage, solicit, initiate or participate in discussions or negotiations with, or provide any nonpublic information to, any person concerning any sale of assets (other than in the ordinary course of its business consistent with past practice) or shares of capital stock of Steritek or any merger, consolidation, recapitalization, liquidation or similar transaction involving Steritek (collectively, a "Steritek Acquisition Transaction"). Steritek agreed to promptly communicate to QPSI the terms of any inquiry or proposal that it may receive in respect of a Steritek Acquisition Transaction, to the extent it can do so without breaching any confidentiality provision contained in such proposal. Subject to any such confidentiality provision, any notification must include the identity of the person making such proposal, the terms of such proposal and any other information with respect thereto.

  TERMINATION OF THE MERGER AGREEMENT; TERMINATION FEES

       The Merger Agreement may be terminated at any time prior to the Effective Time: (a) by mutual agreement of QPSI, Acquisition and Steritek; (b) by QPSI, if events have occurred which have made it impossible to satisfy a condition precedent to QPSI's and Acquisition's obligations to consummate the transactions described in the Merger Agreement, unless QPSI's or Acquisition's breach of the Agreement has caused the condition to be unsatisfied; (c) by Steritek, if events have occurred which have made it impossible to satisfy a condition precedent to Steritek's obligations to consummate the transactions described in the Merger Agreement, unless Steritek's breach of the Agreement has caused the condition to be unsatisfied; or (d) by Steritek or QPSI, upon notice to the other, if the Merger shall not have become effective on or before April 15, 1999 (unless such date is extended in writing by the parties hereto), except that the right to terminate the Merger Agreement is not available to any party whose failure to fulfill any obligation
  -46-

  under the Merger Agreement has been the cause of, or resulted in, the failure of the Closing to occur on or before such date; (e) by QPSI, upon notice to Steritek, if the Merger shall not have become effective on or before March 1, 1999, unless the reason why the Merger has not become effective is the failure of Steritek's Shareholders to approve the Merger, in which case QPSI shall have no right to terminate the Merger Agreement.

       If Steritek terminates the Merger Agreement because events have occurred which have made it impossible to satisfy a condition precedent to Steritek's obligations to consummate the transactions described in the Merger Agreement, (unless due to the nonsatisfaction of certain conditions set forth Sections 5.01(a), (b) or (c), Section 5.03) or 6.01(d) of the Merger Agreement), in addition to any remedies available to QPSI and Acquisition under the Merger Agreement or otherwise, Steritek shall pay to QPSI a termination fee equal to $50,000.00 for purposes of compensating QPSI for expenses and costs incurred in entering into the Merger Agreement and pursuing the transactions contemplated by the Merger Agreement. QPSI is not required to pay a termination fee upon termination of the Merger Agreement.

       In the event of the termination of the Merger Agreement, the provisions of the Merger Agreement shall become void and have no effect, with no liability on the part of any party hereto or its shareholders or directors or officers in respect thereof, provided that nothing contained in the Merger Agreement shall be deemed to relieve any party of any liability it may have to any other party with respect to a breach of its obligations, covenants, representations or warranties contained in the Merger Agreement.

  CONDUCT OF THE COMPANY'S BUSINESS UNTIL THE EFFECTIVE TIME

       Pursuant to the Merger Agreement, the each party has agreed that from the date thereof to the Effective Time, except with the prior written consent of the other party, each party will: (i) carry on its business in, and only in, the usual, regular and ordinary course, consistent with past practice and in substantially the same manner as heretofore conducted and, to the extent consistent with such business, use its best efforts to preserve intact its present business organization, keep available the services of its present officers and employees, and preserve its relationships with customers, contractors, and others having business dealings with it to the end that its goodwill and going business shall be unimpaired at the Effective Time, (ii) promptly advise the other party in writing of any material change in its financial condition, operations, assets, prospects or business, (iii) not make any change in it's authorized and issued capital stock; grant any stock option or other right to purchase shares of it's capital stock or other securities; issue or make any commitment to issue any security by it, including any security convertible into capital stock; grant any registration rights; or purchase, redeem, retire or make any other acquisition of any shares of its capital stock or other securities,
  (iv) not amend its certificate of incorporation or bylaws, (v) not take, or permit to be taken, any action that is represented and warranted in the Merger Agreement regarding "absence of certain changes" thereof not to have been taken since September 30, 1998 and (vi) not enter into
  -47-

  any agreement or understanding to do or engage in any of the foregoing actions described in (i) through (v).

  INDEMNIFICATION

       The Merger Agreement provides that all representations and warranties contained in the Merger Agreement or in any document, certificate, instrument, Schedule or Exhibit delivered in connection therewith, and the rights of the parties to seek indemnification with respect thereto, survive the consummation of the Merger for a period of two (2) years following the Closing, except for the representations and warranties contained in Sections 2.19 and 2.20 (relating to taxes and employee benefit plans) which survive until the expiration of all statutes of limitation applicable to claims relating to such representations and the activities and omissions related thereto.

        From and after the Closing, QPSI has agreed to indemnify Albert J. Wozniak, and hold him harmless, against and in respect of any and all damages, losses, liabilities, deficiencies, assessments, fines, judgments, costs and other expenses (including, without limitation, reasonable legal fees), arising from actions, suits, claims, proceedings, investigations, audits or demands of third parties (collectively "Third Party Claims") which Third Party Claims resulted from any misrepresentation, or any breach of any warranty or of any covenant or agreement, on the part of QPSI under the Merger Agreement. Anything in the foregoing to the contrary notwithstanding, (i) QPSI will have no liability or obligation to Albert J. Wozniak except to the extent that the amount thereof exceeds $100,000 as to all events or occurrences in the aggregate and (ii) the maximum aggregate liability of QPSI under this Agreement shall be the lesser of $3,000,000 or the outstanding principal amount of the Note at the time an indemnification payment is sought by Albert J. Wozniak.

       From and after the Closing, Albert J. Wozniak has agreed to indemnify QPSI, and hold QPSI harmless, against and in respect of (i)any and all damage, loss, liability or deficiency resulting from any misrepresentation, or any breach of any warranty or of any agreement or covenant, on the part of Albert J. Wozniak or Steritek under the Merger Agreement and (ii) any and all actions, suits, claims, proceedings, investigations, audits, demands, assessments, fines, judgments, costs and other expenses (including, without limitation, reasonable legal fees) incident to any of the foregoing. Anything in the foregoing to the contrary notwithstanding, (i) Albert will have no liability or obligation to QPSI except to the extent that the amount thereof exceeds $100,000 as to all events and occurrences in the aggregate, (ii) the maximum aggregate liability of Albert J. Wozniak under the Merger Agreement will be the lesser of $3,000,000 or the outstanding principal amount of the Note at the time an indemnification payment is sought by QPSI. All indemnification payments of Albert J. Wozniak are to be paid to QPSI by set-off against the Note as follows: (i) with respect to the first $100,000 in indemnification payments, payments on the Note will be suspended up to the amount equal to the indemnification payment, and (ii) with respect to indemnification payments in excess of $100,000, payments on the Note shall be reduced from the last payment going back up to the amount equal to the indemnification payment.
  -48-


        In the event that any legal proceedings are instituted or that any claim or demand is asserted against QPSI or Albert J. Wozniak in respect of which payment may be sought from either of them under the indemnification provisions of the Merger Agreement, the indemnified party must promptly give written notice of the assertion of any claim of which it or he, as the case may be, has knowledge which is covered by the indemnity to the indemnifying party who will have the right, without admitting liability for indemnification, at its or his option and at its or his own expense, to be represented by counsel of its or his choice and to defend against, negotiate, settle or otherwise deal with any proceeding, claim or demand which related to any loss, liability, damage or deficiency indemnified against thereunder. The parties have agreed to cooperate fully with each other in connection with the defense, negotiation or settlement of any such legal proceeding, claim or demand. No claim will, however, be settled without the written consent of the indemnifying party, which consent can not be unreasonably withheld. After any final judgment or award is rendered by a court, arbitration board or administrative agency of competent jurisdiction, or a settlement is consummated, or QPSI and Albert have arrived at a mutually binding agreement with respect to each separate matter indemnified thereunder, the indemnifying party will become liable to the indemnified party for the sums so owing under such judgment, award or settlement in the manner and to the extent of its or his liability. The indemnification provided for includes reasonable legal and other costs incurred in defending against or investigating any claims of liability, but the defense by the indemnifying party of any action provided for will relieve the indemnifying party of any obligation to reimburse the indemnified party for any legal or other expenses thereafter incurred by the indemnified party in respect of such action, notwithstanding any participation by such indemnified party in such action.

                    OTHER MATTERS, GOING PRIVATE TRANSACTIONS

       The Merger will have to comply with any applicable federal law operative at the time of its consummation. The Commission has adopted Rule 13e-3 under the Exchange Act which is applicable to certain
  "going private" transactions. Rule 13e-3 requires, among other things, that certain financial information and certain information relating to the fairness of certain merger transactions and the consideration offered to minority shareholders in such transactions, be filed with the Commission and distributed to minority shareholders before the consummation of the merger.

       The Company, QPSI and Albert J. Wozniak have filed with the Commission the Schedule 13E-3. The filing of the Schedule 13E-3 does not constitute an admission by any person that the Schedule 13E-3 is required or that Steritek, Albert J. Wozniak, QPSI or its affiliates are subject to the requirements of Rule 13e-3 under the Exchange Act.
  Such information, required by Rule 13e-3, will nonetheless be disseminated to the Shareholders by Steritek in accordance with the Commission Regulations.

  -49-

                          DIRECTORS AND EXECUTIVE OFFICERS

      The following table sets forth certain information relating to the directors, executive officers and certain significant employees of the
  Company:

        Name                            Age     Position
        ----                            ---     --------
  Albert J. Wozniak...................   61   Chairman, Chief
                                              Executive Officer,
                                              President
  James K. Wozniak....................   37   Director, Vice
                                              President and
                                              Secretary


      Each Director holds office until the earlier of the election of his successor at the next annual meeting of shareholders or his resignation or removal. Officers are elected by, and serve at the discretion of, the Board of Directors. There are currently four vacancies on the Board of Directors.

      Mr. Albert J. Wozniak has been Chairman of the Board, Chief Executive Officer and President of the Company since 1986. Albert J. Wozniak is the father of both James K. Wozniak and Alan Wozniak (a principal shareholder, director and executive officer of QPSI and Acquisition).

      Mr. James K. Wozniak, a director of the Company since 1991, has been a Vice President of the Company since 1991, and Secretary since 1992. James Wozniak is the son of Albert J. Wozniak, and the brother of Alan Wozniak.

          SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth, as of April 15, 1999, certain information with respect to the beneficial ownership of the Common Stock of the Company as to each director and nominee of the Company, each person known by the Company to own beneficially more than 5% of its Common Stock, each executive officer, and all directors and executive officers of the Company as a group.

                                           Shares
                                        Beneficially     Percent
  Name and Address                         Owned(1)       Owned
  ----------------                      -------------     ------
  Albert J. Wozniak...................  2,651,490(2)       68.85%
  Steritek, Inc.
  121 Moonachie Ave.
  Moonachie, NJ 07074

  James K. Wozniak....................    137,000(3)        3.63%

  All directors and officers
    as a group (2 persons)............  2,788,490(4)       69.95%

  ---------------------------
  -50-
  (1) Unless otherwise indicated, each named holder has, to the best knowledge of the Company, sole voting and investment power with respect to the shares.

  (2) Includes 215,000 shares of Common Stock of the Company that may be acquired within 60 days upon the exercise of options.

  (3) Includes 135,000 shares of Common Stock of the Company that may be acquired within 60 days upon the exercise of options.

  (4) Includes 350,000 shares of Common Stock of the Company that may be acquired by directors and officers within 60 days upon the exercise of options.

                      SELECTED FINANCIAL DATA OF THE COMPANY

           The following table presents summary historical financial data as of the dates and for the periods indicated. The information in the summary has been derived in part from, and should be read in conjunction with, the consolidated financial statements, related notes and other financial information included elsewhere in this report.

                         STERITEK, INC. & SUBSIDIARY
                           SELECTED FINANCIAL DATA
                                 For the Years Ended June 30,
                 ----------------------------------------------------------
                     1998       1997        1996(1)     1995        1994
                 ----------  ----------  ----------  ----------  ----------
OPERATING DATA:
Sales            $8,674,561  $4,907,504  $4,714,542  $5,095,103  $3,443,986
Costs of Sales    5,764,318   2,891,755   2,731,128   2,654,980   2,161,694
S G & A           2,003,603   2,200,257   2,392,864   1,975,165   2,095,596
Operating Income
 (loss)             906,640   ( 184,508)   (409,450)    464,958    (813,304)

Income (loss) from
 contin. opertns    925,376     140,192    (523,882)    212,112  (1,037,968)
Income (loss) from
 discont. operations      -     (67,427)     45,344     (66,738)     (2,169)
Net Income(loss)(2) 925,376      72,765    (478,538)    145,374  (1,040,137)

Net Income (loss)
 per share              .26         .02        (.13)        .04        (.29)

BALANCE SHEET DATA:
Assets           $3,929,825  $2,955,033  $2,309,256  $2,977,254  $2,940,774
Assets transferred
 under contractual
 agreement                0           0      68,660      75,700     110,565
Net assets of
 discont. operations      0           0           0     241,178     287,057

Current
 Liabilities      1,046,698   1,105,567     666,964     862,899   1,097,977
Long-term debt
 and capital lease
 obligations,
 excl. current
 maturities         669,102     567,067     432,658     426,183     300,000

Shareholders'
 Equity           2,214,025   1,282,399   1,209,634   1,688,172   1,542,798

Working Capital   1,242,944     711,045     344,973     435,939     327,135
-----------------------------

(1) On October 6, 1995, the Company sold all of the assets used directly and exclusively in its ICP business and all of its assets, subject to all of its liabilities, in its EMS business (i.e., the BioMedical Services business). The income statement for the years ended June 30, 1995, 1994 and 1993 have been restated and operating results of the discontinued operations are also shown separately. See Note 1 of the Notes to Consolidated Financial Statements.

(2) In July 1991, the Company adopted Statement of Financial Accounting Standards No. 109, "Accounting for Income
          Taxes." For the fiscal year ended June 30, 1994, the Company adjusted the deferred tax asset, resulting in an increase in net loss by $214,500 (($.06) per share). For the fiscal year ended June 30, 1996, the Company adjusted the deferred tax asset, resulting in an increase in net loss by $100,000 (($.03) per share). For the fiscal year ended June 30, 1997, the Company adjusted the deferred tax asset, resulting in a decrease in net loss by $361,400 ($.10 per share).
          For the fiscal year ended June 30, 1998, the Company adjusted the deferred tax asset, resulting in an increase in net income by $555,300 ($.15 per share). See Note 9 of the Notes to Consolidated Financial Statements.

  Management's Discussion and Analysis of Financial Condition and Results of Operations

      The Management's Discussion and Analysis of Financial Condition and Results of Operations set forth below is based upon the restated income statement for the year ended June 30, 1995 as a result of the October 6, 1995 sale by the Company of its BioMedical Services business. See Note 1 to the Notes to Consolidated Financial Statements.

  Year Ended June 30, 1998 as Compared to the Year Ended June 30, 1997

       Revenues from continuing operations for the year ended June 30, 1998 increased to $8,674,561 from $4,907,504 for the same period in 1997.
  -51-
  Revenues for the year ended June 30, 1997 included $4,309,091 from contract packaging and $598,413 from the Physicians Fax Network. Revenues for the year ended June 30, 1998 included $7,841,233 from contract packaging and $833,328 from the Physicians Fax Network. The increase in contract packaging revenues is principally due to a higher level of contract packaging activity. The Company has continued to aggressively market its contract packaging business and its Physicians Fax Network.

       The Company's cost of sales represented 58.9% of sales (or $2,891,755) for the year ended June 30, 1997, as compared to 66.4% of sales (or $5,764,318) for the year ended June 30, 1998. The increase in cost of sales, as a percent of sales, is a result of the change in the mix of the products packaged by the Company during the respective periods.

       Selling, general and administrative expenses ("SG&A") for the year ended June 30, 1997 was $2,200,257 (or 44.8% of sales), as compared to $2,003,603 (or 23.1% of sales) for the year ended June 30, 1998. The decrease in SG&A is principally a result of the Company's overall cost reduction efforts.

       Operating loss for the year ended June 30, 1997 was $184,508 as compared to income of $906,640 for the year ended June 30, 1998. The increase in operating income is principally attributable to the increase in contract packaging activity.

       In July 1991, the Company adopted Statement of Financial Accounting Standards No. 109 ("FAS 109"), "Accounting for Income Taxes." The adoption of FAS 109 changed the Company's method of accounting for income taxes from the deferred method (Accounting Principles Board Opinion 11) to an asset and liability approach. For the fiscal year ended June 30, 1998, the Company adjusted the deferred tax asset, resulting in an increase in net income by $555,300 ($.15 per share). See Note 9 to the Notes to Consolidated Financial Statements.

       There were no other material changes in the results of operations in the Company's business.

       Health care packaging services are typically provided by the Company to its customers on an "as-needed" (purchase order-by-purchase order) basis, and not pursuant to a long-term contract. Because of the nature of the contract packaging business, the Company's operating results can vary significantly from period to period.

  Year Ended June 30, 1997 as Compared to the Year Ended June 30, 1996

       Revenues from continuing operations for the year ended June 30, 1997 increased to $4,907,504 from $4,714,542 for the same period in 1996. Revenues for the year ended June 30, 1996 included $4,145,242 from contract packaging and $569,300 from the Physicians Fax Network. Revenues for the year ended June 30, 1997 included $4,309,091 from contract packaging
  and $598,413 from the Physicians Fax Network.   The increase in contract
  packaging revenues is principally due to a higher level of contract packaging activity. The Company has continued to aggressively market its contract packaging business and its Physicians Fax Network.

  -52-

       The Company's cost of sales represented 57.9% of sales (or $2,731,128) for the year ended June 30, 1996, as compared to 58.9% of sales (or $2,891,755) for the year ended June 30, 1997. The increase in cost of sales, as a percent of sales, is a result of the change in the mix of the products packaged by the Company during the respective periods.

       Selling, general and administrative expenses ("SG&A") for the year ended June 30, 1996 was $2,392,864 (or 50.7% of sales), as compared to $2,200,257 (or 44.8% of sales) for the year ended June 30, 1997. The decrease in SG&A is principally a result of the Company's overall cost reduction efforts.

       Operating loss for the year ended June 30, 1996 was $409,450 as compared to a loss of $184,478 for the year ended June 30, 1997. The decrease in operating loss is principally attributable to the decrease in SG&A.

                              STERITEK, INC. & SUBSIDIARY
                                SELECTED FINANCIAL DATA
                             For the Six Months Ended December 30,
                            ----------------------------------------
                                  1998                    1997
                               ----------              ----------
  OPERATING DATA:
  Sales                        $3,572,799              $4,318,553
  Costs of Sales                2,244,499               2,584,422
  S G & A                         632,252                 621,618
  Operating Income                 17,427                 488,254
  Net Income(loss)               ( 30,924)                275,281

  Net Income (loss) per share       (0.01)                    .07

                               December 30,             June 30,
                                  1998                    1998
                               ----------              ----------
  BALANCE SHEET DATA:
  Assets                       $3,816,828              $3,929,825

  Current Liabilities             867,297               1,046,698
  Long-term debt and capital
   lease obligations, excl.
   current maturities             766,432                 669,102

  Shareholders' Equity          2,183,099               2,214,025

  Working Capital               1,241,204               1,242,944
  -----------------------------

  Six Months Ended December 31, 1998 as Compared to the Six Months Ended December 31, 1997

  -53-

       Revenues for the six months ended December 31, 1998 decreased to $3,572,799 from $4,318,553 for the same period in 1997. Revenues for the six months ended December 31, 1998 reflect a decreased level of activity in the Company's contract packaging business. December 31, 1998 revenues included approximately: (i) $3,066,531 from contract packaging, as compared to $3,933,740 for the same period in 1997;
  and (ii) $506,268 from the Physicians Fax Network, as compared to $384,813 for the same period in 1997. The Company has continued to aggressively market its contract packaging business.

       The Company's cost of sales represented 62.8% of sales (or $2,244,499) for the six months ended December 31, 1998, as compared to 59.8% of sales (or $2,584,422) for the six months ended December 31, 1997. The increase in cost of sales, as a percent of sales, is a result of the change in the mix of the products packaged by the Company during the respective periods.

       Selling, general and administrative expenses ("SG&A") for the six months ended December 31, 1998 was 36.7% of sales (or $1,310,873), as compared to 28.9% of sales (or $1,245,877) for the six months ended December 31, 1997. SG&A, in dollar terms, remained relatively constant during the two periods being compared.

       The Company earned an operating profit for the six months ended December 31, 1998 in the amount of $17,427 (or 0.05% of sales), as compared to $488,254 (or 11.3% of sales) for the six months ended December 31, 1997. The lower profit for the current period is principally attributable to the lower level of sales.

       There were no other material changes in the results of operations in the Company's business.

       Health care packaging services are typically provided by the Company to its customers on an "as-needed" (purchase order-by-purchase order) basis, and not pursuant to a long-term contract. Because of the nature of the contract packaging business, the Company's operating results can vary significantly from period to period.

  Three Months Ended December 31, 1998 as Compared to the Three Months Ended December 31, 1997

       Revenues for the three months ended December 31, 1998 were $1,955,165 as compared to $2,307,871 for the same period in 1997. Revenues for the three months ended December 31, 1998 included approximately $1,790,318 from contract packaging and $264,847 from the Physicians Fax Network. For the three months ended December 31, 1997, the Company derived approximately $2,071,613 in revenues from contract packaging and $236,258 from the Physicians Fax Network.

       The Company's cost of sales were $1,126,433 (or 57.6% of sales) for the three months ended December 31, 1998 as compared to $1,386,487 (or 60.0% of sales) for the three months ended December 31, 1997. The decrease in cost of sales, as a percent of sales, is a result of
  -54-

  the change in the mix of the products packaged by the Company during the respective periods.

       Selling, general and administrative expenses ("SG&A") for the three months ended December 31, 1998 was $678,621 (or 34.7% of sales) as compared to $624,259 (or 27.0% of sales) for the three months ended December 31, 1997. SG&A, in dollar terms, remained relatively constant between the two periods.

       Operating income for the three months ended December 31, 1998 was $150,111 (or 7.7% of sales), as compared to income of $297,125 (or 12.9% of sales) for the three months ended December 31, 1997. The decrease in operating income is principally attributable to the lower revenues for the period ended December 31, 1998.

       There were no other material changes in the results of operations in the Company's business.

  Liquidity and Capital Resources

       The Company's working capital on June 30, 1998 was $1,242,944, as compared to working capital of $1,241,204 on December 31, 1998.
  Working capital remained relatively constant during the periods compared.

       On March 12, 1998, the Company executed a Note with the Bank of New York in the amount of $785,000, payable over four years at a fixed interest rate of 8.09%. The Note was issued to provide working capital and to refinance a loan on June 17, 1997, in the amount of $700,000 from the Bank of New York, payable monthly until June 17, 2002, at prime plus 1%. The proceeds of the June 17, 1997 borrowing were used to retire prior indebtedness of the Company and to provide working capital for operations. On April 13, 1998, the Company executed an additional Note with the Bank of New York in the amount of $146,000, payable over three years at a fixed interest rate of 8.09%. The Note was issued to provide working capital to the Company.

       On March 12, 1998, the Company obtained a line of credit from the Bank of New York in the amount of $250,000, at prime plus 1/2%.
  The Company has drawn $100,000 on this line of credit as of December 31, 1998.

       The Company believes that, for the twelve months following the date hereof, funding for anticipated operations and capital needs will come from existing working capital and anticipated future operations. The Company has no material commitments or capital expenditures planned outside of the ordinary course of business. For periods in beyond the twelve months following the date hereof, the Company expects to continue to fund its anticipated operations and capital needs from working capital and draws on its line of credit. The Company has approximately $150,000 available under its line of credit. In addition, the Company expects that it will be able to finance certain of its future machinery and equipment needs through lease arrangements.

  -55-

               MARKET FOR REGISTRANT'S COMMON EQUITY AND RELATED
                              SHAREHOLDER MATTERS

      The Company's Common Stock is traded in the over-the-counter market. The market for the Company's Common Stock has been represented by low volume and limited or sporadic trades. Consequently, there are no relevant bid and asked prices for the Company's stock. Accordingly, a table presenting the high and low bid and asked prices for the Company's Common Stock (published by the National Quotation Service, Inc.) has not been included.

       There were 133 holders of record of the Company's Common Stock as of April 15, 1999, which total does not include individual participants in security listings.

       The Company has not previously declared or paid any cash dividends on its Common Stock. The Company currently anticipates retaining any earnings for use in the operation and expansion of its business. Therefore, it is unlikely that dividends will be declared in the foreseeable future.

                    CERTAIN TRANSACTIONS IN THE COMMON STOCK

       There were no transactions in the Shares that were effected in the past 60 days by (i) the Company, (ii) any director or executive officer of the Company, (iii) any persons controlling the Company, or (iv) any director or executive officer ultimately in control of the Company or QPSI.

                        NO DISSENTING SHAREHOLDER RIGHTS

       Neither the Merger nor any other matter to be acted upon at the Special Meeting create any dissenting shareholders rights under the New Jersey Business Corporation Act, N.J.S.A. 14A-1 et seq.

                              INDEPENDENT AUDITORS

       The Board of Directors has selected I. Weismann Associates to serve as independent accountant for the Company's fiscal year ending June 30, 1999. A representative of I. Weismann Associates is not expected to be present at the Special Meeting of Shareholders.

                                    MISCELLANEOUS

       The Company does not know of any business other than that described above to be presented for actions to the Shareholders at the meeting, but it is intended that the proxies will be exercised upon any other matters and proposals that may legally come before the meeting and any adjournments thereof in accordance with the discretion of the persons named therein.

       A proposal of a security holder intended to be presented at the next annual meeting of shareholders and to be included in the proxy statement and form of proxy relating to that meeting must be received at the Company's principal executive offices at 121 Moonachie Avenue, Moonachie, New Jersey 07074, on or before September 30, 1999.
  -56-


       All documents subsequently filed by the Company with the Commission prior to the date of the Special Meeting are hereby incorporated by reference into this Proxy Statement.

                                STERITEK, INC.
                                    PROXY                 PRELIMINARY COPIES
                                                          ------------------
  The undersigned hereby appoints Albert J. Wozniak and James K. Wozniak, and each of them, with full power of substitution as proxies for the undersigned, to attend the Special Meeting of Shareholders of Steritek, Inc. ("Company") to be held at the offices of the Company at
  121 Moonachie Avenue, Moonachie, New Jersey 07074 on        , May ,
  1999 at 10:00 a.m. local time, and at any adjournment or postponement thereof, and to vote the number of shares of Common Stock of the Company that the undersigned would be entitled to vote, and with all the power the undersigned would possess, if personally present, as follows:

  1. The approval and adoption of an the Agreement and Plan of Merger, dated December 4, 1998, among the Company; Albert J. Wozniak, the principal shareholder of the Company; Quality Packaging Specialists, Inc., a New Jersey corporation; and QPSI Steritek Acquisition, Inc., a New Jersey corporation and wholly-owned subsidiary of QPSI:

                     [ ] For  [ ] Against  [ ] Abstain

  2. In their discretion, on such other business as may properly come before the meeting or any adjournment thereof.

                     [ ] For   [ ] Against  [ ] Abstain

                              (Continued on the other side)

                              (Continued from other side)  PRELIMINARY COPIES
                                                           ------------------
  THE PROXIES WILL VOTE AS SPECIFIED ABOVE, OR IF A CHOICE IS NOT SPECIFIED, THEY WILL VOTE FOR THE APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AND FOR THE PROPOSAL LISTED IN ITEM 2.

  THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY.

                                 Receipt of Notice of Special Meeting
                                 of Shareholders and Proxy Statement
                                 dated April  , 1999 is hereby
                                 acknowledged:

                                 Dated:                        , 1999


                                -----------------------------------------
                                              Signature(s)
                               (Please sign exactly as your name or names
                               appear hereon, indicating where proper,
                               official position or representative capacity.)

                                                                ANNEX I
                                                                -------



                    AGREEMENT AND PLAN OF MERGER

                               among

                          STERITEK, INC.,
                         ALBERT J. WOZNIAK,
              QUALITY PACKAGING SPECIALISTS, INC. and
                  QPSI STERITEK ACQUISITION, INC.






                       Dated December 4, 1998

                         AGREEMENT AND PLAN OF MERGER

        AGREEMENT AND PLAN OF MERGER (this "Agreement") made and entered into on this 4th day of December, 1998 by and among Steritek Inc., a New Jersey corporation ("Steritek"), Quality Packaging Specialists, Inc., a New Jersey corporation ("QPSI"), QPSI Steritek Acquisition, Inc., a New Jersey corporation ("Acquisition") and Albert J. Wozniak ("Albert").

                                   BACKGROUND

        The parties desire that QPSI acquire Steritek by having Acquisition, a wholly-owned subsidiary of QPSI, merge with and into Steritek upon the terms and conditions set forth herein and in accordance with the laws of the State of New Jersey.

       NOW THEREFORE, in consideration of the mutual terms and conditions herein contained, and intending to be legally bound, it is agreed between the parties hereto as follows:

                                  THE MERGER

       1.01 Merger; Surviving Corporation. In accordance with the provisions of this Agreement and the New Jersey Business Corporation Act ("NJBCA"), at the Effective Time (as such term is defined in Section 1.05 hereof), Acquisition shall be merged with and into Steritek (the "Merger"), and Steritek shall be the surviving corporation in the Merger (hereinafter sometimes called the "Surviving Corporation") and shall continue its corporate existence under the laws of the State of New Jersey. At the Effective Time, the separate existence of Acquisition shall cease. All properties, franchises and rights belonging to Steritek and Acquisition, by virtue of the Merger and without further act or deed, shall be deemed to be vested in the Surviving Corporation, which shall thenceforth be responsible for all the liabilities and obligations of each of Steritek and Acquisition. The name of the Surviving Corporation shall be "Steritek, Inc."

       1.02 Certificate of Incorporation. Steritek's Certificate of Incorporation, as amended, as in effect immediately prior to the Effective Time shall thereafter continue in full force and effect as the Certificate of Incorporation of the Surviving Corporation until altered or amended as provided herein or by law.

       1.03 By-Laws. Steritek's By-Laws, as amended, in effect immediately prior to the Effective Time shall be the By-Laws of the Surviving Corporation until altered, amended or repealed as provided therein or by law.

       1.04 Directors and Officers. The directors of Steritek immediately prior to the Effective Time shall serve as directors of the Surviving Corporation following the Effective Time in accordance with the Certificate of Incorporation and By-laws of the Surviving Corporation and the NJBCA. The officers of Steritek immediately prior to the Effective Time shall serve in such capacities at the pleasure of the Board of Directors of the Surviving Corporation following the Effective Time in accordance with the Certificate of Incorporation and By-Laws of the Surviving Corporation and the NJBCA.

       1.05 Effective Time. The Merger shall become effective upon the acceptance for filing of a certificate of merger ("Certificate of Merger"), in substantially the form attached hereto as Exhibit 1.05, by the Secretary of State of the State of New Jersey in accordance with the provisions of the NJBCA. The Certificate of Merger shall be executed by Steritek and Acquisition and delivered to the Secretary of State of the State of New Jersey for filing, as stated above, on the Closing Date provided for in
  Section 1.08(b). The date and time when the Merger shall become effective are referred to herein as the "Effective Time."

       1.06 Conversion of Steritek Shares. (a) At the Effective Time, each share of Steritek Common Stock (defined below) issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holders thereof, be canceled and converted into the right to receive an amount (payable in immediately available U.S. dollars and, in the case of Steritek Common Stock owned by Albert, payable as set forth in paragraph (b) below) equal to $5,555,155.40 divided by the total number of shares of Steritek Common Stock issued and outstanding immediately prior to the Effective Time ("Merger Consideration"). The Merger Consideration shall be reduced by $50,000, allocable to the cash portion thereof, if the Merger is not effective by March 15, 1999 and (i) Steritek has not received the requisite shareholder approval of the transaction as contemplated by Section 5.03 below, (ii) QPSI is not then in material breach of any representation, warranty or covenant under this Agreement and (iii) all contingencies within QPSI's reasonable control have been satisfied or waived by Steritek.

            (b) Albert shall be paid, in consideration for his shares of Steritek Common Stock: (i) cash in an amount equal to $750,000 plus the amount, if any by which QPSI's borrowings from its senior lender (other than borrowing under its working capital or equipment lines of credit) exceed the sum of (A) $750,000, (B) the amount paid hereunder to holders of Steritek Common Stock other than Albert, and (C) the amount of such borrowings applied to refinance existing indebtedness of Steritek and QPSI; and (ii) the balance shall be paid in the form of a promissory note in the form attached hereto as Exhibit 1.06, which shall mature on November 1, 2004 ("Albert's Note").

       1.07 Consideration Paid to QPSI. In return for QPSI agreeing to merge Acquisition into Steritek, at the Effective Time, Steritek shall issue 10,000 shares of Steritek Common Stock (the "New Steritek Common Stock") to QPSI.

       1.08 Exchange of Certificates; Closing. (a) At or promptly following the Closing provided for in paragraph (b) below, upon surrender of the stock certificates representing the Steritek Common Stock by the stockholders of Steritek (the "Steritek Stockholders") for cancellation, together with any other required documents, the Steritek Stockholders shall receive the Merger Consideration. Until such certificates are surrendered, outstanding certificates formerly representing shares of Steritek Common Stock shall be deemed for all purposes as being canceled and only evidencing the right to receive the Merger Consideration into which such shares have been converted as though said surrender and exchange had taken place. In no event will a holder of shares of Steritek Common Stock be entitled to interest on the Merger Consideration issuable in respect of such shares.


            (b) The closing of the transactions contemplated by this Agreement (the "Closing") shall take place on the later of (a) the tenth business day after the date on which Steritek stockholder approval is obtained, as contemplated by Section 4.02 hereof, or (b) the third business day after satisfaction or waiver of the latest to occur of the conditions set forth in Section 5 hereof (the "Closing Date"), at the offices of Drinker Biddle & Reath, 105 College Road East, Princeton, New Jersey, or such other date and place as the parties shall agree. The parties intend that the Closing shall occur on March 1, 1999.

                  REPRESENTATIONS AND WARRANTIES OF STERITEK

         Steritek and Albert, jointly and severally, represent and warrant to QPSI and Acquisition that the statements contained in this Section 2 are correct and complete as of the date hereof, except as set forth in the disclosure schedule delivered by Steritek to QPSI and Acquisition as of the date hereof (the "Disclosure Schedule").

          2.01 Organization and Good Standing. Steritek is a corporation duly organized, validly existing and in good standing under the laws of the State of New Jersey and has all necessary corporate power and authority to carry on its business, to own and lease the assets that it owns and leases and to perform all its obligations under each agreement and instrument by which it is bound. Steritek is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction identified in the Disclosure Schedule, which includes each jurisdiction in which its ownership or leasing of assets or properties or the nature of its activities requires such qualification.

         2.02 Power and Authorization. Steritek has full legal right, power and authority to enter into and perform its obligations under this Agreement and under the other agreements and documents (the "Steritek Transaction Documents") required to be delivered by it prior to or at the Closing. The execution, delivery and performance by Steritek of this Agreement and the Steritek Transaction Documents have been duly authorized by the Board of Directors of Steritek. This Agreement has been duly and validly executed and delivered by Steritek and constitutes Steritek's legal, valid and binding obligation, enforceable against Steritek in accordance with its terms, and when executed and delivered as contemplated herein, each of the Steritek Transaction Documents shall constitute the legal, valid and binding obligation of Steritek, enforceable against Steritek in accordance with its terms, except as such enforceability of this Agreement or any Steritek Transaction Document may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws relating to or affecting the enforcement of creditors' rights generally, and except that the availability of specific performance, injunctive relief or other equitable remedies is subject to the discretion of the court before which any such proceeding therefor may be brought.

         2.03 SEC Documents. Steritek has filed all required reports, schedules, forms, statements and other documents with the SEC since June
  30, 1996 (the "SEC Documents").  As of their respective dates, to
  Steritek's knowledge, the SEC Documents complied in all material respects with the requirements of the Securities Act of 1933 (the "Securities Act"), or Securities the Exchange Act of 1934 (the "Exchange Act"), as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such SEC Documents. None of the SEC Documents at the time they were filed contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except as described in the Disclosure Schedule, Steritek is in material compliance with all applicable federal and state securities laws.

         2.04  No Conflicts.

               (a) Except as described in the Disclosure Schedule, the execution, delivery and performance of this Agreement and the Steritek Transaction Documents do not and will not (with or without the passage of time or the giving of notice):

                   (i) violate or conflict with any provision of the certificate of incorporation or bylaws of or of any law, statute, regulation, Permit (as defined in Section 2.07(b) hereof), license, certificate, judgment, order, award or other decision or requirement of any arbitrator, court, government or governmental agency or instrumentality (each, a "Law" and collectively, "Laws") binding upon Steritek;

                  (ii) violate or conflict with, result in a breach of, or constitute a default or otherwise cause any loss of benefit under any material agreement or other material obligation to which Steritek is a party or by which Steritek or its assets are bound, or give to others any rights (including rights of termination, foreclosure, cancellation or acceleration) in or with respect to Steritek or any of its assets; or

                  (iii) result in, require or permit the creation or imposition of any restriction, mortgage, deed of trust, pledge, lien, security interest or other charge, claim or encumbrance of any nature upon or with respect to Steritek Common Stock, Steritek or any of its assets.

               (b) To Steritek's knowledge, there are no judicial, administrative or other governmental actions, proceedings or investigations pending or threatened, that question any of the transactions contemplated by this Agreement or the validity of this Agreement or any of the other agreements or instruments contemplated hereby or which, if adversely determined, would have an adverse effect upon Steritek's ability to enter into or perform its obligations under this Agreement or any of the other agreements or instruments contemplated hereby. Steritek has not received any request from any governmental agency or instrumentality for information with respect to the transactions contemplated hereby.

       2.05 Capitalization. Steritek's authorized capital stock consists of 5,000,000 shares of common stock, no par value (the "Steritek Common Stock"), and 2,000,000 shares of preferred stock, no par value (the "Steritek Preferred Stock"), of which (i) 3,636,285 shares of Steritek Common Stock are issued and outstanding, (ii) no shares of Steritek Preferred Stock are issued and outstanding and (iii) 500,000 shares of Steritek Common Stock are reserved for issuance pursuant to Steritek's employee stock option plan (the "Steritek Option Plan"), of which, options to purchase 435,000 shares of Steritek Common Stock are outstanding.
  Except as disclosed in this Section 2.05, Steritek has not issued any preemptive or other rights with respect to any such capital stock or securities and there are no offers, options, warrants, rights, agreements or commitments of any kind (contingent or otherwise) relating to the issuance, conversion, registration, sale or transfer of any equity interests or other securities of Steritek or obligating Steritek or any other person to purchase or redeem any such equity interests or other
  securities.   All of the issued and outstanding shares of Steritek Common
  Stock have been duly authorized and are validly issued and outstanding, fully paid and nonassessable, and have been issued in compliance with applicable securities and other Laws. Steritek represents and warrants that the total number of record owners of Steritek Common Stock is less than 300.

       2.06 Company Investments and Subsidiaries. Except as disclosed on the Disclosure Schedule, Steritek does not own, control or have any investment or other interest in any corporation, partnership, joint venture, business trust or other entity, and Steritek has not agreed, contingently or otherwise, to share any profits, losses, costs or liabilities, or to indemnify any person or entity or to guaranty the obligations of any person or entity.

       2.07  Compliance with Laws.

            (a) Except as described in the Disclosure Schedule, to Steritek's knowledge, Steritek is, and has been for the past three (3) years, in compliance with all applicable Laws, except where noncompliance would not have a material adverse effect on the business, properties, profits, prospects or condition (financial or otherwise) of Steritek (a "Material Adverse Effect"), and Steritek does not have any basis to expect, and has not received any notice, order or other communication from any governmental agency or instrumentality of, any alleged, actual, or potential violation or failure to comply with any Law. To Steritek's knowledge, there are no unsatisfied judgments, penalties or awards against or affecting Steritek or any of its businesses, properties or assets.

            (b) To Steritek's knowledge, all federal, foreign, state, local and other governmental consents, licenses, permits, franchises, grants and authorizations required to be obtained and held by Steritek for the operation of its business as currently conducted and as conducted since June 30, 1995 (collectively, "Permits") are, except as otherwise described in the Disclosure Schedule, in full force and effect without any default or violation thereunder by Steritek or, to the knowledge of Steritek, by any other party thereto (except where the failure to have such a Permit in full force and effect or where any default or violation thereunder would not have a Material Adverse Effect), and Steritek has not received any notice of any claim or charge that Steritek is or had been in violation of or in default under any such Permit. Except as described in the Disclosure Schedule, to Steritek's knowledge: (i) no proceeding is pending or threatened by any person to revoke or deny the renewal of any Permit of Steritek; and (ii) Steritek has not been notified that any such Permit may not in the ordinary course be renewed upon its expiration or that by virtue of the transactions contemplated hereby any such Permit may not be granted or renewed.

           (c) Steritek is registered and in good standing with the federal Food and Drug Administration ("FDA") as a pharmaceutical packager and medical device manufacturer. Steritek's operations have been and are now conducted in compliance with the Current Good Manufacturing Practices standards of the FDA, except where noncompliance would not have a Material Adverse Effect. The most recent inspection by the FDA of Steritek facilities occurred on May 14, 1997. Steritek does not have any basis to expect, and has not received any notice, order or other communication from the FDA, or any other governmental agency or instrumentality, of, any alleged, actual, or potential violation or failure to comply with the FDA's rules and regulations, including without limitation the FDA's Current Good Manufacturing Practices.

       2.08 Litigation. Except as described in the Disclosure Schedule or the Financial Statements (as defined in Section 2.09 hereof), there are no, and since the date of the Interim Balance Sheet (as defined in Section 2.09 hereof) there have not been any, claims, actions, suits, proceedings (arbitration or otherwise) or investigations involving or affecting Steritek, its businesses or assets, or its directors, officers or shareholders in their capacities as such, before or by any court or governmental agency or instrumentality, or before an arbitrator of any kind. Any description set forth on the Disclosure Schedule pursuant to this Section 2.08 with respect to any such claims, actions, suits, proceedings or investigations shall include, to the extent applicable, the name of the court or agency in which the proceedings are pending, the date instituted, the principal parties thereto, a description of the factual basis alleged to underlie the proceeding and the relief sought. To the knowledge of Steritek, (a) no such claims, actions, suits, proceedings or investigations are presently threatened or contemplated and (b) there are no facts that could reasonably serve as a basis for any such claim, action, suit, proceeding or investigation.

        2.09  Financial Statements.

            (a) The Disclosure Schedule contains: (i) the balance sheet of Steritek as at June 30, 1998 (including the notes thereto, the "Balance Sheet"), and the related statements of income, changes in stockholders' equity and cash flow for the fiscal year then ended, together with the report thereon of I. Weismann Associates, independent certified public accountants (the "Audited Financial Statements"); and (ii) an unaudited balance sheet of Steritek as at September 30, 1998 (including the notes thereto, the "Interim Balance Sheet") and the related unaudited statements of income, cash flow for the three months then ended, including in each case all notes thereto (the financial statements referred to in this clause
  (ii) being referred to collectively as the "Interim Financial Statements" and the financial statements referred to in clauses (i) and (ii) above being referred to collectively as the "Financial Statements"). The Financial Statements and notes accurately and fairly reflect the books and records of Steritek and fairly present the financial condition, cash flow and results of operations of Steritek as at the respective dates thereof and for the periods therein referred to, all in accordance with generally accepted United States accounting principles, consistently applied ("GAAP"), subject, in the case of the Interim Financial Statements, to normal recurring year end adjustments (the effect of which will not, individually or in the aggregate, be material) and the absence of notes (which, if presented, would not differ materially from those included in the Audited Financial Statements).

            (b) The Balance Sheet and the Interim Balance Sheet reflect all material known liabilities of Steritek, whether absolute, accrued or contingent, as of the respective dates thereof of the type required to be reflected or disclosed in a balance sheet (or the notes thereto) prepared in accordance with GAAP. Steritek does not have knowledge of any material liabilities of any nature that are not reflected on the Interim Balance Sheet except for liabilities disclosed on the Disclosure Schedule and for current liabilities (within the meaning of GAAP) that have been incurred since the date thereof in the ordinary course of business consistent in nature and amount with past practice and that are not inconsistent with any of the representations and warranties contained herein, and, to the knowledge of Steritek, there is no basis for the assertion against Steritek of any liability (other than current liabilities referred to above) not fully reflected or reserved against in the Interim Balance Sheet.

            (c) The Balance Sheet and the Interim Balance Sheet reflect reserves or other appropriate provisions at least equal to reasonably anticipated liabilities, losses and expenses of Steritek as of the respective dates thereof, including those with respect to income and other taxes (including alternative minimum tax), warranty claims, bad debts, unsalable inventories, vacation pay, and plans and programs for the benefit of present and former employees (including, without limitation, plans and programs relating to medical coverage for employees).

       2.10 Accounts Receivable. All accounts and notes receivable of Steritek represent valid obligations from sales made or services rendered in the ordinary course of business and in the aggregate have been or will be collected in full in the ordinary course of business, without any setoff or discount, except to the extent of any reserves for possible losses set forth on the Interim Balance Sheet and any adjustments made to such reserve by Steritek after the date of the Interim Balance Sheet in accordance with Steritek's policies and in a manner consistent with past practices. The Disclosure Schedule includes a correct and complete accounts and notes receivable aging of Steritek as of the date of the Interim Balance Sheet, reflecting the designated and undesignated reserves for possible losses as of such date and the aggregate dollar amount of all accounts and notes receivable due Steritek that have been outstanding for: 60 days or less; more than 60 but less than 90 days; more than 90 but less than 120 days; more than 120 but less than 150 days; and more than 150 days.

       2.11 Product Design; Warranties. Except as described in the Disclosure Schedule: (a) Steritek has not expressly agreed to become responsible for consequential damages or made any express warranties to third parties with respect to any products created, manufactured, sold, distributed or licensed, or any services rendered, by Steritek; and (b) to the knowledge of Steritek, Steritek has no implied warranties outstanding with respect to any such products or services other than any such implied pursuant to Sections 2312 and 2314 of the Uniform Commercial Code.

       2.12 Real Property. The Disclosure Schedule identifies each interest in real property leased by Steritek, including a listing of all leases and other agreements under which any such property is held. Steritek does not own or have any other interest in real property other than pursuant to the leases referred to above. Steritek owns all right, title and interest in all leasehold estates and other rights purported to be granted to them by the leases and other agreements listed in the Disclosure Schedule, in each case free and clear of any restriction, mortgage, deed of trust, pledge, lien, security interest or other charge, claim or encumbrance of any nature except for liens and restrictions described in said Schedule. All of the buildings and structures constituting the premises leased by Steritek are structurally sound with no known defects, are in good operating condition and repair (ordinary wear and tear excepted) and are suitable for the purposes for which they are being used. To Steritek's knowledge, no such building or structure, or any appurtenance thereto or equipment therein, or the operation or maintenance thereof by Steritek, violates any restrictive covenant or any provision of any Law (including without limitation any such relating to health and safety or zoning), which violation interferes with the use of such building, structure or appurtenance, or encroaches on any property owned by others. To Steritek's knowledge, no condemnation proceeding is pending or threatened with respect to any real property identified in the Disclosure Schedule.

       2.13  Personal Property.  Except as described in the Disclosure
  Schedule: (a) Steritek has good and marketable title to all of its properties and assets (other than real property) free and clear of any restriction, mortgage, deed of trust, pledge, lien, security interest or other charge, claim or encumbrance of any nature; and (b) all properties and assets owned or leased by Steritek are in the possession or under the control of Steritek and are in good condition and repair, ordinary wear and tear excepted, are suitable for the purposes for which they are being used, and are of a condition, nature and quantity sufficient for the conduct of Steritek's business as it is presently conducted.

       2.14 List of Properties, Contracts, etc. The Disclosure Schedule contains, lists or adequately describes the following:

               (a) each vehicle, item of machinery, equipment and other tangible asset (other than real property) carried as an asset on the records of Steritek with a fair market or book value in excess of $25,000 in respect of any item, and the location thereof;

               (b) each vehicle, item of machinery, equipment and other tangible asset (other than real property) leased to or by Steritek under agreement providing for annualized payments of more than $25,000, together with the location of such asset, the identities of the lessor and lessee, the annual rental and unexpired term of the lease;

              (c)  each Permit;

              (d) each (i) fictitious business name, tradename, registered and unregistered trademark, service mark and related application (collectively, "Marks"), (ii) patent, patent right and patent application (collectively, "Patents"), (iii) copyright in published and material unpublished works ("Copyrights"), computer program and software ("Software"), (iv) proprietary formula, trade secret, formulation and unpatented invention ("Trade Secrets") and (v) licenses and permits issued or granted by any person relating to any of the foregoing (the items referred to in clauses (i)(iv) above are collectively referred to herein as ("Intellectual Property"); in each case owned, leased, used or held by, granted to or licensed by Steritek as licensor or licensee (excluding non-critical, off-the-shelf application software licensed by Steritek and software imbedded in machinery or equipment, which software is owned or used by Steritek and is licensed for use by Steritek in conjunction with its ownership or use of said equipment or machinery), together with all other interests therein granted by Steritek to any other person and all agreements with respect to any of the foregoing to which Steritek is a party (including secrecy and nondisclosure agreements with current or former employees, consultants or contractors);

              (e) each agreement or commitment that restricts or purports to restrict Steritek's business activities or the freedom of Steritek to engage in any business or to compete with any person;

               (f) each outstanding loan or advance in excess of $5,000 (excluding advances for ordinary and necessary business expenses, receivables generated in connection with Steritek's bona fide sales of products and services, and prepaid, in each case made or generated by Steritek in the ordinary course of business consistent with past practices) by Steritek to any person (including any stockholder and any director, officer, or employee of Steritek);

            (g) each contract, agreement, purchase order or other commitment (whether or not in writing) involving the performance of services or delivery of goods or materials by or to Steritek (i) outside of the continental United States of America, (ii) of an aggregate amount or value in excess of $50,000 in any 12- month period or (iii) which is not terminable by Steritek without payment of penalty or premium on 30 days notice or less;

            (h) each capital project currently undertaken or which has been approved by Steritek;

             (i) each evidence of indebtedness, note, advance, guaranty or letter of credit entered into, issued or to be issued, contingently or otherwise, by, to or from Steritek, and all loan and other agreements relating thereto;

              (j) each restriction, deed of trust, pledge, lien, security interest or other charge, claim and encumbrance of any nature relating to or affecting any of the assets or properties of Steritek;

             (k) each contract, agreement or commitment to which Steritek is a party or is otherwise bound providing for payments to or by any person or entity based on sales, purchases or profits, other than direct payments for goods, and each other agreement to which Steritek is a party or is otherwise bound that is material to its business, operation, financial condition or prospects;

             (l) each policy and binder of insurance (including without limitation, property, casualty, liability, life, health, accident, workers' compensation and disability insurance and bonding arrangements) owned by, or maintained for the benefit of, or the premiums for which are paid directly or indirectly in whole or in part by, Steritek;

               (m) each form of contract, agreement or commitment used by Steritek as a standard form in the ordinary course of business;

             (n) each outstanding power of attorney or similar power granted by Steritek for any purpose whatsoever; and

             (o) each bank or other financial institution in which Steritek has a deposit account, line of credit or safe deposit box, the relevant account or other identifying number, and the names of all persons authorized to act or deal in connection therewith.

       Steritek has furnished and will furnish or make available to QPSI true and complete copies of each agreement, plan and other document required to be disclosed on the Disclosure Schedule.

       2.15 Contracts. Each of the material contracts, agreements and commitments to which Steritek is a party or by which it or its assets are bound was made in the ordinary course of business and is in full force and effect and is valid, binding and enforceable in accordance with its terms against Steritek and, to the knowledge of Steritek, the other parties thereto. Except as described in the Disclosure Schedule, Steritek has performed all obligations required to be performed by it under each such contract, agreement and commitment through the date hereof, and no condition exists or event has occurred that with notice or lapse of time would constitute a material default or a basis for delay or nonperformance by Steritek or, to Steritek's knowledge, by any other party to any such contract, agreement or commitment, except where such failure in performance or condition would not have a Material Adverse Effect.

       2.16  Insurance.

            (a) The summary of the policies and binders of insurance contained in the Disclosure Schedule identifies, among other things: (i) the respective issuers and expiration dates thereof; (ii) deductible amounts and amounts of coverage available and outstanding thereunder; (iii) whether such policies and binders are "claims made" or "occurrences" policies; and (iv) any retrospective premium adjustments. Such policies and binders are sufficient for compliance with all requirements of Laws and all agreements to which Steritek is a party or by which it or its assets are bound, are valid and enforceable policies and will not be affected by, terminate or lapse prior to the Closing by reason of the transactions contemplated by this Agreement.

            (b) Steritek has not received (i) any notice of cancellation of any policy or binder of insurance required to be identified in the Disclosure Schedule or refusal of coverage thereunder; (ii) any notice that any issuer of such policy or binder has filed for protection under applicable bankruptcy or insolvency laws or is otherwise in the process of liquidating or has been liquidated; or (iii) any other indication that any such policy or binder may no longer be in full force or effect or that the issuer of any such policy or binder may no longer be willing or able to perform its obligations thereunder.

       2.17 Valid Issuance of New Steritek Common Stock. The New Steritek Common Stock, when issued and delivered in accordance with the terms hereof, will be duly and validly issued, fully paid and nonassessable and free of restrictions on transfer other than restrictions on transfer under applicable state and federal securities laws, and will be free of any liens or encumbrances other than those created by or imposed upon QPSI through no action of Steritek or Albert. None of the New Steritek Common Stock is subject to any preemptive rights or rights of first refusal except as have been waived or satisfied.

      2.18 Customers and Suppliers. Except as provided on the Disclosure Schedule, no customer that accounted for more than of 5% of the revenues of Steritek during 1998 has terminated or materially reduced, or has given notice that it intends to terminate or materially reduce, the amount of business done with Steritek. Except as provided on the Disclosure Schedule, no supplier or vendor that accounted for more than $50,000 of the purchases of Steritek during 1998 has terminated or materially reduced, or has given notice that it intends to terminate or materially reduce, the amount of business done with Steritek. Except as provided on the Disclosure Schedule, Steritek is not aware of any such intention on the part of any such customer, supplier or vendor. Except as disclosed on the Disclosure Schedule, there are no, and since June 30, 1995 there have not been any, disputes or controversies involving, in the aggregate, more than $5,000 between Steritek and any customer, supplier or other person regarding the quality, merchantability or safety of, or involving a claim of breach of warranty that has not been fully resolved with respect to, or defect in, any service or product purchased or sold by Steritek. Steritek is satisfied with its working relationships under all arrangements and agreements with customers and suppliers necessary to the normal operation of its businesses. Alternative sources of supply, on substantially similar terms and conditions, exist for all material goods or services purchased by or supplied to Steritek.

       2.19  Taxes.

            (a) All federal, state, local and foreign returns and reports relating to Taxes (as defined herein), or extensions relating thereto, required to be filed by or with respect to Steritek (including, without limitation, all federal and state consolidated and combined tax returns and reports for any consolidated group of which Steritek has been a member during the last five years (the "Consolidated Group")) during the past six years have been timely and properly filed, and all such returns and reports are correct and complete in all material respects.

            (b) All federal, state, local, and foreign income, profits, franchise, sales, use, payroll, premium, occupancy, property, severance, excise, withholding, customs, unemployment, transfer and other taxes, including interest, additions to tax and penalties (collectively "Taxes") shown to be due on any return referred to in Subsection (a) above by Steritek with respect to taxable periods ending on or prior to, and the portion of any interim period up to, the date hereof have been fully and timely paid or, in the case of Taxes not yet due, fully provided for on the Interim Balance Sheet or, in the case of Taxes accruing after the date of such financial statement, on the books of account of Steritek; and there are no levies, liens, or other encumbrances relating to Taxes existing, threatened or pending with respect to any asset of Steritek, other than statutory liens for taxes not yet due and payable.

            (c) Except as described in the Disclosure Schedule, no issues have been raised with any representative or employee of Steritek (and are currently pending) by the Internal Revenue Service ("IRS") or any other taxing authority in connection with any of the returns and reports referred to in subsection (a) above and no waivers of statutes of limitations have been given or requested with respect to any such returns and reports or with respect to any Taxes.

            (d) Except as set forth on the Disclosure Schedule, to the knowledge of Steritek, no federal, state, local or foreign income, franchise or sales and use tax returns of or with respect to Steritek have been examined since 1995, or are currently under examination, by the IRS or by other taxing authorities, or with respect to which the applicable statue of limitations (including all extensions and tolling periods) has not yet run. There are no unpaid deficiencies asserted or assessments made by any taxing authority against Steritek.

            (e) Steritek uses the accrual method of accounting for federal income tax purposes. Steritek has not: (i) filed any consent under section 341(f)(1) of the Code, or agreed to have the provisions of Code section 341(f)(2) apply to any dispositions of "subsection (f) assets" as such term is defined in Code section 341(f)(4); (ii) agreed to or is required to make any adjustments under Code section 481(a) by reason of a change in accounting method or otherwise; or (iii) made a transfer of intangible property on which Code section 367(d) or 482 will require the recognition of additional income for any period after the date hereof. Steritek does not own stock in a "passive foreign investment company" within the meaning of Code section 1296(a). The books and records of Steritek are sufficient to prove the correctness of all tax returns for open tax years and to determine and to prove the adjusted tax basis for federal income tax purposes of each asset of Steritek.

            (f) Steritek is not obligated to make any payments that would constitute an "excess parachute payment" as defined in Code section 280G. Steritek is not a party to any tax sharing agreement or tax indemnification agreement.

       2.20  Employee Benefit Plans.

             (a) The Disclosure Schedule contains a complete and correct list of all employee benefit plans, arrangements, commitments and payroll practices (whether or not employee benefit plans ("Employee Benefit Plans") as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), including, without limitation, sick leave, vacation pay, severance pay, salary continuation for disability, consulting or other compensation arrangements, retirement, deferred compensation, bonus, incentive compensation, stock purchase, stock option, health including hospitalization, medical and dental, life insurance and scholarship programs maintained for the benefit of any employees of Steritek or any ERISA Affiliate (as defined below) or to which Steritek or any ERISA Affiliate has contributed or is or was within the last six years obligated to make payments. Steritek has delivered or made available to QPSI, with respect to all benefit plans, arrangements, commitments or payroll practices required to be listed on the Disclosure Schedule, true, complete and correct copies of the following: all plan documents, handbooks, manuals, collective bargaining agreements and similar documents governing employment policies, practices and procedures; all the most recent summary plan descriptions and any subsequent summaries of material modifications and all other material employee communications discussing any employee benefit; Forms series 5500 as filed with the IRS for the most recent three plan years; the most recent report of the enrolled actuary for all defined benefit plans, funded welfare plans or other plans requiring actuarial valuation; all trust agreements with respect t employee benefit plans; plan contracts with service providers and plan contracts with insurers providing benefits for participants or liability insurance for fiduciaries and other parties in interest or bonding; most recent annual audit and accounting of plan assets for all funded plans; and most recent IRS determination letter for all plans qualified under Code section 401(a). As used herein, "ERISA Affiliate" shall refer to any trade or business, whether or not incorporated, under common control with Steritek within the meaning of Section 414(b),
  (c), (m) or (o) of the Code.

            (b) With respect to each Employee Benefit Plan required to be listed on the Disclosure Schedule: (i) each Employee Benefit Plan has been administered in compliance with its terms and is in compliance in all material respects with the applicable provisions of ERISA, the Code and all other federal, foreign, state and other applicable laws, rules and regulations, as they relate to such plan (including, without limitation, funding, filing, termination, reporting and disclosure and continuation coverage obligations pursuant to Section 601 et seq. of ERISA); (ii) Steritek and each ERISA Affiliate has made all contributions to all Employee Benefit Plans as required under the terms of such Plans; (iii) no "Employee Pension Benefit Plan" (as defined in Section 3(2) of ERISA) has been the subject of a "reportable event" (as defined in Section 4043 of ERISA) and there have been no "prohibited transactions" (as described in
  Section 4975 of the Code or in Part 4 of Subtitle B of Title I of ERISA) with respect to any Employee Benefit Plan; (iv) there are and during the past three years there have been no inquiries, proceedings, claims or suits pending or, to the knowledge of Steritek, threatened by any governmental agency or authority or by any participant or beneficiary against any of the Employee Benefit Plans, the assets of any of the trusts under such Plans or the Plan sponsor or the Plan administrator, or against any fiduciary of any of such Employee Benefit Plans with respect to the design or operation of the Employee Benefit Plans; (v) the actuarial present value of accumulated benefits (both vested and unvested) of each of the Employee Pension Benefit Plans, which are defined benefit plans, are fully funded in accordance with the actuarial assumptions used by the Pension Benefit Guaranty Corporation ("PBGC") to determine the level of funding required in the event of the termination of such Plan; (vi) each Employee Pension Benefit Plan that is intended to be "qualified" within the meaning of Section 401(a) of the Code is, and has from its inception been so qualified, both in form and in operation, and any trust created pursuant to any such Employee Pension Benefit Plan is exempt from federal income tax under Section 501(a) of the Code and the IRS has issued each such Plan a favorable determination letter which is currently applicable; and (vii) Steritek nor, to the knowledge of Steritek, any ERISA Affiliate is aware of any circumstance or event which would jeopardize the tax qualified status of any such Employee Pension Benefit Plan or the tax exempt status of any related trust, or would cause the imposition of any liability, penalty or tax under ERISA or the Code with respect to any Employee Benefit Plan.

            (c) Neither Steritek nor any ERISA Affiliate maintains or has ever maintained or been obligated to contribute to a "Multiemployer Plan" (as such term is defined by Section 4001(a)(3) of ERISA).

            (d) With respect to each Employee Benefit Plan maintained by Steritek or any ERISA Affiliate: (i) no unsatisfied liabilities to participants, the IRS, the United States Department of Labor ("DOL"), the PBGC or to any other person or entity have been incurred as a result of the termination of any Employee Benefit Plan; (ii) no Employee Pension Benefit Plan, which is subject to the minimum funding requirements of Part 3 of subtitle B of Title I of ERISA or subject to Section 412 of the Code, has incurred any "accumulated funding deficiency" within the meaning of Section 302 of ERISA or Section 412 of the Code and there has been no waived funding deficiency within the meaning of Section 303 of ERISA or Section 412 of the Code; (iii) there has been no event with respect to an Employee Pension Benefit Plan that would require disclosure under Sections 4062(c), 4063(a) or 4041(e) of ERISA.

            (e) All reports and information required to be filed with the DOL,IRS and PBGC and with plan participants and their beneficiaries with respectto each Employee Benefit Plan required to be listed on the Disclosure Schedulehave been filed and all annual reports (Form 5500 series) of such Plans werecertified without qualification by each Plan's accountants and actuaries. Anyannual reports that are not yet due but are required to be filed with respectto a plan year that ended on or prior to the Closing Date shall be filed bySteritek before the Closing Date.

            (f) Except as set forth on the Disclosure Schedule, all Employee Benefit Plans, arrangements, commitments, and payroll practices required to be listed on the Disclosure Schedule have been administered in compliance with federal, state, and local law, including, but not limited to, the Americans with Disabilities Act, the Age Discrimination in Employment Act, and the Family and Medical Leave Act, except where noncompliance would not have a Material Adverse Effect.

            (g) Except as set forth on the Disclosure Schedule, all Employee Benefit Plans, arrangements, commitments, and payroll practices required to be listed on the Disclosure Schedule and all other Employee Benefit Plans currently maintained by Steritek or an ERISA Affiliate may, without liability, be amended, terminated or otherwise discontinued.

            (h) Any bonding required under ERISA with respect to any Employee Benefit Plan required to be listed on the Disclosure Schedule and any other Employee Benefit Plan currently maintained by Steritek or an ERISA Affiliate has been obtained and is in full force and effect and no funds held by or under the control of Steritek are plan assets.

            (i) Except as set forth on the Disclosure Schedule, neither Steritek nor any ERISA Affiliate maintains any retiree life and/or retiree health insurance plans that provide for continuing benefits or coverage for any employee or any beneficiary of an employee after such employee's termination of employment, other than as required by Section 601 et seq. of ERISA.

            (j) Except as set forth on the Disclosure Schedule, the consummation of the transactions contemplated by this Agreement will not
  (i) entitle any person to severance pay, an excess parachute payment within the meaning of Section 280G of the Code, (ii) accelerate the time of payment or vesting, or increase the amount of compensation due to any such employee or (iii) result in any liability under Title IV of ERISA or otherwise.

       2.21  Labor Matters.

             (a) No application for certification of a collective bargaining agent is pending and none of the employees of Steritek are, or have ever been, represented by any union or other bargaining representative; there has not been, and there is not currently pending, any labor arbitration or proceeding in respect of the grievance of any employee, any application or complaint filed by any employee or union with the National Labor Relations Board or any comparable state or local agency, any strike, slowdown, picketing or work stoppage by any employees at any facility of Steritek, any lockout of any such employees or any labor trouble or other labor related controversy, occurrence or condition of a similar character; no agreement restricts Steritek from relocating, closing or terminating any of its operations or facilities; and to the knowledge of Steritek, no such agreement, action, proceeding or occurrence is threatened or contemplated by any person.

             (b) Except as described in the Disclosure Schedule, Steritek has not been cited for violations of the Occupational Safety and Health Act of 1970, 29 U.S.C. sec. 651 et seq. ("OSHA"), any regulation promulgated pursuant to OSHA, or any other statute, ordinance, rule, or regulation establishing standards of workplace safety or paid any fines or penalties with respect to any such citation. Except as described in the Disclosure
  Schedule: (i) since January 1, 1996, there have been no inspections of any of the facilities of Steritek by representatives of the Occupational Safety and Health Administration or any other government agency vested with authority to enforce any statute, ordinance, rule or regulation establishing standards of workplace safety; (ii) to the knowledge of Steritek, no representative of the Occupational Safety and Health Administration or any other such government agency has attempted to conduct any such inspection or sought entry to any of such facilities for that purpose; (iii) Steritek has not been notified of any complaint or charge filed by any employee or any labor union or other employee representative with the Occupational Safety and Health Administration or any other such government agency that alleges that Steritek has violated OSHA or any other statute, ordinance, rule or regulation establishing standards of workplace safety; (iv) Steritek has not been notified that any employee, labor union or other employee representative has requested that the Occupational Safety and Health Administration or any other such government agency conduct an inspection of any facilities of Steritek to determine whether violations of OSHA or any other such statute, ordinance, rule or regulation exists; and (v) Steritek does not maintain any condition, process, practice or procedure at any of its facilities that violate OSHA or any other statute, ordinance, regulation or rule establishing standards or workplace safety where any such violation has or reasonably can be expected in the future to have a Material Adverse Effect.

       2.22 Directors, Officers and Employees. The Disclosure Schedule sets forth the following information for each officer and employee of Steritek whose aggregate compensation for the year ended June 30, 1998 exceeded $100,000 or whose current aggregate annual rate of compensation exceeds such amount (including each such person on leave or layoff status): employee name and job title; current annual rate of compensation (identifying bonuses separately) and any change in compensation since the date of the Balance Sheet; vacation accrued and service credited for purposes of vesting and eligibility to participate in applicable Employee Benefit plans and programs; and any automobile leased or owned by Steritek primarily for use by any of the foregoing persons. Since the date of the Interim Balance Sheet, no employees of Steritek have been reassigned or transferred to, or hired or employed by, any Steritek Stockholder or any affiliate of a Steritek Stockholder other than Steritek. Except as disclosed in the Disclosure Schedule, to the knowledge of Steritek, none of the officers of Steritek is a party to, or is otherwise bound by, any agreement or arrangement with any person or entity other than Steritek that in any way limits or adversely affects the performance of his or her duties, the ability of Steritek to conduct its businesses, or his or her freedom to engage in any of the businesses conducted by Steritek. The Disclosure Schedule lists each written, and lists and describes the principal terms of each oral, employment, severance, change of control, consulting, commission, agency and representative agreements providing annual compensation in excess of $100,000 to which Steritek is a party or is otherwise bound, including, without limitation, all agreements and commitments relating to wages, hours or other terms or conditions of employment (other than unwritten employment arrangements terminable at will without payment of any contractual severance or other amount).

       2.23 Affiliate Agreements. Except as described in the Disclosure Schedule or in Steritek's Form 10-K filings, there are no, and during the last three years there have not been any, material agreements, arrangements or understandings between Steritek, on the one hand, and any Steritek Stockholder or any member of the immediate family of such Steritek Stockholder, on the other. Except as described in the Disclosure Schedule or in Steritek's Form 10-K filings, all agreements between Steritek and any person or entity described in the preceding sentence are terminable by Steritek, upon less than ten days notice, without payment of penalty or premium of any kind.

       2.24  Environmental Matters.

            (a) Except as described in the Disclosure Schedule, to Steritek's knowledge:

                 (i) Steritek, including all of its businesses and operations, are and always have been operated in compliance with all Environmental Laws (as defined below), except where noncompliance would not have a Material Adverse Effect of $10,000 or more;

                 (ii) During Steritek's period of ownership or tenancy of any real property that is now owned or leased to or by Steritek ("Current Real Property") and, to the knowledge of Steritek without investigation or inquiry, prior to Steritek's period of ownership or tenancy of any Current Real Property, there are no conditions on, about, beneath or arising from any Current Real Property that might, under any Environmental Law, (A) give rise to liability or the imposition of a statutory lien, or (B) that would or may require any "Response," "Removal" or "Remedial Action" (as those terms are defined below) or any other action, including without limitation reporting, monitoring, cleanup or contribution;

                (iii) During Steritek's period of ownership or tenancy of any real property that was, but is no longer, owned or leased to or by Steritek ("Former Real Property") and, to the knowledge of Steritek without investigation or inquiry, prior to and after Steritek's period of ownership or tenancy of any Former Real Property, there were no conditions on, about, beneath or arising from any Former Real Property, during the period of such ownership, use or lease, that might, under any Environmental Law, (A) give rise to liability or the imposition of a statutory lien, or (B) that would or may require any "Response," "Removal" or "Remedial Action" or any other action, including without limitation reporting, monitoring, cleanup or contribution;

               (iv) Steritek has not received any notification of a release or threat of a release of a "Hazardous Substance" (as defined below) with respect to any Current Real Property or Former Real Property;

                (v) During Steritek's period of ownership or tenancy of any Current Real Property and, to the knowledge of Steritek without investigation or inquiry, prior to Steritek's period of ownership or tenancy of any Current Real Property, no Hazardous Substances have been used, handled, generated, processed, treated, stored, transported to or from, released, discharged or disposed of by Steritek or, to the knowledge of Steritek, any third party, on, about or beneath any Current Real Property in violation of any applicable Environmental Law;

                (vi) During Steritek's period of ownership or tenancy of any Former Real Property and, to the knowledge of Steritek without investigation or inquiry, prior to and after Steritek's period of ownership or tenancy of any Former Real Property, no Hazardous Substances were used, handled, generated, processed, treated, stored, transported to or from, released, discharged or disposed of by Steritek or any third party, on, about or beneath the Former Real Property in violation of any applicable Environmental Law;

               (vii) To the knowledge of Steritek without investigation or inquiry, there are no above or underground storage tanks, asbestos containing materials, or transformers containing or contaminated with polychlorinated biphenyl on, about or beneath the Current Real Property.

               (viii) Steritek has not received notice and does not have actual knowledge of:

                       (A) any claim, demand, investigation, enforcement action, Response, Removal, Remedial Action, statutory lien or other governmental or regulatory action instituted or threatened against Steritek, the Current Real Property or Former Real Property pursuant to any of the Environmental Laws;

                      (B) any claim, demand notice, suit or action, made or threatened by any person against Steritek, the Current Real Property or the Former Real Property relating to (i) any form of damage, loss or injury resulting from, or claimed to result from, any Hazardous Substance on, about, beneath or arising from the Current Real Property or Former Real Property or (ii) any alleged violation of the Environmental Laws by Steritek; or

                      (C) any communication to or from any governmental or regulatory agency arising out of or in connection with Hazardous Substances on, about, beneath, arising from or generated at the Current Real Property or Former Real Property, including without limitation, any notice of violation, citation, complaint, order, directive, request for information or response thereto, notice letter, demand letter or compliance schedule;

                 (ix) Steritek has not knowingly sent, transferred, transported to, treated, stored, or disposed of waste at any site listed or formally proposed for listing on the National Priority List promulgated pursuant to "CERCLA" (as defined below) or to any site listed on any state list of sites required or recommended for investigation or clean-up. To Steritek's knowledge, none of the Current Real Property or Former Real Property is listed on the National Priorities List or any state list of sites requiring or recommended for investigation or clean up; and

                 (x) To the knowledge of Steritek there is no proposed change in any Environmental Law that could have a Material Adverse Effect.

             (b)  As used in this Agreement:

                 (i) the term "Environmental Laws" means all applicable Laws concerning or relating to industrial hygiene or protection of human health or the environment;

                 (ii) the terms "Response," "Removal" and "Remedial Action" shall have the meanings ascribed to them in Sections 101(23)-101(25) of the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), as amended by the Superfund Amendments and Reauthorization Act ("SARA"), 42 U.S.C. 9601(23)-9601(25) and other comparable Laws as presently or heretofore in effect; and

               (iii) The term "Hazardous Substances" or "Hazardous Substance" shall mean any substance presently or heretofore regulated under any of the Environmental Laws including, without limitation, any substance that is (A) petroleum, asbestos or asbestos-containing material, or polychlorinated biphenyls; (B) defined, designated or listed as a "Hazardous Substance" pursuant to Sections 307 and 311 of the Clean Water Act, 33 U.S.C. 1317, 1321, Section 101(14) of CERCLA, 42 U.S.C. 9601; (C)
  listed in the United States Department of Transportation Hazardous Material Tables, 49 C.F.R. 172.101; or (D) defined, designated or listed as a "Hazardous Waste" under Section 1004(5) of the Resource and Conservation and Recover Act, 42 U.S.C. 6903(5).

       2.25  Absence of Certain Changes and Events.

            (a) Except as described in the Disclosure Schedule, since the date of the Interim Balance Sheet, Steritek has conducted its business only in the usual and ordinary course consistent with past practice and there has not been any:

                 (i) declaration or payment of any dividend or other distribution or payment in respect of the shares of capital stock of Steritek, or any repurchase or redemption of any such shares of capital stock;

                (ii) split, combination or reclassification of any of its capital stock or any issuance or authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock;

                (iii) payment by Steritek of any bonus, or increase of any salary or other compensation payable to any director or officer, payment by Steritek of any bonus or increase of any salary or other compensation payable to any non-officer employee other than ordinary merit bonuses and merit salary increases consistent with past practices, nor has Steritek entered into any employment, severance or similar agreement with any director, officer or employee other than employment at will arrangements;

                 (iv) adoption of or change in any plan or policy that is required to be disclosed pursuant to Section 2.20;

                 (v) damage, destruction or loss to any material asset or property of Steritek, whether or not covered by insurance (including, without limitation, any extraordinary loss as defined in Opinion Number 30 of the Accounting Principles Board of The American Institute of Certified Public Accountants);

                (vi) entry into, amendment, termination or receipt of notice of termination of any agreement that is required to be disclosed in the Disclosure Schedule hereto, other than in the ordinary course of business consistent with past practices;

                (vii) sale, assignment, conveyance, lease, or other disposition of any material asset or property of Steritek or mortgage, pledge, or imposition of any lien or other encumbrance on any material asset or material property of Steritek;

                (viii) incurrence or repayment of any liability or obligation (whether absolute or contingent) to any affiliated person, or incurrence or repayment of any liability or obligation to any other person other than current liabilities incurred and obligations under agreements entered into in the ordinary course of business consistent with past practice, or any discharge or satisfaction of any lien, claim or encumbrance other than in the ordinary course of business consistent with past practice;

                 (ix) writedown or writeoff of the value of any asset, except for writedowns and writeoffs of accounts receivable in the ordinary course of business consistent with past practice or any cancellation or waiver of any other material claims or rights;

                 (x) change in the business or operations of Steritek or in the manner of conducting the same or entry by Steritek into any transaction, other than in the ordinary course of business consistent with past practice;

                (xi) change in the accounting methods, principles or practices followed by Steritek, except as required by GAAP, or any change in any of assumptions underlying, or methods of calculating, any bad debt, contingency or other reserve; or

               (xii) agreement, whether or not in writing, to do any of the foregoing by Steritek.

             (b) Since the date of the Interim Balance Sheet, there has not been any material adverse change in the business, operations, properties, assets, prospects, working capital, or condition (financial or otherwise) of Steritek or, to the knowledge of Steritek and each Stockholder, any event, condition or contingency that is likely to result in such a material adverse change.

       2.26  Books and Records.

            (a) The copies of the certificate of incorporation of Steritek, as certified by the Secretary of State of the State of New Jersey, and of its bylaws, as certified by the secretary or assistant secretary of Steritek, which have been delivered to QPSI, are true, complete and correct and are in full force and effect as of the date hereof.

            (b) The stock records of Steritek fairly and accurately reflect the record ownership of all of its outstanding shares of capital stock.
  The minute books of Steritek contain complete and accurate records of all meetings held of, and corporate action taken by, the shareholders, the board of directors and each committee of the board of directors of Steritek and no meetings of such shareholders or of such board of directors or committee have been held for which minutes have not been prepared and are not contained in such minute books. The other books and records of Steritek, including financial records and books of account, are complete and accurate in all material respects and have been maintained in accordance with sound business practices. Complete and accurate copies, as of the date hereof, of all such minute books and stock records have been made available to QPSI.

       2.27 Brokers. No person acting on behalf of Steritek or any of its affiliates or under the authority of Steritek or any of the foregoing is or will be entitled to any brokers' or finders' fee or any other commission or similar fee, directly or indirectly, from any of such parties in connection with any of the transactions contemplated by this Agreement.

       2.28 Full Disclosure. All documents and other papers delivered by or on behalf of Steritek in connection this Agreement are accurate and complete and are authentic. No representation or warranty of Steritek contained in this Agreement or any Schedule hereto contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements herein or therein, in light of the circumstances under which they were made, not misleading.

              REPRESENTATIONS AND WARRANTIES OF QPSI AND ACQUISITION

       QPSI and Acquisition hereby jointly represent and warrant to Steritek that the statements contained in this Section 3 are correct and complete as of the date hereof, except as set forth in the disclosure schedule delivered by QPSI and Acquisition to Steritek as of the date hereof (the "QPSI Disclosure Schedule") as follows:

       3.01 Organization and Good Standing. QPSI and Acquisition are each a corporation duly organized, validly existing and in good standing under the laws of the State of New Jersey, and each has all necessary corporate power and authority to carry on its business as presently conducted, to own and lease the assets that it owns and leases and to perform all of its obligations under each agreement and instrument by which it is bound. QPSI and Acquisition are each duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction identified in the QPSI Disclosure Schedule, which includes each jurisdiction in which its ownership or leasing of assets or properties or the nature of its activities requires such qualification.

       3.02 Power and Authorization. QPSI and Acquisition each has full legal right, power and authority to enter into and perform its obligations under this Agreement and under the other agreements and documents (the "QPSI Transaction Documents") required to be delivered by it prior to or at the Closing. The execution, delivery and performance by QPSI and Acquisition of this Agreement and the QPSI Transaction Documents have been duly authorized by the Board of Directors of QPSI and the Board of Directors of Acquisition and approved by the stockholders of QPSI and Acquisition, and no other corporate proceedings on the part of Steritek are necessary to authorize this Agreement or the Steritek Transaction Documents. This Agreement has been duly and validly executed and delivered by QPSI and Acquisition and constitutes their legal, valid and binding obligation, enforceable against each of them in according with its terms, and when executed and delivered as contemplated herein, each of the Steritek Transaction Documents shall constitute the legal, valid and binding obligation, enforceable against QPSI and Acquisition in accordance with its terms, except as such may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws relating to or affecting the enforcement of creditors' rights generally, and except that the availability of specific performance, injunctive relief or other equitable remedies is subject to the discretion of the court before which any such proceeding therefor may be brought.

       3.03  No Conflicts.

            (a) The execution, delivery and performance of this Agreement and the QPSI Transaction Documents do not and will not (with or without the passage of time or the giving of notice):

                 (i) violate or conflict with any provision of the certificate of incorporation or bylaws, each as amended, of QPSI or Acquisition or of any Law binding upon QPSI or Acquisition;

                (ii) violate or conflict with, result in a breach of, or constitute a default or otherwise cause any loss of benefit under any material agreement or other material obligation to which either QPSI or Acquisition is a party; or

                 (iii) require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority.

            (b) To QPSI's knowledge, there are no judicial, administrative or other governmental actions, proceedings or investigations pending or threatened, that question any of the transactions contemplated by this Agreement or the validity of this Agreement or any of the other agreements or instruments contemplated hereby or which, if adversely determined, would have an adverse effect upon the ability of QPSI or Acquisition to enter into or perform its obligations under this Agreement or any of the other agreements or instruments contemplated hereby. Neither QPSI nor Acquisition received any request from any governmental agency or instrumentality for information with respect to the transactions contemplated hereby.

       3.04 Brokers. No person acting on behalf of QPSI, Acquisition or any of their affiliates or under the authority of any of the foregoing is or will be entitled to any brokers' or finders' fee or any other commission or similar fee, directly or indirectly, from any of such parties in connection with any of the transactions contemplated by this Agreement.

       3.05 Company Investments and Subsidiaries. Except for Acquisition and as set forth on the QPSI Disclosure Schedule, QPSI does not own, control or have any investment or other interest in any corporation, partnership, joint venture, business trust or other entity, and neither QPSI nor Acquisition has agreed, contingently or otherwise, to share any profits, losses, costs or liabilities, or to indemnify any person or entity or to guaranty the obligations of any person or entity

       3.06  Compliance with Laws.

           (a) Except as described in the QPSI Disclosure Schedule, to QPSI's knowledge, QPSI is, and has been for the past three (3) years, in compliance with all applicable Laws, except where noncompliance would not have a material adverse effect on the business, properties, profits, prospects or condition (financial or otherwise) of QPSI (a "QPSI Material Adverse Effect"), and QPSI does not have any basis to expect, and has not received any notice, order or other communication from any governmental agency or instrumentality of, any alleged, actual, or potential violation or failure to comply with any Law. To QPSI's knowledge, there are no unsatisfied judgments, penalties or awards against or affecting QPSI or any of its businesses, properties or assets.

            (b) To QPSI's knowledge, all federal, foreign, state, local and other governmental consents, licenses, permits, franchises, grants and authorizations required to be obtained and held by QPSI for the operation of its business as currently conducted and as conducted since June 30, 1995 (collectively, "Permits") are, except as otherwise described in the QPSI Disclosure Schedule, in full force and effect without any default or violation thereunder by QPSI or, to the knowledge of QPSI, by any other party thereto (except where the failure to have such a Permit in full force and effect or where any default or violation thereunder would not have a QPSI Material Adverse Effect), and QPSI has not received any notice of any claim or charge that QPSI is or had been in violation of or in default under any such Permit. Except as described in the QPSI Disclosure Schedule, to QPSI's knowledge: (i) no proceeding is pending or threatened by any person to revoke or deny the renewal of any Permit of QPSI; and (ii) QPSI has not been notified that any such Permit may not in the ordinary course be renewed upon its expiration or that by virtue of the transactions contemplated hereby any such Permit may not be granted or renewed.

       3.07 Litigation. Except as described in the QPSI Disclosure Schedule or the QPSI Financial Statements (as defined in Section 3.08 hereof), there are no, and since the date of the latest QPSI Financial Statements, there have not been any, claims, actions, suits, proceedings (arbitration or otherwise) or investigations involving or affecting QPSI, its businesses or assets, or its directors, officers or shareholders in their capacities as such, before or by any court or governmental agency or instrumentality, or before an arbitrator of any kind. Any description set forth on the QPSI Disclosure Schedule pursuant to this Section 3.07 with respect to any such claims, actions, suits, proceedings or investigations shall include, to the extent applicable, the name of the court or agency in which the proceedings are pending, the date instituted, the principal parties thereto, a description of the factual basis alleged to underlie the proceeding and the relief sought. To the knowledge of QPSI, (a) no such claims, actions, suits, proceedings or investigations are presently threatened or contemplated and (b) there are no facts that could reasonably serve as a basis for any such claim, action, suit, proceeding or investigation.

       3.08  Financial Statements.

            (a) The financial statements and notes prepared by Lear & Pannepacker, CPAs and delivered to Steritek by QPSI since December 31, 1995 (the "QPSI Financial Statements") accurately and fairly reflect the books and records of QPSI and fairly present the financial condition, cash flow and results of operations of QPSI as at the respective dates thereof and for the periods therein referred to, all in accordance with generally accepted United States accounting principles, consistently applied ("GAAP"), subject to normal recurring year end adjustments (the effect of which will not, individually or in the aggregate, be material) and the absence of notes (which, if presented, would not differ materially from those included in the previous statements).

          (b) The QPSI Financial Statements reflect all material known liabilities of QPSI, whether absolute, accrued or contingent, as of the respective dates thereof of the type required to be reflected or disclosed in a balance sheet (or the notes thereto) prepared in accordance with GAAP. QPSI does not have knowledge of any material liabilities of any nature that are not reflected on the QPSI Financial Statements except for liabilities disclosed on the QPSI Disclosure Schedule and for current liabilities (within the meaning of GAAP) that have been incurred since the date thereof in the ordinary course of business consistent in nature and amount with past practice and that are not inconsistent with any of the representations and warranties contained herein, and, to the knowledge of QPSI, there is no basis for the assertion against QPSI of any liability (other than current liabilities referred to above) not fully reflected or reserved against in the QPSI Financial Statements.

            (c) The QPSI Financial Statements reflect reserves or other appropriate provisions at least equal to reasonably anticipated liabilities, losses and expenses of QPSI as of the respective dates thereof, including those with respect to income and other taxes (including alternative minimum tax), warranty claims, bad debts, unsalable inventories, vacation pay, and plans and programs for the benefit of present and former employees (including, without limitation, plans and programs relating to medical coverage for employees).

       3.09 Capitalization. QPSI's authorized capital stock consists of 2,500 shares of common stock, no par value (the "QPSI Common Stock"), of which 125 shares of QPSI Common Stock are issued and outstanding. Except as disclosed in the QPSI Disclosure Schedule, no person has any preemptive or other rights with respect to any such capital stock or securities and there are no offers, options, warrants, rights, agreements or commitments of any kind (contingent or otherwise) relating to the issuance, conversion, registration, sale or transfer of any equity interests or other securities of QPSI or obligating QPSI or any other person to purchase or redeem any such equity interests or other securities. All of the issued and outstanding shares of QPSI Common Stock have been duly authorized and are validly issued and outstanding, fully paid and nonassessable, and have been issued in compliance with applicable securities and other Laws.

       3.10 Customers and Suppliers. Except as provided on the QPSI Disclosure Schedule, no customer that accounted for more than of 5% of the revenues of QPSI during 1998 has terminated or materially reduced, or has given notice that it intends to terminate or materially reduce, the amount of business done with QPSI. Except as provided on the QPSI Disclosure Schedule, no supplier or vendor that accounted for more than $50,000 of the purchases of QPSI during 1998 has terminated or materially reduced, or has given notice that it intends to terminate or materially reduce, the amount of business done with QPSI. Except as provided on the QPSI Disclosure Schedule, QPSI is not aware of any such intention on the part of any such customer, supplier or vendor. Except as disclosed on the QPSI Disclosure Schedule, there are no, and since June 30, 1995 there have not been any, disputes or controversies involving, in the aggregate, more than $5,000 between QPSI and any customer, supplier or other person regarding the quality, merchantability or safety of, or involving a claim of breach of warranty that has not been fully resolved with respect to, or defect in, any service or product purchased or sold by QPSI. QPSI is satisfied with its working relationships under all arrangements and agreements with customers and suppliers necessary to the normal operation of its businesses. Alternative sources of supply, on substantially similar terms and conditions, exist for all material goods or services purchased by or supplied to QPSI.

       3.11  Taxes.

            (a) All federal, state, local and foreign returns and reports relating to QPSI Taxes (as defined herein), or extensions relating thereto, required to be filed by or with respect to QPSI (including, without limitation, all federal and state consolidated and combined tax returns and reports for any consolidated group of which QPSI has been a member during the last five years (the "QPSI Consolidated Group")) during the past six years have been timely and properly filed, and all such returns and reports are correct and complete in all material respects.

            (b) All federal, state, local, and foreign income, profits, franchise, sales, use, payroll, premium, occupancy, property, severance, excise, withholding, customs, unemployment, transfer and other taxes, including interest, additions to tax and penalties (collectively "QPSI Taxes") shown to be due on any return referred to in Subsection (a) above by QPSI with respect to taxable periods ending on or prior to, and the portion of any interim period up to, the date hereof have been fully and timely paid or, in the case of QPSI Taxes not yet due, fully provided for on the QPSI Financial Statements or, in the case of QPSI Taxes accruing after the date of such financial statement, on the books of account of QPSI; and there are no levies, liens, or other encumbrances relating to QPSI Taxes existing, threatened or pending with respect to any asset of QPSI, other than statutory liens for taxes not yet due and payable.

            (c) Except as described in the QPSI Disclosure Schedule, no issues have been raised with any representative or employee of QPSI (and are currently pending) by the Internal Revenue Service ("IRS") or any other taxing authority in connection with any of the returns and reports referred to in subsection (a) above and no waivers of statutes of limitations have been given or requested with respect to any such returns and reports or with respect to any QPSI Taxes.

            (d) Except as set forth on the QPSI Disclosure Schedule, to the knowledge of QPSI, no federal, state, local or foreign income, franchise or sales and use tax returns of or with respect to QPSI have been examined since 1995, or are currently under examination, by the IRS or by other taxing authorities, or with respect to which the applicable statue of limitations (including all extensions and tolling periods) has not yet run. There are no unpaid deficiencies asserted or assessments made by any taxing authority against QPSI.

             (e) To the knowledge of QPSI, QPSI has had for at least the last six (6) years a valid election in effect as an S corporation for federal and state income tax purposes. The books and records of QPSI are sufficient to prove the correctness of all tax returns for open tax years and to determine and to prove the adjusted tax basis for federal income tax purposes of each asset of QPSI.

             (f) QPSI is not obligated to make any payments that would constitute an "excess parachute payment" as defined in Code section 280G. QPSI is not a party to any tax sharing agreement or tax indemnification agreement.

       3.12  Employee Benefit Plans.

             (a) The QPSI Disclosure Schedule contains a complete and correct list of all employee benefit plans, arrangements, commitments and payroll practices (whether or not employee benefit plans ("Employee Benefit Plans") as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), including, without limitation, sick leave, vacation pay, severance pay, salary continuation for disability, consulting or other compensation arrangements, retirement, deferred compensation, bonus, incentive compensation, stock purchase, stock option, health including hospitalization, medical and dental, life insurance and scholarship programs maintained for the benefit of any employees of QPSI or any QPSI ERISA Affiliate (as defined below) or to which QPSI or any QPSI ERISA Affiliate has contributed or is or was within the last six years obligated to make payments. QPSI has delivered or made available to Steritek, with respect to all benefit plans, arrangements, commitments or payroll practices required to be listed on the QPSI Disclosure Schedule, true, complete and correct copies of the following: all plan documents, handbooks, manuals, collective bargaining agreements and similar documents governing employment policies, practices and procedures; all the most recent summary plan descriptions and any subsequent summaries of material modifications and all other material employee communications discussing any employee benefit; Forms series 5500 as filed with the IRS for the most recent three plan years; the most recent report of the enrolled actuary for all defined benefit plans, funded welfare plans or other plans requiring actuarial valuation; all trust agreements with respect to employee benefit plans; plan contracts with service providers and plan contracts with insurers providing benefits for participants or liability insurance for fiduciaries and other parties in interest or bonding; most recent annual audit and accounting of plan assets for all funded plans; and most recent IRS determination letter for all plans qualified under Code section 401(a). As used herein, "QPSI ERISA Affiliate" shall refer to any trade or business, whether or not incorporated, under common control with QPSI within the meaning of Section 414(b), (c), (m) or (o) of the Code.

            (b) With respect to each Employee Benefit Plan required to be listed on the QPSI Disclosure Schedule: (i) each Employee Benefit Plan has been administered in compliance with its terms and is in compliance in all material respects with the applicable provisions of ERISA, the Code and all other federal, foreign, state and other applicable laws, rules and regulations, as they relate to such plan (including, without limitation, funding, filing, termination, reporting and disclosure and continuation coverage obligations pursuant to Section 601 et seq. of ERISA); (ii) QPSI and each QPSI ERISA Affiliate has made all contributions to all Employee Benefit Plans as required under the terms of such Plans; (iii) no "Employee Pension Benefit Plan" (as defined in Section 3(2) of ERISA) has been the subject of a "reportable event" (as defined in Section 4043 of ERISA) and there have been no "prohibited transactions" (as described in Section 4975 of the Code or in Part 4 of Subtitle B of Title I of ERISA) with respect to any Employee Benefit Plan; (iv) there are and during the past three years there have been no inquiries, proceedings, claims or suits pending or, to the knowledge of QPSI, threatened by any governmental agency or authority or by any participant or beneficiary against any of the Employee Benefit Plans, the assets of any of the trusts under such Plans or the Plan sponsor or the Plan administrator, or against any fiduciary of any of such Employee Benefit Plans with respect to the design or operation of the Employee Benefit Plans; (v) the actuarial present value of accumulated benefits (both vested and unvested) of each of the Employee Pension Benefit Plans, which are defined benefit plans, are fully funded in accordance with the actuarial assumptions used by the Pension Benefit Guaranty Corporation ("PBGC") to determine the level of funding required in the event of the termination of such Plan; (vi) each Employee Pension Benefit Plan that is intended to be "qualified" within the meaning of Section 401(a) of the Code is, and has from its inception been so qualified, both in form and in operation, and any trust created pursuant to any such Employee Pension Benefit Plan is exempt from federal income tax under Section
  501(a) of the Code and the IRS has issued each such Plan a favorable determination letter which is currently applicable; and (vii) QPSI nor, to the knowledge of QPSI, any QPSI ERISA Affiliate is aware of any circumstance or event which would jeopardize the tax qualified status of any such Employee Pension Benefit Plan or the tax exempt status of any related trust, or would cause the imposition of any liability, penalty or tax under ERISA or the Code with respect to any Employee Benefit Plan.

            (c) Neither QPSI nor any QPSI ERISA Affiliate maintains or has ever maintained or been obligated to contribute to a "Multiemployer Plan" (as such term is defined by Section 4001(a)(3) of ERISA).

            (d) With respect to each Employee Benefit Plan maintained by QPSI or any QPSI ERISA Affiliate: (i) no unsatisfied liabilities to participants, the IRS, the United States Department of Labor ("DOL"), the PBGC or to any other person or entity have been incurred as a result of the termination of any Employee Benefit Plan; (ii) no Employee Pension Benefit Plan, which is subject to the minimum funding requirements of Part 3 of subtitle B of Title I of ERISA or subject to Section 412 of the Code, has incurred any "accumulated funding deficiency" within the meaning of Section 302 of ERISA or Section 412 of the Code and there has been no waived funding deficiency within the meaning of Section 303 of ERISA or Section 412 of the Code; (iii) there has been no event with respect to an Employee Pension Benefit Plan that would require disclosure under Sections 4062(c), 4063(a) or 4041(e) of ERISA.

            (e) All reports and information required to be filed with the DOL, IRS and PBGC and with plan participants and their beneficiaries with respect to each Employee Benefit Plan required to be listed on the QPSI Disclosure Schedule have been filed and all annual reports (Form 5500 series) of such Plans were certified without qualification by each Plan's accountants and actuaries. Any annual reports that are not yet due but are required to be filed with respect to a plan year that ended on or prior to the Closing Date shall be filed by QPSI before the Closing Date.

            (f) Except as set forth on the QPSI Disclosure Schedule, all Employee Benefit Plans, arrangements, commitments, and payroll practices required to be listed on the QPSI Disclosure Schedule have been administered in compliance with federal, state, and local law, including, but not limited to, the Americans with Disabilities Act, the Age Discrimination in Employment Act, and the Family and Medical Leave Act, except where noncompliance would not have a QPSI Material Adverse Effect.

            (g) Except as set forth on the QPSI Disclosure Schedule, all Employee Benefit Plans, arrangements, commitments, and payroll practices required to be listed on the QPSI Disclosure Schedule and all other Employee Benefit Plans currently maintained by QPSI or a QPSI ERISA Affiliate may, without liability, be amended, terminated or otherwise discontinued.

            (h) Any bonding required under ERISA with respect to any Employee Benefit Plan required to be listed on the QPSI Disclosure Schedule and any other Employee Benefit Plan currently maintained by QPSI or a QPSI ERISA Affiliate has been obtained and is in full force and effect and no funds held by or under the control of QPSI are plan assets.

            (i) Except as set forth on the QPSI Disclosure Schedule, neither QPSI nor any QPSI ERISA Affiliate maintains any retiree life and/or retiree health insurance plans that provide for continuing benefits or coverage for any employee or any beneficiary of an employee after such employee's termination of employment, other than as required by Section 601 et seq. of ERISA.

            (j) Except as set forth on the QPSI Disclosure Schedule, the consummation of the transactions contemplated by this Agreement will not
  (i) entitle any person to severance pay, an excess parachute payment within the meaning of Section 280G of the Code, (ii) accelerate the time of payment or vesting, or increase the amount of compensation due to any such employee or (iii) result in any liability under Title IV of ERISA or otherwise.

       3.13  Labor Matters.

            (a) No application for certification of a collective bargaining agent is pending and none of the employees of QPSI are, or have ever been, represented by any union or other bargaining representative; there has not been, and there is not currently pending, any labor arbitration or proceeding in respect of the grievance of any employee, any application or complaint filed by any employee or union with the National Labor Relations Board or any comparable state or local agency, any strike, slowdown, picketing or work stoppage by any employees at any facility of QPSI, any lockout of any such employees or any labor trouble or other labor related controversy, occurrence or condition of a similar character; no agreement restricts QPSI from relocating, closing or terminating any of its operations or facilities; and to the knowledge of QPSI, no such agreement, action, proceeding or occurrence is threatened or contemplated by any person.

            (b) Except as described in the QPSI Disclosure Schedule, QPSI has not been cited for violations of the Occupational Safety and Health Act of 1970, 29 U.S.C. sec. 651 et seq. ("OSHA"), any regulation promulgated pursuant to OSHA, or any other statute, ordinance, rule, or regulation establishing standards of workplace safety or paid any fines or penalties with respect to any such citation. Except as described in the QPSI Disclosure Schedule: (i) since January 1, 1996, there have been no inspections of any of the facilities of QPSI by representatives of the Occupational Safety and Health Administration or any other government agency vested with authority to enforce any statute, ordinance, rule or regulation establishing standards of workplace safety; (ii) to the knowledge of QPSI, no representative of the Occupational Safety and Health Administration or any other such government agency has attempted to conduct any such inspection or sought entry to any of such facilities for that purpose; (iii) QPSI has not been notified of any complaint or charge filed by any employee or any labor union or other employee representative with the Occupational Safety and Health Administration or any other such government agency that alleges that QPSI has violated OSHA or any other statute, ordinance, rule or regulation establishing standards of workplace safety; (iv) QPSI has not been notified that any employee, labor union or other employee representative has requested that the Occupational Safety and Health Administration or any other such government agency conduct an inspection of any facilities of QPSI to determine whether violations of OSHA or any other such statute, ordinance, rule or regulation exists; and (v) QPSI does not maintain any condition, process, practice or procedure at any of its facilities that violate OSHA or any other statute, ordinance, regulation or rule establishing standards or workplace safety where any such violation has or reasonably can be expected in the future to have a QPSI Material Adverse Effect.

       3.14  Environmental Matters.

            (a) Except as described in the QPSI Disclosure Schedule, to QPSI's knowledge:

                 (i) QPSI, including all of its businesses and operations, are and always have been operated in compliance with all Environmental Laws (as defined below), except where noncompliance would not have a QPSI Material Adverse Effect of $10,000 or more;

                 (ii) During QPSI's period of ownership or tenancy of any real property that is now owned or leased to or by QPSI ("QPSI Current Real Property") and, to the knowledge of QPSI without investigation or inquiry, prior to QPSI's period of ownership or tenancy of any QPSI Current Real Property, there are no conditions on, about, beneath or arising from any QPSI Current Real Property that might, under any Environmental Law, (A) give rise to liability or the imposition of a statutory lien, or (B) that would or may require any "Response," "Removal" or "Remedial Action" (as those terms are defined below) or any other action, including without limitation reporting, monitoring, cleanup or contribution;

                 (iii) During QPSI's period of ownership or tenancy of any real property that was, but is no longer, owned or leased to or by QPSI ("QPSI Former Real Property") and, to the knowledge of QPSI without investigation or inquiry, prior to and after QPSI's period of ownership or tenancy of any QPSI Former Real Property, there were no conditions on, about, beneath or arising from any QPSI Former Real Property, during the period of such ownership, use or lease, that might, under any Environmental Law, (A) give rise to liability or the imposition of a statutory lien, or
  (B) that would or may require any "Response," "Removal" or "Remedial Action" or any other action, including without limitation reporting, monitoring, cleanup or contribution;

                 (iv) QPSI has not received any notification of a release or threat of a release of a "Hazardous Substance" (as defined below) with respect to any QPSI Current Real Property or QPSI Former Real Property;

                 (v) During QPSI's period of ownership or tenancy of any QPSI Current Real Property and, to the knowledge of QPSI without investigation or inquiry, prior to QPSI's period of ownership or tenancy of any QPSI Current Real Property, no Hazardous Substances have been used, handled, generated, processed, treated, stored, transported to or from, released, discharged or disposed of by QPSI or, to the knowledge of QPSI, any third party, on, about or beneath any QPSI Current Real Property in violation of any applicable Environmental Law;

                 (vi) During QPSI's period of ownership or tenancy of any QPSI Former Real Property and, to the knowledge of QPSI without investigation or inquiry, prior to and after QPSI's period of ownership or tenancy of any QPSI Former Real Property, no Hazardous Substances were used, handled, generated, processed, treated, stored, transported to or from, released, discharged or disposed of by QPSI or any third party, on, about or beneath the QPSI Former Real Property in violation of any applicable Environmental Law;

                 (vii) To the knowledge of QPSI without investigation or inquiry, there are no above or underground storage tanks, asbestos containing materials, or transformers containing or contaminated with polychlorinated biphenyl on, about or beneath the QPSI Current Real Property.

                 (viii) QPSI has not received notice and does not have actual knowledge of:

                      (A) any claim, demand, investigation, enforcement action, Response, Removal, Remedial Action, statutory lien or other governmental or regulatory action instituted or threatened against QPSI, the QPSI Current Real Property or QPSI Former Real Property pursuant to any of the Environmental Laws;

                      (B) any claim, demand notice, suit or action, made or threatened by any person against QPSI, the QPSI Current Real Property or the QPSI Former Real Property relating to (i) any form of damage, loss or injury resulting from, or claimed to result from, any Hazardous Substance on, about, beneath or arising from the QPSI Current Real Property or QPSI Former Real Property or (ii) any alleged violation of the Environmental Laws by QPSI; or

                      (C) any communication to or from any governmental or regulatory agency arising out of or in connection with Hazardous Substances on, about, beneath, arising from or generated at the QPSI Current Real Property or QPSI Former Real Property, including without limitation, any notice of violation, citation, complaint, order, directive, request for information or response thereto, notice letter, demand letter or compliance schedule;

                 (ix) QPSI has not knowingly sent, transferred, transported to, treated, stored, or disposed of waste at any site listed or formally proposed for listing on the National Priority List promulgated pursuant to "CERCLA" (as defined below) or to any site listed on any state list of sites required or recommended for investigation or clean-up. To QPSI's knowledge, none of the QPSI Current Real Property or QPSI Former Real Property is listed on the National Priorities List or any state list of sites requiring or recommended for investigation or clean up; and

                 (x) To the knowledge of QPSI there is no proposed change in any Environmental Law that could have a QPSI Material Adverse Effect.

            (b)  As used in this Agreement:

                 (i) the term "Environmental Laws" means all applicable Laws concerning or relating to industrial hygiene or protection of human health or the environment;

                 (ii) the terms "Response," "Removal" and "Remedial Action" shall have the meanings ascribed to them in Sections 101(23)-101(25) of the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), as amended by the Superfund Amendments and Reauthorization Act ("SARA"), 42 U.S.C. 9601(23)-9601(25) and other comparable Laws as presently or heretofore in effect; and

                 (iii) The term "Hazardous Substances" or "Hazardous Substance" shall mean any substance presently or heretofore regulated under any of the Environmental Laws including, without limitation, any substance that is (A) petroleum, asbestos or asbestos-containing material, or polychlorinated biphenyls; (B) defined, designated or listed as a "Hazardous Substance" pursuant to Sections 307 and 311 of the Clean Water Act, 33 U.S.C. 1317, 1321, Section 101(14) of CERCLA, 42 U.S.C. 9601; (C)
  listed in the United States Department of Transportation Hazardous Material Tables, 49 C.F.R. 172.101; or (D) defined, designated or listed as a "Hazardous Waste" under Section 1004(5) of the Resource and Conservation and Recover Act, 42 U.S.C. 6903(5).

       3.15  Absence of Certain Changes and Events.

            (a) Except as described in the QPSI Disclosure Schedule, since the date of the latest QPSI Financial Statement, QPSI has conducted its business only in the usual and ordinary course consistent with past practice and there has not been any:

                 (i) declaration or payment of any dividend or other distribution or payment in respect of the shares of capital stock of QPSI, or any repurchase or redemption of any such shares of capital stock;

                 (ii) split, combination or reclassification of any of its capital stock or any issuance or authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock;

                 (iii) payment by QPSI of any bonus, or increase of any salary or other compensation payable to any director or officer, payment by QPSI of any bonus or increase of any salary or other compensation payable to any non-officer employee other than ordinary merit bonuses and merit salary increases consistent with past practices, nor has QPSI entered into any employment, severance or similar agreement with any director, officer or employee other than employment at will arrangements;

                 (iv) adoption of or change in any plan or policy that is required to be disclosed pursuant to Section 3.12;

                 (v) damage, destruction or loss to any material asset or property of QPSI, whether or not covered by insurance (including, without limitation, any extraordinary loss as defined in Opinion Number 30 of the Accounting Principles Board of The American Institute of Certified Public Accountants);

                 (vi) entry into, amendment, termination or receipt of notice of termination of any agreement that is required to be disclosed in the QPSI Disclosure Schedule hereto, other than in the ordinary course of business consistent with past practices;

                 (vii) sale, assignment, conveyance, lease, or other disposition of any material asset or property of QPSI or mortgage, pledge, or imposition of any lien or other encumbrance on any material asset or material property of QPSI;

                 (viii) incurrence or repayment of any liability or obligation (whether absolute or contingent) to any affiliated person, or incurrence or repayment of any liability or obligation to any other person other than current liabilities incurred and obligations under agreements entered into in the ordinary course of business consistent with past practice, or any discharge or satisfaction of any lien, claim or encumbrance other than in the ordinary course of business consistent with past practice;

                 (ix) writedown or writeoff of the value of any asset, except for writedowns and writeoffs of accounts receivable in the ordinary course of business consistent with past practice or any cancellation or waiver of any other material claims or rights;

                 (x) change in the business or operations of QPSI or in the manner of conducting the same or entry by QPSI into any transaction, other than in the ordinary course of business consistent with past practice;

                 (xi) change in the accounting methods, principles or practices followed by QPSI, except as required by GAAP, or any change in any of assumptions underlying, or methods of calculating, any bad debt, contingency or other reserve; or

                 (xii) agreement, whether or not in writing, to do any of the foregoing by QPSI.

            (b) Since the date of the latest quarterly QPSI Financial Statement, there has not been any material adverse change in the business, operations, properties, assets, prospects, working capital, or condition (financial or otherwise) of QPSI or, to the knowledge of QPSI, any event, condition or contingency that is likely to result in such a material adverse change.

       3.16 Member of National Minority Supplier Development Council. QPSI is a member in good standing of the National Minority Supplier Development Council.

       3.17 Full Disclosure. All documents and other papers delivered by or on behalf of QPSI and Acquisition in connection this Agreement are accurate and complete and are authentic. No representation or warranty of QPSI or Acquisition contained in this Agreement or any Schedule hereto contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements herein or therein, in light of the circumstances under which they were made, not misleading.

                            AGREEMENTS AND COVENANTS

       4.01 Deregistration. Pursuant to and in accordance with Rule 12g-4(a)(1)(i) of the Exchange Act, Steritek shall deregister as a reporting company under the Exchange Act by filing a Form 15, with the SEC within five (5) days of the execution of this Agreement, certifying that Steritek has less than 300 shareholders of record. Steritek represents and warrants that it has no reason to believe that the deregistration of Steritek will not become effective on the ninetieth day after Steritek's filing of a Form 15 with the SEC.

       4.02 Special Stockholders Meeting. Steritek shall duly call, give notice of, convene and hold a special stockholders meeting (the "Steritek Stockholder Meeting") to approve, among other things, this Agreement and the transactions contemplated hereby. The Board of Directors of Steritek will recommend to its stockholders approval of such matters, and Steritek shall take all such reasonable actions to obtain such approvals as promptly as practicable, including without limitation the solicitation of proxies.

       4.03 Proxy Statement. Steritek shall prepare as promptly as practicable, with the cooperation of QPSI and Acquisition, a proxy statement (the "Proxy Statement") for purposes of soliciting the approval of the stockholders of Steritek of, among other things, this Agreement and the transactions contemplated hereby. QPSI and Acquisition agree to provide promptly to Steritek for inclusion in the Proxy Statement, or any amendments or supplements thereto, such information concerning its business and financial statements and affairs as, in the reasonable judgment of Steritek or its counsel, may be required by applicable law or the rules and regulations of the Securities and Exchange Commission. The Proxy Statement shall be prepared in compliance with the provisions of the Exchange Act if the Proxy Statement is to be delivered to the shareholders of Steritek within the 90 day period following Steritek's filing of the Form 15 contemplated by Section 4.01 above. Each party hereto agrees that the information to be included in the Proxy Statement with respect to such party and their business, if any, shall not, at the date the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to stockholders of Steritek, or at any time thereafter up to and including the time of the Steritek Stockholder Meeting, be false or misleading with respect to any material fact required to be stated therein, or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they are made, not misleading; or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Steritek Stockholder Meeting which has become false or misleading. Each party will promptly advise the others in writing if at any time prior to the Effective Time of the Merger, such party shall obtain knowledge of any facts that might make it necessary or appropriate to amend or supplement the Proxy Statement in order to make the statements contained or incorporated by reference therein not misleading or to comply with applicable law.

       4.04 Further Action; Reasonable Best Efforts. Upon the terms and subject to the conditions hereof, each of the parties hereto shall use its reasonable best efforts to take, or cause to be taken, all appropriate action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including without limitation (i) cooperation in the preparation and filing of the Proxy Statement and (ii) using its reasonable best efforts to make all required regulatory filings and applications and to obtain all licenses, permits, consents, approvals, authorizations, qualifications and orders of governmental authorities as are necessary for the consummation of the transactions contemplated by this Agreement and to fulfill the conditions to the Merger. In case any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, each of the parties hereto shall use their reasonable best efforts to take all such necessary action.

       4.05 Access to Information; Confidentiality. From the date of this Agreement to the Closing Date, each party will give to the other party and its officers, employees, counsel, accountants and other representatives free and full access to and the right to inspect, during normal business hours, all of the assets, records, contracts and other documents relating to its business as the other party may reasonably request. Neither party will use such information for purposes other than in connection with the Merger and each party will otherwise hold such information in confidence until such time as such information otherwise becomes publicly available, and in the event of termination of this Agreement for any reason will promptly return, destroy or cause to be returned or destroyed, to the other party all nonpublic documents obtained from the other party, and any copies made of such documents.

       4.06 Public Announcements. Except as and to the extent required by law in the opinion of their respective counsel, as the case may be, without the prior written consent of the other party, neither QPSI, Acquisition nor Steritek will, and each will direct its representatives not to, directly or indirectly, make any public comment, statement or communication with respect to, or otherwise disclose or permit the disclosure of any of the terms, conditions or other aspects of, the transactions contemplated hereby. In the event any party determines that it is required by law to make any such public comment, statement or communication, such party shall advise the other parties of that fact as soon as reasonably practicable so that, to the extent feasible and desired by the other parties, such public comment, statement or other communication can be made jointly by the parties. Notwithstanding the foregoing, Steritek shall be permitted to file a report with the Securities and Exchange Commission disclosing the transactions contemplated hereby and may include information deemed legally required by its counsel.

       4.07 No Solicitation. (a) Steritek shall not, and Steritek shall cause its officers, employees, representatives and agents not to, directly or indirectly, continue, encourage, solicit, initiate or participate in discussions or negotiations with, or provide any nonpublic information to, any person concerning any sale of assets (other than in the ordinary course of its business consistent with past practice) or shares of capital stock of Steritek or any merger, consolidation, recapitalization, liquidation or similar transaction involving Steritek (collectively, a "Steritek Acquisition Transaction"). Steritek agrees that it will promptly communicate to QPSI the terms of any inquiry or proposal that it or he may receive in respect of a Steritek Acquisition Transaction, to the extent he or it can do so without breaching any confidentiality provision contained in such proposal. Subject to any such confidentiality provision, any notification under this Section 4.07 shall include the identity of the person making such proposal, the terms of such proposal and any other information with respect thereto as Steritek may reasonably request.

            (b) Prior to the Closing or termination of this Agreement, QPSI shall not actively pursue any acquisition or enter into any lease or agreement as an alternative to the Merger.

       4.08 Notification of Certain Matters. Steritek shall give prompt notice to QPSI and QPSI shall give prompt notice to Steritek, of (i) the occurrence, or failure to occur, of any event that such party believes would likely cause any of its representations or warranties contained in this Agreement to be untrue or inaccurate in any material respect at any time from the date of this Agreement to the Effective Time, (ii) any material failure of QPSI, Acquisition or Steritek, or as the case may be, or any officer, director, employee or agent thereof, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder, (iii) any notice or other communication from any governmental or regulatory agency or authority in connection with the transactions contemplated by this Agreement, and (iv) any actions, suits, claims, investigations or proceedings commenced or, to the best of its knowledge, threatened against, relating to or involving or otherwise affecting QPSI, Acquisition or Steritek, as the case may be, or any of the transactions contemplated by this Agreement.

       4.09 Conduct of Business. From the date hereof to the Effective Time, except with the prior written consent of the other party, each party will: (i) carry on its business in, and only in, the usual, regular and ordinary course, consistent with past practice and in substantially the same manner as heretofore conducted and, to the extent consistent with such business, use its best efforts to preserve intact its present business organization, keep available the services of its present officers and employees, and preserve its relationships with customers, contractors, and others having business dealings with it to the end that its goodwill and going business shall be unimpaired at the Effective Time, (ii) promptly advise the other party in writing of any material change in its financial condition, operations, assets, prospects or business, (iii) not make any change in it's authorized and issued capital stock; grant any stock option or other right to purchase shares of it's capital stock or other securities; issue or make any commitment to issue any security by it, including any security convertible into capital stock; grant any registration rights; or purchase, redeem, retire or make any other acquisition of any shares of its capital stock or other securities, (iv) not amend its certificate of incorporation or bylaws, (v) not take, or permit to be taken, any action that is represented and warranted in Section
  2.25 or 3.15 not to have been taken since the date of the Interim Balance Sheet and (vi) not enter into any agreement or understanding to do or engage in any of the foregoing actions described in (i) through (v).

       4.10 Adoption by QPSI. QPSI, constituting the holder of all of the issued and outstanding capital stock of Acquisition, by executing this Agreement, consents to the adoption of this Agreement by Acquisition and agree that such consent shall be treated for all purposes as a vote duly adopted at a meeting of the shareholders of Acquisition held for this purpose.

       4.11 Conversion of Steritek Options. Steritek shall in good faith attempt to cause all the holders of fully vested options (including options vesting as a result of the consummation of the Merger) to purchase Steritek Common Stock, pursuant to the Steritek Option Plan (the "Vested Options"), to convert such Vested Options into Steritek Common Stock, prior to the Effective Time and shall also prior to the Effective Time cause the cancellation of any stock options or rights other than Vested Options.

       4.12 Continuation of D&O Policy. For at least four (4) years after the Closing, QPSI shall continue the policy of Director and Officer Insurance currently held by Steritek, or a policy reasonably equivalent thereto.

       4.13 Costs and Expenses. Except as otherwise provided herein, QPSI, Acquisition, Steritek and Albert shall each pay their own fees and expenses and those of their respective agents and advisors incurred in connection with the transactions contemplated by this Agreement (including, without limitation, all legal and accounting fees.

                                 CONDITIONS

       5.01 Conditions Precedent to the Obligations of All Parties. Notwithstanding any other provision of this Agreement, the obligations of Steritek, QPSI and Acquisition to effect the Merger shall be subject to the fulfillment, at or prior to the Effective Time, of each of the following conditions:

            (a) all permits, approvals and consents of any governmental body or agency necessary or appropriate for consummation of the Merger shall have been obtained;

            (b) no preliminary or permanent injunction or other order of a court or governmental agency or authority in the United States shall have been issued and be in effect, and no federal or state statute, rule or regulation shall have been enacted or promulgated after the date hereof and be in effect that prohibits the consummation of the Merger or imposes material limitations on the ability of the Surviving Corporation to exercise full rights of ownership of Steritek's assets or business;

            (c) there shall not be any action or proceeding commenced by or before any court or governmental agency or authority in the United States that challenges the consummation of the Merger or seeks to impose material limitations on the ability of the Surviving Corporation to exercise full rights of ownership of the assets or business of Steritek;

            (d) QPSI and Albert Wozniak shall have executed and delivered a Consulting and Non-Competition Agreement in the form attached hereto as
  Exhibit 5.01(d);

            (e) QPSI and James K. Wozniak shall have executed and delivered an Employment Agreement in the form attached hereto as Exhibit 5.01(e);

            (f) The Disclosure Schedule and the QPSI Disclosure Schedule shall be delivered in forms satisfactory to the receiving parties;

            (g) The shareholders of QPSI shall have entered into a shareholders agreement satisfactory to all shareholders of QPSI;

            (h) Steritek shall have discontinued the operations of "Physicians' Fax Network"; and

            (i) All Vested Options shall have either been converted into Steritek Common Stock or canceled.

       5.02 Additional Conditions Precedent to the Obligations of QPSI and Acquisition. In addition to the conditions contained in Section 5.01, the obligations of QPSI and Acquisition to effect the Merger shall also be subject to the fulfillment at the Effective Time of each of the following conditions:

            (a) there shall not have occurred any material adverse change in the business, financial condition, prospects, assets or operations of Steritek since the date of the Interim Balance Sheet;

            (b) the representations and warranties of Steritek contained herein shall be true and correct in all material respects at and as of the date hereof and as of the Effective Time as if made at and as of such time; Steritek shall have duly performed and complied with all agreements, covenants and conditions required by this Agreement to be performed or complied with by it or him prior to or at the Effective Time; and Steritek shall have delivered to QPSI a certificate dated the Effective Time and signed on behalf of Steritek by its President to the effect set forth in this paragraph (b);

            (c) all approvals or consents of any third party required for the execution, delivery or performance of this Agreement by Steritek, as required to be disclosed on the Disclosure Schedule, shall have been obtained and delivered to Steritek;

            (d) QPSI shall have received a reasonably satisfactory financing commitment for the transaction in a minimum amount of $2,200,000.00; and

            (e) QPSI shall have received a legal opinion of Steritek's counsel reasonably satisfactory to QPSI's counsel.

       5.03 Additional Conditions Precedent to the Obligations of Steritek. In addition to the conditions contained in Section 5.01, the obligations of Steritek to effect the Merger shall also be subject to the fulfillment at the Effective Time of each of the following conditions:

            (a) there shall not have occurred any material adverse change in the business, financial condition, prospects, assets or operations of QPSI or Acquisition since the date of the latest quarterly QPSI Financial Statement;

            (b) the representations and warranties of QPSI and Acquisition contained herein shall be true and correct in all material respects at and as of the date hereof and as of the Effective Time as if made at and as of the Effective Time; QPSI and Acquisition shall have duly performed and complied with all agreements, covenants and conditions required by this Agreement to be performed or complied with by it prior to or at the Effective Time; and QPSI and Acquisition shall have delivered to Steritek a certificate dated the Effective Time and signed on its behalf by its President to the effect set forth in this paragraph (a);

            (c) all approvals or consents of any third party required for the execution, delivery, or performance of this Agreement by QPSI and Acquisition shall have been obtained and delivered to the Steritek;

            (d) Steritek shall have received the approval of its shareholders, to the satisfaction of Steritek and its counsel, of the transactions contemplated hereby;

            (e) QPSI and Michael Ricketts ("Michael") shall have entered into a non-compete agreement, in form and substance satisfactory to Albert;

            (f) QPSI and Alan Wozniak ("Alan") shall have entered into a non-compete agreement, in form and substance satisfactory to Albert;

            (g) Albert shall be released as a guarantor on all leases and bank debt of Steritek or all leases and bank debt of Steritek guaranteed by Albert shall be repaid;

            (h)  Michael and Alan shall have personally guaranteed Albert's
  Note;

            (i) Steritek shall have received a legal opinion of QPSI's counsel reasonably satisfactory to Steritek's counsel; and

            (j) Steritek shall have received a fairness opinion with respect to the transactions contemplated hereby, from the person and in form and substance reasonably satisfactory to Steritek and its counsel.

       5.04 Waiver. Any time prior to the Effective Time, any party hereto may (i) in the case of QPSI and Acquisition, extend the time for the performance of any of the obligations or other acts of Steritek or waive compliance with any of the agreements of Steritek or with any conditions to its own obligations or (ii) in the case of Steritek, extend the time for the performance of any of the obligations or other acts of QPSI or Acquisition or waive compliance with any of the agreements of QPSI or Acquisition or with any conditions to its own obligations. Any agreement on the part of a party hereto to any such extension or waiver shall be valid if set forth in an instrument in writing signed on behalf of such party by a duly authorized officer.

                                   TERMINATION

       6.01 Termination. This Agreement may be terminated at any time prior to the Effective Time:

            (a)  by mutual agreement of QPSI, Acquisition and Steritek;

            (b) by QPSI, if events have occurred which have made it impossible to satisfy a condition precedent to QPSI's and Acquisition's obligations to consummate the transactions described in this Agreement, unless QPSI's or Acquisition's breach of this Agreement has caused the condition to be unsatisfied;

            (c) by Steritek, if events have occurred which have made it impossible to satisfy a condition precedent to Steritek's obligations to consummate the transactions described in this Agreement, unless Steritek's breach of this Agreement has caused the condition to be unsatisfied; or

            (d) by Steritek or QPSI, upon notice to the other, if the Merger shall not have become effective on or before April 15, 1999 (unless such date is extended in writing by the parties hereto), except that the right to terminate this Agreement under this Section 6.01(d) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Closing to occur on or before such date;

            (e) by QPSI, upon notice to Steritek, if the Merger shall not have become effective on or before March 1, 1999, unless the reason why the Merger has not become effective is the failure of Steritek's shareholders to approve the Merger, in which case QPSI shall have no right to terminate this Agreement pursuant to this Section 6.01(e).

       6.02 Steritek Termination Fee. If Steritek terminates this Agreement under Sections 6.01(c) (unless due to the nonsatisfaction of the conditions set forth Sections 5.01(a), (b) or (c), Section 5.03) or 6.01(d)), in addition to any remedies available to QPSI and Acquisition under this Agreement or otherwise, Steritek shall pay to QPSI a termination fee equal to $50,000.00 for purposes of compensating QPSI for expenses and costs incurred in entering into this Agreement and pursuing the transactions contemplated by this Agreement.

       6.03  Effect of Termination.  Except as set forth in Sections 6.02,
  4.05 and 4.13 above, in the event of the termination of this Agreement pursuant to the provisions of Section 6.01, the provisions of this Agreement shall become void and have no effect, with no liability on the part of any party hereto or its shareholders or directors or officers in respect thereof, provided that nothing contained herein shall be deemed to relieve any party of any liability it may have to any other party with respect to a breach of its obligations, covenants, representations or warranties contained in this Agreement.

                              SURVIVAL; INDEMNIFICATION.

       7.01 Survival of Representations and Warranties. All representations and warranties contained in this Agreement or in any document, certificate, instrument, Schedule or Exhibit delivered in connection herewith, and the rights of the parties to seek indemnification with respect thereto, shall survive the consummation of the transaction contemplated hereby for a period of two (2) years following the Closing, except for the representations and warranties contained in Sections 2.19 and 2.20 above which shall survive until the expiration of all statutes of limitation applicable to claims relating to such representations and the activities and omissions related thereto.

       7.02 Indemnification by QPSI. From and after the Closing, QPSI shall indemnify Albert, and hold Albert harmless, against and in respect of any and all damages, losses, liabilities, deficiencies, assessments, fines, judgments, costs and other expenses (including, without limitation, reasonable legal fees), arising from actions, suits, claims, proceedings, investigations, audits or demands of third parties (collectively "Third Party Claims") which Third Party Claims resulted from any misrepresentation, or any breach of any warranty or of any covenant or agreement, on the part of QPSI under this Agreement. Anything in the foregoing to the contrary notwithstanding, (i) QPSI shall have no liability or obligation to Albert under this Section 7.02 except to the extent that the amount thereof exceeds $100,000 as to all events or occurrences in the aggregate and (ii) the maximum aggregate liability of QPSI under this Agreement shall be the lesser of $3,000,000 or the outstanding principal amount of Albert's Note at the time an indemnification payment is sought by Albert.

       7.03 Indemnification of QPSI by Albert. From and after the Closing, Albert shall indemnify QPSI, and hold QPSI harmless, against and in respect of (i) any and all damage, loss, liability or deficiency resulting from any misrepresentation, or any breach of any warranty or of any agreement or covenant, on the part of Albert or Steritek under this Agreement and (ii) any and all actions, suits, claims, proceedings, investigations, audits, demands, assessments, fines, judgments, costs and other expenses (including, without limitation, reasonable legal fees) incident to any of the foregoing. Anything in the foregoing to the contrary notwithstanding,
  (i) Albert shall have no liability or obligation to QPSI under this Section
  7.03 except to the extent that the amount thereof exceeds $100,000 as to all events and occurrences in the aggregate, (ii) the maximum aggregate liability of Albert under this Agreement shall be the lesser of $3,000,000 or the outstanding principal amount of Albert's Note at the time an indemnification payment is sought by QPSI. All indemnification payments of Albert shall be paid to QPSI by set-off against Albert's Note as follows:
  (i) with respect to the first $100,000 in indemnification payments, payments on Albert's Note shall be suspended up to the amount equal to the indemnification payment, and (ii) with respect to indemnification payments in excess of $100,000, payments on Albert's Note shall be reduced from the last payment going back up to the amount equal to the indemnification payment.

       7.04 Notice of Claim; Defense of Action. In the event that any legal proceedings shall be instituted or that any claim or demand shall be asserted against QPSI or Albert in respect of which payment may be sought from either of them under the provisions of this Section 7, the indemnified party shall promptly give written notice of the assertion of any claim of which it or he, as the case may be, has knowledge which is covered by this indemnity to the indemnifying party who shall have the right, without admitting liability for indemnification, at its or his option and at its or his own expense, to be represented by counsel of its or his choice and to defend against, negotiate, settle or otherwise deal with any proceeding, claim or demand which related to any loss, liability, damage or deficiency indemnified against hereunder. The parties hereto agree to cooperate fully with each other in connection with the defense, negotiation or settlement of any such legal proceeding, claim or demand. No claim shall, however, be settled without the written consent of the indemnifying party, which consent shall not be unreasonably withheld. After any final judgment or award shall have been rendered by a court, arbitration board or administrative agency of competent jurisdiction, or a settlement shall have been consummated, or QPSI and Albert shall have arrived at a mutually binding agreement with respect to each separate matter indemnified hereunder, the indemnifying party shall become liable to the indemnified party for the sums so owing under such judgment, award or settlement in the manner and to the extent of its or his liability provided in this Section
  7. The indemnification provided for in this Section 7 shall include reasonable legal and other costs incurred in defending against or investigating any claims of liability, but the defense by the indemnifying party of any action provided for in this Section 7.04 shall relieve the indemnifying party of any obligation to reimburse the indemnified party for any legal or other expenses thereafter incurred by the indemnified party in respect of such action, notwithstanding any participation by such indemnified party in such action.

                               GENERAL PROVISIONS

       8.01 Amendment. This Agreement may be amended by the parties hereto at any time before or after approval of the Merger by the stockholders of Steritek; provided that following approval of the Merger by the stockholders of Steritek, no amendment shall be made which by law requires the further approval of such stockholders without obtaining such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of the parties hereto.

       8.02 Extension; Waiver. At any time prior to the Effective Time of the Merger, Steritek, on the one hand, and QPSI and Acquisition, on the other, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other, (ii) waive any inaccuracies in the representations and warranties made to it contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions for the benefit of it contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

       8.03 Notices. All notices or other communications permitted or required under this Agreement shall be in writing and shall be sufficiently given if and when hand delivered to the persons set forth below or if sent by documented overnight delivery service or registered or certified mail, postage prepaid, return receipt requested, or by telegram, telex or telecopy, receipt acknowledged, addressed as set forth below or to such other person or persons and/or at such other address or addresses as shall be furnished in writing by any party hereto to the others. Any such notice or communication shall be deemed to have been given as of the date received, in the case of personal delivery, or on the date shown on the receipt or confirmation therefor in all other cases.

        (a) If to Steritek, to:        Steritek Inc.
                                       121 Moonachie Avenue
                                       Moonachie, New Jersey 07074
                                       Attn:  Albert Wozniak, President

                   with a copy to:     McManimon & Scotland, LLC
                                       One Riverfront Plaza
                                       Newark, New Jersey 07102
                                       Attn:  Jeffrey Kramer, Esq.

        (b)  If to QPSI and/or Acquisition, to:

                                       Quality Packaging Specialists, Inc.
                                       5 Cooper Street
                                       Burlington, NJ  08016
                                       Attn:  K. Michael Ricketts, President

                   with a copy to:     Drinker Biddle & Reath LLP
                                       105 College Road East
                                       Princeton, New Jersey 08542
                                       Telecopier No.: 609-716-6524
                                       Attn:  Thomas A. Belton, Esq.

       8.04 Assignment and Benefit. This Agreement and the rights and obligations set forth herein may not be transferred or assigned by operation of law or otherwise without the consent of each party hereto. This Agreement is binding upon and will inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Agreement shall not be construed as giving any person, other than the parties hereto and their permitted successors, heirs and assigns, any legal or equitable right, remedy or claim under or in respect of this Agreement or any of the provisions herein contained, this Agreement and all provisions and conditions hereof being intended to be, and being, for the sole and exclusive benefit of such parties, and permitted successors, heirs and assigns and for the benefit of no other person or entity.

       8.05 Severability. If any provision of this Agreement, or the application thereof, will for any reason and to any extent be invalid or unenforceable, the remainder of this Agreement and application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of the void unenforceable provision.

       8.06 Other Remedies. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby or by law or equity on such party, and the exercise of any one remedy will not preclude the exercise of any other.

       8.07 Further Assurances. Each party agrees to cooperate fully with the other parties and to execute such further instruments, documents and agreements and to give such further written assurances as may be reasonably requested by any other party to evidence and reflect the transactions described herein and contemplated hereby and to carry into effect the intents and purposes of this Agreement.

       8.08 Governing Law. This Agreement is made pursuant to, and shall be construed and enforced in accordance with, the laws of the State of New Jersey, without giving effect to otherwise applicable principles of conflicts of law.

       8.09 Section Headings and Defined Terms. The section headings contained herein are for reference purposes only and shall not in any way affect the meaning and interpretation of this Agreement. The terms defined herein and in any agreement executed in connection herewith include the plural as well as the singular and the singular as well as the plural. Except as otherwise indicated, all agreements defined herein refer to the same as from time to time amended or supplemented or the terms thereof waived or modified in accordance herewith and therewith.

       8.10 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original; and any person may become a party hereto by executing a counterpart hereof, but all of such counterparts together shall be deemed to be one and the same instrument.
  It shall not be necessary in making proof of this Agreement or any counterpart hereof to produce or account for any of the other counterparts.

       8.11 Entire Agreement. This Agreement, together with the Disclosure Schedule and the agreements, exhibits, schedules and certificates referred to herein or delivered pursuant hereto, constitute the entire agreement between the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings.

       8.12 Enforcement Expenses. In the event of any litigation, arbitration, or other legal proceeding to enforce, interpret or recover damages for breach of this Agreement, the prevailing party shall be entitled to recover reasonable attorneys' fees and costs incurred in the proceeding in addition to any other relief to which the prevailing party is entitled.

       IN WITNESS WHEREOF, Steritek, Albert, QPSI and Acquisition have caused this Agreement to be signed by their respective duly authorized officers, on the date first above written.

  ATTEST:                                STERITEK, INC.

  /s/ James K. Wozniak                   By:/s/ Albert J. Wozniak
  ----------------------                 ------------------------
  WITNESS:

  /s/ James K. Wozniak                    /s/ Albert J. Wozniak
  ----------------------                 ------------------------
                                         Albert J. Wozniak

  ATTEST:                                QUALITY PACKAGING
                                          SPECIALISTS, INC.

  /s/ Alan I. Wozniak                     By: /s/ Kurt M. Ricketts
  ---------------------                  -------------------------
                                          President

  ATTEST:                                QPSI STERITEK ACQUISITION, INC.

  /s/ Alan I. Wozniak                     By: /s/ Kurt M. Ricketts
  ---------------------                  -------------------------

                                                              Exhibit 1.06

  NEITHER THIS NOTE NOR THE SECURITIES ISSUABLE UPON CONVERSION HEREOF HAS BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAW, AND MAY NOT BE SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT IN COMPLIANCE WITH APPLICABLE FEDERAL AND STATE SECURITIES LAWS AND THE OTHER RESTRICTIONS ON TRANSFER SET FORTH HEREIN.
        ____________________________________________________
                  8% GUARANTEED SUBORDINATED PROMISSORY NOTE
  $______________             Princeton, New Jersey     __________ __, 1999

       FOR VALUE RECEIVED, QUALITY PACKAGING SPECIALISTS, INC., a New Jersey corporation ("Maker"), hereby promises to pay to the order of ALBERT J. WOZNIAK ("Payee") the principal amount of ______________ Dollars ($___________), together with interest on the principal balance hereof from time to time outstanding from the date hereof and until this Note is paid in full, whether before or after demand, at the rate of eight percent (8%) per annum, in accordance with the terms set forth below.

                                  INTEREST

  Interest shall be calculated on the basis of actual days elapsed and a year of three-hundred sixty-five (365) days and shall be paid monthly in arrears on the first business day of each month, commencing on __________ ___, 1999 (the "First Payment Date"). If an Event of Default (defined below) has occurred and is continuing, the rate of interest shall increase to 12%.
  For purposes of this Note, "business day" shall mean any day not a Saturday, Sunday, legal holiday or day on which banking institutions are authorized by law to close in Princeton, New Jersey.

                              PAYMENT; PREPAYMENT

       2.1 On and from the First Payment Date to _______, 2004 (the "Maturity Date"), Maker shall make payments of interest and principal in accordance with the amortization schedule attached hereto as Exhibit A (the "Amortization Schedule").

       2.2 Payments of principal and interest shall be made in lawful money of the United States of America by cash or check at ______________________, or at such other place as Payee shall designate to Maker in writing.

       2.3 Maker may prepay this Note in whole or in part at any time without premium or penalty. Any partial prepayment shall be applied to the unpaid installments of principal in the inverse order of their maturity.

       2.4 All payments on account of indebtedness evidenced by this Note shall be first applied to accrued interest and then to principal.

       2.5 If an Event of Default (defined below) has occurred and is continuing, Maker shall not make any dividends or other distributions with respect to any of its capital stock (other than stock dividends or similar recapitalizations).

       2.6 This Note is issued to Payee in connection with an Agreement and Plan of Merger, dated December 4, 1998, in connection with the acquisition by Maker of Steritek, Inc. If Maker takes any action with respect to Steritek, Inc. that results in a second disposition by a related person within the meaning of Section 453(e) of the Internal Revenue Code of 1986, as amended, this Note shall become due and payable on the date of such second disposition.

                        REPRESENTATIONS AND WARRANTIES

       Maker hereby represents and warrants to Payee as of the date hereof as follows:

       3.1 Maker is a corporation duly organized, validly existing and in good standing under the laws of the State of New Jersey and has all necessary power and authority to carry on its business as presently conducted and to own and lease the assets which it owns and leases and to perform all of its obligations under each agreement and instrument by which it is bound.

       3.2 Maker has the corporate power and authority to enter into and perform its obligations under this Note. The execution, delivery and performance by Maker of this Note has been duly authorized by all necessary corporate action. This Note has been duly and validly executed and delivered by Maker and constitutes the legal, valid and binding obligation of Maker enforceable against it in accordance with its terms, except as such may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws relating to or affecting the enforcement of creditors' rights generally.

       3.3 The execution, delivery and performance of this Note does not and will not violate or conflict with, result in a breach of, or constitute a default or otherwise cause any loss of benefit under (i) Maker's certificate of incorporation and bylaws; (ii) any statute, law, ordinance, rule or regulation or any order, writ, injunction, judgment, plan or decree of any court, arbitrator, department, commission, board, bureau, agency, authority, instrumentality or other body, whether federal, state, municipal, foreign or other, applicable to Maker or by which Maker or any of its assets are bound; or (iii) any agreement or other obligation to which Maker is a party or by which it or any of its assets are bound.

                SECURITIES LAWS REPRESENTATIONS AND WARRANTIES

       Payee represents and warrants to Maker that this Note is being acquired by Payee for his own account, not as a nominee or agent, and without a view to resale or other distribution within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations thereunder, and Payee will not distribute this Note in violation of the Securities Act. Payee (i) acknowledges that this Note is not registered under the Securities Act and must be held indefinitely by him unless it is subsequently registered under the Securities Act or an exemption from registration is available, (ii) is aware that Rule 144 is not presently available for use by Payee for resale of this Note, and (iii) is aware that Maker is not obligated to register any sale, transfer or other disposition of this Note.

                                 SUBORDINATION

       Payee covenants and agrees at the request of Maker from time to time to execute and deliver to Maker's principal lender, which may be a bank or other financial institution ("Senior Lender"), a subordination agreement, including any amendment thereto or substitution thereof (as reasonably required), in form and substance reasonably satisfactory to Payee, Maker and the Senior Lender (the "Subordination Agreement"), subordinating Payee's rights to receive payments hereunder to the rights of such Senior Lender to receive payments with respect to any indebtedness of Maker held by such Senior Lender.

                                   DEFAULT

       6.1 The occurrence of any of the following shall constitute an Event of Default hereunder:

            (a) if at any time Maker has not made all required interest and principal payments under this Note and such nonpayment continues for a period of twelve (12) consecutive calendar months, and during such twelve
  (12) month period, Maker has not been in material compliance with all its financial covenants under all documents directly relating to Maker's borrowing of money from the Senior Lender;

            (b) if at any time Maker has not made any required interest payment within 30 days of its due date;

            (c) if at any time during the period commencing on the First Payment Date and ending on the date on the second anniversary hereof, Maker is six (6) months behind in the principal portion of payments due under this Note (as determined from the Amortization Schedule), and during such six (6) month period, Maker has been in material compliance with all its financial covenants under all documents directly relating to Maker's borrowing of money from the Senior Lender;

            (d) if at any time during the period commencing on the date on the second anniversary hereof and ending on the Maturity Date (in accordance with the Amortization Schedule), Maker is three (3) months behind in the principal portion of payments under this Note (as determined from the Amortization Schedule), and during such three (3) month period, Maker has been in material compliance with all its financial covenants under all documents directly relating to Maker's borrowing of money from the Senior Lender;

            (e) the Senior Lender accelerates any of Maker's debt to the Senior Lender;

            (f) material breach by Maker of any warranty, covenant or agreement herein (other than payment defaults covered by Section 8.1(a)) or in the Agreement and Plan of Merger dated as of December 4, 1998 among Maker, Payee, Steritek, Inc. and QPSI Steritek Acquisition, Inc., which breach is not cured after thirty (30) days written notice thereof to Maker;

            (g) sale, transfer, assignment or other disposition of all or substantially all of Maker's assets; or

            (h) institution of any proceedings by or against Maker under any law relating to bankruptcy, insolvency, reorganization or other form of debtor relief or Maker's making an assignment for the benefit of creditors, or the appointment of a receiver, trustee, conservator or other judicial representative for Maker or Maker's property.

       6.2 Upon the occurrence of any Event of Default, all amounts payable hereunder shall, at Payee's option but without notice or demand, become immediately due and payable, and Payee shall thereupon have all rights and remedies provided hereunder, in any other agreement between Payee and Maker or otherwise available at law or in equity cumulatively and not exclusively.

       6.3 No failure or delay on the part of Payee to insist on strict performance of Maker's or any guarantor's obligations hereunder or to exercise any remedy shall constitute a waiver of Payee's rights in that or any other instance. No waiver of any of Payee's rights shall be effective unless in writing, and any waiver of any default or any instance of non-compliance shall be limited to its express terms and shall not extend to any other default or instance of non-compliance.

                                MISCELLANEOUS

       7.1 Maker and each endorser and guarantor hereby waive presentment, notice of nonpayment or dishonor, protest, notice of protest and all other notices in connection with the delivery, acceptance, performance, default or enforcement of payment of this Note.

       7.2 Any provision hereof found to be illegal, invalid or unenforceable for any reason whatsoever shall not affect the validity, legality or enforceability of the remainder hereof.

       7.3 If the effective interest rate on this Note would otherwise violate any applicable usury law, then the interest rate shall be reduced to the maximum permissible rate and any payment received by Payee in excess of the maximum permissible rate shall be treated as a prepayment of the principal of this Note.

       7.4 This Note shall be binding upon Maker's successors and assigns and shall inure to the benefit of Payee and each of Payee's successors, endorsees and assigns.

       7.5 Any notices required or permitted hereunder shall be in writing and shall be deemed to be properly given when sent by fax, with transmission satisfactorily confirmed, or personally delivered to the party to whom notice is being given or when sent by certified or registered mail, postage prepaid, properly addressed to the party to whom notice is being given at the address stated below:

       If to Payee:    Mr. Albert Wozniak
                       c/o Steritek, Inc.
                       121 Moonachie Avenue
                       Moonachie, New Jersey 07074
                       Fax:  (201) 507-1016

       If to Maker:    Quality Packaging Specialists, Inc.
                       5 Cooper Street
                       Burlington, New Jersey 08016
                       Attn: K. Michael Ricketts, President and Chief
  Executive
                               Officer
                       Fax:  (___) ___-____

  or, as in any such case, at such other address or addresses as shall have been furnished in writing by such party to the other.

       7.6 This Note is made pursuant to, and shall be construed and enforced in accordance with, the internal laws of the State of New Jersey (and United States federal law, to the extent applicable), without giving effect to otherwise applicable principles of conflicts of law.

       7.7 If either party hereto incurs any costs or expenses in connection with any dispute arising under this Note, the prevailing party to such dispute shall be entitled to recover from the non-prevailing party such prevailing party's reasonable costs and expenses, including, without limitation, reasonable attorneys' fees and costs, incurred in prosecuting or defending such dispute, as the case may be.

       IN WITNESS WHEREOF, the undersigned, intending to be legally bound, has duly executed and delivered this instrument.

                                QUALITY PACKAGING SPECIALISTS, INC.


                                By:________________________
                                      K. Michael Ricketts
                                   President and Chief Executive Officer

  Accepted and Agreed:


  ______________________
  Albert J. Wozniak

                                  GUARANTEE

       The undersigned hereby jointly and severally guarantee Maker's payment of and the performance of its obligations under this Note.


  ______________________              _____________________
  K. Michael Ricketts                 Alan Wozniak

                                                           Exhibit 5.01(d)

                             EMPLOYMENT AGREEMENT

       EMPLOYMENT AGREEMENT made as of the __ day of _______, 199_ (the "Agreement"), by and between Quality Packaging Specialists, Inc., a New Jersey corporation (the "Company"), and Albert Wozniak ("Employee").

                                Background

       1. Prior to the date hereof, the Employee has been employed by Steritek, Inc. ("Steritek") and on the date hereof, the Company has acquired Steritek through the merger of a wholly-owned subsidiary ("Sub") of the Company into Steritek (the "Merger") pursuant to the terms of an Agreement and Plan of Merger dated ________, 1998 among the Company, Sub, Employee and Steritek (the "Merger Agreement").

       2. The Company desires to retain the Employee following the Merger and the Employee desires to accept employment by the Company and to render services to the Company, all on the terms and conditions herein provided.

       3. The execution and delivery of this Agreement by Employee is a condition to the closing of the transactions contemplated by the Merger Agreement.

       In consideration of the foregoing recitals and the mutual agreements contained herein and intending to be legally bound hereby, the parties hereto agree as follows:

                               CAPACITY AND DUTIES

       1.1 Employment; Acceptance of Employment. The Company hereby employs Employee and Employee hereby accepts employment by the Company, in each case, for the period and upon the terms and subject to the conditions hereinafter set forth.

       1.2 Capacity and Duties. Employee shall perform such duties, and shall have such authority, as may from time to time be specified by the Board of Directors of the Company.

            (a) Except as otherwise provided in this Section, throughout the term of this Agreement, Employee shall devote his full working time, energy, skill and best efforts to the performance of his duties hereunder, in a manner which will faithfully and diligently further the business and interests of the Company, and Employee shall not be employed by, participate or engage in, or be a part of, in any manner, the management or operation of any business enterprise other than the Company and its Affiliates (as defined below) without the prior written consent of the Board of Directors of the Company, which consent may be granted or withheld in the sole discretion of the Board of Directors of the Company. For purposes of this Agreement, "Affiliate" means any person or entity Controlling or Controlled by or under common Control with the Company.
  For purposes of this definition of "Affiliate," "Control" means the power to direct the management and policies of a person or entity, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "Controlling" and "Controlled" shall have correlative meanings; provided that, any person or entity who owns beneficially, either directly or through one or more intermediaries, more than 20% of the ownership interests in a specified entity shall be presumed to Control such entity for purposes of the definition of "Affiliate."

            (b) Employee shall perform his duties for the Company from the Company's office located in Moonachie, New Jersey except for periodic business trips that may be necessary or appropriate in connection with the performance of Employee's duties hereunder.

       1.3 Election to Board of Directors. The Company shall use its best efforts to cause the shareholders of the Company to elect Employee to the Board of Directors of the Company to serve as a director in accordance with the bylaws of the Company.

                         TERM OF EMPLOYMENT; TERMINATION

       2.1 Term; Automatic Termination; Consulting Agreement. Unless earlier terminated as hereinafter provided, the term of Employee's employment hereunder shall commence on the date hereof and shall automatically terminate on December 31, 1999, upon which the parties shall execute a consulting agreement (the "Consulting Agreement") effective January 1, 2000 for a three (3) year term containing terms substantially similar to those contained herein except that (i) Employee shall not be required to work more than twenty (20) hours per month and (ii) Employee's compensation shall be $200,000 per annum.

       2.2  Other Termination Events.

            (a) Death. Employee's employment hereunder shall immediately terminate upon the death of Employee, in which event the Company shall not thereafter be obligated to make any further payments hereunder other than amounts accrued under this Agreement as of the date of Employee's death.

          (b) Disability. In the event that Employee, in the opinion of the Board of Directors of the Company, is for any reason unable to perform (for a period of 60 consecutive days) the duties to be performed by Employee hereunder, the Board of Directors of the Company shall have the option to terminate Employee's employment by giving written notice to Employee at any time during the continuation of such inability, in which event the Company shall not be obligated to make any further payments hereunder other than amounts accrued under this Agreement as of the date of such termination.

            (c) Discharge for Cause. Employee's employment hereunder shall terminate immediately if the Board of Directors of the Company makes a determination that there are grounds to dismiss Employee for Cause (as hereinafter defined), in which event the Company shall not be obligated to make any further payments hereunder other than amounts accrued as of the date of termination. "Cause" shall mean the following: (i) Employee's failure to perform his duties under this Agreement or to follow the reasonable directions of the Board of Directors of the Company; (ii) Employee's conviction of a felony; (iii) theft, misappropriation or embezzlement by Employee of the Company's funds; (iv) fraud committed by Employee in connection with his employment; or (v) habitual intoxication of Employee, intoxication of Employee while performing his duties for the Company, or abuse of controlled substances by Employee.

                                 COMPENSATION

       3.1 Salary. As compensation for the services rendered by Employee to the Company pursuant to this Agreement, the Company shall pay to Employee during the term hereof a salary at the initial rate of $300,000 per annum, subject to customary deductions for employment taxes, payable bi-weekly on normal pay days; provided, however, for calendar year 1999, Employee's total salary shall be equal to $300,000 minus the aggregate compensation Employee received from Steritek during the 1999 calendar year.

       3.2 Expense Reimbursement. During the term of this Agreement and after receipt of itemized vouchers therefor or other supporting information as the Company may reasonably require, the Company shall reimburse Employee for (a) all reasonable expenses (not including auto and travel expenses) incurred by Employee in connection with the performance of Employee's duties hereunder, up to a maximum of $3,000 per calendar month, and (b) all reasonable auto and travel expenses incurred in connection with the performance of Employee's duties hereunder, up to a maximum of $35,000 per year. The Company acknowledges and agrees that Employee is not required to seek or receive the Company's prior approval for Employee's incurrence of reimbursable expenses.

       3.3 Health Insurance; Other Benefits. During the term of this Agreement, Employee shall be entitled to receive such additional benefits (including without limitation health insurance) which are available from time to time to executives at substantially the same level as Employee.

                              RESTRICTIVE COVENANTS

       4.1 Confidentiality. Employee acknowledges a duty of confidentiality owed to the Company and agrees that Employee shall not, at any time during or after his employment by the Company, retain in writing, use, divulge, furnish, or make accessible to anyone, without the express authorization of the Company, any trade secret, private or confidential information, or knowledge of the Company or any of the Company's Affiliates obtained or acquired by Employee while so employed. All customer lists, price lists, contract forms, catalogs, books, records, and files are acknowledged to be the property of the Company and shall not be duplicated or made use of other than in pursuit of the Company's business, and, upon termination of Employee's employment for any reason, Employee shall deliver to the Company, without further demand, all copies thereof which are then in Employee's possession.

       4.2  Inventions and Improvements.    Employee hereby acknowledges that
  all ideas, discoveries, inventions, and improvements which are made, conceived, or reduced to practice by Employee in the course of rendering his services to the Company, and every item of knowledge relating to the Company's business interests (including potential business interests) gained by Employee during Employee's employment hereunder, are the property of the Company, and Employee hereby irrevocably assigns all such ideas, discoveries, inventions, improvements, and knowledge to the Company for the Company's sole use and benefit, without additional compensation. It shall be conclusively presumed that ideas, inventions, and improvements relating to the Company's business interests or potential business interests conceived during Employee's period of employment with the Company are, for the purposes of this Agreement, the property of the Company, and it shall be presumed (which presumption may be rebutted by clear and convincing evidence to the contrary) that all ideas, inventions, and improvements relating to the Company's business interests or potential business interests made, conceived or reduced to practice by Employee within six months after termination of Employee's employment, were conceived during Employee's employment by the Company.

            (a) Employee shall, upon request of the Company, at any time and from time to time during or after Employee's employment with the Company, sign all instruments and documents requested by the Company, and otherwise cooperate with the Company, to protect the Company's right to such ideas, discoveries, inventions, improvements, and knowledge (including, without limitation, by applying for, obtaining and enforcing, and using his best efforts to aid the Company in applying for, obtaining and enforcing, patents and copyrights thereon).

       4.3 Noncompetition. During the term of this Agreement and the Consulting Agreement and for a period of two (2) years following the expiration of the term of the Consulting Agreement, Employee shall not directly or indirectly engage anywhere in the World in any business which competes with the business conducted by the Company (the "Business"); be or become a stockholder, partner, owner, officer, director or employee or agent of, or a consultant to or give financial or other assistance to, any person or entity engaged in the Business; seek in competition with the business of the Company to procure orders from or do business with any customer of the Company; solicit, or contact with a view to the engagement or employment by an person or entity of any person who is an employee of the Company; seek to contact with or engage (in such way as to adversely affect or interfere with the business of the Company) any person or entity who has been contracted with or engaged to manufacture, assemble, supply or deliver products, goods, materials or services to the Company; or engage in or participate in any effort or act to induce any of the customers, associates, consultants, or employees of the Company to take any action that might be disadvantageous to the Company; provided, however, that nothing herein shall prohibit Employee from owning, as a passive investor, in the aggregate not more than 2% of the outstanding publicly traded stock of any corporation so engaged; provided further, however, if an action or omission of the Company causes a material Event of Default (as defined in the Merger Agreement or the Note (hereinafter defined)) under the Merger Agreement or the 8% Guaranteed Subordinated Promissory Note dated the date hereof from the Company to Employee (the "Note") or a material breach of this Agreement, and such Event of Default or material breach continues for a period of 6 months, Employee's obligations under this Section 4.3 shall be suspended until such Event of Default or material breach is cured by the Company.

       4.4  Injunctive and Other Relief.   Employee acknowledges and agrees
  that the covenants contained herein are fair and reasonable in light of the consideration paid hereunder, and that damages alone shall not be an adequate remedy for any breach by Employee of his covenants contained herein and accordingly expressly agrees that, in addition to any other remedies which the Company may have, the Company shall be entitled to injunctive relief in any court of competent jurisdiction for any breach or threatened breach of any such covenants by Employee. Nothing contained herein shall prevent or delay the Company from seeking, in any court of competent jurisdiction, specific performance or other equitable remedies in the event of any breach or intended breach by Employee of any of his obligations hereunder.

            (a) Notwithstanding the equitable relief available to the Company, Employee, in the event of a breach of his covenants contained in
  Section 4 hereof, understands and agrees that the uncertainties and delay inherent in the legal process would result in a continuing breach for some period of time, and therefore, continuing injury to the Company until and unless the Company can obtain such equitable relief. Therefore, in addition to such equitable relief, the Company shall be entitled to damages for any such period of breach until the termination of such breach, as provided in Section 5.1 hereof. If Employee should use or reveal to any person or entity any confidential information, such use or revelation would be considered a continuing violation on a daily basis for as long as such confidential information is made use of by Employee.

            (b) If any of the provisions of this Article 4 are held to be in any respect unenforceable in any jurisdiction, then such provisions shall be deemed to extend only over the maximum period of time, geographic area, and/or range of activities as to which they may be enforceable in such jurisdiction, such amendment to apply only within the jurisdiction of the court which has held such provision to be unenforceable.

                                MISCELLANEOUS

       5.1  Arbitration.

            (a) All disputes arising out of or relating to this Agreement which cannot be settled by the parties shall promptly be submitted to and determined in arbitration in Princeton, New Jersey, pursuant to the rules and regulations then obtaining of the American Arbitration Association.
  The decision of the arbitrator shall be final and binding upon the parties, and judgement upon such decision may be entered in any court of competent jurisdiction. Nothing herein shall preclude the Company from seeking, in any court of competent jurisdiction, specific performance or other equitable remedies in the case of any breach or threatened breach by Employee of Article 4.

            (b) Discovery shall be allowed pursuant to the intent of the United States Federal Rules of Civil Procedure and as the arbitrators determine appropriate under the circumstances.

            (c) Such arbitrators shall be required to apply the contractual provisions hereof in deciding any matter submitted to them and shall not have any authority, by reason of this Agreement or otherwise, to render a decision that is contrary to the mutual intent of the parties as set forth in this Agreement.

       5.2 Prior Employment. Employee represents and warrants that Employee, by his acceptance of employment with the Company and the performance of Employee's duties hereunder, will not breach the provisions of any contract, agreement or understanding to which Employee is party or any duty owed by Employee to any prior employer or other person or entity.

       5.3 Notices. All notices, requests and other communications to any party hereunder shall be in writing (including, without limitation, telex, telecopier, facsimile device or similar writing) and shall be given to such party at such party's address, telex, telecopier or facsimile device number set forth below, or such other address, telex, telecopier or facsimile device number as such party may hereafter specify for such purpose. Each such notice, request or other communication shall be effective (i) if given by telex, telecopy or facsimile, the beginning of the next business day when such telex, telecopy or facsimile is transmitted to the telex or telecopy/facsimile number specified in this Section provided the appropriate answer back is received, (ii) if given by mail, 72 hours after such communication is deposited in the mail with first class postage prepaid, addressed as aforesaid, or (iii) if given by any other means, when delivered at the address specified in this Section:

       To the Company at:
                            Quality Packaging Specialists, Inc.
                            5 Cooper Street
                            Burlington, New Jersey 08016
                            Attn:  K. Michael Ricketts, President

       With a copy to:
                            Thomas A. Belton, Esq.
                            Drinker Biddle & Reath LLP
                            105 College Road East
                            P.O. Box 627
                            Princeton, New Jersey  08542-0627

       To Employee at:
                            Albert Wozniak
                            c/o Steritek, Inc.
                            121 Moonachie Avenue
                            Moonachie, New Jersey 07074

       With a Copy to:
                            Jeffrey Kramer, Esq.
                            McManimon & Scotland, LLC
                            One Riverfront Plaza
                            Newark, New Jersey  07102

       5.4 Indulgences; Waivers. Neither the failure nor any delay on the part of the Company or Employee to exercise any right, remedy, power, or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power, or privilege preclude any other or further exercise of the same or of any other right, remedy, power, or privilege, nor shall any waiver of any right, remedy, power, or privilege with respect to any occurrence be construed as a waiver of any right, remedy, power, or privilege with respect to any other occurrence.

       5.5 Assignment. This Agreement shall not be assignable by Employee, and shall be assignable by the Company only to any person, firm, or corporation which may become a successor in interest by purchase, merger, or otherwise to the Company in the business or a portion of the business presently operated by the Company.

       5.6 Entire Agreement. This writing represents the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings of the parties in connection therewith. This Agreement may not be altered or amended except by an agreement in writing executed by both parties.

       5.7 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns, heirs, executors, and administrators. If any provision of this Agreement shall be or become illegal or unenforceable in whole or in part for any reason whatsoever, the remaining provisions shall nevertheless be deemed valid, binding, and subsisting.

       5.8 Governing Law. This Agreement and all questions relating to its validity, interpretation, performance, and enforcement shall be governed by and construed in accordance with the internal laws of the State of New Jersey without regard to the otherwise applicable principles of conflicts of laws of such state.

       5.9 Headings. The headings of paragraphs in this Agreement are for convenience only; they form no part of this Agreement and shall not affect its interpretation.

       IN WITNESS WHEREOF, the parties have caused this Agreement to be executed effective as of the date first above written.

  ATTEST:                             QUALITY PACKAGING SPECIALISTS, INC.


                                      By:_______________________


  WITNESS:                              EMPLOYEE


                                        ___________________________
                                         Albert J. Wozniak

                                                           Exhibit 5.01(e)

                             EMPLOYMENT AGREEMENT

       THIS AGREEMENT, is effective as of the [1st day of March 1999], between QUALITY PACKAGING SPECIALISTS, INC., a New Jersey corporation, having its principal place of business at 5 Cooper Street, Burlington, New Jersey (the "Corporation") and James K. Wozniak, residing at 301 Rea Avenue Extension, Hawthorne, New Jersey 07506 ("Employee").

                                WITNESSETH:

       WHEREAS, the Corporation is engaged in the business of contract packaging; and

       WHEREAS, Employee has experience and knowledge in the business in which the Corporation is involved and wishes to become a full-time employee of the Corporation; and

       WHEREAS, Employee is currently employed as Vice President and Chief Financial Officer of Steritek, Inc. ("Steritek") upon the terms and conditions of an Employment Agreement dated as of March 1, 1998 between Employee and Steritek (the "Original Employment Agreement"); and

       WHEREAS, the Corporation and Steritek have entered into an Agreement and Plan of Merger dated as of December 4, 1998 (the "Merger Agreement") pursuant to which the Corporation will acquire Steritek through a merger of a wholly owned subsidiary of the Corporation into Steritek; and

       WHEREAS, the Merger Agreement requires, as a condition to closing, that (i) Employee terminate his employment relationship with Steritek and
  (ii) become an employee of the Corporation, upon the terms and conditions hereinafter set forth.

       NOW THEREFORE, in consideration of the foregoing and mutual covenants herein contained, the parties agree as follows:

       1.  Resignation; Employment.

            (a) Employee hereby agrees to resign as Vice President and Chief Financial Officer of Steritek, effective immediately. Employee agrees that Steritek has no further obligations to Employee resulting from Employee's relationship with Steritek, including without limitation any obligations relating to the Original Employment Agreement.

            (b) The Corporation hereby employs Employee to serve as Vice President of the Corporation in charge of the facility located in Moonachie, New Jersey (the "Position") and Employee hereby accepts such employment. Employee will devote his full-time and attention, during normal business hours, to performing all duties assigned or delegated to him by the President and the Board of Directors of the Corporation.

            (c) Employee will be required to discharge his duties in the Position in accordance with the rules and regulations of the Corporation.

            (d) On a periodic basis during the term of this Agreement, Employee will be required to provide the President of the Corporation with periodic reports on his employment activities on behalf of the Corporation.

       2.  Compensation.

            (a) For his services hereunder, Employee shall receive a base salary of $125,000 per year, payable on the Corporation's regular paydays. In addition, the Employee shall be entitled to receive a bonus, in the amounts and at the times as shall be determined by the Board of Directors of the Corporation.

            (b) The Employee's base salary shall be reviewed by the Board of Directors on an annual basis and upon such review, shall be increased in such amount as the Board of Directors, in its discretion, determines, but in no event shall such increase be less than five percent (5%) of the Employee's base salary for the previous year.

            (c) In addition to the base salary to which Employee is entitled under Paragraph 2 (a), Employee shall be entitled to participate in fringe benefit plans which the Corporation may offer or establish from time to time for employees of equal or lesser rank; provided, however, that this provision shall not require that the Corporation establish or continue any specific fringe benefit plan. The Employee shall be provided a new company car at least every three years, of a model commensurate with his position and as approved by the President.

            (d) All compensation paid to Employee shall be subject to the customary withholding of taxes as required by law.

       3.  Business Expenses.

            (a) The parties acknowledge that Employee may incur, from time to time, for the benefit of the Corporation, and in furtherance of the Corporation's business, various expenses such as travel, entertainment and promotional expenses. The Corporation agrees that it shall either pay such expenses directly, advance sums to Employee to be used for payment of such expenses, or reimburse Employee for such expenses incurred by him, subject to the approval of such expenses by the Board of Directors of the Corporation.

            (b) Employee agrees to submit to the Corporation such documentation as may be reasonably necessary to substantiate the expenses paid or reimbursed pursuant to this Paragraph

       4. Performance of Employment. Employee will observe and comply with such reasonable rules, regulations and policies as may from time to time be established, in writing, by the Board of Directors of the Corporation or his designee.

       5.  Vacation; Other Leave.   Each year during this Agreement, Employee
  shall be entitled to not less than four (4) weeks vacation per calendar year (prorated for partial years) with at least one (1) week of work
  separating each week of vacation.   Employee shall also be entitled to
  additional leave to attend business related conventions, meetings, and programs, all without reduction in salary hereunder in accordance with the Corporation's standard policies. Scheduling of vacation and other voluntary leave shall only be completed after receiving the approval of the Board of Directors or the President of the Corporation and at a time and manner which shall not interfere with the proper operation of the business of the Corporation. Promptly after the end of each calendar year, Employee shall be paid for all unused vacation. In addition to any other compensation paid to Employee hereunder, if Employee has been in full compliance with the terms and conditions of this Paragraph 5 during any entire calendar year during the term of this Agreement, the Corporation shall pay Employee, within 30 days after the end of such calendar year, an amount equal to one (1) week's salary.

       6.  Employment Conduct and Confidential Information.

            (a) Employee shall at all times during the term of this Agreement observe and conform to all the laws regulating the business of the Corporation.

          (b) Employee recognizes that during the term of this Agreement, he will necessarily become privy to certain confidential and proprietary information of the Corporation (hereinafter referred to as "Confidential Data"). Confidential Data shall be considered to be all information, not otherwise public knowledge, concerning the identity of the Corporation's customers and suppliers, technical and business activities, plans, operations, pricing and procedures, which Confidential Data is designated in writing to be confidential or proprietary. Employee agrees that he will hold all Confidential Data in the strictest confidence and that he will not disclose to any person entity for any reason nor use any Confidential Data in any way other than on behalf of the Corporation or as the Corporation may otherwise direct.

            (c) Employee agrees that all business records and files, including but not limited to memoranda, notes and proposals pertaining to the business, products or processes of the Corporation, shall be the sole property of the Corporation and he shall not retain, remove or copy such materials during the term of this Agreement or upon its termination or expiration, without the prior express written consent of the Board of Directors of the Corporation. Upon the termination of this Agreement or at any other time upon the request of the Board of Directors, Employee shall deliver all such materials to the Corporation.

       7.  Term of Employment.   The term of this Agreement shall be for five
  (5) years commencing on the Closing Date (as defined in the Merger Agreement) and ending on February 29, 2004 (the "Term", including any renewals thereof). Thereafter, this Agreement shall automatically renew for successive one (1) year terms, unless either party gives sixty (60) days written notice of his or its intent not to renew prior to the end of the then current term.

       8.  Termination of Employee; Effect of Termination.

            (a) Disability. If, during the term of this Agreement, Employee becomes physically or mentally disabled so as to become unable for a period of more than six (6) consecutive months to perform his duties hereunder on substantially a full-time basis as determined by the Corporation (in its sole reasonable discretion), Employee's total compensation shall be reduced to 50% of his base salary. If Employee's disability continues for six (6) additional consecutive months, the Corporation may, at its option, terminate Employee's employment hereunder without further financial obligation, effective as of the end of the twelfth (12th) consecutive month of disability except as stated hereafter. For purposes of this provision, separate periods of disability shall be counted as continuous if separated by less than thirty (30) days, but the periods of separation shall not be counted for purposes of calculating the total period of disability.

            (b) Cause. The Corporation may immediately terminate Employee's employment under this Agreement for "cause", at any time during the initial or any renewal term. For purposes of this Agreement, the term "cause" for immediate termination shall mean: (i) Employee being convicted of a crime of the first or second degree, as evidenced by a final judgment, order or decree of a court of competent jurisdiction; or (ii) any act of gross negligence or gross misconduct on the part of Employee with respect to his duties under this Agreement. For purposes of this provision, gross negligence or gross misconduct shall include, without limitation, embezzlement, theft, fraud or criminal conduct. If Employee is terminated for cause, the Corporation's obligations to Employee hereunder, including without limitation Employee's salary and benefits, shall immediately terminate, except that the Corporation will reimburse Employee for any reasonable business expenses incurred prior to termination.

            (c) Non-Performance. The Corporation may terminate Employee's employment under this Agreement for "non-performance", during the initial or any renewal term, upon thirty (30) days prior notice to Employee unless Employee cures such non-performance within such thirty (30) day period, or if such non-performance cannot be completely cured within such thirty (30) day period and Employee uses his best efforts to cure such non-performance and continues same diligently, Employee's employment shall not terminate unless such non-performance has not been cured within sixty (60) days after the Corporation's initial notice. For purposes of this Agreement, the term "non-performance" shall mean Employee's failure to materially comply with the reasonable guidelines and directions of the Board of Directors. If Employee is terminated for non-performance, the Corporation shall, promptly after termination, make a final payment to Employee in an amount equal to 50% of the base salary Employee would have received for the unexpired balance of the Term.

            (d) Termination By the Corporation For Reason Other Than Disability, Cause or Non-Performance. If the Corporation terminates Employee's employment for any reason other than for "disability", "cause" or "non-performance", the Corporation shall, promptly after termination, make a final payment to Employee in an amount equal to 100% of the base salary Employee would have received for the unexpired balance of the Term.

            (e) Termination By Employee. If Employee terminates this Agreement for any reason, the Corporation's obligations to Employee hereunder, including without limitation Employee's salary and reimbursement of Employee's expenses, shall immediately terminate.

            (f) Payment of Accrued Salary and Expenses. Within thirty (30) days of termination of this Agreement for any reason, the Corporation shall pay Employee an amount equal to the sum of (i) salary accrued to the termination date, but unpaid as of the termination date, and (ii) expenses incurred prior to the termination date and requiring reimbursement pursuant to Paragraph 3 above, but not reimbursed as of the termination date.

       9. Inventions, Creations and Discoveries. Employee acknowledges that during the course of his employment he may, either alone or in conjunction with others, be responsible for the creation or development of inventions, processes, materials or property (hereinafter referred to as "Materials"). Employee agrees that he will disclose all such Materials to the Board of Directors of the Corporation. Employee acknowledges that all such Materials developed during the term of this Agreement shall be the property of the Corporation whether or not patent or copyright applications are filed with respect thereto from the date of their conception. If an assignment is necessary to transfer ownership thereof to the Corporation, Employee agrees that this Agreement, without more, shall constitute such an assignment. At the Corporation's request, Employee shall be required to make or assist in the filing of letters of patent, copyright applications or the like with respect to such materials. All such filings shall be made, if possible, in the name of the Corporation, at its expense. If such filings are required after the termination of Employee's employment by the Corporation, he shall receive reasonable compensation for his assistance. If made during the term of his employment, Employee shall receive no additional compensation therefor.

       10. Assignment Prohibited. This Agreement is personal to each of the parties hereto and neither party may assign or delegate any of its rights or obligations hereunder without first obtaining the written consent of the other.

       11. Continuity of Contract. Corporation is prohibited from merging or consolidating with any other corporation or business or from selling its Businesses outright unless the succeeding or surviving corporation or business expressly assumes the rights and obligations of the Corporation herein set forth with amendment.

       12. Amendments. No amendments or additions to this Agreement shall be binding unless in writing and signed by both parties.

       13. Governing Law. This Agreement shall be governed in all respects by the laws of the State of New Jersey.

       14. Paragraph Heading. The paragraph headings used in this Agreement are included solely for convenience and shall not affect or be used in connection with the interpretation of this Agreement.

       15. Waiver, Modification, Cancellation. Any waiver, alteration or modification of any of the provisions of this Agreement or cancellation or replacement of this Agreement shall not be valid unless in writing and signed by all of the parties hereto.

       16. Heirs and Successors. This Agreement shall be binding upon the Corporation, Employee and their successors, heirs, assigns, personal representatives and transferees.

       17. Entire Agreement. This Agreement contains the entire agreement of the parties regarding the subject matter hereof and supersedes all prior agreements, understandings and negotiations regarding the same, including without limitation the Original Employment Agreement.

       18. Waiver. The waiver by either party of a breach of any provisions contained herein must be in writing and shall in no way be construed as a waiver of any succeeding breach of such provision or the waiver of the provision itself.

       19. Notice. Whenever under the provisions of this Agreement notice is required to be given, it shall be in writing and shall be deemed given when (i) hand delivered; (ii) delivered by overnight courier; (iii) transmitted by facsimile transmission and first class mail; or (iv) mailed, postage prepaid by registered or certified mail, return receipt requested, addressed to the Corporation or Employee at their addresses as set forth on the first page of this Agreement. Either party hereto may change his or its address for purposes of this Agreement by notification to the other party in accordance with this Paragraph.

       20. Arbitration. If either party feels that the other party is in breach of this Agreement or any other dispute in connection with this Agreement arises between the parties, such claim or dispute shall be submitted to binding arbitration. Either party may initiate arbitration by giving written notice to that effect to the other party. Within ten (10) days after service of such written notice, each party shall designate one arbitrator. The two arbitrators so named shall designate a third arbitrator, who shall be an attorney licensed to practice law in the State of New Jersey, to act as the head arbitrator; provided, however, that should the partisan arbitrators be unable to agree upon a third arbitrator, then the third arbitrator shall be named by a Judge of the Superior Court of New Jersey sitting in Bergen County or the American Arbitration Association upon the application of either party.

       The arbitration shall be conducted in accordance with the then prevailing rules of the American Arbitration Association. In connection with the arbitration, the arbitrators shall, at the request of either party, direct that discovery be provided. If the arbitration concerns whether a termination of Employee's Employment was for cause, the Corporation shall have the burden of establishing that cause existed by a preponderance of the evidence. In rendering their decision and award, the arbitrators shall not add to, subtract form or otherwise modify the provisions of this Agreement, but rather shall be bound thereby. Unless the arbitrators expressly provide in their award for a different allocation of costs and expenses, each party shall bear its own costs and expenses in connection with the arbitration and the costs and expenses of the arbitrators shall be borne equally.

       Judgment upon the award rendered by the arbitrators may be entered by any court having jurisdiction thereof. It is expressly recognized, however, that no claim with respect to this Agreement may be raised by either party unless such claim is raised within two (2) years from the date on which the claim or cause of action accrued.

       21. Counterparts. The Agreement may be executed by the parties hereto on any number of separate counterparts and all such counterparts taken together shall constitute one and the same instrument. A facsimile mail transmission of this document executed by a party to this Agreement shall be treated as an original.

       22. Attorney Review. Employee acknowledges that he has been advised to have this Agreement reviewed by an Attorney at Law.

       IN WITNESS WHEREOF, the parties have caused this Agreement to be executed effective as of the date first above written.

  ATTEST:                              QUALITY PACKAGING SPECIALISTS, INC.


                                       By:_______________________


  WITNESS:                             EMPLOYEE


                                       ___________________________
                                        James K. Wozniak

                             JOHN DURKIN ASSOCIATES, LLC            ANNEX II
                             ACCOUNTANTS AND CONSULTANTS            --------
                              19320 SONOMA HWY. SUITE B
                                  SONOMA, CA 95476

                                   (707) 939-0500


  January 27, 1999


  The Board of Directors
  Steritek, Inc.
  121 Moonachie Avenue
  Moonachie, NJ 07074

  Members of the Board of Directors:

       John Durkin Associates, LLC ("Durkin") understands that Steritek, Inc. ("Steritek") is contemplating a transaction pursuant to which Quality Packaging Specialists, Inc. ("QPSI") would acquire all the outstanding shares(the "Shares") of the common stock of Steritek. The transaction will be effected through a merger of a subsidiary of QPSI, formed solely to effect the merger, and Steritek, with Steritek being the surviving corporation (the "Merger"). Following the Merger, Steritek will be a wholly owned subsidiary of QPSI. Each outstanding share of common stock of Steritek that is not owned by Albert J. Wozniak ("Albert") will be acquired for $1.39 in cash without interest. Albert will receive $1.39 for each share of common stock held by him, of which at least $750,000 will be paid in cash with the remainder being paid in the form of an 8% Guaranteed Subordinated Promissory Note (the "Note") of QPSI. James K. Wozniak, Vice-President and Chief Financial Officer of Steritek ("James") has negotiated an employment agreement with QPSI that is consistent with his current employment agreement with Steritek in all material respects, except that his QPSI Employment Agreement provides for a shorter duration and expanded circumstances for termination. Albert and QPSI have agreed to enter into an employment agreement, on terms consistent in all material respects with his existing employment relationship with Steritek, that will terminate on December 31, 1999 and be followed by a consulting agreement for the three subsequent years. The terms and conditions of the Merger are more fully described in the proposed Agreement and Plan of Merger (the "Merger Agreement").

       You have requested that Durkin render an opinion (the "Opinion"), as financial advisors, as to the fairness, from a financial point of view, of the Merger consideration to the shareholders of Steritek other than Albert or James (together the "Affiliated Shareholders") (the "Merger
  Consideration").

       Durkin is continually engaged in the business of advising companies on acquisition and disposition strategies and valuations for existing business enterprises. Heretofore, Durkin has provided no services to Steritek.

       In connection with the Opinion set forth herein, Durkin has, among other things:

  - reviewed the Merger Agreement, dated December 4, 1998, the Note, Albert's Employment Agreement and James' Employment Agreement;
  - reviewed Steritek's Annual Reports on Form 10-K filed with the Securities and Exchange Commission for the years ending June 30, 1994 through June 30, 1998 and the Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission for the quarters ended September 30, 1998;
  -    reviewed the proxy statement of the most recent Shareholders'
       Meeting held on April 19, 1998 as filed with the Securities and Exchange Commission;
  - reviewed historical financial results of Steritek as supplied by the management of Steritek;
  - reviewed forecasts and projections compiled by Lear & Pannepacker, Certified Public Accountants;
  - held various meetings with Steritek's management regarding the business, operations and prospects of Steritek;
  - held discussions with Steritek's independent accountants and other advisors;
  -    performed due diligence, including a plant visit;
  - performed various valuation analyses, as Durkin deemed appropriate, of Steritek using generally accepted methodologies, including (1) price earnings ratios; (2) discounted cash flow analysis; (3) liquidation valuation, (4) leveraged buyout analysis and (5) a comparable industry transactions analysis;
  - reviewed very limited historical trading prices and volumes of Steritek's Common Stock;
  -    performed such other procedures as we deemed appropriate.

       In rendering the Opinion, at your direction Durkin has assumed and relied upon the accuracy and completeness of all information supplied or otherwise made available to Durkin by James, Albert and other Steritek personnel or obtained by Durkin from other sources, and upon the assurance of James and Albert that they are not aware of any information or facts that would make the information provided to Durkin incomplete or misleading. Durkin has not independently verified such information, undertaken an independent appraisal of the assets or liabilities (contingent or otherwise) of Steritek, or been furnished with any such appraisals. With respect to the financial forecasts and projections referred to above, Durkin has been advised by Albert and James, and has assumed, without independent investigation, that they have been reasonably prepared and reflect the best currently available estimates and judgments of the management of Steritek as to the expected future financial performance of Steritek.

       The Opinion is necessarily based upon financial, economic, market and other conditions as they exist, and the information made available to Durkin, as of the date hereof. Durkin disclaims any undertakings or obligations to advise any person of any change in any fact or matter affecting the Opinion which may come or be brought to our attention after the date hereof.

       The Opinion does not constitute a recommendation as to any action of the Board of Directors of Steritek or any action that any shareholder of Steritek should take in connection with the Merger or any aspect thereof. The Opinion relates solely to the fairness from a financial point of view as of the date hereof and the date of the Merger Agreement of the Merger Consideration to the shareholders of Steritek other than the Affiliated Shareholders. Durkin expresses no opinion as to the structure, terms or effect of any other aspect of the Merger or as to the merits of the underlying decision of Steritek to enter into the Merger.

       This letter is for the information of Steritek for use in evaluating the fairness from a financial point of view of the Merger Consideration to the shareholders of Steritek other than the Affiliated Shareholders. It may not be used for any purpose or referred to without our prior written consent.

       Based upon and subject to all of the foregoing, Durkin is of the opinion, as a financial advisor, that, as of the date hereof and the date of the Merger Agreement, the Merger Consideration is fair, from a financial point of view to the shareholders of Steritek other than the Affiliated Shareholders.

  Sincerely,
  JOHN DURKIN ASSOCIATES, LLC

  /s/ John S. Durkin

  John S. Durkin
  Senior Managing Director

                        UNITED STATES                            ANNEX III
             SECURITIES AND EXCHANGE COMMISSION                  ---------
                  Washington, D.C.   20549

                FORM 10-K/A, Amendment No. 1

[X]  ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
               SECURITIES EXCHANGE ACT OF 1934
For the fiscal year ended...June 30, 1998.....................
                             OR
[ ]  TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
               SECURITIES EXCHANGE ACT OF 1934

For the transition period from..............to................

Commission file number..0-12547...............................

                         Steritek, Inc.
   (Exact name of registrant as specified in its charter)

         New Jersey                         22-2243703
(State or other jurisdiction of          (I.R.S. Employer
incorporation or organization)          Identification No.)

121 Moonachie Avenue, Moonachie, NJ             07074
(Address of principal executive offices)     (Zip Code)

Registrant's telephone number, including area code (201) 460-0500

Securities registered pursuant to Section 12(b) of the Act:  None

   Securities registered pursuant to Section 12(g) of the Act:

               Common Stock, without par value
                      (Title of class)

     Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.
Yes  [XX]     No  [  ]

     Indicate by check mark if disclosure of delinquent filers pursuant to Item 405 of Regulation S-K is not contained herein, and will not be contained, to the best of registrant's knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-K or any amendment to this Form 10-K. [ ]

     The aggregate market value of the voting stock held by non-affiliates of the registrant as of September 1, 1998 was approximately $374,311 (by reference to the last reported transaction in the stock).

      APPLICABLE ONLY TO ISSUERS INVOLVED IN BANKRUPTCY
         PROCEEDINGS DURING THE PRECEDING FIVE YEARS:

     Indicate by check mark whether the registrant has filed all documents and reports required to be filed by Sections 12, 13, or 15(d) of the Securities Exchange Act of 1934 subsequent to the distribution of securities under a plan confirmed by a court.
Yes  [  ]     No  [  ]

         (APPLICABLE ONLY TO CORPORATE REGISTRANTS)
     Indicate the number of shares outstanding of each of the issuer's classes of common stock, as of the latest practicable date:
3,636,285 shares of Common Stock on September 1, 1998

             DOCUMENTS INCORPORATED BY REFERENCE

     None.

                        STERITEK, INC.
                            INDEX

             Pursuant to Regulation S-K showing
   Location of Information Required by Items in Form 10-K
                                                               Page
Report Item and Heading                                       Number
                           Part I

Item 1.    Business...........................................   X

Item 2.    Properties.........................................   X

Item 3.    Legal Proceedings..................................   X

Item 4 .   Submission of Matters to a Vote of Security
           Holders............................................   X

                           Part II

Item 5.    Market for Registrant's Common Equity
           and Related Stockholder Matters....................   X

Item 6.    Selected Financial Data............................   X

Item 7.    Management's Discussion and Analysis of
           Financial Condition and Results of Operation.......   X

Item 7A.   Quantitative and Qualitative Disclosures about
           Market Risk........................................   X

Item 8.    Financial Statements and Supplementary Data........   X

Item 9.    Changes In and Disagreements With Accountants
           on Accounting and Financial Disclosure.............   X

                          Part III

Item 10.   Directors and Executive Officers
           of the Registrant..................................   X

Item 11.   Executive Compensation.............................   X

Item 12.   Security Ownership of Certain
           Beneficial Owners and Management...................   X

Item 13.   Certain Relationships and Related
           Transactions.......................................   X

                          Part IV

Item 14.   Exhibits, Financial Statement Schedules and
           Reports on Form 8-K................................   X

                           Part I

Item 1.  Business.

Development of the Business of the Company

     Steritek, Inc. (the "Company") is a New Jersey corporation with its principal place of business at 121 Moonachie Avenue, Moonachie, New Jersey 07074.

     The principal business of the Company is Contract Packaging, which involves contract packaging services and promotional materials assembly for manufacturers of products in the pharmaceutical, medical, personal health and beauty industries (collectively, "health care"). The Company is also engaged in the communication, on behalf of pharmaceutical companies and others, of medically-oriented information to physicians through the Company's Physicians Fax Network. Until October 6, 1995, the Company, through its BioMedical Services business, was engaged in; (i) the distribution of its proprietary intracranial pressure monitors, and (ii) manufacturing and supplying products and accessories for electron microscope laboratories
(through its wholly owned subsidiary, Sterimed, Inc.). The Company sold its BioMedical Services business on October 6, 1995. The Company's strategy is to continue to enhance its core business of contract packaging while developing its Physicians Fax Network.

     Financial information about industry segments is contained in
Note 8 of the Notes to Consolidated Financial Statements. Note 8 sets forth, for the periods indicated, the amounts of revenue, operating profit and identifiable assets attributable to the Company's business segments.

Description of the Business

Contract Packaging

     The Company's contract packaging services are its principal business activity. The Company believes that the packaging of a health care product is an integral part of its efficacy, safety and consumer acceptance. Although many manufacturers of health care products include packaging as part of the manufacturing process, many of these same manufacturers utilize the services of independent packaging companies in certain circumstances. For example, sample distributions, special promotions and less established products are typically characterized by lower production volumes and special packaging needs. In addition, new product introductions and times of peak demand may require special packaging needs and/or additional packaging capacity. Also, certain manufacturers may not have the necessary packaging equipment or expertise to package certain of their products and may be unwilling to devote the capital resources necessary to undertake packaging them. In these circumstances, independent packagers often offer an efficient, flexible and economical alternative to in-house packaging.

    The Company provides a range of packaging services to its health care customers. The Company packages health care products supplied to it in bulk quantities by its customers in the form of finished products such as feminine hygiene products, tablets, capsules, powders, patches, ointments, lotions and liquids. The Company's packaging services include pouch filling/sealing, blister and strip packaging, form fill and seal, production of display units, shrink wrapping, over wrapping, heat sealing, die cutting/laminating, tamper evident packaging, ink jet labeling and bar coding. The Company's major customers currently include Novartis Corporation (formerly Ciba-Geigy Corporation), Johnson & Johnson, and
American Home Products, and it has regularly performed contract packaging services for SmithKline Beecham, Carter Wallace and Conair.

     The Company performs its packaging services at the direction of, and according to the specifications of, its customer. The type of package used typically depends on the nature of the product, its unit volume and dosage and the manufacturing and marketing requirements of the customer. Blister packaging consists of a plastic blister affixed to a rigid or semi-rigid backing material, through which an individual dose is expelled. Strip packaging is often used for products that require extra protection from moisture, light and tampering and generally consists of higher density materials produced in a perforated strip of packages. Tamper-evident and child-resistant features may take the form of blister, shrink-wrap, over-wrap or other packaging.

     After a health care product has been packaged by the Company, its services often include inserting the products into folding cartons, set-up boxes or other display units either produced by the Company or supplied by the customer. The products are then either delivered to the customer or into the customer's distribution system depending upon the customer's instructions.

     In general, health care packaging services are provided by the Company to its customers on an "as-needed" basis, with customers obtaining bids from several companies or selecting the Company without a prior bidding process. Once selected by a manufacturer, the Company typically performs packaging services for the manufacturer on a purchase order by purchase order basis, and not pursuant to a long-term contract. Each purchase order usually specifies a specific quantity of product to be packaged in a particular manner and at a specified price and time. The packaged product is usually returned to the manufacturer for distribution and sale. The Company has no assurance that a customer will continue to use its services after a particular purchase order is filled. Continued use of the Company's services is often dependent on a variety of factors, many of which are outside of the control of the Company. These factors may include, for example, the demand for the customer's product, the customer's inventory levels, and the customer's use of internal or alternative packaging capabilities. Thus, the Company's operating results can vary significantly from period to period.

    Contract packaging services represented approximately 90%, 88% and 96% of the Company's consolidated sales revenues from continuing operations for the fiscal years ended June 30, 1998, 1997, and 1996, respectively. See Note 8 of the Notes to Consolidated Financial Statements.

Physicians Fax Network

     The Company, through its Physicians Fax Network, facilitates the communication between certain health care companies, regulatory agencies, and others, with physicians. Historically, this communication has been accomplished by time consuming and costly mailings. The Company, however, offers such persons the ability to send communications to physicians, at their offices during off-peak hours, via electronic facsimile transmission ("fax"), instead of the mail. This procedure provides immediate and cost effective communication to physicians, and also provides the sender with documentation that the communication was sent and received. The Physicians Fax Network is able to broadcast documents to hundreds of thousands of locations overnight. The Company believes that this service is particularly useful for drug manufacturers to send new drug, recall and other priority medical communications, as well as to facilitate other agencies, such as the American Medical Association ("AMA"), communication with physicians.

     The Company has access to the fax numbers, along with certain other data, of over 420,000 physicians and 44,000 pharmacists.
The fax transmissions are executed by the Company through selected service companies with whom the Company has an arrangement.

     The Company's Physician's Fax Network business represented approximately 10%, 12% and 4%, of its consolidated sales revenues from continuing operations for the fiscal years ended June 30,1998, 1997 and 1996, respectively.

Quality Assurance

     Assuring the quality of health care products and the packaging in which they are sold is extremely important to the Company and its customers. The Company stresses quality assurance in every aspect of its operations through a "Quality Assurance Program" ("QAP"), which involves every employee of the Company. QAP includes training for all employees following the date of hire and semi-annually thereafter in all aspects of the operations of the Company. The Company believes that its QAP program is an essential component in providing the quality assurance and service desired by its customers.

     The Company's packaging facilities are inspected by the federal Food and Drug Administration ("FDA") on a periodic basis as part of the Company's routine regulatory compliance, and from time to time in connection with the FDA approval process for new and amended drug applications. In addition, the Company's facilities are inspected periodically by the Company's customers as part of their quality assurance process, with the frequency of each customer's inspections varying, depending on the particular customer and packaging service.

Marketing

     The Company markets its contract packaging services primarily through the development of relationships with managers within the purchasing, manufacturing, quality assurance, marketing and package development departments of health care product manufacturers.
These relationships are fostered and maintained by the Company's management and sales force, as well as by one or more representatives from the Company's manufacturing and quality assurance operations. The Company's existing customers, as well as potential new customers, are contacted on a regular basis by the Company's management and by its sales force. The Company relies on advertising and direct mail, as well as attendance at local and national trade shows, as part of its marketing activities for its contract packaging services.

Customers

    The Company's major customers of its contract packaging services currently include Novartis Corporation, Johnson & Johnson and American Home Products, and it has regularly performed contract packaging services for SmithKline Beecham, Carter Wallace, and Conair. Consistent with industry practice, the Company's customers purchase services on an as-needed basis, typically pursuant to purchase orders, rather than through long-term contracts.

     For the fiscal year ended June 30, 1998, Novartis Corporation, Johnson & Johnson and American Home Products each accounted for more than 10% of the Company's consolidated revenues. The loss of any of such customers could have a material adverse effect on the Company's business. For the fiscal years ended June 30, 1997 and 1996, Novartis Corporation accounted for an aggregate of 42% and 49%, respectively, and Johnson & Johnson accounted for an aggregate of 25% and 31%, respectively, of the Company's sales from contract packaging services. The Company's business with specific customers can vary significantly from year to year.

     No single customer accounts for more than ten percent of the Company's business from the sale of its other products or services.

Competition

     Competition in the health care packaging industry is intense.
The Company's competitors include Sharp/Ivers Lee, Paco, Packaging Coordinators, Anderson Packaging, Covance, Reed Lane, Comar, General Packaging (a subsidiary of Caraustar Industries, Inc.), Accupac, Milpak, Quality Packaging Specialists, Inc., Quality Packaging Systems, Blistex, Avne and Qualipak. The Company estimates that more than one-half of the above companies are larger, measured by annual sales, than the Company is. The Company believes that competition for packaging services is based primarily on quality, the variety of packaging services available, customer service, responsiveness and price. The Company competes with several companies that provide a broader range of integrated packaging services, and a large number of companies that provide one or a few types of packaging services. In addition, many manufacturers perform some or all of their packaging at their own facilities and, as a result, may be considered to be competitors of the Company. The Company currently competes with companies that are larger and have much greater resources than the Company.

     In order to compete successfully, the Company believes an independent packager must have expertise in the packaging services required, satisfy the high quality standards of health care manufacturers and the FDA, and respond to the diverse and changing needs of the health care industry, all at competitive prices.

Government Regulation

     The Company's health care packaging operations are required to be, and the Company believes that such operations are, conducted pursuant to the Current Good Manufacturing Practices standards of the FDA. The Company is registered with the FDA as a pharmaceutical packager and medical device manufacturer. The Company's facilities undergo general FDA inspections every two years, the most recent of which occurred on May 14, 1997. In addition, the Company's facilities are subject to limited inspections from time to time in connection with the Company being named on a New Drug Application ("NDA") by a pharmaceutical manufacturer as a potential independent packager. These inspections review the Company's capacity to package the new drug in question. Only those companies listed in an approved NDA may provide packaging services with respect to the product. While the Company does not conduct any independent analysis of the products provided by its customers for packaging, rigorous controls are maintained to account for product utilization.

     If, for any reason, the Company were to fail to comply with the requirements of the FDA, the Company could be subject to administrative action ranging from written citations for minor infractions to plant shutdowns in serious cases, which could have a material adverse affect on the Company. The Company is also subject to various rules and regulations administered by the Drug
Enforcement Administration Division of the United States Department of Health and Human Services and other federal, state and local agencies. The Company believes that it conducts its operations in compliance in all material respects with all such rules and regulations.

     The Company is subject to federal, state and local regulations relating to the protection of the environment, but compliance with these provisions has had no material effect upon the business or financial position of the Company.

Inventory and Raw Materials

     The Company's inventory for contract packaging services consists primarily of plastic, aluminum foil, paperboard and corrugated cardboard shipping cartons, as well as work in progress utilizing this inventory. The Company does not maintain any significant finished goods inventory. The Company purchases its raw materials, supplies and equipment from many different suppliers and is not dependent upon any single supplier for its requirements.

Employees

     As of September 1, 1998, the Company had approximately 200 employees, of whom 20 were engaged in executive, sales, technical and administrative functions, and 180 were engaged in production. None of the employees at the Company's facilities are represented by a union.
The number of persons employed by the Company fluctuates depending upon the volume of business. The Company considers its employee relations to be generally satisfactory, and has not experienced any work stoppages or labor shortages.

Item 2. Properties

     The Company leases 62,000 square feet of space for use as a packaging facility, corporate headquarters and sales and administrative offices located at 121 Moonachie Avenue, Moonachie, New Jersey 07074. Until November 1997, the Company leased on a month-to-month basis a 28,000 square foot building located at 106 McLean Boulevard, Paterson, New Jersey 07514, which houses packaging operations.

     The Company believes that its present facilities are well maintained and in good operating condition, and that such facilities are adequate for all of the Company's reasonably foreseeable requirements.

Item 3.  Legal Proceedings

     The Company may, from time to time, become involved in various legal proceedings incidental to its business, some of which may be covered by insurance. The Company knows of no litigation, either pending or threatened, which is likely to have a material adverse effect on the Company's financial position. The Company has never been subject to any product liability claims.

Item 4.  Submission of Matters to a Vote of Security Holders.

     (a) On April 9, 1998, the Company held its annual meeting of shareholders.

     (b) The meeting involved the election of directors. The two directors nominated, Albert J. Wozniak and James K. Wozniak, were reelected as directors of the Company. The Company has no other members of the Board of Directors.

     (c) The only matter voted upon was the election of directors. The number of shares cast for the election of each of Albert J. Wozniak and James K. Wozniak was 2,964,908. No shares were voted against the election of such persons. 100,400 shares were not voted.

                           Part II

Item 5.  Market for Registrant's Common Equity and Related
Stockholder Matters.

    The Company's Common Stock is traded in the over-the-counter market. The market for the Company's Common Stock during the periods presented has been represented by low volume and limited or sporadic trades. Consequently, there are no relevant bid and asked prices for the Company's stock. Accordingly, a table presenting the high and low bid and asked prices for the Company's Common Stock
(published by the National Quotation Service, Inc.) has not been included.

     There were 138 holders of record of the Company's Common Stock as of September 1, 1998, which total does not include individual participants in security listings.

     The Company has not previously declared or paid any cash dividends on its Common Stock. The Company currently anticipates retaining any earnings for use in the operation and expansion of its business. Therefore, it is unlikely that dividends will be declared in the foreseeable future.

Item 6.  Selected Financial Data.

SELECTED FINANCIAL DATA

         The following table presents summary historical financial data as of the dates and for the periods indicated. The information in the summary has been derived in part from, and should be read in conjunction with, the consolidated financial statements, related notes and other financial information included elsewhere in this report.

                         STERITEK, INC. & SUBSIDIARY
                           SELECTED FINANCIAL DATA
                                 For the Years Ended June 30,
                 ----------------------------------------------------------
                     1998       1997        1996(1)     1995        1994
                   ----------  ----------  ----------  ----------  ----------
OPERATING DATA:
Sales            $8,674,561  $4,907,504  $4,714,542  $5,095,103  $3,443,986

Costs of Sales    5,764,318   2,891,755   2,731,128   2,654,980   2,161,694

S G & A           2,003,603   2,200,257   2,392,864   1,975,165   2,095,596

Operating Income
(loss)              906,640   ( 184,508)   (409,450)    464,958    (813,304)

Income (loss) from
contin. operations  925,376     140,192    (523,882)    212,112  (1,037,968)

Income (loss) from
discont. operations       -    (67,427)     45,344     (66,738)     (2,169)

Net Income(loss)(2) 925,376       72,765    (478,538)    145,374  (1,040,137)

Net Income (loss)
 per share              .26         .02        (.13)        .04        (.29)

BALANCE SHEET DATA:
Assets           $3,929,825  $2,955,033  $2,309,256  $2,977,254  $2,940,774

Assets transferred
under contractual
agreement                 0           0      68,660      75,700     110,565

Net assets of
discont. operations       0           0           0     241,178     287,057

Current
 Liabilities      1,046,698   1,105,567     666,964     862,899   1,097,977

Long-term debt
and capital lease
obligations,
excl. current
maturities          669,102     567,067     432,658     426,183     300,000

Shareholders'
Equity            2,214,025   1,282,399   1,209,634   1,688,172   1,542,798

Working Capital   1,242,944     711,045     344,973     435,939     327,135
-----------------------------

(1) On October 6, 1995, the Company sold all of the assets used directly and exclusively in its ICP business and all of its assets, subject to all of its liabilities, in its EMS business (i.e., the BioMedical Services business). The income statement for the years ended June 30, 1995, 1994 and 1993 have been restated and operating results of the discontinued operations are also shown separately. See Note 1 of the Notes to Consolidated Financial Statements.

(2) In July 1991, the Company adopted Statement of Financial Accounting Standards No. 109, "Accounting for Income
          Taxes." For the fiscal year ended June 30, 1994, the Company adjusted the deferred tax asset, resulting in an increase in net loss by $214,500 (($.06) per share). For the fiscal year ended June 30, 1996, the Company adjusted the deferred tax asset, resulting in an increase in net loss by $100,000 (($.03) per share). For the fiscal year ended June 30, 1997, the Company adjusted the deferred tax asset, resulting in a decrease in net loss by $361,400 ($.10 per share).
          For the fiscal year ended June 30, 1998, the Company adjusted the deferred tax asset, resulting in an increase in net income by $555,300 ($.15 per share). See Note 9 of the Notes to Consolidated Financial Statements.

Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations

    The Management's Discussion and Analysis of Financial Condition and Results of Operations set forth below is based upon the restated income statement for the year ended June 30, 1995 as a result of the October 6, 1995 sale by the Company of its BioMedical Services business. See Note 1 to the Notes to Consolidated Financial
Statements.

Year Ended June 30, 1998 as Compared to the Year Ended June 30,
1997

     Revenues from continuing operations for the year ended
June 30, 1998 increased to $8,674,561 from $4,907,504 for the same period in 1997. Revenues for the year ended June 30, 1997 included $4,309,091 from contract packaging and $598,413 from the Physicians
Fax Network. Revenues for the year ended June 30, 1998 included $7,841,233 from contract packaging and $833,328 from the Physicians
Fax Network. The increase in contract packaging revenues is principally due to a higher level of contract packaging activity. The Company has continued to aggressively market its contract packaging business and its Physicians Fax Network.

     The Company's cost of sales represented 58.9% of sales
(or $2,891,755) for the year ended June 30, 1997, as compared to 66.4% of sales (or $5,764,318) for the year ended June 30, 1998. The increase in cost of sales, as a percent of sales, is a result of the change in the mix of the products packaged by the Company during the respective periods.

     Selling, general and administrative expenses ("SG&A") for the year ended June 30, 1997 was $2,200,257 (or 44.8% of sales), as compared to $2,003,603 (or 23.1% of sales) for the year ended June
30, 1998. The decrease in SG&A is principally a result of the Company's overall cost reduction efforts.

     Operating loss for the year ended June 30, 1997 was $184,508 as compared to income of $906,640 for the year ended June 30, 1998. The increase in operating income is principally attributable to the increase in contract packaging activity.

     In July 1991, the Company adopted Statement of Financial Accounting Standards No. 109 ("FAS 109"), "Accounting for Income Taxes." The adoption of FAS 109 changed the Company's method of accounting for income taxes from the deferred method (Accounting Principles Board Opinion 11) to an asset and liability approach. For the fiscal year ended June 30, 1998, the Company adjusted the deferred tax asset, resulting in an increase in net income by $555,300 ($.15 per share). See Note 9 to the Notes to Consolidated Financial Statements.

     There were no other material changes in the results of operations in the Company's business.

     Health care packaging services are typically provided by the Company to its customers on an "as-needed" (purchase order-by-purchase order) basis, and not pursuant to a long-term contract. Because of the nature of the contract packaging business, the Company's operating results can vary significantly from period to period.

Year Ended June 30, 1997 as Compared to the Year Ended June 30,
1996

     Revenues from continuing operations for the year ended
June 30, 1997 increased to $4,907,504 from $4,714,542 for the same period in 1996. Revenues for the year ended June 30, 1996 included $4,145,242 from contract packaging and $569,300 from the Physicians
Fax Network. Revenues for the year ended June 30, 1997 included $4,309,091 from contract packaging and $598,413 from the Physicians
Fax Network. The increase in contract packaging revenues is principally due to a higher level of contract packaging activity. The Company has continued to aggressively market its contract packaging business and its Physicians Fax Network.

     The Company's cost of sales represented 57.9% of sales
(or $2,731,128) for the year ended June 30, 1996, as compared to 58.9% of sales (or $2,891,755) for the year ended June 30, 1997. The increase in cost of sales, as a percent of sales, is a result of the change in the mix of the products packaged by the Company during the respective periods.

     Selling, general and administrative expenses ("SG&A") for the year ended June 30, 1996 was $2,392,864 (or 50.7% of sales), as compared to $2,200,257 (or 44.8% of sales) for the year ended June
30, 1997. The decrease in SG&A is principally a result of the Company's overall cost reduction efforts.

     Operating loss for the year ended June 30, 1996 was $409,450 as compared to a loss of $184,478 for the year ended June 30, 1997. The decrease in operating loss is principally attributable to the decrease in SG&A.

Liquidity and Capital Resources

     The Company's working capital on June 30, 1998 was $1,242,944. The Company's working capital on June 30, 1997, was approximately $711,045. The principal changes in the components of working capital are the increases in cash and inventories as a result of the increased contract packaging activity.


     On March 12, 1998, the Company executed a Note with the Bank of New York in the amount of $785,000, payable over four years at a fixed interest rate of 8.09%. The Note was issued to provide working capital and to refinance a loan on June 17, 1997, in the amount of $700,000 from the Bank of New York, payable monthly until June 17, 2002, at prime plus 1%. The proceeds of the June 17, 1997 borrowing were used to retire prior indebtedness of the Company and to provide working capital for operations. On April 13, 1998, the Company executed an additional Note with the Bank of New York in the amount of $146,000, payable over three years at a fixed interest rate of 8.09%. The Note was issued to provide working capital to the Company.

      On March 12, 1998, the Company obtained a line of credit from the Bank of New York in the amount of $250,000, at prime plus 1/2%. The Company has not drawn any funds on this line of credit as of the date hereof.

     On April 30, 1997, the Company borrowed $50,000 from Albert J. Wozniak, the Chairman and Chief Executive Officer of the Company.
The loan bears interest at 8.5% per annum, and is payable by the Company on demand. On May 31, 1997, the Company borrowed an additional $50,000 from Mr. Wozniak. The May 31, 1997 loan bears interest at 8.5% per annum, and is payable by the Company on demand. The loans were repaid during the fourth quarter of fiscal year ending June 30, 1998. The proceeds of the loans were used by the Company for working capital purposes.

     The Company believes that funding for anticipated operations and capital needs will come from existing working capital and anticipated future operations.

Item 7A.  Quantitative and Qualitative Disclosures About Market Risk.

     The Company has no market risk sensitive instruments. The amounts included in the balance sheet at June 30, 1998 for cash and cash equivalents, accounts receivable, prepaid expenses and other assets, and accounts payable and accrued expenses approximated fair value due to the short term nature of these instruments. The carrying amount of long term debt, capital lease obligations and loan payable-stockholder approximate fair value based on borrowing rates currently available to the Company.

Item 8.  Financial Statements and Supplementary Data.

                      STERITEK, INC. AND SUBSIDIARY

                              JUNE 30, 1998

                      STERITEK, INC. AND SUBSIDIARY

                              JUNE 30, 1998

                                CONTENTS



Independent Auditor's Reports

Consolidated Financial Statements:

  Consolidated Balance Sheets

  Consolidated Statements of Income

  Consolidated Statements of Stockholders' Equity

  Consolidated Statements of Cash Flows

Notes to Consolidated Financial Statements

          I. WEISMANN ASSOCIATES
              CERTIFIED PUBLIC ACCOUNTANTS

                                                      PO BOX 2207
                                        MORRISTOWN, NJ 07962-2207

                                                   (973) 984-8900


                     INDEPENDENT AUDITORS' REPORT


To the Board of Directors and Stockholders of STERITEK, INC. AND SUBSIDIARY

     We have audited the Consolidated Balance Sheets of Steritek, Inc. and Subsidiary as of June 30, 1998 and 1997, and the related Consolidated Statements of Income, Stockholders' Equity and Cash Flows for the fiscal years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit. The consolidated financial statements of Steritek, Inc.
and Subsidiary as of June 30, 1996 were audited by other auditors whose report dated August 22, 1996, expressed an unqualified opinion on those statements.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the 1998 and 1997 financial statements referred to above present fairly, in all material respects, the financial position of Steritek, Inc. and Subsidiary as of June 30, 1998 and 1997, and the results of its operations and cash flows for the years then ended in conformity with generally accepted accounting principles.


                                          /s/ I. Weismann Associates
                                          ----------------------------
                                          CERTIFIED PUBLIC ACCOUNTANTS

August 7, 1998

                                      Offices in New York and New Jersey
M.R.Weiser & CO.LLP                   70 Wood Avenue South
                                      Iselin, NJ 08830-2714
Certified Public Accountants          Tel 908 549-2800
and Consultants                       Fax 908 549-2898



                        INDEPENDENT AUDITORS' REPORT
                        ----------------------------

To the Board of Directors and Stockholders
Steritek, Inc.

We have audited the consolidated statements of operations, stockholders' equity and cash flows of Steritek, Inc.
and subsidiary for the year ended June 30, 1996. These financial statements are the responsibility of the Company's management.
Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the results of operations and cash flows of Steritek, Inc. and subsidiary for the year ended June 30, 1996 in conformity with generally accepted accounting principles.


                                  /s/ M. R. Weiser & Co. LLP
                                  ---------------------------
                                  CERTIFIED PUBLIC ACCOUNTANTS

Edison, NJ
August 22, 1996

                        STERITEK, INC. AND SUBSIDIARY

                         CONSOLIDATED BALANCE SHEETS

                                  ASSETS
                                                         June 30,
                                               ---------------------------
                                                    1998          1997
                                                ------------   ------------
Current assets:
  Cash and cash equivalents                     $  557,565        212,127
  Accounts receivable, (less allowances
   for doubtful accounts of $7,098 and
   $4,895 in 1998 and 1997, respectively)          863,843        904,425
  Inventories (Note 2)                             352,715        190,341
  Prepaid expenses and other assets                 93,219         79,719
  Deferred tax asset (Note 9)                      422,300        430,000
                                                ----------     ----------
        Total current assets                     2,289,642      1,816,612
                                                ----------     ----------
Property, equipment and
Improvements - at cost (Note 4):
  Machinery and equipment                        2,699,214      2,220,885
  Leasehold improvements                           707,204        521,060
  Capital leases                                   300,173        283,150
  Office furniture and equipment                   162,234         88,861
                                                ----------     ----------
        Total                                    3,868,825      3,113,956

Less: accumulated depreciation and
 amortization                                    2,294,054      2,057,921
                                                ----------     ----------
        Net property, equipment
          and improvements                       1,574,771      1,056,035
                                                ----------     ----------
Other assets - Security deposits                    65,412         82,836
                                                ----------     ----------

        Total                                   $3,929,825     $2,955,033
                                                ==========     ==========

     The accompanying notes are an integral part of these statements.

                        STERITEK, INC. AND SUBSIDIARY

                   CONSOLIDATED BALANCE SHEETS (Continued)

                  LIABILITIES AND STOCKHOLDERS' EQUITY
                                                        June 30,
                                               ---------------------------
                                                    1998           1997
                                               ------------   ------------
Current liabilities:
  Accounts payable                              $  525,613     $  536,324
  Accrued expenses                                 256,901        210,077
  Current portion:
    Long-term debt (Note 3)                        222,154        140,000
    Capital lease obligations (Note 4)               9,939         83,894
  Loan payable - stockholder (Note 5)                    -        100,000
  Income taxes                                      32,091         35,272
                                                ----------     ----------

        Total current liabilities                1,046,698      1,105,567

Long-term debt liabilities:
     Long-term debt (Note 3)                       659,663        560,000
     Capital lease obligations (Note 4)              9,439          7,067
                                                ----------     ----------

        Total liabilities                        1,715,800      1,672,634
                                                ----------     ----------
Commitments (Note 6)

Stockholders' equity:
  Preferred stock, no par value, authorized
   2,000,000 shares; none issued                         -              -
  Common stock, no par value, authorized
   5,000,000 shares; issued and outstanding
   3,636,285 shares (Note 7)                       647,094        640,844
  Retained earnings                              1,566,931        641,555
                                                ----------     ----------

        Total stockholders' equity               2,214,025      1,282,399
                                                ----------     ----------
            Total liabilities and
            stockholders' equity                $3,929,825     $2,955,033
                                                ==========     ==========

      The accompanying notes are an integral part of these statements.

                       STERITEK, INC. AND SUBSIDIARY

                     CONSOLIDATED STATEMENTS OF INCOME
                                               Years Ended June 30,
                                     -----------------------------------
                                        1998         1997        1996
                                     ----------   ----------  ----------
Sales - net                          $8,674,561   4,907,504    4,714,542
Cost of sales                         5,764,318   2,891,755    2,731,128
                                     ----------   ----------  ----------

Gross profit                          2,910,243   2,015,749    1,983,414
Selling, general and administrative
 expenses                             2,003,603   2,200,257    2,392,864
                                     ----------   ----------  ----------
Operating income (loss)                 906,640    (184,508)    (409,450)

Other income                            112,644      11,146       42,089
Interest expense                        (67,295)    (47,846)     (56,521)
                                      ---------    ---------    --------
Income (loss) before taxes              951,989    (221,208)    (423,882)
                                      ---------    ---------    --------
Income taxes (Note 9):
   Increase (decrease) in valuation
     of the deferred tax asset          555,300     361,400     (100,000)
   Current:
     Federal                           ( 15,755)          -            -
     State                             (  3,158)          -            -
   Deferred:
     Federal                           (458,000)          -            -
     State                             (105,000)          -            -
                                      ---------   ----------   ---------
         Total                          (26,613)    361,400     (100,000)
                                      ---------   ----------  ----------
Income (loss) from operations           925,376     140,192     (523,882)
                                      ---------    ---------   ---------
Discontinued operations:
  Income (loss) from discontinued
    operations of Bio Medical
    Services (Note 1)                         -     (67,427)       5,346
  Gain on sale of Sterimed, Inc.              -           -       39,998
                                      ---------    ---------   ---------
         Total                                -     (67,427)      45,344
                                       --------     --------    --------

Net income (loss)                    $  925,376    $ 72,765     (478,538)
                                     ==========    =========   =========

      The accompanying notes are an integral part of these statements.

                       STERITEK, INC. AND SUBSIDIARY

                                             Years Ended June 30,
                                     -----------------------------------
                                        1998        1997        1996
                                     ----------   ---------   ----------
Earnings per common share:
Weighted-average number of
 common and common equivalent
 shares outstanding                   3,596,700   3,586,285    3,586,285
                                     ==========   =========   ==========
Earnings (loss) per share:
 Income (loss) from continuing
   operations                        $     0.26   $    0.04        (0.14)
 Discontinued operations                N/A           (0.02)        0.01
                                     ----------  ----------   ----------
Net income (loss) per common and
 common equivalent share             $     0.26       $0.02       $(0.13)
                                     ==========   =========   ==========


As of June 30, 1998, 400,000 options to purchase common stock were outstanding, priced at $.125 to $1.50, but were not included in the computation of diluted earnings per share since the options' exercise price equalled or exceeded management's estimate of the average market price of common shares at June 30, 1998. (See Note
1).

     The accompanying notes are an integral part of these statements.

                         STERITEK, INC. AND SUBSIDIARY

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY


                                   Common Stock
                                   No Par Value       Retained
                               --------------------
                                 Shares     Amount    Earnings     Total
                               ----------  --------  ----------  --------
Balance, June 30, 1995          3,586,285  $640,844  1,047,328   1,688,172

Net loss year ended
  June 30, 1996                         -         -   (478,538)   (478,538)
                               ----------  --------  ---------   ---------
Balance, June 30, 1996          3,586,285  $640,844    568,790   1,209,634

Net income year ended
  June 30, 1997                         -         -     72,765      72,765
                               ----------  --------  ---------  ----------
Balance, June 30, 1997          3,586,285  $640,844    641,555   1,282,399

Common stock issuance              50,000     6,250                  6,250

Net income year ended
  June 30, 1998                         -         -    925,376     925,376
                                ---------  --------  ---------   ---------
 Balance, June 30, 1998         3,636,285  $647,094  1,566,931   2,214,025
                                ========== ========  =========   =========


      The accompanying notes are an integral part of these statements.

                       STERITEK, INC. AND SUBSIDIARY

                   CONSOLIDATED STATEMENTS OF CASH FLOWS

                                              Years Ended June 30,
                                    --------------------------------------
                                       1998          1997         1996
                                    ----------    ----------   -----------
Cash flows from operating activities:
 Net income (loss)                  $  925,376   $   72,765   $  (478,538)
 Adjustments to reconcile net
  income(loss) to net cash
  provided by operating activities:
   Depreciation and amortization       360,019      364,052       326,715
   Amortization of patents and
    excess of cost over net assets
    of business acquired                     -            -         1,029
   (Gain) loss on sale of Sterimed, Inc.     -       67,427       (39,998)
   (Increase) decrease in valuation
    of the deferred tax asset         (555,300)    (361,400)      100,000
   Deferred taxes                      563,000            -             -
   Amortization of Physicians Fax
    Network                                  -      100,159       100,158
   Uncollectible accounts                    -            -        19,511
 Changes in assets and liabilities:
   Accounts receivable                  40,582     (425,921)      116,829
   Inventories                        (162,374)     (83,233)       27,269
   Prepaid expenses and other assets   (13,502)     (18,423)         (508)
   Assets transferred under
     contractual arrangement                 -        1,233         7,100
   Net assets of discontinued segment        -            -       (25,795)
   Accounts payable and accrued
     expenses                           36,113      378,551        48,152
   Income taxes                         (3,181)      35,272             -
                                    ----------    ---------     ---------
Net cash provided by operating
   activities                        1,190,733      130,482       201,924
                                    ----------    ---------     ---------
Cash flows from investing activities:
   Increase (decrease) security
    deposits                            16,974      (22,035)            -
   Expenditures for purchase of
    machinery and equipment           (878,753)    (351,938)     (231,545)
   Officer's loan:
    Proceeds                            50,000      100,000             -
    Payments                           150,000            -             -
   Proceeds from sale of
     discontinued operation                  -            -       300,000
                                    ----------    ---------     ---------
Net cash provided (used) by
  investing activities                (961,779)    (273,973)       68,455
                                    ==========    =========     =========

      The accompanying notes are an integral part of these statements.

                         STERITEK, INC. AND SUBSIDIARY

                                               Years Ended June 30,
                                      --------------------------------------
                                         1998         1997        1996
                                      ---------    ---------    --------
Cash flow from financing activities:
    Principal payments:
      Long-term debt                 $ (749,183)    (581,667)    (450,000)
      Capital lease obligations         (88,606)     (59,144)     (87,612)
    Borrowings:
      Long-term debt                    931,000      700,000      300,000
      Capital lease obligations          17,023            -            -
    Common stock issuance                 6,250            -            -
                                      ---------     --------     --------
      Net cash provided (used) by
        financing activities:           116,484       59,189     (237,612)
                                      ---------     --------     --------

Net increase (decrease) in cash
  and cash equivalents                  345,438      (84,302)      32,767

Cash and cash equivalents:
  Beginning                             212,127      296,429      263,662
                                       --------     --------     --------

  Ending                               $557,565      212,127      296,429
                                       ========     ========     ========

Supplemental disclosure of cash
 flow information:

  Interest paid                        $ 67,295       47,846       56,521
                                       ========     ========     ========

       The accompanying notes are an integral part of these statements.

                      STERITEK, INC. AND SUBSIDIARY

                 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                      JUNE 30, 1998, 1997, AND 1996


NOTE 1 - BUSINESS DESCRIPTION AND SUMMARY OF SIGNIFICANT ACCOUNTING
         POLICIES:

BUSINESS DESCRIPTION:
--------------------

The Company's principal business is providing contract packaging services and promotional materials assembly for distribution by the pharmaceutical, medical and the personal health and beauty industries. The Company is also engaged in the communication, on behalf of pharmaceutical companies and others, of medically oriented information to physicians through its Physicians Fax Network (PFN). Sterimed, Inc., a wholly owned subsidiary, was a manufacturer and supplier of products and accessories for electron microscopes used in laboratories, whose assets were sold in October 1995. On April 9, 1998 the corporate charter of Sterimed,
Inc. was dissolved pursuant to the laws of the State of Delaware.
The Company's distribution business involving the distribution of its Intracranial Pressure Monitors (ICP) through its Bio Medical
Services segment was discontinued in October 1995.

DISCONTINUED OPERATION:
----------------------

On October 6, 1995, the Company sold all assets used in their electron microscope business subject to all the liabilities of Sterimed, Inc., collectively with the Bio Medical Services
Segment, to a former director/employee. The aggregate purchase price was $600,000 for Sterimed, Inc.'s electron microscope business and Bio Medical Services ICP business; paid $300,000 in cash, and $300,000 by a non-interest bearing note due in monthly installments, equal to 10% of future gross receipts of ICP. The note receivable balance of $67,427 was written off during the fiscal year ended
June 30, 1997 due to the uncertainty of its collectability. The sale of Bio Medical Services has not been considered a sale for accounting purposes and the gain on disposal of the ICP business not recognized.

Gain of the sale of Sterimed, Inc.'s electron microscope business was $39,998.

Operating results of the Bio Medical Services Segment for the period July 1, 1995 to October 6, 1995 are shown separately in the accompanying consolidated statements of income for the year ended
June 30, 1996.

                   STERITEK, INC. AND SUBSIDIARY

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 1 - BUSINESS DESCRIPTION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued):

PRINCIPLES OF CONSOLIDATION:
---------------------------

The consolidated financial statements include the accounts of Steritek, Inc. and Sterimed, Inc., a wholly owned subsidiary (inactive). All material intercompany balances and transactions during their active years have been eliminated. On April 9, 1998 the corporate charter of Sterimed, Inc. was dissolved pursuant to the laws of the State of Delaware.

REVENUE RECOGNITION:
-------------------

The Company's packaging services are performed to specific customer orders and revenues are recognized when services are completed.

USE OF ESTIMATES:
----------------

The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the amounts of sales and expenses during the reporting period. Actual results could differ from those estimates.

CONCENTRATION OF CREDIT RISK:
----------------------------

The Company maintains a bank account balance as of June 30, 1998, which exceeds the FDIC insured limit by $431,455.

Credit sales are made to customers in the normal course of business and are unsecured.

   For the year ended June 30, 1998, the four largest customers accounted for approximately 78% of net sales; five customers accounted for approximately 55% of accounts receivable at June 30, 1998.

   For the year ended June 30, 1997, the three largest customers accounted for approximately 67% of net sales; five customers accounted for approximately 85% of accounts receivable at June 30, 1997.

   Sales to the Company's major customers were as follows:

                          For the year ended June 30, 1996
                          --------------------------------
   Company A                        $1,963,146
   Company B                         1,194,589

CASH AND CASH EQUIVALENTS:
-------------------------

For purposes of the consolidated financial statements, the Company considers all highly liquid investments with a ninety day or less maturity to be cash equivalents.

                   STERITEK, INC. AND SUBSIDIARY

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                   JUNE 30, 1998, 1997 and 1996

NOTE 1 - BUSINESS DESCRIPTION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued):

INVENTORIES:
-----------

Valued at the lower of cost or market, determined by the first-in, first-out (FIFO) method.

PROPERTY, EQUIPMENT AND IMPROVEMENTS AND RELATED DEPRECIATION AND
-----------------------------------------------------------------
AMORTIZATION:
------------

Property, equipment and improvements - Stated at cost. Expenditures for major repairs and replacements that extend the useful lives of the property and equipment are capitalized. Upon retirement or other disposition, the costs and related accumulated depreciation and/or amortization are removed from the accounts with gain or loss recognized in income. Cost of maintenance and repairs are charged to expense as incurred.

Depreciation and amortization - Calculated under the straight-line method for financial reporting purposes at rates based on the following estimated useful lives:

                                                    Years
                                                    -----
Equipment held under capital lease                  5 - 10
Machinery and equipment                             5 - 10
Furniture, fixtures and office equipment            5 - 7
Leasehold improvements                              5 - 39


The accelerated cost recovery and modified accelerated cost recovery systems are utilized for federal and state income tax purposes and for assets acquired subsequent to December 31, 1980. The tax effect of the greater expense allowable under this method has been provided for in the financial statements as deferred taxes.

Depreciation and amortization was $360,019, $364,052 and $326,715 for the years ended June 30, 1998, 1997 and 1996, respectively.

                   STERITEK, INC. AND SUBSIDIARY

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                  JUNE 30, 1998, 1997 and 1996


NOTE 1 - BUSINESS DESCRIPTION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued):

PHYSICIANS FAX NETWORK:
----------------------

Marketing communication system utilizing electronic facsimile transmission acquired June 30, 1993 for $527,000. During the year ended June 30, 1994, the asset was reduced by $226,525 due to poor performance in the delivery of the originally agreed upon network. Amortization was not recorded for the year ended June 30, 1994, because the network was not operational, and accordingly, not placed in service until the year ended June 30, 1995. During the years ended June 30, 1997 and 1996, amortization of $100,159 and $100,158 was charged to operations, based on a three-year life.

COMPENSATED ABSENCES:
--------------------

      Employees are entitled to paid vacations, sick days and personal days off, depending on job classification, length of service, and other factors. The Company's policy is to recognize these costs when paid. The difference between accrual basis and cash basis accounting for compensated absences is not material to the income or financial condition of the Company.

INCOME TAXES:
------------

Accounted for in accordance with the Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes," wherein the asset and liability method is used. Deferred taxes are recognized for temporary differences between the basis of assets and liabilities for financial statement and income tax purposes. The temporary differences relate primarily to different accounting methods used for depreciation and amortization of property and equipment and improvements, goodwill, allowance for doubtful accounts and net operating loss carryforwards.

A valuation allowance is recorded for deferred tax assets when it is more likely than not that some or all of the deferred tax assets will not be realized through future operations. Accordingly, the Company has provided a valuation allowance (based on estimated future taxable income) for the portion of the total deferred income tax asset that will not be realized as related to the operating loss carryforward. It is management's belief that a substantial portion of the loss carryforward will be used in the subsequent fiscal year and therefore the valuation allowance recorded in the prior years has been decreased accordingly.

                   STERITEK, INC. AND SUBSIDIARY

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                  JUNE 30, 1998, 1997 and 1996

NOTE 1 - BUSINESS DESCRIPTION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued):

NET INCOME (LOSS) PER SHARE:
---------------------------

Net income per common and common equivalent share was computed by dividing net income by the weighted-average number of common shares and equivalents (stock options) outstanding during the year ended June 30, 1998 and 1997. Net loss per common and common equivalent share was computed by dividing net loss by the weighted average number of common shares outstanding during the year ended June 30, 1996.

STOCK BASED COMPENSATION:
------------------------

In October 1995, the FASB issued SFAS No. 123, "Accounting for Stock-Based Compensation", which requires adoption of the disclosure provisions no later than fiscal years beginning after December 15, 1995 and adoption of the measurement and recognition provisions for non-employee transactions no later than after December 15, 1995. The new standard defines a fair value method of accounting for the issuance of stock options and other equity instruments. Under the fair value method, compensation cost is measured at the grant date based on the fair value of the award and is recognized over the service period, which is usually the vesting period. Pursuant to SFAS No. 123, the Company is not required to adopt the fair value method of accounting for employee stock-based transactions. The Company is permitted to continue to account for such transactions under Accounting Principles Board Opinion (APB) No. 25, "Accounting for Stock Issued to Employees", but commencing during the first quarter of fiscal 1997 was required to disclose in a note to the consolidated financial statements proforma net income, and per share amounts as if the Company had applied the method of accounting as required in SFAS No. 123. The adoption of this new requirement did not effect the Company's consolidated financial statements, nor was there any effect on proforma net income.

FAIR VALUE OF FINANCIAL INSTRUMENTS:
-----------------------------------

The amounts included in the balance sheet at June 30, 1998 for cash and cash equivalents, accounts receivable, prepaid expenses and other assets, and accounts payable and accrued expenses approximated fair value due to the short term nature of these instruments. The carrying amount of long term debt, capital lease obligations and loan payable-stockholder approximate fair value based on borrowing rates currently available to the Company.

                   STERITEK, INC. AND SUBSIDIARY

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                  JUNE 30, 1998, 1997 and 1996

NOTE 2 - INVENTORIES:

                                             1998          1997
                                           --------      --------
Raw materials                              $352,715       190,341
                                           ========       =======

NOTE 3 - LONG-TERM DEBT:

Bank of New York:
 Payable in monthly installments of
 $19,197 including interest at 8.09%
 through March 2002; secured by
 substantially all assets.                 $743,022             -

 Payable in monthly installments of
 $4,581, including interest at 8.09%
 through April 2000; secured by
 substantially all assets.                  138,795             -

 Payable in monthly installments of
 $11,667 plus interest at bank base rate
 plus 1% through June 2002; secured by
 substantially all assets and personally
 guaranteed by the President. Refinanced
 March 12, 1998.                                  -       700,000
                                           --------      --------
             Total                          881,817       700,000
 Less:  Current portion                     222,154       140,000
                                           --------      --------
  Long-term portion                        $659,663       560,000
                                           ========      ========

Maturities at June 30, 1998:
   Years Ending June 30
   --------------------
         1999                                 $222,154
         2000                                  240,773
         2001                                  251,797
         2002                                  167,093
                                              --------
                Total                         $881,817

                   STERITEK, INC. AND SUBSIDIARY

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                  JUNE 30, 1998, 1997 and 1996

NOTE 4 - CAPITAL LEASE OBLIGATIONS:

                                                1998            1997
                                              --------        -------
Machinery and equipment:
  payable in monthly installments of $402,
  including interest at 9.9%; maturing
  January 2000                                $  7,068         11,015

  payable in monthly installments of $292,
  including interest at 15.17%; maturing
  August 2000                                    6,444              -

  payable in monthly installments of $288,
  including interest at 12.6%; maturing
  July 2000                                      5,866              -

  payable in monthly installments of $6,661,
  non-interest bearing; matured December 1997        -         79,946
                                              --------        -------
      Total                                     19,378         90,961
Less:  Current portion                           9,939         83,894
                                              --------        -------
   Long-term portion                           $ 9,439          7,067
                                              ========        =======

Maturities at June 30, 1998:
  Years Ending June 30
  --------------------
       1999                                    $ 9,939
       2000                                      8,864
       2001                                        575

                                            -------
         Total                                 $19,378
                                               =======

NOTE 5 - LOAN PAYABLE - STOCKHOLDER:

Interest at 8.5%; payable on demand.

                   STERITEK, INC. AND SUBSIDIARY

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                  JUNE 30, 1998, 1997 and 1996


NOTE 6 - COMMITMENTS:

LEASES
------

The Company leases its operating and corporate facilities under an operating lease expiring in 2004 with provision for additional payments for annual rent increases in real estate taxes and insurance. A warehouse facility was leased on a month to month basis from October 1992, to November 1997. Total rent expense amounted to $308,299, $353,421 and $356,973 for the years ended June 30, 1998, 1997 and 1996, respectively. The rent expense for discontinued operations was immaterial. Rent for its corporate facilities were in arrears in the amount of $18,716 (accrued in the current year).

Future minimum lease commitments:

        Years Ending
           June 30              Amount
        ------------            ------
            1999             $  267,224
            2000                273,463
            2001                279,702
            2002                285,940
            2003                273,893
            Thereafter          322,852
                             ----------
                     Total   $1,703,074
                             ==========

LOAN PAYABLE - BANK
-------------------

Established line of credit of $250,000 with The Bank of New York with interest payable at prime plus one half percent. There was no outstanding balance at June 30, 1998 and 1997.

EMPLOYMENT CONTRACT
-------------------

Agreement for period of ten years commencing March 1, 1998 and ending February 28, 2008, covering an officer of the Company and providing incentive compensation in addition to annual salary of $125,000 plus annual increases of no less than five percent.

                   STERITEK, INC. AND SUBSIDIARY

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                  JUNE 30, 1998, 1997 and 1996


NOTE 7 - STOCK OPTIONS:

Plan adopted on June 24, 1992, authorizing the granting to certain individuals performing services for the Company of either incentive or nonqualified stock options to purchase up to 400,000 shares of common stock. Nonqualified options to purchase 150,000 shares were issued on this date to the directors/employees of the Company. The exercise price of $.50 per share was the Company's estimate of the market value at that date. The options became exercisable on December 24, 1992 and expire on June 24, 2002.

On December 16, 1992, nonqualified options to purchase 10,000 shares were issued to a director/employee of the Company. The exercise price of $1.00 per share was the Company's estimate of the market value at that date. The options became exercisable on June 16, 1993 and expire on December 16, 2002.

On August 19, 1993, nonqualified options to purchase 210,000 shares were issued to the directors/employees of the Company. The exercise price of $1.50 per share was the Company's estimate of the market value at that date. The options became exercisable on February 29, 1994 and expire on August 19, 2003.

On September 29, 1993, nonqualified options to purchase 20,000 shares were issued to an employee. The exercise price of $1.50 per share was the Company's estimate of the market value at that date. The options became exercisable on February 19, 1994 and expire on August 29, 2003.

On November 9, 1993, the authorized number of shares of common stock permitted to be issued pursuant to the plans adopted June 24, 1992 was increased to 550,000.

On October 26, 1995, nonqualified options to purchase 100,000 shares were issued to the directors/employees of the Company. The exercise price of $.25 per share was the Company's estimate of the market value at that date. The options became exercisable on April 26, 1995 and expire on October 26, 2005.

                   STERITEK, INC. AND SUBSIDIARY

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                  JUNE 30, 1998, 1997 and 1996

NOTE 7 -STOCK OPTIONS (Continued):
On February 5, 1997 the Board of Directors approved and ratified the repricing of 10,000 options issued December 16, 1992, 55,000 options issued August 19, 1993 and 20,000 options issued September 29, 1993 to a new option price of $.125.

On March 26, 1998 options to purchase 50,000 shares of the Company's common stock were exercised at $.125 per share by a former employee.

On June 24, 1998 nonqualified options to purchase 35,000 shares of the Company's stock were issued to a director of the Company. The exercise price of $.25 per share was the Company's estimate of the market value at that date.

On June 24, 1998 the board of directors approved and ratified the repricing of 35,000 options issued to a director on August 19, 1993 to a new option price of $.25.

Pursuant to SFAS No. 123, "Accounting for Stock-Based Compensation", the Company is permitted and has opted to continue to account for such transactions under Accounting Principals Board Opinion ("APB") No. 25 with the requirement to disclose proforma income and per share amounts as if the Company had applied the new method. The fair value per share at grant date equaled the exercise price, therefore having no effect on proforma income (See Note 1).

The following summarizes information relative to stock option plans:
                                          1998        1997       1996
                                          ----        ----       ----
Options outstanding at beginning
    of fiscal year                       455,000     445,000    390,000
Options granted                           35,000      50,000    100,000
Options cancelled                        (40,000)    (40,000)   (45,000)
Options exercised                        (50,000)          -          -
                                       ---------   ---------  ---------
Options outstanding at end of
    fiscal year                          400,000     455,000    445,000
                                       =========   =========  =========
Option prices per share:
    Granted                                  .25           -        .25
                                       =========   =========  =========
    Exercised                               .125           -          -
                                       =========   =========  =========
    Cancelled                          .125-1.50    .50-1.25  1.00-1.50
                                       =========   =========  =========
    Exercise price of options
    outstanding at end of fiscal year  .125-1.50  .125-1.50    .25-1.50
                                      ========== ==========  ==========

                   STERITEK, INC. AND SUBSIDIARY

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                  JUNE 30, 1998, 1997 and 1996

NOTE 8 - SEGMENT INFORMATION:

The Company's operations are divided into two business segments: Contract Packaging and Physicians Fax Network (see Note 1).

Operations by business segments:
                                            Year Ended June 30, 1998
                                         --------------------------------
                                         Physicians
                                            Fax      Contract
                                          Network    Packaging    Total
                                         ---------   ---------  ---------
Sales                                     $833,328   7,841,233  8,674,561
Operating income                           109,769     796,871    906,640
Depreciation and amortization                    -     360,019    360,019
Aggregate carrying amount of
  identifiable assets                            -   3,929,825  3,929,825
Additions to machinery and equipment             -     637,170    637,170

                                            Year Ended June 30, 1997
                                         --------------------------------
                                         Physicians
                                            Fax      Contract
                                          Network    Packaging    Total
                                         ---------   ---------  ---------
Sales                                     $598,413   4,309,091  4,907,504
Operating loss                             (62,070)   (122,438)  (184,508)
Depreciation and amortization              100,159     263,893    364,052
Aggregate carrying amount of
  identifiable assets                            -   2,955,033  2,955,033
Additions to machinery and equipment             -     351,938    351,938

                                            Year Ended June 30, 1996
                                        --------------------------------
                                        Bio Medical  Contract
                                         Services   Packaging    Total
                                        ----------- ---------  ---------
Sales                                    $193,797   4,714,542  4,908,339
Operating income (loss)                     5,346    (409,450)  (404,104)
Depreciation and amortization               1,029     326,715    327,744
Aggregate carrying amount of
   identifiable assets                          -   2,309,256  2,309,256
Additions to machinery and equipment            -     231,545    231,545

                   STERITEK, INC. AND SUBSIDIARY

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                  JUNE 30, 1998, 1997 and 1996

NOTE 9 - INCOME TAXES:

Deferred tax asset of $422,300 at June 30, 1998 consisted of the following components.

                                                              Deferred Tax
                                       Temporary                 Asset
                                       Difference   Tax Rate  (Liability)
                                      -----------   --------  ------------
Allowance for doubtful accounts       $     7,100     43%         3,050
Accumulated depreciation                  (92,200)    43%       (39,650)
Benefit of remaining operating
  loss carryforward                     1,799,700     34%       611,900
Less: valuation allowance                (450,000)    34%      (153,000)
                                      -----------             ---------
      Totals                          $ 1,264,600               422,300
                                      ===========             =========

At June 30, 1998 net operating loss (NOL) carryforwards of approximately $1,799,700 were available, expiring on various dates from 1999 through 2011.

The valuation allowance as of June 30, 1998 was increased by $555,300 because management believes that the current profit level will continue and they will utilize most of the NOL carryforwards.

The deferred tax asset of $430,000 at June 30, 1997, consisted of the following components:

                                                              Deferred Tax
                                       Temporary                 Asset
                                       Difference   Tax Rate  (Liability)
                                      -----------   --------  ------------
Allowance for doubtful accounts       $     5,000     43%         2,150
Accumulated depreciation                  171,860     43%        73,900
Benefit of remaining operating
  loss carryforward                     2,900,000     43%     1,247,000
Less: valuation allowance              (2,076,860)    43%      (893,050)
                                      -----------             ---------
      Totals                          $ 1,000,000               430,000
                                      ===========             =========

At June 30, 1997 net operating loss (NOL) carryforwards of approximately $3,163,000 were available, expiring on various dates from 1998 through 2011.

The valuation allowance as of June 30, 1997 was decreased by $361,400 ($.10 per share) due substantially to a change in judgement concerning the realization of the related deferred tax asset in the subsequent year.

                  STERITEK, INC. AND SUBSIDIARY

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                  JUNE 30, 1998, 1997 and 1996

NOTE 9 - INCOME TAXES (continued):

The deferred tax asset of $68,600 at June 30, 1996 consisted of the following components:

                                                             Deferred Tax
                                     Temporary                  Asset
                                     Difference   Tax Rate   (Liability)
                                    -----------   --------   ------------
Allowance for doubtful accounts     $    5,000        43%         2,150
Accumulated depreciation              (201,000)       43%       (86,430)
Benefit of remaining operating loss
  carryforward                       2,515,000        43%     1,081,450
Less: valuation allowance           (2,159,000)       43%      (928,570)
                                   -----------                ---------
     Totals                        $   160,000                   68,600
                                   ===========                =========

At June 30, 1996, net operating loss (NOL) carryforwards of approximately $2,515,000 were available, expiring on various dates from 1997 through 2006.

During the year ended June 30, 1996, the beginning-of-the-year balance of the valuation allowance was increased by $100,000 due substantially to a change in circumstances causing a change in judgment about the realization of the related deferred tax asset in future years.

The reconciliation of taxes at statutory rates to provision for taxes follows:

                                          1998        1997       1996
                                          ----        ----       ----
Income (loss) before tax              $  951,989    (221,208) (423,882)
                                       =========     =======    =======
Expected tax at statutory rates          410,250           -          -
Decrease (increase) resulting from
 tax effect of:
    Valuation of deferred tax asset        7,700    (361,400)   100,000
    Utilization of loss carryforwards   (517,704)          -          -
Effect of nondeductible expenses-net     126,367           -          -
                                        --------     -------    -------
Income taxes                            $ 26,613    (361,400)   100,000
                                        ========    ========    =======

                   STERITEK, INC. AND SUBSIDIARY

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                  JUNE 30, 1998, 1997 and 1996


NOTE 9 - INCOME TAXES (continued):

The Company is currently being examined by the State of New Jersey for the years ended June 30, 1993 through 1997. Management believes that any adjustment will be immaterial. Additionally, Federal income tax returns for the years ended June 30, 1995 through 1998 are subject to review by the Internal Revenue Service.

NOTE 10   FOURTH QUARTER 1996 ADJUSTMENTS (UNAUDITED):

The Company revised its accounting for the disposition of its Intracranial Pressure Monitor (ICP) business and accordingly, an adjustment in the amount of $236,099 ($.07 per share) was recognized to reduce the previously reported gain on disposal.

The Company also revised its estimate of the valuation allowance for income taxes and recognized an adjustment amounting to $100,000 ($.03) per share) to reduce the previously reported deferred tax asset.

NOTE 11 - SUBSEQUENT EVENTS:

On July 1, 1998 nonqualified options to purchase 35,000 shares of the Company's stock were issued to a director of the Company.
The exercise price of $.25 per share was the Company's estimate of the market value at that date.

On July 1, 1998 the board of directors approved and ratified the repricing of 35,000 options issued to a director on August 19, 1993 to a new option price of $.25.

                              Part III

Item 10.  Directors and Executive Officers


    The following table sets forth certain information relating to the directors, executive officers and certain significant employees of the Company:

      Name                            Age     Position
      ----                            ---     --------
Albert J. Wozniak...................   60   Chairman, Chief
                                            Executive Officer,
                                            President
James K. Wozniak....................   36   Director, Vice
                                            President and
                                            Secretary


    Each Director holds office until the earlier of the election of his successor at the next annual meeting of shareholders or his resignation or removal. Officers are elected by, and serve at the discretion of, the Board of Directors. There are currently four vacancies on the Board of Directors.

    Mr. Albert J. Wozniak has been Chairman of the Board, Chief
Executive Officer and President of the Company since 1986.
Albert J. Wozniak is the father of James K. Wozniak.

    Mr. James K. Wozniak, a director of the Company since 1991, has been a Vice President of the Company since 1991, and Secretary since 1992. James Wozniak is the son of Albert J.
Wozniak.

Item 11.  Executive Compensation

    Set forth below is disclosure of all plan and non-plan compensation awarded to, earned by, or paid to the named executive officer by any person for all services rendered in all capacities to the Company and its subsidiaries, unless otherwise specified.

                      Summary Compensation Table

      The table below sets forth information concerning compensation paid to the named officers during the last fiscal year.

                                                Long Term Compensation
                                                ----------------------
                     Annual Compensation          Awards        Payouts
                     -------------------        ------------   --------

                                     Other          Securities
Name and                             Annual Restrct Underlying        All
Principal    Fiscal  Salary   Bonus   Comp.   Stock   Options/  LTIP   Other
Position      Year    ($)     ($)      ($)     Awrds   SARs(#)   Payout Comp.
---------    ------  ------   -----   ------   ------  -------  ------ ------

Albert J.    1998   245,200 30,000      -       -      35,000     -     -
 Wozniak     1997   250,000    -        -       -      15,000     -     -
Chairman,    1996   200,000    -        -       -      20,000     -     -
CEO and
President

James K.     1998   115,351    -        -       -      35,000     -     -
 Wozniak     1997      *       -        -       -      10,000     -     -
Vice Pres.,  1996      *       -        -       -      20,000     -     -
and Secretary

* - Less than $100,000.


                         Option/SAR Grants Table

    The table below sets forth information concerning the grant of stock options to the named officers during the last fiscal year.

                    Option/SAR Grants in Last Fiscal Year
---------------------------------------------------------------------------
                                                 Potential
                                              Realizable Value
                                              at Assumed Annual Alternative
                                               Rates of Stock    to (f) and
                                             Price Appreciation  (g): Grant
           Individual Grants                   for Option Term   Date Value
--------------------------------------------   ----------------  ----------
  (a)       (b)        (c)      (d)     (e)      (f)       (g)      (h)
                      % of
         Number of    Total
         Securities  Options
         Underlying Granted to                                     Grant
          Options   Employees Exercise Expira-                      Date
          Granted   In Fiscal  Price    tion                       Present
 Name       (#)        Year    ($/Sh)   Date    5%($)     10%($)   Value $
-------- ----------  --------- -------- ------- -------  -------  --------
Albert J.
 Wozniak   35,000        50%     $.25   6/24/08  $5,503   $13,945

James K.
 Wozniak   35,000        50%     $.25   6/24/08  $5,503   $13,945


               Aggregate Options Exercised in Last Fiscal Year
                      and Fiscal Year-End Option Values

    The table below sets forth information concerning exercises of stock options by the named officers during the last fiscal year and the fiscal year-end value of the named officer's unexercised options.


                                              Number of       Value of
                                             Unexercised     Unexercised
                                             Options at      In-the-Money
                                               FY-End         Options at
                   Shares         Value          (#)           FY-End ($)
                 Acquired on    Realized     Exercisable/    Exercisable/
     Name        Exercise (#)     ($)        Unexercisable   Unexercisable
     ----        ------------   ---------    -------------   -------------
    Albert J.         -            -        180,000/35,000   $4,062/$2,188
    Wozniak

    James K.          -            -         65,000/35,000   $3,125/$2,188
    Wozniak


                       Compensation of Directors

    Directors are awarded options to purchase Common Stock of the Company pursuant to the Stock Option Plan for their services as a director. For the fiscal year ended June 30, 1998, options to purchase 35,000 shares of common stock previously granted to Mr. Albert J. Wozniak were repriced from an exercise price of $1.50 per share to $.25 per share, and options to purchase 35,000 shares of common stock at $.25 per share were awarded to Mr. James K. Wozniak. $.25 per share was determined by the Company to be the fair market value of a share of common stock on the date of grant (June 24, 1998). For the fiscal year ending June 30, 1999, options to purchase 35,000 shares of common stock previously granted to Mr. Albert J. Wozniak were repriced from an exercise price of $1.50 per share to $.25 per share, and Mr. James K. Wozniak was awarded options to purchase 35,000 shares of common stock at $.25 per share. $.25 per share was determined by the Company to be the fair market value of a share of common stock on the date of grant (July 1, 1998). Under the terms of the Stock Option Plan, the maximum amount of options awarded to a director in a year, for his or her services as such, cannot exceed options to purchase 35,000 shares of Common Stock.

                        Employment Contracts

    No executive officer of the Company is a party to an employment agreement, termination of employment or change in control arrangement, or any other compensatory plan or arrangement. The Company has entered into an employment contract with James K. Wozniak, an officer of the Company. The contract is for a period of ten years commencing March 1, 1998 and ending February 28, 2008, and provides incentive compensation in addition to annual salary of $125,000 plus annual increases of no less than five percent.

                    Report on Repricing of Options

    The table below sets forth information concerning the repricing of stock options held by the named directors/officers during the last ten completed fiscal years.

                         Ten Year Option Repricings
                                                               Length of
                 Number of  Market Price  Exercise             Original
                 Securities of Stock at   Price at            Option Term
                 Underlying   Time of     Time of             Remaining at
                  Options   Repricing or Repricing or  New      Date of
                 Repriced or  Amendment   Amendment  Exercise Repricing or
  Name    Date   Amended(#)      ($)        ($)      Price($)  Amendment
-------- ------- ---------- ------------ ----------- -------- ------------
Albert J. 2/5/97   15,000       $ .125     $1.50      $ .125     6.5  yrs.
 Wozniak 6/24/98   35,000       $ .25      $1.50      $ .25      5.25 yrs.

James K.  2/5/97   10,000       $ .125     $1.50      $ .125     6.5  yrs.
 Wozniak


     The Board repriced options previously issued to the named directors, in lieu of issuing new options, for their services as directors. In each case, the option was repriced to the Company's estimate of the fair market value of a share of its stock on the repricing date.

                        Stock Option Plan

    The Steritek, Inc. Stock Option Plan (the "Plan"), authorizes the granting of either Incentive Stock Options or Nonqualified Stock Options to acquire in the aggregate up to 500,000 shares of the Company's Common Stock. The shares available for issuance will be increased or decreased according to any reclassification, recapitalization, stock split, stock dividend or other such subdivision or combination of the Company's Common Stock. The following description of certain provisions of the Plan is qualified in its entirety by reference to the Plan which is available from the Company upon request.

     Eligibility. Any person, including officers and directors, employed by the Company or any parent or subsidiary of the Company shall be eligible to receive Incentive Stock Options under the Plan. Approximately 220 persons are eligible to receive Incentive Stock Options as of September 1, 1998. Any employee who owns ten percent or more of the total combined voting power of all classes of the Company's voting stock shall be eligible to receive Incentive Stock Options only under certain limited circumstances. Additionally, the Plan permits Nonqualified Stock Options to be granted to directors, consultants, independent contractors and agents as well as employees. An indeterminate number of persons are eligible to receive Nonqualified Stock Options as of September 1, 1998. Each director shall not, however, be eligible to receive stock options to purchase more than 35,000 shares of Common Stock per year, subject to such further terms and conditions as are contained in the Plan. It is the present intent of the Company to satisfy the regulations promulgated under Rule 16(b) of the Securities Exchange Act of 1934, as amended, insofar as such rules relate to participation in the Plan by directors who are disinterested administrators, as such term is defined therein.
In connection therewith, the Company may request a No-Action Letter from the Division of Corporate Finance of the Securities and Exchange Commission and, consequently, may modify the terms under which directors participate in the Plan. The Board of Directors of the Company will determine who should be granted stock options under the Plan.

    Exercise Price of Options. Options granted pursuant to the Plan must have an exercise price equal to the fair market value of the Company's Common Stock at the time the option is granted, except that in the case of an Incentive Stock Option the price shall be at least 110 percent of the fair market value where the option is granted to an employee who owns more than ten percent of the total combined voting power of all classes of the Company's voting stock. The average bid and asked prices of the Company's Common Stock is not updated by the National
Quotation Service, Inc. The last known transaction in the Company's Common Stock, which occurred in or about August 1998, was at $.3125 per share. Under the terms of the Plan, the aggregate fair market value of the stock with respect to which Incentive
Stock Options are exercisable for the first time by an individual during any calendar year shall not exceed $100,000.

    Terms. All options available to be granted under the Plan must be granted by January 1, 2002. The Board of Directors will determine the actual term of the options but no option will be able to be exercised after the expiration of ten years from the date of its grant. No Incentive Stock Option granted to an employee who owns more than ten percent of the combined voting power of all the outstanding classes of stock in the Company may be exercised after five years from the date of grant.

    The options granted pursuant to the Plan shall not be transferable except by will or by the laws of descent and distribution.

    Exercise of Options. Incentive Stock Options granted to employees under the Plan may be exercised only by the employee during his employment with the Company or for a period not exceeding three months after voluntary termination, or for a period not exceeding one year if the employee ceased employment because of permanent and total disability within the meaning of
Section 105(d)(4) of the Internal Revenue Code of 1986, as amended, but such options may be exercised by the employee's estate, or by any person who acquired the right to exercise such option by bequest or inheritance from the employee for a period of twelve months from the date of the employee's death. If such option shall by its terms sooner expire, such options shall not be extended as a result of the employee's death. All options granted pursuant to the Plan must be exercised within ten years from the date of the grant. Incentive Stock Options granted to an employee who is the beneficial owner of ten percent or more of the total combined voting power of all classes of the Company's stock, or of any parent or subsidiary, must exercise such options within five years from the date such option is granted. Options granted under the Plan need not be exercised in the order in which they are granted. If employment is terminated for cause or without consent of the employee, the options granted pursuant to the Plan shall immediately terminate.

Tax Consequences Of Stock Options

Incentive Stock Options

    Certain options granted under the Plan are intended to qualify as incentive stock options ("Incentive Stock Option") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended ("Code"). Set forth below is a general summary of certain of the principal Federal income tax consequences to participants and the Company of Incentive Stock Options granted under the Plan.

    An employee to whom an Incentive Stock Option is granted pursuant to the Plan will not recognize any compensation income (for regular tax purposes), and the Company will not be entitled to a compensation deduction, at the time an Incentive Stock Option is granted or at the time an Incentive Stock Option is exercised. However, in the year of exercise the amount by which the fair market value of the Common Stock at the time of exercise exceeds the option price will generally be included in the optionee's computation of alternative minimum taxable income.
The amount included in income will be added to the optionee's basis in the shares received for minimum tax computation purposes. If the employee incurs the alternative minimum tax, however, he or she should qualify for the credit for prior year minimum tax liability in the first future year he or she has regular tax liability.

    In order to obtain Incentive Stock Option treatment for Federal income tax purposes upon the subsequent sale (or other disposition) by the optionee of the shares of Common Stock received upon exercise of the option, the sale (or other disposition) must not occur with two years from the date the option was granted nor within one year after the transfer of such shares upon exercise of the option (the "ISO holding period requirement"). If the ISO holding period requirements are satisfied, on the subsequent sale (or other disposition) by the optionee of the shares of Common Stock received upon the exercise of an option, the optionee generally will recognize income from the sale of a capital asset equal to the difference, if any, between the proceeds realized from the sale (or other disposition) and the amount paid as the exercise price of the option. On the other hand, if the ISO holding period requirements are not satisfied, on the subsequent sale (or other disposition) by the optionee of the shares of Common Stock received upon the exercise of the option ("Disqualifying Disposition"), the optionee generally will recognize income taxable as compensation, and the Company will be entitled to a compensation deduction (provided certain withholding requirements are met), in an amount equal to the lesser of (a) the difference, if any, between the fair market value of the shares on the date of exercise and the amount paid as the exercise price of the option, or (b) the difference, if any, between the proceeds realized from the sale or other disposition and the amount paid as the exercise price of the option. Any additional gain realized on a Disqualifying Disposition (in addition to the compensation income referred to above) would generally give rise to income from the sale of a capital asset and taxed accordingly.

    The tax basis of the shares of Common Stock received by the optionee will be equal to the amount paid as the exercise price plus the amount, if any, includable in his or her gross income as compensation in the event of a Disqualifying Disposition. The holding period for the shares will commence on the date of exercise of the Incentive Stock Option.

Nonqualified Stock Options

    Certain options to purchase Common Stock issued under the Plan may not be intended to qualify as Incentive Stock Options within the meaning of Section 422 of the Code. As such, the options are generally referred to as Nonqualified Stock Options. Set forth below is a general summary of certain of the principal Federal income tax consequences to participants and the Company of Nonqualified Stock Options.

    An individual to whom a Nonqualified Stock Option is granted will generally not recognize any compensation income, and the Company will not be entitled to a compensation deduction, at the time the Nonqualified Stock Option is granted (even if the option price is less than the fair market value of the Common Stock at the time of the grant). In the year of exercise or, if later, the year in which the six month period prescribed by Section 16(b) of the Securities Exchange Act of 1934 ("Section 16(b)"), if applicable, expires, the optionee generally will recognize income taxable as compensation and, provided the Company meets the applicable withholding requirements, the Company will be entitled to a compensation deduction, in an amount equal to the difference (if any) between the fair market value of the shares on the date of exercise (or, if applicable, the date any Section 16(b) restrictions expire) and the amount paid as the exercise price of the option.

    An optionee who is a director or officer of the Company within the meaning of Section 16(b), or who is otherwise subject to Section 16(b), will be required to defer the recognition of income on the purchase of shares pursuant to Nonqualified Stock Options until the Section 16(b) restrictions expire. He or she may consider electing to disregard the Section 16(b) restrictions for tax purposes pursuant to Section 83(b) of the Code. Under this election, the amount will be included in income in the year of exercise (which may not be the year the Section 16(b) restrictions lapse) and will be measured by the difference between the option price and fair market value when the Section 16(b) restrictions lapse.

    The tax basis of the shares of Common Stock received by the optionee upon exercise will be equal to the amount paid as the exercise price plus the amount, if any, includable in his or her gross income as compensation. The holding period for the shares will commence just after the exercise of the Nonqualified Stock Option or, if applicable, just after the date the Section 16(b) restrictions expire.

    On the subsequent sale (or other disposition) by the optionee of the shares of Common Stock received upon the exercise of the option, any gain or loss realized on such sale or disposition will generally give rise to gain or loss from the sale of a capital asset and taxed accordingly.


Stock Options Issued by the Company

    The following table sets forth, as to certain executive officers of the Company and as to all executive officers of the Company as a group, the total number of options granted between June 20, 1992, the date of adoption of the plan, and June 30, 1998 and the average exercise price of such options. Options to purchase 50,000 shares of common stock of the Company have been exercised as of September 1, 1998. Options to purchase 140,000 shares have been canceled.


                                   Options granted during period
                                ----------------------------------
Name of individual                                    Per share
or number in group              Number of shares    Exercise Price
------------------              ----------------    --------------
Albert J. Wozniak (1)..........      35,000             $ .50
 Chairman, CEO and President         75,000             $1.50
                                     20,000             $ .25
                                     15,000             $ .125
                                     70,000             $ .25


James K. Wozniak (2)...........      35,000             $ .50
 Director, VP and Secretary          20,000             $ .25
                                     10,000             $ .125
                                     70,000             $ .25

Employee Group.................      20,000             $ .125

-----------------------
(1)  Albert J. Wozniak is the only Executive Officer.
(2)  James K. Wozniak is the only Non-Executive Officer.

Item 12.  Security Ownership of Certain Beneficial Owners and
Management

    The following table sets forth, as of September 1, 1998, certain information with respect to the beneficial ownership of the Common Stock of the Company as to each director and nominee of the Company, each person known by the Company to own beneficially more than 5% of its Common Stock, each executive officer, and all directors and executive officers of the Company as a group.

                                         Shares
                                      Beneficially     Percent
Name and Address                         Owned(1)       Owned
----------------                      -------------     ------
Albert J. Wozniak...................  2,581,490(2)       68.27%
Steritek, Inc.
121 Moonachie Ave.
Moonachie, NJ 07074

James K. Wozniak....................     67,000(3)        1.81%

All directors and officers
  as a group (2 persons)............  2,648,490(4)       68.86%

---------------------------

(1) Unless otherwise indicated, each named holder has, to the best knowledge of the Company, sole voting and investment power with respect to the shares.

(2) Includes 145,000 shares of Common Stock of the Company that may be acquired within 60 days upon the exercise of options.

(3) Includes 65,000 shares of Common Stock of the Company that may be acquired within 60 days upon the exercise of options.

(4) Includes 210,000 shares of Common Stock of the Company that may be acquired by directors and officers within 60 days upon the exercise of options.

Item 13.  Certain Relationships and Related Transactions

     On April 30, 1997, the Company borrowed $50,000 from Albert J. Wozniak, the Chairman and Chief Executive Officer of the Company. The loan bears interest at 8.5% per annum, and is payable by the Company on demand. On May 31, 1997, the Company borrowed an additional $50,000 from Mr. Wozniak. The May 31, 1997 loan bears interest at 8.5% per annum, and is payable by the Company on demand. The loans were be repaid during the last quarter of the fiscal year ending June 30, 1998. The proceeds of the loans were used by the Company for working capital purposes.

                             Part IV

Item 14. Exhibits, Financial Statement Schedules and Reports on
Form 8-K

    (a)  Financial Statements and Financial Statement Schedules
File As Part of the Report.

    The response to part (a)(1) and (2) of Item 14 is submitted as a separate section of this report under Item 8. All schedules have been omitted since the required information is not present or is not present in amounts sufficient to require submission of the schedule, or because the information required is included in the Consolidated Financial Statements or the notes thereto.

    (a)(3)  Exhibits.

 2.1 Plan and Agreement of Merger By and Between Steritek, Inc. and CardioSearch Inc.(1)
 3.1  Restated Certificate of Incorporation of Registrant(1)
 3.2  Amended and Restated By-Laws of Registrant(1)
 4.1  First Mortgage Note and Common Stock Purchase Agreement(1)
10.1  Steritek, Inc. Stock Option Plan(1)
10.2  Lease of Premises at McLean Blvd at 9th Avenue, Paterson,
       NJ(1)
10.3  Lease of Premises at Moonachie, New Jersey(1)
10.4  Agreement to Purchase Certain Assets of Ladd Research
      Industries, Inc.(1)
10.5  Agreement with Wim Management Corporation and William L.
      Wimberly(1)
10.6  Agreement with Kapular Marketing Research, Inc.(2)
10.7  Realty Lease Amendment No. 1
10.8  Amendment to Lease, Dated September 12, 1984
10.9  Purchase Order, dated January 13, 1995(3)
10.10 Rental/Purchase Agreement, dated April 20, 1995(3)
10.11 Lease Agreement, commencing March 28, 1995(3)
10.12 Commercial Note, dated June 30, 1993(3)
10.13 Commercial Note, dated June 30, 1993(3)
10.14 Security Agreement, including Guaranties and Waiver, dated
       June 30, 1993(3)
10.15 Credit Agreement, dated June 30, 1993(3)
10.16 Waiver Ltr from Bank of New York, dtd September 27, 1995(3)
10.17 Asset Sale/Purchase Agreement with RAJ Communications, Ltd., dated October 6, 1995(4)
10.18 Asset Sale/Purchase Agreement with RAJ Communications, Ltd., dated October 6, 1995(4)
10.19 Commercial Note, entered into on or about March 29, 1996 and
       Guaranty(5)
10.20 Promissory Note, entered into on or about June 17, 1997
10.21 Promissory Note, entered into on or about April 30, 1997
10.22 Promissory Note, entered into on or about May 31, 1997
10.23 PROMISSORY NOTE TIME/INSTALLMENT (FIXED RATE), dated
       March 12, 1998 (7)
10.24 PROMISSORY NOTE TIME/INSTALLMENT (FIXED RATE - LOANS NOT IN EXCESS OF $250,000), dated April 13, 1998 (7)
10.25 MASTER PROMISSORY NOTE (PRIME RATE), dated March 12, 1998(7)
10.26 Employment Contract with James K. Wozniak
16.1  Certifying Accountant letter(6)
22    List of Subsidiaries of the Company
25    Power of Attorney
27    Financial Data Schedule

(1) - Incorporated by reference to the Registrant's Form 10 filed
November 4, 1992.

(2) - Incorporated by reference to the Registrant's Form 10-K filed September 28, 1993.

(3) - Incorporated by reference to the Registrant's Form 10-K filed September 28, 1995.

(4) - Incorporated by reference to the Registrant's Form 8-K filed October 25, 1995.

(5) - Incorporated by reference to the Registrant's Form 10-Q filed
May 14, 1996.

(6) - Incorporated by reference to the Registrant's Form 8-K/A filed August 14, 1997.

(7) - Incorporated by reference to the Registrant's Form 10-Q filed
May 19, 1998.


     (b)  Reports on Form 8-K

None.

                            SIGNATURES

    Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, Steritek, Inc. has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                             Steritek, Inc.


                                         By/s/ Albert J. Wozniak
                                         ----------------------------
                                         Albert J. Wozniak, President

    Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of Steritek, Inc. and in the capacities and on the date(s) indicated.

     Signatures                  Title                  Date
     ----------                  -----                  ----

/s/ Albert J. Wozniak      Chairman of the Board,   March 31, 1999
-----------------------    President, CEO
Albert J. Wozniak

/s/ James K. Wozniak       Vice President, Chief    March 31, 1999
------------------------   Financial Officer and
James K. Wozniak           Secretary (principal
                           financial and account-
                           ing officer), Director

                SECURITIES AND EXCHANGE COMMISSION               ANNEX IV
                                                                 --------
                    Washington, D.C.   20549

                  FORM 10-Q/A, Amendment No. 1

QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

FOR THE QUARTERLY PERIOD ENDED            DECEMBER 31, 1998

Commission file number  0-12547

                         Steritek, Inc.
     (Exact name of registrant as specified in its charter)

         New Jersey                         22-2243703
(State or other jurisdiction of          (I.R.S. Employer
incorporation or organization)          Identification No.)

                      121 Moonachie Avenue
                      Moonachie, NJ  07074
            (Address of principal executive offices)
                           (Zip Code)

                        (201) 460-0500
   (Registrant's telephone number, including area code)

(Former name, former address and former fiscal year, if changed since last report)

     Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.

                            Yes [X]   No [ ]

        APPLICABLE ONLY TO ISSUERS INVOLVED IN BANKRUPTCY
          PROCEEDINGS DURING THE PRECEDING FIVE YEARS:
     Indicate by check mark whether the registrant has filed all documents and reports required to be filed by Sections 12, 13, or 15(d) of the Securities Exchange act of 1934 subsequent to the distribution of securities under a plan confirmed by a court.
                           Yes [ ]   No [ ]

              APPLICABLE ONLY TO CORPORATE ISSUERS:
     Indicate the number of shares outstanding of each of the issuer's classes of common stock, as of the latest practicable date: 3,636,285 shares of Common Stock on February 1, 1999

                              INDEX

                                                               Page
Part I - Financial Information

     Item 1.  Financial Statements:
               Consolidated Balance Sheets..................... 3
               Consolidated Statements of Operations........... 4
               Consolidated Statements of Cash Flows........... 6
               Notes to Consolidated Financial Statements...... 7

     Item 2.  Management's Discussion and Analysis............. 8

Part II - Other Information....................................12

Signatures.....................................................13

                         PART I -- FINANCIAL INFORMATION

Item 1.  Financial Statements.


                                 STERITEK, INC.
                           CONSOLIDATED BALANCE SHEET


                                                  December 31,    June 30,
                                                     1998           1998
                                                  -----------   -------------
                                                  (Unaudited)   (Derived from
                                                                   Audited
                                                                  Financial
                                                                 Statements)
ASSETS
Current Assets:
  Cash                                               $298,298     $557,565
  Trade accounts receivable, less allowance for
   doubtful accounts of $7,098                        985,157      863,843
  Inventories                                         347,589      352,715
  Prepaid expenses and other assets                    55,157       93,219
  Deferred tax asset                                  422,300      422,300
                                                   ----------   ----------
     Total current assets                           2,108,501    2,289,642

  Machinery and equipment                           4,140,620    3,868,825
  Less: accumulated depreciation and
   amortization                                     2,497,705    2,294,054
                                                   ----------   ----------
                                                    1,642,915    1,574,771
                                                   ----------   ----------
Other assets
 Security deposits                                     65,412       65,412
                                                   ----------   ----------
                                                       65,412       65,412
                                                   ----------   ----------
                                                   $3,816,828   $3,929,825
                                                   ==========   ==========

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
  Line of Credit                                     $100,000
  Accounts payable trade                              553,970     $525,613
  Accrued expenses                                     77,823      256,901
  Current maturities of long-term debt                113,339      222,154
  Current maturities of capital lease obligations      17,650        9,939
  Taxes payable                                         4,515       32,091
                                                   ----------    ---------
     Total current liabilities                        867,297    1,046,698
                                                   ----------   ----------

Long-term debt, excluding current maturities          659,663      659,663
Capital lease obligations, less current maturities    106,769        9,439
                                                   ----------   ----------

     Total liabilities                              1,633,729    1,715,800

Shareholders' equity:
  Preferred stock, no par value, authorized
  2,000,000 shares; none issued
  Common stock, no par value, authorized
  5,000,000 shares; issued and outstanding
  3,636,285 shares                                   647,094       647,094
  Retained earnings                                1,536,005     1,566,931
                                                  ----------    ----------
     Total shareholders' equity                    2,183,099     2,214,025
                                                  ----------    ----------
                                                  $3,816,828    $3,929,825
                                                  ==========    ==========

                                  STERITEK, INC.
                                   (UNAUDITED)
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                                      Six Months Ended
                                                         December 31,
                                                   -----------------------
                                                      1998        1997
                                                   ----------   ----------
Sales                                              $3,572,799   $4,318,553

Cost of sales                                       2,244,499    2,584,422
                                                   ----------   ----------
  Gross profit                                      1,328,300    1,734,131

Selling, general and administrative expenses        1,310,873    1,245,877
                                                   ----------   ----------
Operating income                                       17,427      488,254

Interest expense                                      (48,351)     (31,948)
                                                    ----------   ----------
Income before provision for income taxes              (30,924)     456,306
                                                    ----------   ----------

Provision for income taxes:

  Provision for federal income taxes - deferred                    139,957
  Provision for state income taxes - deferred                       41,068
                                                    ---------   ----------
                                                                   181,025
                                                    ---------   ----------

Net income                                           ($30,924)    $275,281
                                                   ==========   ==========

Weighted-average number of common shares
  outstanding                                       3,636,285    4,001,285
                                                   ==========   ==========

Net income per common share                            ($0.01)       $0.07
                                                   ==========   ==========

                                  STERITEK, INC.
                                   (UNAUDITED)
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                                     Three Months Ended
                                                          December 31,
                                                   -----------------------
                                                      1998        1997
                                                   ----------   ----------
Sales                                              $1,955,165   $2,307,871

Cost of sales                                       1,126,433    1,386,487
                                                   ----------   ----------
  Gross profit                                        828,732      921,384

Selling, general and administrative expenses          678,621      624,259
                                                    ----------  ----------
Operating income                                      150,111      297,125

Interest expense                                      (30,342)     (15,927)
                                                    ----------   ----------
Income before provision for income taxes              119,769      281,198
                                                    ----------   ----------

Provision for income taxes:
  Provision for federal income taxes - deferred        25,756       92,153
  Provision for state income taxes - deferred          10,779       25,308
                                                    ----------   ----------
                                                       36,535      117,461
                                                    ----------   ----------
Net income                                            $83,234     $163,737
                                                    ==========   ==========

Weighted-average number of common shares
  outstanding                                       4,001,285    4,001,285
                                                   ===========   ==========

Net income per common share                             $0.02        $0.04
                                                   ===========   ==========


                           STERITEK, INC.
                            (UNAUDITED)
              CONSOLIDATED STATEMENTS OF CASH FLOWS
                                                      Six Months Ended
                                                         December 31,
                                                   ------------------------
                                                       1998         1997
                                                    ----------   ----------
Cash flows from operating activities:
   Net (loss) income                                  ($30,924)    $275,281
   Adjustments to reconcile net (loss) income
    to net cash provided by (used in) operating
    activities:
     Depreciation and amortization of machinery
        and equipment                                  203,651      175,257

     Changes in operating assets and liabilities:
        (Increase) decrease in trade accounts
          receivable                                  (121,314)      26,587
        Decrease (Increase) in inventories               5,126     (115,008)
        Decrease (increase) in prepaid expenses
          and other assets                              38,062       39,366
        Decrease in deferred tax asset                              181,025
        (Decrease) increase in state income
          taxes payable                                (27,576)       8,124
        (Decrease) Increase in accounts payable
          and accrued expenses                        (150,721)     153,331
                                                     ----------   ---------
  Net cash (used in) provided by operating
     activities                                        (83,696)     743,963
                                                    ----------   ----------
Cash flows from investing activities:
   Expenditures for purchase of machinery
     and equipment                                   (271,795)     (487,026)
                                                    ----------  -----------
Net cash used in investing activities                (271,795)     (487,025)
                                                    ----------   ----------
Cash flows from financing activities:
   Principal payments on long-term debt              (108,815)      (70,000)
   Principal payments on capital lease obligations     (7,711)      (64,780)
   Proceeds from bank line of credit                  100,000             0
  Borrowings on capital lease obligations             112,750
  Proceeds from officer's loan                                       50,000
                                                    ----------   ----------
Net cash provided by (used in) financing
   activities                                          96,224       (84,780)
                                                    ----------   ----------
Net (decrease) increase in cash                      (259,267)      172,158

Cash at beginning of period                           557,565       212,127
                                                    ----------   ----------

Cash at end of period                                $298,298      $384,285
                                                    =========    ==========

Supplemental disclosures of cash flow
   information:
     Interest paid                                    $48,351      $31,948
                                                   ==========   ==========


                                  STERITEK, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)

                                 December 31, 1998


1.   Basis of Presentation

     The accompanying unaudited consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions for Form 10-Q and Rule 10-01 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting only of normally recurring accruals) considered necessary for a fair presentation have been included. Operating results for the six month period ended December 31, 1998 are not necessarily indicative of the results that may be expected for the year ending June 30, 1999. For further information, refer to the consolidated financial statements and footnotes thereto included in the Company's Form 10-K for the year ended June 30, 1998.

                   STERITEK, INC. AND SUBSIDIARY

                    MANAGEMENT'S DISCUSSION AND
                ANALYSIS OF FINANCIAL CONDITION AND
                      RESULTS OF OPERATIONS

Six Months Ended December 31, 1998 as Compared to the Six Months
Ended December 31, 1997

     Revenues for the six months ended December 31, 1998 decreased to $3,572,799 from $4,318,553 for the same period in 1997. Revenues for the six months ended December 31, 1998 reflect a decreased level of activity in the Company's contract packaging business. December 31, 1998 revenues included approximately: (i) $3,066,531 from contract packaging, as compared to $3,933,740 for the same period in 1997;
and (ii) $506,268 from the Physicians Fax Network, as compared to $384,813 for the same period in 1997. The Company has continued to aggressively market its contract packaging business.

     The Company's cost of sales represented 62.8% of sales (or $2,244,499) for the six months ended December 31, 1998, as compared to 59.8% of sales (or $2,584,422) for the six months ended December 31, 1997. The increase in cost of sales, as a percent of sales, is a result of the change in the mix of the products packaged by the Company during the respective periods.

     Selling, general and administrative expenses ("SG&A") for the six months ended December 31, 1998 was 36.7% of sales (or $1,310,873), as compared to 28.9% of sales (or $1,245,877) for the six months ended December 31, 1997. SG&A, in dollar terms, remained relatively constant during the two periods being compared.

     The Company earned an operating profit for the six months ended December 31, 1998 in the amount of $17,427 (or 0.05% of sales), as compared to $488,254 (or 11.3% of sales) for the six months ended December 31, 1997. The lower profit for the current period is principally attributable to the lower level of sales.

     There were no other material changes in the results of operations in the Company's business.

     Health care packaging services are typically provided by the Company to its customers on an "as-needed" (purchase order-by-purchase order) basis, and not pursuant to a long-term contract. Because of the nature of the contract packaging business, the Company's operating results can vary significantly from period to period.

Three Months Ended December 31, 1998 as Compared to the Three Months Ended December 31, 1997

     Revenues for the three months ended December 31, 1998 were $1,955,165 as compared to $2,307,871 for the same period in 1997. Revenues for the three months ended December 31, 1998 included approximately $1,790,318 from contract packaging and $264,847 from the Physicians Fax Network. For the three months ended December 31, 1997, the Company derived approximately $2,071,613 in revenues from contract packaging and $236,258 from the Physicians Fax Network.

     The Company's cost of sales were $1,126,433 (or 57.6% of sales) for the three months ended December 31, 1998 as compared to $1,386,487 (or 60.0% of sales) for the three months ended December 31, 1997. The decrease in cost of sales, as a percent of sales, is a result of the change in the mix of the products packaged by the Company during the respective periods.

     Selling, general and administrative expenses ("SG&A") for the three months ended December 31, 1998 was $678,621 (or 34.7% of sales) as compared to $624,259 (or 27.0% of sales) for the three months ended December 31, 1997. SG&A, in dollar terms, remained relatively constant between the two periods.

     Operating income for the three months ended December 31, 1998 was $150,111 (or 7.7% of sales), as compared to income of $297,125 (or 12.9% of sales) for the three months ended December 31, 1997. The decrease in operating income is principally attributable to the lower revenues for the period ended December 31, 1998.

     There were no other material changes in the results of operations in the Company's business.

Liquidity and Capital Resources

     The Company's working capital on June 30, 1998 was $1,242,944, as compared to working capital of $1,241,204 on December 31, 1998.
Working capital remained relatively constant during the periods compared.

     On March 12, 1998, the Company executed a Note with the Bank of New York in the amount of $785,000, payable over four years at a fixed interest rate of 8.09%. The Note was issued to provide working capital and to refinance a loan on June 17, 1997, in the amount of $700,000 from the Bank of New York, payable monthly until June 17, 2002, at prime plus 1%. The proceeds of the June 17, 1997 borrowing were used to retire prior indebtedness of the Company and to provide working capital for operations. On April 13, 1998, the Company executed an additional Note with the Bank of New York in the amount of $146,000, payable over three years at a fixed interest rate of 8.09%. The Note was issued to provide working capital to the Company.

    On March 12, 1998, the Company obtained a line of credit from the Bank of New York in the amount of $250,000, at prime plus 1/2%.
The Company has drawn $100,000 on this line of credit as of December 31, 1998.

     The Company believes that, for the twelve months following the date hereof, funding for anticipated operations and capital needs will come from existing working capital and anticipated future operations. The Company has no material commitments or capital expenditures planned outside of the ordinary course of business. For periods in beyond the twelve months following the date hereof, the Company expects to continue to fund its anticipated operations and capital needs from working capital and draws on its line of credit. The Company has approximately $150,000 available under its line of credit. In addition, the Company expects that it will be able to finance certain of its future machinery and equipment needs through lease arrangements.

Year 2000 Disclosure

     The "year 2000" problem arises because many computer programs use only the last two digits to refer to a year. These programs do not properly distinguish a year that begins with "20" from a year that begins with "19". If not corrected, these programs may fail or create erroneous results. The extent of the potential impact from this problem is not yet known.

    The Company has evaluated internally its software systems and machinery and equipment for "year 2000" readiness. The Company's information technology systems consist principally of personal computers and related software systems. The Company's principal automated packaging machinery and equipment does not contain date sensitive features. The Company believes that such systems, machinery and equipment are year 2000 compliant and that it will not be materially adversely affected by year 2000 issues. The Company has undertaken to survey its vendors to ensure that they are also year 2000 compliant. The Company has not yet completed this survey. The costs incurred by the Company on year 2000 issues has not been material and is not expected to be material in the future. Because of the nature of the Company's business, the Company does not believe that it faces significant risks as a result of the year 2000 problem. The Company views its principal risks as those arising from its contracting parties (for example, banks, service providers and customers), being unable to process financial transactions. The Company does not have a contingency plan.

Item 3.   Quantitative and Qualitative Disclosures About Market Risk.

     The Company has no market risk sensitive instruments. The amounts included in the balance sheets for cash and cash equivalents, accounts receivable, prepaid expenses and other assets, and accounts payable and accrued expenses approximated fair value due to the short term nature of these instruments. The carrying amount of long term debt and capital lease obligations approximate fair value based on borrowing rates currently available to the Company.

                   PART II -- OTHER INFORMATION

Item 1.  Legal Proceedings.

     None.

Item 2.  Changes in Securities.

     None.

Item 3.  Defaults Upon Senior Securities.

     None.

Item 4.  Submission of Matters to a Vote of Security Holders.

     None.

Item 5.  Other Information.

     None.

Item 6.  Exhibits and Reports on Form 8-K.

     (a)  Exhibits

On December 17, 1998, the Company filed a report on Form 8-K to report that it had entered into an Agreement and Plan of Merger, as of December 4, 1998, with respect to the merger of the Company with and into a subsidiary of Quality Packaging Specialists, Inc.

                  STERITEK, INC. AND SUBSIDIARY

                            SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                Steritek, Inc.


                              By/s/ James K. Wozniak


                                James K. Wozniak, Vice President,
                                 Chief Financial Officer and
                                 Secretary (principal financial
                                 and accounting officer)

Date: March 31, 1999